As filed with the Securities and Exchange Commission on June 26, 2023

Registration No. 333-268711

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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AMENDMENT NO. 5
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
(Exact Name of Registrant as Specified in its Charter)

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British Virgin Islands	7841	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

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LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
Business Center 1, M Floor
The Meydan Hotel
Nad Al Sheba, Dubai, UAE
Tel: (284)494-2810

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CCS Global Solutions, Inc.
530 Seventh Avenue, Suite 508
New York, NY 10018
Tel: +1-315-9304588

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Copy to:

M. Ali Panjwani, Esq.
Pryor Cashman LLP
7 Times Square
New York, NY 10036
Tel: (212) 421-4100

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this
Registration Statement becomes effective.

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement is filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 26, 2023

20,911,474 Common Shares

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.

This prospectus relates to the offer and sale by Walleye Opportunities Master Fund Ltd. (the “selling shareholder”) from time to time of up to an aggregate 20,911,474 of our common shares. Under the Registration Rights Agreement (as defined herein), we are required to register for resale the sum of (i) 19,157,088 common shares, being the number of common shares issuable upon conversion of the Convertible Notes (as defined herein) based on a conversion price of $0.174 and (ii) 1,754,386 common shares, being the number of common shares issuable upon exercise of the Warrants (as defined herein).

The Convertible Notes have an initial conversion price of $1.044 per common share and the Warrants have an initial exercise price of $0.957 per common share. The conversion price of the Convertible Notes and the exercise price of the Warrants are subject to change (see “Description of Private Placement”). The holder of Convertible Notes has the option, at any time and for any amount of such Convertible Notes, to convert Convertible Notes at an Alternative Conversion Price that is the lower of the conversion price in effect, or at a 90% discount to the then-volume weighted average price (“VWAP”) of our common shares, but in no event less than the conversion floor price of $0.174. Pursuant to the terms of the Warrants, the exercise price of the Warrants will not be subject to adjustment if the Alternate Conversion Price of the Convertible Notes is lower than the exercise price of the Warrants. In light of the fact that the Alternative Conversion Price can be 90% of the then-market price of our VWAP, the Convertible Notes are considered “Future Priced Securities” under Nasdaq rules that relate to the continued listing qualification of companies. We will not receive any of the proceeds from the sale by the selling shareholder of the common shares, although we will receive the exercise price of any Warrants not exercised by the selling shareholder on a cashless exercise basis. Any proceeds received by us from the exercise of the Warrants will be used for general corporate purposes. We will bear all fees and expenses incident to our obligation to register the offer and sale of the common shares.

The selling shareholder may offer our common shares from time to time in a number of different methods and at varying prices. For more information on possible methods of offer and sale by the selling shareholder, please see the section entitled “Plan of Distribution” beginning on page 36 of this prospectus. Our shareholders may experience significant dilution as a result of our issuance of common shares pursuant to the Convertible Notes and Warrants (see “Risk Factors” for more information).

Our common shares are listed for trading on the Nasdaq Capital Market (“Nasdaq”), under the symbol “LYT”. On June 23, 2023, the closing sale price of our common shares as reported by Nasdaq was $0.4600.

We are an “emerging growth company” and a “foreign private issuer” under applicable Securities and Exchange Commission rules, and will be subject to reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer”.

You should rely only on the information contained herein or incorporated by reference in this prospectus. Neither we nor any selling shareholder have authorized any other person to provide you with different information.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of the British Virgin Islands, and that a substantial portion of the assets of the Company and many of our directors and executive officers are located outside the United States.

Our business and an investment in our common shares involve significant risks. These risks are described under the caption “Risk Factors” beginning on page 11 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2023

You should rely only on the information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither we, nor the selling shareholder have authorized anyone to provide you with different information, and neither we nor the selling shareholder take responsibility for any other information others may give you. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or any free writing prospectus, as the case may be, or any sale of common shares in our company.

For investors outside the United States:    Neither we, nor the selling shareholder, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common shares and the distribution of this prospectus outside the United States.

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About this Prospectus

This prospectus relates to the offer and sale by Walleye Opportunities Master Fund Ltd from time to time, of common shares issuable upon conversion of the Convertible Notes and common shares issuable upon the exercise of the Warrants. We are not selling any common shares under this prospectus, and we will not receive any proceeds from the sale of common shares offered hereby by the selling shareholder, although we will receive the exercise price of any Warrants not exercised by the selling shareholder on a cashless exercise basis. Any proceeds received by us from the exercise of the Warrants will be used for general corporate purposes.

The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC, and the documents incorporated by reference herein before making your investment decision. You should rely only on the information provided in this prospectus and the documents incorporated by reference herein or any amendment thereto. In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information: Incorporation by Reference.” Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

Notes on Prospectus Presentation

We present our financial statements in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”). None of the financial statements incorporated by reference into this prospectus were prepared in accordance with generally accepted accounting principles in the United States.

Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them. Certain market data and other statistical information contained in this prospectus is based on information from independent industry organizations, publications, surveys and forecasts. Some market data and statistical information contained in this prospectus are also based on management’s estimates and calculations, which are derived from our review and interpretation of the independent sources listed above, our internal research and our knowledge of the Indian information technology industry. While we believe such information is reliable, we have not independently verified any third-party information and our internal data has not been verified by any independent source.

Except where the context otherwise requires and for purposes of this prospectus only:

•        Depending on the context, the terms “we,” “us,” “our company,” and “our” refer to Lytus Technologies Holdings PTV. Ltd., BVI company, and its consolidated subsidiaries:

•        “Lytus India” refers to Lytus Technologies Private Limited, our wholly-owned subsidiary in India.

•        “common shares” refer to our common shares, $0.01 par value per share.

•        all references to “Rs.” or “Rupee” are to the legal currency of India, and all references to “USD,” “$”, “US$” and “U.S. dollars” are to the legal currency of the United States.

•        a “crore” denotes ten million.

Unless otherwise noted, all currency figures in this filing are in U.S. dollars.

This prospectus contains translations of certain Indian rupee amounts into U.S. dollar amounts at a specified rate solely for the convenience of the reader. Unless otherwise noted, we have translated profit and loss items at an average rate of Rs. 74.40 for the year ended March 31, 2022 and Rs. 74.17 for the year ended March 31, 2021. For balance sheet items, we have translated at a closing rate of Rs. 75.91 as of March 31, 2022 and Rs. 73.20 as of March 31, 2021. Unless otherwise noted, we have translated profit and loss items at an average rate of Rs.78.90 for the 6 months ended September 30, 2022, and Rs.73.76 for the 6 months ended September 30, 2021. For balance sheet items, we have translated at a closing rate of Rs.81.63 for the 6 months ended September 30, 2022. We have stated equity accounts at their historical rates. We make no representation that the Indian rupee amounts or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Indian rupee amounts, as the case may be, at any particular rate or at all. Any discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

Our officers, directors, and 5% or greater shareholders in the aggregate, beneficially own approximately 84.90% of our outstanding common shares. Specifically, Dharmesh Pandya, our chief executive officer and director, in the aggregate, beneficially owns 75.80% of our outstanding common shares, which allows him to exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions. As a result, our officers, directors, and 5% or greater shareholders will possess substantial ability to impact our management and affairs and the outcome of matters submitted to shareholders for approval. This concentration of ownership and voting power may also discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their common shares as part of a sale of our company and might reduce the price of our common shares. These actions may be taken even if they are opposed by our other shareholders, including those who purchase common shares in this offering. See “Risk Factors”.

Risk Factor Summary

Our business is subject to numerous risks and uncertainties, including those described in “Risk Factors” in this prospectus. You should carefully consider these risks and uncertainties when investing in our common shares. Some of the principal risks and uncertainties include the following:

•        Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses doubt about our ability to continue as a “going concern”;

•        Given the nature of the markets in which we operate, our revenues and expenses are difficult to predict, which increases the likelihood that our results could fall below the expectations of investors and market analysts, which could cause the market price of our common shares to decline;

•        Defects or malfunctions in our platform could hurt our reputation, sales, and profitability;

•        Our eight million user base calculation is based assumptions that may not be accurate;

•        Software failures, breakdowns in the operations of our servers and communications systems or the failure to implement system enhancements could harm our business;

•        We face risks related to the storage of customers’ and their end users’ confidential and proprietary information;

•        Our platform may never become sufficiently successful;

•        We may not obtain or be able to adequately protect our intellectual property rights;

•        An economic slowdown or factors that affect the economic health of the United States, India or these industries may adversely affect our business;

•        Liability issues are inherent to the healthcare industry and insurance is expensive and difficult to obtain;

•        If we fail to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence;

•        We will need to increase the size of our organization and may experience difficulties in managing growth;

•        We depend and will continue to depend on key existing and future personnel;

•        We rely on information technology to operate our business and maintain our competitiveness, and any failure to adapt to technological developments or industry trends could harm our business;

•        We operate in a highly competitive industry;

•        Our product testing and operations up to this point are limited;

•        Our success depends on our ability to recruit and retain experienced therapists;

•        We rely on third-party systems and service providers, and any disruption or adverse change in their businesses could have a material adverse effect on our business;

•        We rely on the value of our brand, and any failure to maintain or enhance consumer awareness of our brand could have a material adverse effect on our business, financial condition and results of operations;

•        We may not be successful in implementing our growth strategies, pursuing strategic partnerships, acquisitions and investments, and future partnerships, acquisitions and investments may not bring us anticipated benefits;

•        If we are unable to continue to identify and exploit new market opportunities, our future revenues may decline;

•        Difficult market conditions, economic conditions and geopolitical uncertainties could adversely affect our business by negatively impacting our future revenues in the markets in which we offer services;

•        Changing laws, rules and regulations and legal uncertainties, including adverse application of tax laws and regulations, may adversely affect our business and financial performance;

•        Infrastructure in India may not be upgraded in order to support higher internet penetration, which may require additional investments by and expenses for us;

•        Our results of operations are subject to fluctuations in currency exchange rates;

•        We may not be able to obtain additional financing on terms that are acceptable or at all, which could prevent us from developing or enhancing our business, taking advantage of future opportunities or responding to competitive pressure or unanticipated requirements;

•        Any significant disruption in service on our platform or in our computer systems, or any technology failures experienced while developing and enhancing our software could prevent us from using our platform, reduce the attractiveness of our platform or result in a loss of borrowers or investors;

•        An inability to adapt our business effectively to keep pace with a rapidly evolving business environment could have a material adverse effect on our business, financial condition and results of operations;

•        We are a “controlled company” within the meaning of the NASDAQ Stock Market Rules; as a result, may rely on exemptions that provide fewer protection to shareholders compared to other companies;

•        We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations;

•        Our platform and internal systems rely on software that is highly technical, and if it contains undetected errors, our business could be adversely affected.

•        Our business is dependent on our ability to maintain relationships with our business partners and other third parties, and we are subject to risks associated with our business partners and other third parties;

•        We do not plan to pay dividends in the foreseeable future;

•        A substantial portion of our business and operations are located in India and we are subject to regulatory, economic, social and political uncertainties in India;

•        A slowdown in economic growth in India could cause our business to suffer;

•        The economy in India is susceptible to events such as terrorist attacks, other acts of violence, natural disasters or pandemics, which may result in a reduction in online transaction volumes impacting our business profitability;

•        Restrictions on foreign investment in India may prevent us from making future acquisitions or investments in India, which may adversely affect our results of operations, financial condition and financial performance;

•        Our business and activities are regulated by The Competition Act, 2002;

•        Our common shares were only recently listed on The Nasdaq Capital Market and there can be no assurance that we will be able to comply with The Nasdaq Capital Market’s continued listing standards;

•        As a result of being a “foreign private issuer,” we may not provide you with the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult to evaluate our performance and prospects;

•        Our officers, directors and principal shareholders own a significant percentage of our common shares and will be able to exert significant control over matters subject to shareholder approval;

•        The increased costs, regulations and management time resulting from being a newly public company could lower our profits or make it more difficult to run our business;

•        The market price of our securities may be volatile, which could cause the value of your investment to decline;

•        Dilution may result from the issuance of common shares underlying the Convertible Notes under the Alternate Conversion Price, which provides for the conversion of the Convertible Notes at a discount to the market price at the time of conversion;

•        Future sales, or the perception of future sales, by us or our existing shareholders in the public market could cause the market price for our common shares to decline;

•        As the rights of shareholders under BVI law differ from those under U.S. law, you may have fewer protections as a shareholder;

•        BVI companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests;

•        The laws of the BVI may provide less protection for minority shareholders than those under U.S. law, so minority shareholders may have less recourse than they would under U.S. law;

•        As a company incorporated in the British Virgin Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that may afford less protection to shareholders than they would enjoy if we complied fully with the NASDAQ Stock Market corporate governance listing standards;

•        We may be or may become a passive foreign investment company, or PFIC, which could result in adverse U.S. tax consequences to U.S. investors;

•        The reduced disclosure requirements applicable to “emerging growth companies” may make our common shares less attractive to investors.

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PROSPECTUS SUMMARY

This summary highlights information that we present more fully in the rest of this prospectus. This summary does not contain all of the information you should consider before buying common shares in this offering. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could,” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. You should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to those statements.

Our Company

We are a growing platform services company and currently have more than eight million active users located all across India.1 Our business model consists primarily of (a) distribution of linear content streaming/telecasting services and (b) development of technology products, namely, telemedicine. On the basis of approximately 1.9 million subscriber connections, we have subscriber strength of more than eight million active customers. As per the Michael Bauer Research Report2, the average households’ size in India was 4.6 people per household, as of the most recent report in 2019.

The Lytus platform provides our customers with a one-stop site with the access to all of the services provided by us. We believe our strong customer service, access to an extensive fiber optic network infrastructure, and significant market presence position us as a service provider of choice and provide us with an advantage to offer our online products. Our business model is based on shared core competencies and capabilities, with our subscriber base as our biggest asset. We intend to benefit from India’s e-commerce boom and the recent tele-medicine regulation through our acquisition of Global Health Sciences, Inc. (“GHSI”) and Lytus Technologies Inc. (“Lytus Health”). Presently, the management of Lytus is making the key decisions regarding Lytus Health; however, going forward, we will hire experienced personnel in the telemedicine field in the United States, which we believe will help us create a profitable and sustainable business model with rapid growth prospects. As approved by the Company’s Board of Directors (the “Board”) on February 27, 2023, we will deconsolidate GHSI from our Consolidated financial statements with effect from March 1, 2023. The business of telemedicine in USA shall be reformatted in Lytus Health. Further, on 18 June 2022, the Company agreed to acquire shares of Lytus Health, however, the said transfer was pending due to fiscal and legal diligence, which, on February 27, 2023, the Board approved the fiscal integration and control of Lytus Health with the Company, with effect from January 1, 2023. The Company acquired 1,000 common shares of Lytus Health from our Chief Executive Officer, Dharmesh Pandya, for an aggregate price of $1,000 ($1 per share). As of March 31, 2023, the owns 100% of the outstanding equity of Lytus Health. Lytus Health is incorporated in Delaware and has no operations at present. Through the Company’s deconsolidation of GHSI and acquisition of Lytus Health, the Company has made its structure more efficient, both operationally and from a cost perspective.

We have scaled and intend to continue to scale our platform through the pursuit of selective acquisitions. We believe our acquisitions of subscribers from Lytus India have expanded our distribution capabilities and broadened our service offerings. We have aggregated customers from several service providers and other businesses by bring them on to the Lytus platform. We provide services to our customers through access to a network of 25,000 kilometers of deployed fiber and broadband infrastructure in accordance with our service agreement with our partner. Since our inception we have consistently expanded our network capabilities and offerings while growing our customer base.

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1        Calculation based upon approximately 1.9 million paid home subscribers which based on industry standards translates to more than 8 million viewers on an average of 4.6 viewers per household in India. Source: United Nations, Department of Economic and Social Affairs, Population Division (2021) — Database on Household Size and Composition 2021. Available: https://population.un.org/Household/index.html#/countries/356

2        https://www.arcgis.com/home/item.html?id=6cf22970ea8c4b338a196879397a76e4

We are focused on consolidating our subscriber base for future technology services, such as telemedicine and healthcare services. The technology services will be provided through our proprietary unified technology platform. Presently, we provide streaming and internet services through our platform. We are simultaneously working to strengthen its platform services, including advancing its platform with the state-of-art technology.

Streaming and Telecast

Lytus India provides technology enabled customer services, which includes streaming and content services. The present software is being further upgraded to support the unified and integrated platform through which it shall provide multi-dimensional services such as MedTech IOT (IOT refers to the Internet of Things).

In India the regulation does not differentiate between telecasting and streaming as long as the streaming is done in IPTV format. Lytus has the expertise and has plans to offer additional value added services such as MedTech IOT, by upgrading the existing cable networks. The upgrade primarily consists of deploying FTTH GPON and changing the existing STB/CPE.

Along with a strong India focus, we plan to grow our international presence in regions such as Africa, Indonesia, UK, and the United States.

Telemedicine

GHSI was formed in 2020 and had no business operations prior to our acquisition. On October 30, 2020, we entered into a share purchase agreement to acquire 75% of the equity interest in GHSI. After the completion of acquisition, the GHSI management team was brought in and integrated with our previous management. We also acquired contracts from GHSI that we believe are important to our business. GHSI’s telemedicine service aims to provide management and technology solutions to hospital networks, university medical schools, physician networks and individual practices in the United States Its proprietary delivery platform uses digital communication technologies using medical monitoring devices, video capabilities and data capture methodologies. The platform also uses AI Ecosystem Assets including Conversational Computing, Intelligent Robotic Process Automation (iRPA), and Machine Learning (ML). This platform is currently rolled out in New Jersey, Illinois, Florida and Texas with approximately 125 medical physicians using our system for approximately 3,000 users via hospital and clinic networks. However, this business’ revenue has substantially decreased as a result of technological hurdles from an OEM. In response to this decrease, we plan to develop a proprietary software for our telemedicine business in India and the United States. If such development is unsuccessful, we plan to look into acquiring a telemedicine software company based in India. As approved by the Board on February 27, 2023, we will deconsolidate GHSI from our consolidated financial statements with effect from March 1, 2023. The business of telemedicine in USA shall be reformatted in Lytus Health. Further, the transfer of shares of Lytus Health was pending, the Board on February 27, 2023 has approved the acquisition of shares of Lytus Health with effect from January 1, 2023 at cost/at par to its face value. On January 1, 2023, the Company acquired 1,000 common shares of Lytus Health from our Chief Executive Officer, Dharmesh Pandya, for an aggregate price of $1,000 ($1 per share). As of March 31, 2023, the owns 100% of the outstanding equity of Lytus Health. Lytus Health is incorporated in Delaware and has no operations at present.

Our Lytus Health business intends to focus on remote patient monitoring devices. We expect that these devices installed at the homes of the patients of participating physicians practices will be sourced from various HIPAA and FDA compliant vendors and will have the monitoring and reporting software pre-installed in them. Lytus Health currently has not developed any proprietary software that is deployed with patients in the United States.

We also expect Lytus Health’s business to focus on artificial intelligence, machine learning, and other capabilities that we believe are required to efficiently run a telemedicine business in United States and India.

Through the Company’s deconsolidation of GHSI and acquisition of Lytus Health, the Company has made its structure more efficient, both operationally and from a cost perspective.

In India, Lytus’ telemedicine business, through Lytus India, has commenced repurposing its existing Local Cable Operator Network infrastructure to set up local health centers and diagnostic centers (“LHCs”). We expect there to be one dedicated LHC for every 5,000 customers and each LHC will be staffed with trained healthcare professionals. LHCs will support customers with additional patient services that cannot be remotely provided through devices. Typical services provided at LHCs will include ECGs, blood and urine testing, ultrasound scans, among others. We expect the LHC network to act as an important link between patients, doctors and supporting hospital partners for better integration. We also intend to leverage the LHC network for pharmaceutical delivery.

Our telemedicine service in India operates under a different model than our telemedicine model in the United States. The technology platform used to book doctor appointments and video conference with doctors collects data and then connects the patient to a team of physicians which provide the medical consulting service. The technology platform used by our India telemedicine business is proprietary and developed by Lytus India, whereas the technology platform used by our United States telemedicine business is licensed from third parties.

Recent Developments

Private Placement of Convertible Notes and Warrants

On November 9, 2022, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with a certain accredited investor as purchaser (the “Investor”). Pursuant to the Securities Purchase Agreement, we sold, and the Investor purchased, $3,333,333.33 in principal amount of unsecured senior convertible notes (the “Convertible Notes”) and warrants (the “Warrants”).

The Convertible Notes were issued with a conversion price at a 20% premium to the most recent closing price, an original issue discount of 10%, do not bear interest, and mature twelve months from the date of issuance. The Convertible Notes are convertible into our common shares, par value $0.01 per share (“Common Shares”), at a conversion price per share of $1.044, subject to adjustment under certain circumstances described in the Convertible Notes.

The Warrants are exercisable for five years to purchase an aggregate of up to 1,754,386 Common Shares at an exercise price of $0.957, subject to adjustment under certain circumstances described in the Warrants. The holder of Convertible Notes has the option, at any time and for any amount of such Convertible Notes, to convert Convertible Notes at an Alternative Conversion Price that is the lower of the conversion price in effect, or at a 90% discount to the then-VWAP of our common shares, but in no event less than the conversion floor price of $0.174. Pursuant to the terms of the Warrants, the exercise price of the Warrants will not be subject to adjustment if the Alternate Conversion Price of the Convertible Notes is lower than the exercise price of the Warrants. In light of the fact that the Alternative Conversion Price can be 90% of the then-market price of our VWAP, the Convertible Notes are considered “Future Priced Securities” under Nasdaq rules that relate to the continued listing qualification of companies.

In connection with the issuance of the Convertible Notes and Warrants, we granted certain registration rights to the selling shareholder requiring us to register the underlying common shares. See “Description of Private Placement”.

Reachnet

We have established a strong customer base and obtained significant market share through our acquisition of the customers of Reachnet Cable Services Pvt. Ltd. (“Reachnet”), a long-standing cable services company in India. Reachnet is a licensed Multi System Operator (MSO) in the business of telecasting/streaming of broadcast channels (both owned as well as redistributed) to subscribers for a subscription charge depending upon the services and content chosen by the subscriber. Reachnet also owns and operates fiber optic cable networks with offices across the country in various major cities. These networks are used by Reachnet to offer its services to Lytus India’s subscribers. Reachnet also offers its cable network along with management personnel and subscriber management services to third party service providers for a fee. It has an extensive infrastructure and logistic set-up in various cities for provision of telecasting/streaming services to their erstwhile subscribers. We previously acquired all of the customers of Reachnet, who are primarily located in the following metros in India: Mumbai, Hyderabad, Calcutta, New Delhi and Allahabad, although the transition of such customers to our platform and the implementation of subscriber revenue system was not completed. We are not bound to use Reachnet as a service provider for streaming services, and have the ability to enter into agreements with other service providers for the provision for streaming services to our subscribers at any time.

Under the terms of the original customer acquisition agreement (the “Customer Acquisition Agreement”) between Reachnet and Lytus India dated June 20, 2019, approximately 1.9 million customers were to belong to Lytus India. These customers were not and were not intended to be Reachnet’s customers for internet access or services, except for services to be provided for telecasting/streaming, which would be provided by Reachnet with our permission. Reachnet had no ownership rights over these customers and all telecast services provided by Reachnet on our behalf, were in the capacity of a third party independent service provider. The arrangement between Lytus India and Reachnet mandated that Reachnet, as a third-party service provider, maintain the infrastructure required to continue telecast services to the customers, for which it was to paid 61% revenue collected from the provision of telecast services. All the services (including the internet service) are, as a matter of fact and in law, provided by us to our subscribers.

Revenue generated upon launch of the telemedicine, OTT and other services in India will belong to us.

Lytus’ customers will be able to access the OTT services at an additional cost in the following ways:

1.      Through an app installed on the Set Top Box in the customer’s home which also provide telecast services.

2.      Through a web portal using either a computer or tablet.

3.      Through apps downloaded from the iOS and or Android store.

The agreement provided that we acquire the subscribers of Reachnet under the condition that we have control and unconditional entitlement rights over the revenues generated from or related to these subscribers.

We maintain and continue to maintain 100% control of and 100% entitlement rights over the revenues accruing to us from our subscribers. Reachnet has no control, ownership or entitlement rights over revenue generated from our subscribers.

The service agreement entered into with Reachnet, obligated Reachnet to retain its infrastructure to provide streaming/telecast services and provide such services to our subscribers on an on-going basis without disruption or interruption, under our control, management and supervision. The service charge for providing these services is determined at arm’s length. According to local industry practice, the average industry EBITDA for cable service companies in India is approximately 57% of total streaming revenues.

On December 10, 2020, we engaged an independent third-party reviewer/consultant to carry out a routine systems audit of Reachnet’s operations before completing final payments under the Customer Acquisition Agreement. On February 5, 2021, Lytus India and Reachnet entered into the Third Supplemental Agreement to the Customer Acquisition Agreement, pursuant to which the parties agreed to settle, on a good faith basis, payments due under the Customer Acquisition Agreement upon completion of the third party’s systems and operational review of Reachnet and its subscribers.

The independent review commenced on April 1, 2021, and was interrupted on account of COVID-19-related nationwide lockdowns that were implemented in different states intermittently through January 2022. While a substantial portion of the audit was completed, resource scheduling delays on account of COVID-19-related quarantine restrictions on third-party reviewer staff caused certain portions of the review to remain incomplete. With relaxation of the lockdown restrictions effective February 1, 2022, the final phase of the review was completed on April 28, 2022, and a report on the findings (the “Reachnet Report”) was provided to us on April 28, 2022.

The Reachnet Report:

•        Confirmed and verified the physical veracity and operational functionality of the Nationwide Subscriber Management Systems currently deployed by Reachnet and the accuracy of Reachnet’s periodic reporting of data to relevant management teams;

•        Confirmed and verified the operational metrics of the headend/broadcasting equipment that is used by Reachnet in all of the major metros in Maharashtra; and

•        Verified the following as accurate: in the States of West Bengal, Andhra Pradesh, Kerala, Haryana, New Delhi (National Capital Region) and rural parts of Maharashtra and Karnataka:

•        the location and functionality of overhead fiber in each of these regions;

•        the location and functionality of underground fiber in each of these regions;

•        the functionality of all nodes in smaller metros where Reachnet has its offices;

•        the technology redundancy review of protocols of all servers, including aging and expected timelines for renewal of equipment in each of these regions;

•        the lists of final active customers in each of these regions; and

•        the local cable office resources of Reachnet in each of these regions.

The Board discussed the Reachnet matter at its previous meeting on July 27, 2022. The third-party reviewer/consultant observed that the current Reachnet network requires significant additional investment to maintain and grow the cable subscribers, to match Lytus’s business plan. Accordingly, on October 5, 2022, the Board directed the management team to appoint an engineer to provide a technology readiness report and the corresponding estimate of the funding for additional investment that would be required (the “Readiness Report”). The engineer was appointed on October 11, 2022 to conduct the Readiness Report. The Readiness Report estimated that approximately $18 million in additional investment would be required to upgrade the infrastructure assets, and an additional investment of $4 million would be required to maintain and sustain the optimum levels of infrastructure assets, meaning that approximately an additional $22 million over the next two years, in addition to the financial commitment of $58.29 million to Reachnet, would be required. On November 22, 2022, the management team determined that this additional investment made the project unviable and therefore recommended to the Board to instead modify the arrangement. If the Customer Acquisition Agreement, as modified to that point, had been settled, the net financial cost would have been, as of September 30, 2022, as follows:

Particulars	As of September 30, 2022
Net receivable from Reachnet	$54,343,241
Customer acquisition payable to Reachnet, current portion	$(27,104,338)
Customer acquisition payable to Reachnet, non-current portion	$(27,104,338)
Total Customer acquisition payable to Reachnet	$(54,208,676)
Net Financial Costs	$134,565

In addition to the above net financial costs vis-a-vis Reachnet, the Company would be required to incur capital expenditure of $22 million to maintain and sustain the optimum levels of infrastructure assets. Further, on an ongoing basis, we would invoice to the subscribers directly, however, the Company would not have requisite control over the operating assets and infrastructure relating to subscribers and customer service.

During the period between December 11, 2022 and January 17, 2022, the management team discussed its analysis of the Readiness Report with the Board, and on January 17, 2022, the Board determined it to be in the best interest of the Company to modify the arrangement with Reachnet and approved the modification agreement and the assignment agreement, as required.

On December 11, 2022, we entered into, and on January 17, 2023, the Board approved the minutes regarding, a Modification Agreement (the “Modification Agreement”) by and between us and Reachnet, which Modification Agreement modifies the Customer Acquisition Agreement, as subsequently amended. Pursuant to the Modification Agreement, we and Reachnet have agreed that we will acquire 901 thousand subscribers from Sri Sai, a proposed subsidiary of Reachnet1 (see further discussion below) as well as Sri Sai’s core business assets that are needed to serve those 901 thousand subscribers. The original customer acquisition agreement between us and Reachnet provided that we would acquire approximately 1.9 million of Reachnet’s customers for $58.29 million; under the Modification Agreement, we will instead acquire 901 thousand of Reachnet’s customers from Sri Sai for consideration of $11.5 million. The Modification Agreement also provided for the transfer of desired subscribers and core assets by way of assignment agreement in favor of the Company.

In connection with the Modification Agreement, on December 12, 2022, we and Reachnet entered into, and on January 17, 2023 the Board approved the minutes regarding, a Deed of Assignment (the “Deed of Assignment”), pursuant to which Reachnet assigned its interest in the Agreement for Acquisition dated August 11, 2022, by and between Reachnet and Sri Sai Cable and Broad Band Private Limited, an entity that was proposed to be a subsidiary of Reachnet pursuant to the Agreement for Acquisition (“Sri Sai” and such agreement, the “Sri Sai Agreement”), to us. Pursuant to such Deed of Assignment, as modified, we have been assigned 901 thousand subscribers and the right to a 51% equity interest in Sri Sai. Pursuant to the Agreement for Acquisition, Reachnet made payment of $1 million (out of $2.5 million) to shareholders of Sri Sai, in return for 51% shareholding of Sri Sai (with 2% of the shares being held in escrow for Indian regulation purposes). However, the Sri Sai shares were not transferred to Reachnet because Reachnet was not eligible to receive the shares of Sri Sai until it paid the consideration in full.

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1        On August 11, 2022, Reachnet executed Agreement for Acquisition with Shareholders of Sri Sai wherein Reachnet has made payment of INR 50 million to the shareholders of Sri Sai as part payment. Upon payment of full consideration, Reachnet would have acquired 51% shareholding of Sri Sai and Sri Sai would have become subsidiary of Reachnet. Prior to actual payment of full consideration, Reachnet assigned its interest to Lytus India under Deed of Assignment agreement dated December 12, 2022. Therefore, the company management believes that it has acquired 51% shareholding of Sri Sai, a proposed subsidiary of Reachnet.

Pursuant to the Deed of Assignment, we have assumed Reachnet’s payment obligations under the Sri Sai Agreement, which total $10 million, consisting of:

•        $1 million, which has been paid to the shareholders of Sri Sai by Reachnet and is credited to Lytus India, as partial payment for the 51% equity interest in Sri Sai;

•        $1.5 million, which was payable on or before January 31, 2023 to the shareholders of Sri Sai, for the remaining amount due to such shareholders, in consideration for our 51% equity interest in Sri Sai. The Company made this payment on March 31, 2023 in accordance with the Share Purchase Agreement with shareholders of Sri Sai; and

•        $7.5 million, which is payable, in accordance with the terms of the Sri Sai Agreement, as capital infusion for capital expenditures, in the form of convertible debentures to be issued by Sri Sai, the first of which shall be approximately $4.5 million payable on or around April 30, 2023, subject to obtaining regulatory approval.

The remaining consideration of $1.5 million will be retained by us as reserved and payable to Reachnet within a reasonable amount of time following identification and assignment by Reachnet of an additional 0.1 million subscribers beyond those assigned in the Deed of Assignment, along with core business assets to serve those 0.1 million additional subscribers, that Reachnet is required to deliver under the Modification Agreement. However, as of March 31, 2023, Reachnet has not identified any company or 0.1 million subscribers and hence, such amount is no longer retained by the Company as received and payable to Reachnet. The source of funding of the $10 million to fulfil the Deed of Assignment obligation shall be on the basis of the Convertible Notes signed with Walleye Opportunities Master Fund Ltd.

The Deed of Assignment was dependent on (a) consent from the board of Sri Sai and the shareholders of Sri Sai confirming the Deed of Assignment as a valid assignment; and (b) execution of a Share Purchase Agreement with the shareholders of Sri Sai, which Lytus India and the shareholders of Sri Sai executed on March 27, 2023. Pursuant to the Share Purchase Agreement, on March 31, 2023, Lytus India made payment of the of $2.5 million and Lytus India received a 51% shareholding of Sri Sai on April 6, 2023. As of this date, the Modification Agreement came to its conclusion and the closing balance receivable as of this date (date of Share Purchase Agreement) will be netted off with inter se balances and thereafter with retained earnings, with an effective acquisition date of October 1, 2022; provided, however, that is subject to change.

The audit committee is reviewing the underlying factors and should conclude on or before July 15, 2023. The audit committee is also reviewing the underlying factors for determining the date of acquisition of Sri Sai, such that the effective modification date is aligned with the effective acquisition date, so as to provide modification effect in its full form (that is when the arrangement with Reachnet has ended and the arrangement with Reachnet’s proposed subsidiary (Sri Sai) has commenced, meeting the purpose and objective of the Modification Agreement).

Without prejudice and reserving right to review and determine the effective modification date and the effective acquisition date, the Company’s management has preliminarily determined the date of modification with Reachnet and the date of acquisition of Reachnet’s proposed subsidiary, Sri Sai, to be effective from the earliest applicable date, October 1, 2022, as mutually agreed. Accordingly, as per the Modification Agreement, the Deed of Assignment and the Share Purchase Agreement, the modification of the current arrangement will be undertaken on October 1, 2022 in two parts: (a) the closing net balances vis-à-vis Reachnet as of the closing date (in the present case, the closing date is September 30, 2022) shall be adjusted and netted off with inter se balances and thereafter with the available retained earnings as of that date to give effect to its modified form; and (b) the acquisition of Sri Sai of 51% and consolidation of the business and financial statements of Sri Sai. Further, post modification, the intangible asset (net block) as of September 30, 2022 of $29,635,771 shall be impaired in the books of the Company, on account of the fact that the original customer acquisition agreement has ended.

The closing balances of Reachnet shall be adjusted and netted off with inter se balances and thereafter with available retained earnings as follows:

Regarding Reachnet	As of September 30, 2022	As of October 1, 2022
Net receivable from Reachnet	$54,343,241	—
Customer acquisition payable to Reachnet, current portion	$(27,104,338)	—
Customer acquisition payable to Reachnet, non-current portion	$(27,104,338)	—
Total Customer acquisition payable to Reachnet	$(54,208,676)	—
Net Financial Costs	$134,565	—
Adjusted with the opening retained earnings, as of October 1, 2022		$(134,565)

In lieu of the above, the Company has acquired majority shareholding in Sri Sai for $2,500,000 and has substantially acquired control over the business and operations of Sri Sai. Its consolidated financial statement would include financial statements of Sri Sai. Additionally, the Company would be required to incur capital expenditure of $7,500,000 to maintain and expand the operations of Sri Sai. On an on-going basis, the Company would have full control over the business, assets and company policies of Sri Sai.

Further, upon execution of the Share Purchase Agreement, the management of the Company is now assessing the impairment of intangible assets (being customer acquisition rights), considering that the current arrangement has ended. Further, post modification, the intangible asset (net block) as of September 30, 2022 of $29,635,771 shall be impaired in the books of the Company, on account of the fact that the original customer acquisition agreement has ended. The execution of the Share Purchase Agreement with Sri Sai, with corresponding transfer of shares of Sri Sai, on March 27, 2023, has in turn crystalised the Modification Agreement and Deed of Assignment as concluded and final. The payment of $2,500,000 has been made to acquire 51% equity shares of Sri Sai.2 On March 31, 2023, the transaction for purchase of 51% equity shares of Sri Sai has been completed and the Company is registered as the Shareholder for the said equity shares before the Indian regulatory authorities.

As a result of the Modification Agreement and the Deed of Assignment, we own and directly control the operating core assets that impact income received from subscribers, including fiber optic network, the subscriber management system, local operator network, and others. Under the original arrangement, the Company acquired subscribers from Reachnet whereas in the modified arrangement, the Company has acquired a 51% equity interest in Reachnet’s subsidiary, Sri Sai. Sri Sai has approximately 901 thousand subscribers and a network of approximately 8,500 Local Cable Operators. While Reachnet’s subscribers were located across the India, Sri Sai’s subscribers are located in the India state of Andra Pradesh, Telangana, Kerala, and Maharashtra.

Per the Modification Agreement, the Company has kept reserved an amount of $1,500,000 on account of Reachnet, in lieu of 0.1 million subscribers. However, Reachnet has not identified the required subscribers and therefore the said amount would no longer be as reserved and in commitment.

DDC Deconsolidation

On February 21, 2020, Lituus Technologies Limited (“LTL”), a BVI company, DDC CATV Network Private Limited (“DDC”), and all of the shareholders of DDC (the “DDC Shareholders”) entered into a share purchase agreement, pursuant to which LTL acquired 4,900 shares, representing 49% of the outstanding equity share capital of DDC for an aggregated purchase price of Rs.19,208,000 (approximately $255,000).

On February 21, 2020, LTL, DDC and DDC Shareholders entered into a share subscription agreement, pursuant to which LTL has option to subscribe 900,000 shares fully convertible preference shares, representing 100% of the fully convertible preference shares of DDC for an aggregated purchase price of Rs. 90,000,000 (approximately $1,229,450). On February 26, 2020, DDC and DDC Shareholders entered into another share purchase agreement with

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2        The payment of $2,500,000 (INR 200 million) was paid as follows: (a) paid by Reachnet but deemed paid by Lytus: INR 50 million on August 11, 2022; (b) paid by Lytus: INR 80 million on December 1, 2022; (c) paid by Lytus: INR 120 million on March 31, 2023.

Mr. Jagjit Singh Kohli, who is the Chief Executive Officer of Lytus India, and who previously served as a director on the Board, pursuant to which Mr. Kohli acquired 200 shares, representing 2% of the equity share capital of DDC for an aggregated purchase price of Rs.784,000 (approximately $10,410).

—     On March 20, 2020, we entered into contract assignments with LTL and Mr. Kohli, pursuant to which LTL and Mr. Kohli transferred their respective equity interests in DDC to us for no consideration. Such transfer was completed on March 31, 2020, resulting in our ownership of 51% of the equity interest in DDC.

—     However, effective from April 1, 2021, we have derecognised and deconsolidated DDC as our subsidiary, due to a lack of cooperation from the management of DDC. Due to disagreements with the management of DDC, we have cancelled the contract going forward. This will not impact any past actions between us and DDC.

Due to the non-cooperation of the directors and management of the Deconsolidated Subsidiary, the Board has been unable to access to the books and records of the Deconsolidated Subsidiary even though the Board has taken all reasonable steps and has used its best endeavours to resolve the matter. The Board is of the view that the Group does not have the access to records to prepare accurate and complete financial statements for Deconsolidated Subsidiary for the financial year ended March 31, 2022.

On August 29, 2022, the Board approved a plan to deconsolidate DDC, due to non-cooperation of the management of the subsidiary. Our directors had been unable to obtain and gain access to the books and records and assets of DDC and resolved that we no longer had the controlling power to govern the financial and operating policies of the DDC so as to benefit from their activities. Accordingly, pursuant to India law, the control over the DDC was deemed to have been lost since August 1, 2022, and the effective date of the deconsolidation was deemed to be April 1, 2021, in light of two or more arrangements that are accounted for as a single transaction.

On September 29, 2022, we completed the deconsolidation of DDC.

Corporate Information

Our principal executive offices are located at Business Center 1, M Floor, The Meydan Hotel, Nad Al Sheba, Dubai, UAE, and our telephone number is +91-7777044778, where we conduct investment relations and to where we are shifting our headquarters and treasury operations. Our website address is www.lytuscorp.com. The information on or accessed through our website is not incorporated in this Annual Report. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company Status

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•        being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our SEC filings,

•        not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act,

•        reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements, and

•        exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”). However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.00 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Foreign Private Issuer Status

We are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

As an exempted British Virgin Islands company to be listed on the NASDAQ Capital Market, we are subject to the NASDAQ Stock Market corporate governance listing standards. However, the NASDAQ Stock Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the British Virgin Islands, which is our home country, may differ significantly from the NASDAQ Stock Market corporate governance listing standards. For instance, we are not required to:

•        have a majority of the board to be independent (although all of the members of the audit committee must be independent under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act);

•        have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

•        have regularly scheduled executive sessions for non-management directors;

•        obtain shareholder approval prior to the issuance of 20% or more of our common shares as a price that is less than the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)); and

•        have annual meetings and director elections.

Currently, we do not intend to rely on home country practice with respect to our corporate governance and we intend to fully comply with the NASDAQ Stock Market corporate governance listing standards after we complete with this offering. For example, we intend to have mandatory annual meetings and director elections after this offering.

The Offering

Securities offered by the selling shareholder

20,911,474 of our common shares. Under the Registration Rights Agreement (as defined herein), we are required to register for resale the sum of (i) 19,157,088 common shares, being the number of common shares issuable upon conversion of the Convertible Notes (as defined herein) based on a conversion price of $0.174 and (ii) 1,754,386 common shares, being the number of common shares issuable upon exercise of the Warrants (as defined herein).

Common shares outstanding prior to this offering	37,576,449 common shares.
Common shares outstanding after this offering	58,487,923 common shares (assuming the sale of the maximum number of common shares by the selling shareholder).
Use of proceeds

We will not receive any of the proceeds from the sale by the selling shareholder of the common shares, although we will receive the exercise price of any Warrants not exercised by the selling shareholder on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the common shares. See “Use of Proceeds” for more information.

NASDAQ trading symbol	Our common shares are listed on the NASDAQ Capital Market under the symbol “LYT.”
Risk factors

Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus before deciding to invest in our securities.

The number of common shares that will be outstanding immediately after this offering is based on the common shares outstanding as of June 15, 2023 and assumes full conversion of the Convertible Notes and full exercise of the Warrants at the current conversion price as of the date of this prospectus. There is no guarantee that the Convertible Notes will be converted into or the Warrants will be exercised for common shares.

RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider the following risks, as well as the other information contained in this Annual Report, including our historical financial statements and related notes included elsewhere in this Annual Report, before you decide to purchase our securities. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our securities. Refer to “Cautionary Note Regarding Forward-Looking Statements.”

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to the Private Placement of Convertible Notes and Warrants

The holder of Convertible Notes may, at its option, at any time, convert its Convertible Notes into, or exercise its Warrants for, common shares based on agreed-upon formulas. Any such conversion or exercise will result in significant dilution to our shareholders.

Our shareholders may experience significant dilution as a result of our issuance of common shares pursuant to the Convertible Notes and Warrants. The conversion price for the Convertible Notes will initially be equal to $1.044 and is subject to adjustment upon an event of default as well as customary anti-dilution provisions. The Warrants are exercisable for five years to purchase an aggregate of up to 1,754,386 Common Shares at an exercise price of $0.957, subject to adjustment under certain circumstances described in the Warrants and will expire on the five year anniversary of the date of issuance. See “Description of Private Placement.” The issuance of material amounts of common shares by us pursuant to the conversion or exercise, as applicable, of these securities would cause our shareholders to experience significant dilution in their investment in our company.

The Convertible Notes and the Warrants have anti-dilution provisions triggered by the issuance of our common shares and securities convertible or exercisable for common shares at prices below the then-current conversion price for such Convertible Notes or the then-current exercise price of such Warrants. Any such adjustments would increase the number of common shares issuable upon conversion or exercise of such securities, as the case may be, and increase the dilutive effect of such securities on our current shareholders.

The conversion price for the Convertible Notes will initially be equal to $1.044. The holder of Convertible Notes has the option, at any time and for any amount of such Convertible Notes, to convert Convertible Notes at an Alternative Conversion Price that is the lower of the conversion price in effect, or at a 90% discount to the then-VWAP of our common shares, but in no event less than the conversion floor price of $0.174. Pursuant to the terms of the Warrants, the exercise price of the Warrants will not be subject to adjustment if the Alternate Conversion Price of the Convertible Notes is lower than the exercise price of the Warrants. In light of the fact that the Alternative Conversion Price can be 90% of the then-market price of our VWAP, the Convertible Notes are considered “Future Priced Securities” under Nasdaq rules that relate to the continued listing qualification of companies. The Warrants have an initial exercise price of $0.957 per warrant. Both the conversion and exercise prices for the securities are subject to reduction upon the issuance of our common shares or securities exercisable or convertible for our common shares at a per share price below the then-current conversion price or exercise price, as applicable. In such event, the conversion prices or exercise prices as applicable, will be reduced in accordance with agreed-upon formulae. As a result of any such adjustment, the number of common shares issuable upon conversion or exercise, as applicable, of the foregoing securities will be increased, which will increase the dilutive effect of such securities on our shareholders.

Dilution may result from the issuance of common shares underlying the Convertible Notes under the Alternate Conversion Price, which provides for the conversion of the Convertible Notes at a discount to the market price at the time of conversion, which may negatively impact the price of our common shares.

The holder of Convertible Notes has the option, at any time and for any amount of such Convertible Notes, to convert Convertible Notes at an Alternative Conversion Price that is the lower of the conversion price in effect, or at a 90% discount to the then-VWAP of our common shares, but in no event less than the conversion floor price of $0.174. Based on this, it is likely that the holder of the Convertible Note will convert at the Alternate Conversion Price when the VWAP of our shares is below $1.16. Pursuant to the terms of the Warrants, the exercise price of the Warrants will not be subject to adjustment if the Alternate Conversion Price of the Convertible Notes is lower than the exercise price of the Warrants. In light of the fact that the Alternative Conversion Price can be 90% of the lowest VWAP of our common shares in the 10 trading days prior to measurement, the Convertible Notes are considered “Future Priced Securities” under Nasdaq rules that relate to the continued listing qualification of companies. Based on the closing price of our shares of $0.625 on March 31, 2023, 5,333,334 common shares would be issued to the selling shareholder, assuming full conversion of all the Convertible Notes, which represents 12.4% of our total outstanding common shares. Due to the floating nature of the conversion prices of the Convertible Notes, we do not know the exact number of common shares that we will issue upon conversion of the Convertible Notes; however, the maximum number of common shares that may be issued upon conversion of the Convertible Notes based upon the conversion floor price of $0.174 is 20,911,474, which is the total number of shares registered under the registration statement of which this prospectus forms a part.

If the holder of Convertible Notes converts such Convertible Notes and then sells the common shares received from such conversion, the price of our common shares may decrease due to the additional common shares in the market. This could allow the noteholder to receive greater amounts of common stock, the sales of which would further depress the price of our common shares. Further, under the Securities Purchase Agreement, the holder of Convertible Notes and Warrants is allowed to have a short position in our securities, and may already have a short position in our securities. Shorting our common shares may further decrease the common share price, which could allow the noteholder to receive greater amounts of common shares, the sales of which would further depress the stock price.

The 4.99% beneficial ownership cap on the Convertible Notes and Warrants does not prevent the holder of Convertible Notes and Warrants from converting and selling some or all of the common shares it acquires and then converting or acquiring additional shares. Accordingly, the holder will be able to sell shares in excess of the 4.99% beneficial ownership cap while never holding more than 4.99% of our outstanding shares at a given time.

Any further issuances of our common shares may adversely affect the market price of our common shares.

We are filing this prospectus in accordance with the Registration Rights Agreement. Although the Securities Purchase Agreement and the Convertible Notes restrict our ability to issue additional equity and equity-linked securities, we still have the ability to issue a significant number of additional common shares, including pursuant to existing agreements and in connection with employee and director compensation. Any further issuances, or the perception of further issuances, of our common shares or securities convertible or exercisable for our common shares may cause our share price to decline. Furthermore, our share price may be impacted as additional common shares become freely tradeable as the lockup restrictions entered into connection with our initial public offering fall away.

The agreements governing our indebtedness, including the Securities Purchase Agreement and the Convertible Notes, contain covenants that reduce our financial flexibility and could impede our ability to operate.

The agreements governing our indebtedness, including the Securities Purchase Agreement and the Convertible Notes, each impose significant operating and financial restrictions on us. These restrictions will limit our and our subsidiaries’ ability to, among other things:

•        incur or guarantee additional debt or issue disqualified stock or preferred stock;

•        pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•        make certain investments;

•        incur certain liens;

•        enter into transactions with affiliates;

•        merge or consolidate; and

•        transfer or sell assets.

In addition, such agreements subject us and our subsidiaries to covenants, representations and warranties. As a result of these restrictions, we will be limited as to how we conduct our business and we may be unable to raise additional debt or equity financing to fund our operations, compete effectively or to take advantage of new business opportunities. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants. Our failure to comply with the restrictive covenants described above as well as the terms of any future indebtedness from time to time could result in an event of default, which, if not cured or waived, could result in our being required to repay these borrowings before their due date and may result in the acceleration of any other debt that is subject to an applicable cross-acceleration or cross-default provision. In the event our lenders or holders of the Convertible Notes accelerate the repayment of our borrowings, we may not have sufficient assets to repay that indebtedness or if we are forced to refinance these borrowings on less favourable terms or cannot refinance these borrowings, our results of operations and financial condition could be adversely affected.

Our management team will have broad discretion over the use of the net proceeds from the common shares issued to the selling shareholder following their exercise of Warrants for cash, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management team will have broad discretion as to the use of the net proceeds from common shares issued to the selling shareholder following its exercise of Warrants for cash, if any, and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management team with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

Risks Related to Our Business and Industry

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses doubt about our ability to continue as a “going concern.”

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses doubt about our ability to continue as a “going concern.” We currently have negative working capital after considering the large payment obligation discussed below and cash flow aggravated by the COVID-19 lockdown. Net cash used in operating activities was $577,367 for the year ended March 31, 2022, $25,493 for the year ended March 31, 2021, and $2,279,516 for the six months ended September 30, 2022 and $734,550 for six months ended September 30, 2021.

No assurances can be given that we will be able to carry out our operations in the normal course of business and that we will be able to obtain funds from financial institutions and credit partners or others to continue our operations in the future. We may need to seek additional financing. The financing sought may be in the form of equity or debt financing or a combination of both from various sources as yet unidentified. No assurance can be given that we will generate sufficient revenue or obtain the necessary financing to continue as a going concern and the failure to do so could cause us to cease our operation.

Lytus’ platform may not be accepted in the marketplace.

Uncertainty exists as to whether our platform will be accepted by the market without additional widespread subscriber acceptance. Several factors may limit the market acceptance of our platform, including the availability of alternative products and services, as well as the price of our Platform services relative to alternative products. There is a risk that subscribers will use other products and/or methods instead of ours. Our business plan assumed that, notwithstanding the fact that our Platform is new in the market, subscribers will elect to use our Platform because of our collective and integrated offerings.

Subscribers will need to be persuaded to use our platform service, but there is no assurance that we will attract enough subscribers to develop a successful market for our platform.

Given the nature of the markets in which we operate, our revenues and expenses are difficult to predict because they can fluctuate significantly. This increases the likelihood that our results could fall below the expectations of investors and market analysts, which could cause the market price of our common shares to decline.

Our revenue historically has fluctuated and may fluctuate in the future, depending on a number of factors, including:

•        the size, complexity, timing, pricing terms and profitability of significant projects, as well as changes in the corporate decision-making process of our clients;

•        increased pricing pressure from our competitors;

•        our ability to increase sales of our services to new customers and expand sales among our existing customers;

•        seasonal changes that affect the mix of services we provide to our clients or the relative proportion of services and product revenue;

•        the duration of tax holidays or exemptions and the availability of other incentives offered by the Government of India;

•        the effect of increased wage pressure in India and other locations, and the time we require to train and productively utilize our new employees;

•        currency exchange fluctuations; and

•        other economic and political factors, including the economic conditions in United States, Europe and other geographies in which we operate.

A significant portion of our total operating expenses, particularly personnel and facilities, are fixed in advance of any particular quarter. As a result, unanticipated variations in the number and timing of our projects may cause significant variations in operating results in any particular quarter.

Parts of the global economy are volatile on account of political uncertainty. Our pricing remains competitive and clients remain focused on cost reduction and capital conservation. While we believe that we have a flexible business model which can mitigate the negative impact of an uncertain or slow growing economy, we may not be able to sustain historical levels of profitability. As a result, there can be no assurance that we will be able to sustain our historic levels of profitability or increase future profitability.

Defects or malfunctions in our platform could hurt our reputation, sales, and profitability.

The acceptance of our Platform depends upon its effectiveness and reliability. Our Platform is complex and is continually being modified and improved, and as such may contain undetected defects or errors when first introduced or as new versions are released. To the extent that defects or errors cause our Platform to malfunction and our customers’ use of our Platform is interrupted, our reputation could suffer, and our potential revenues could decline or be delayed while such defects are remedied. We may also be subject to liability for the defects and malfunctions.

There can be no assurance that, despite our testing, errors will not be found in our Platform or new releases. Any such errors could result in loss of future revenues or delay in market acceptance, diversion of development resources, damage to our reputation, adverse litigation, or increased service, any of which could have a material adverse effect upon our business, operating results, and financial condition.

Our eight million user base is based on a calculation of our 1.9 million paid home subscribers multiplied by an industry average of 4.6 users per household in India and the assumptions we used to determine these figures may not be accurate.

Our eight million user base is based on a calculation of our 1.9 million paid home subscribers multiplied by an industry average of 4.6 users per household in India. The conversion rate of 4.6 users per household was supported by the Database on Household Size and Composition 2021 released by the Department of Economic and Social Affairs of the United Nations.3 Our estimates of household size and the number of users are based upon historical cable industry practices for measurement of user data. For example, according to the Universe Update Report released by Broadcast Audience Research Council of India in 20204, the number of average users per household in 2020 was 4.45. Although we believe the figures in the industry report are reasonable, there can be no assurance that the assumptions we used are accurate and therefore the number of the members per household may not be equal to the number of our active users. As a result, the number of our actual active users could be less than eight million.

Software failures, breakdowns in the operations of our servers and communications systems or the failure to implement system enhancements could harm our business.

Our success depends on the efficient and uninterrupted operation of our servers and communications systems. A failure of our network or data gathering procedures could impede services and could result in the loss of subscribers. While our operations will have disaster recovery plans in place, they might not adequately protect us. Despite any precautions we take, damage from fire, floods, hurricanes, power loss, telecommunications failures, computer viruses, break-ins, and similar events at our computer facilities could result in interruptions in the flow of data to our servers and from our servers to our clients. In addition, any failure by our computer environment to provide our required data communications capacity could result in interruptions in our service. In the event of a server failure, we could be required to transfer our client data collection operations to an alternative provider of server hosting services. Such a transfer could result in delays in our ability to deliver our products and services to our clients.

Additionally, significant delays in the planned delivery of system enhancements, improvements and inadequate performance of the systems once they are completed could damage our reputation and harm our business. Long-term disruptions in the infrastructure caused by events such as natural disasters, the outbreak of war, the escalation of hostilities and acts of terrorism, particularly involving cities in which we have offices, could adversely affect our businesses. Although we plan to obtain property and business interruption insurance for our business operations, we do not currently have such coverage, and any such coverage that we obtain in the future might not be adequate to compensate us for all losses that may occur.

We face risks related to the storage of customers’ and their end users’ confidential and proprietary information.

Our platform is designed to maintain the confidentiality and security of our patients’ confidential and proprietary data that are stored on our server systems, which may include sensitive personal data. However, any security breaches or other unauthorized access to these data could expose us to liability for the loss of such information, time-consuming and expensive litigation and other possible liabilities as well as negative publicity. Techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are difficult to recognize and react to. We may be unable to anticipate these techniques or implement adequate preventative or reactionary measures.

____________

3        Available at: https://population.un.org/Household/index.html#/countries/356

4        Available at: https://www.barcindia.co.in/whitepaper/barc-india-tv-universe-estimates-2020.pdf

We might incur substantial expense to further develop our Platform which may never become sufficiently successful.

Our growth strategy requires the successful launch and commercialization of our platform, and there can be no assurance that this will occur. The causes for failure of our platform once commercialized include, but are not limited to:

•        market demand for our platform may be smaller than we expect;

•        further platform development may be costlier or take longer than anticipated;

•        our Platform may require significant adjustment post-commercialization, rendering the Platform uneconomic or extending considerably the likely investment return period;

•        additional regulatory requirements may increase the overall costs of the development;

•        patent conflicts or inability to enforce intellectual property rights;

•        physical therapists and clients may be unwilling to adopt and/or use our Platform, and

•        compliance with changing regulations concerning corporate governance and public disclosure may result in additional expenses.

We cannot be certain that we will obtain intellectual property rights for our platform and technology and if we fail to protect our intellectual property rights, our brand and business may suffer.

We believe that our success and competitive position will depend in part on our ability to obtain and maintain intellectual property rights for our platform. Although we seek to obtain copyright or trademark protection for our intellectual property when applicable, it is possible that we may not be able to do so successfully or that the copyright or trademark we have obtained may not be sufficient to protect all of our intellectual property rights. Despite our efforts to protect our intellectual property rights, unauthorized parties may attempt to copy or duplicate our intellectual property or otherwise use our intellectual properties without obtaining our consent. Monitoring unauthorized use of our intellectual property is difficult and costly, and we cannot be certain that the steps we have taken will effectively prevent misappropriation of our intellectual properties. If we are not successful in protecting our intellectual property rights, our business and results of operations may be adversely affected.

Our revenues are highly dependent on clients primarily located in the United States and India, as well as on clients concentrated in certain industries; therefore, an economic slowdown or factors that affect the economic health of the United States, India or these industries may adversely affect our business.

We derive approximately 100% of our revenue from India. If the economy in the United States or India continues to be volatile or uncertain or conditions in the global financial market deteriorate, pricing for our services may become less attractive and our clients located in these countries may reduce or postpone their technology spending significantly. Reduction in spending on IT services may lower the demand for our services and negatively affect our revenues and profitability.

Our clients are concentrated in certain key industries. Significant decreases in the growth of any one of these industries, or widespread changes in any such industry, may reduce or alter the demand for our services and adversely affect our revenue and profitability. Furthermore, some of the industries in which our clients are concentrated, such as the health care industry and the streaming industry, are, or may become, increasingly subject to governmental regulation and intervention. Increased regulation, changes in existing regulation or increased governmental intervention in the industries in which our clients operate may adversely affect the growth of their businesses and therefore negatively impact our revenues.

Liability issues are inherent to the healthcare industry and insurance are expensive and difficult to obtain.

Our business exposes us to potential liability risks, which are inherent to the healthcare industry. While we will take precautions, we deem to be appropriate to avoid lawsuits against us, there can be no assurance that we will be able to avoid significant liability exposure. Liability insurance for the healthcare industry is generally expensive. We have obtained professional indemnity insurance coverage for our platform. There can be no assurance that we will be able to maintain such coverage on acceptable terms, or that any insurance policy will provide adequate protection against potential claims. A successful liability claim brought against us may exceed any insurance coverage secured by us and could have a material adverse effect on our results or ability to continue our platform.

We have identified material weaknesses in our internal control over financial reporting. If we fail to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence.

A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of a company’s financial statements would not be prevented or detected on a timely basis. These deficiencies could result in additional material misstatements to its financial statements that could not be prevented or detected on a timely basis. We identified material weaknesses in connection with our (i) information technology general controls and segregation of duties and (ii) accounting for transactions related to subsidiaries and related documentation. This resulted from a lack of necessary business processes, internal controls, record retention policy, and adequate number of qualified personnel within our accounting function.

The material weaknesses will not be considered remediated until management designs and implements effective controls that operate for a sufficient period of time and management has concluded, through testing, that these controls are effective.

Management will monitor the effectiveness of our remediation plans and will make changes management determines to be appropriate. We cannot assure you that the measures we are taking will be sufficient to avoid potential future material weaknesses. Accordingly, there could continue to be a possibility that a material misstatement of our financial statements would not be prevented or detected on a timely basis.

We will need to increase the size of our organization and may experience difficulties in managing growth.

At present, we are a small company. We expect to experience a period of expansion in headcount, infrastructure, and overhead, and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain, and integrate new employees. Our future financial performance and our ability to compete effectively will depend, in part, on our ability to manage any future growth effectively.

We depend and will continue to depend on key existing and future personnel.

Our success will depend, to a large degree, upon the efforts and abilities of our officers and key management employees. The loss of the services of one or more of our key employees could have a material adverse effect on our operations. In addition, as our business model is implemented, we will need to recruit and retain additional management and key employees in virtually all phases of our operations. Key employees will require a strong background in our industry. We cannot assure that we will be able to successfully attract and retain key personnel.

We rely on information technology to operate our business and maintain our competitiveness, and any failure to adapt to technological developments or industry trends could harm our business.

We depend on the use of sophisticated information technology and systems, which we have customized in-house, for provision of several online services, customer relationship management, communications and administration. As our operations grow in both size and scope, we will need to continuously improve and upgrade our systems and infrastructure to offer our customers enhanced services, features and functionality, while maintaining the reliability and integrity of our systems and infrastructure in a cost-effective manner. Our future success also depends on our ability to upgrade our services and infrastructure ahead of rapidly evolving consumer demands while continuing to improve the performance, features and reliability of our service in response to competitive offerings.

We may not be able to maintain or replace our existing systems or introduce new technologies and systems as quickly as our competitors, in a cost-effective manner or at all. We may also be unable to devote adequate financial resources to develop or acquire new technologies and systems in the future.

We may not be able to use new technologies effectively, or we may fail to adapt our websites, transaction processing systems and network infrastructure to consumer requirements or emerging industry standards. If we face material delays in introducing new or enhanced solutions, our customers may forego the use of our services in favor of those of our competitors.

Our customer devices include license software from third party vendors, as we continue to introduce new offering services. We cannot be sure that such technology licenses will be available on commercially reasonable terms, if at all. Any of these events could have a material adverse effect on our operations.

We operate in a highly competitive industry.

Although we are not aware of any other “Distance Monitored Physical Therapy Telemedicine Program” with local assistance precisely like ours that targets our specific population, we expect to encounter competition from local, regional or national entities, some of which have superior resources or other competitive advantages in the larger physical therapy space. Intense competition may adversely affect our business, financial condition or results of operations. We may also experience competition from companies in the wellness space. These competitors may be larger and more highly capitalized, with greater name recognition. We will compete with such companies on brand name, quality of services, level of expertise, advertising, product and service innovation and differentiation of product and services. As a result, our ability to secure significant market share may be impeded. Although we believe our services will enable us to serve more patients than traditional physical therapy providers, if these more established offices or providers start offering similar services to ours, their name recognition or experience may enable them to capture a greater market share.

Our product testing and operations up to this point are limited.

We have built out the technology platform and content library necessary to execute our planned business strategy. Of course, there may be other factors that prevent us from successfully marketing a product, including, but not limited to, our limited cash resources. Further, our proposed reimbursement plan and the eventual operating results could be susceptible to varying interpretations by scientists, medical personnel, regulatory personnel, statisticians and others, which may delay, limit or prevent our executing our proposed business plan.

Our success depends on our ability to recruit and retain experienced therapists.

Our future revenue generation is dependent upon referrals from physicians in the communities our clinics serve, and our ability to maintain good relations with these physicians. Our therapists are the front line for generating these referrals and we are dependent on their talents and skills to successfully cultivate and maintain strong relationships with these physicians. If we cannot recruit and retain our base of experienced and clinically skilled therapists, our business may decrease, and our net operating revenues may decline.

We rely on third-party systems and service providers, and any disruption or adverse change in their businesses could have a material adverse effect on our business.

We currently rely on certain third-party computer systems, service providers, and local cable operators to provide various services that we offer customers. Any interruption or deterioration in performance of these third-party systems and services could have a material adverse effect on our business.

Our success is also dependent on our ability to maintain our relationships with these third-party systems and service providers, including our technology partners. In the event our arrangements with any of these third parties are impaired or terminated, we may not be able to find an alternative source of systems support on a timely basis or on commercially reasonable terms, which could result in significant additional costs or disruptions to our business.

We rely on the value of our brand, and any failure to maintain or enhance consumer awareness of our brand could have a material adverse effect on our business, financial condition and results of operations.

We believe continued investment in our brand and the brands of our subsidiaries is critical to maintaining and expanding our business. We believe that our brand is well respected and recognized in the markets where we have customers. However, we are relatively new to the Indian Ecommerce sector and may not enjoy the same brand recognition in new areas in which we launch new businesses. We have invested in developing and promoting our brand since our inception and expect to continue to invest in maintaining our brand’s value, which we hope will enable us to compete against increased spending by our competitors and against emerging competitors, and allow us to expand into new geographies where our brand is not well known. However, there is no assurance that we will be able to successfully maintain or enhance consumer awareness of our brand. Even if we are successful in our branding efforts, such efforts may not be cost-effective. If we are unable to maintain or enhance consumer awareness of our brand and generate demand in a cost-effective manner, it could negatively impact our ability to compete in the ecommerce sector which would have a material adverse effect on our business.

We may not be successful in implementing our growth strategies.

Our growth strategy is to enhance our service platforms by investing in technology, and expanding into new geographic markets. Our success in implementing our growth strategies may be affected by:

•        our ability to increase the number of suppliers, and product offerings on our platform;

•        our ability to continue to expand our distribution channels, and market and cross-sell our services and products to facilitate the expansion of our business;

•        our ability to build or acquire technology;

•        the general condition of the global economy (particularly in India and markets with close proximity to India) and continued growth in demand for online services;

•        our ability to compete effectively with existing and new entrants to the Indian ecommerce industry;

•        the growth of the Internet as a medium for commerce in India;

•        changes in the regulatory environment; and

•        our ability to expand into new geographic markets.

Many of these factors are beyond our control and there can be no assurance that we will succeed in implementing our strategy.

We may not be successful in pursuing strategic partnerships and acquisitions, and future partnerships and acquisitions may not bring us anticipated benefits.

Part of our growth strategy is the pursuit of strategic partnerships and acquisitions. There can be no assurance that we will succeed in implementing this strategy as it is subject to many factors which are beyond our control.

This strategy may also subject us to uncertainties and risks, including acquisition and financing costs, potential ongoing and unforeseen or hidden liabilities, diversion of management resources and cost of integrating acquired businesses. We could face difficulties integrating the technology of acquired businesses with our existing technology, and employees of the acquired business into various departments and ranks in our company, and it could take substantial time and effort to integrate the business processes being used in the acquired businesses with our existing business processes. Moreover, there is no assurance that such partnerships or acquisitions will achieve our intended objectives or enhance our revenue.

If we are unable to continue to identify and exploit new market opportunities, our future revenues may decline and as a result our business, financial condition and results of operations could be materially and adversely affected.

As more participants enter our markets, we may experience a decrease in future revenues in a particular market. We may not be able to attract new customers or successfully enter new markets. If we are unable to continue to identify and exploit new market opportunities on a timely and cost-effective basis, our future revenues may decline and as a result our business, financial condition and results of operations could be materially and adversely affected.

Difficult market conditions, economic conditions and geopolitical uncertainties could adversely affect our business by negatively impacting our future revenues in the markets in which we offer services, which could have a material adverse effect on our business, financial condition and results of operations.

Difficult market conditions, economic conditions, and geopolitical uncertainties have in the past adversely affected and may in the future adversely affect our business and profitability. Our business is affected by national and international economic and political conditions. Any one of these factors could have a material adverse effect on our results and profitability. These factors include, but are not limited to:

•        economic and political conditions in India, the U.S., Europe and elsewhere in the world,

•        concerns about terrorism, war and other armed hostilities,

•        concerns over inflation and wavering institutional and consumer confidence levels,

•        the level and volatility of interest rates and foreign currency exchange rates, and

•        currency values.

The global financial markets have experienced significant disruptions since 2008, and the United States, Europe, and other economies have experienced periods of recession. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies. Adverse economic conditions could have negative adverse effects on our business and financial conditions. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

Changing laws, rules and regulations and legal uncertainties, including adverse application of tax laws and regulations, may adversely affect our business and financial performance.

Our business and financial performance could be adversely affected by unfavorable changes in or interpretations of existing, or the promulgation of new, laws, rules and regulations applicable to us and our business, including those relating to the Internet and e-commerce, consumer protection and privacy. Such unfavorable changes could decrease demand for our services and products, increase costs and/or subject us to additional liabilities. For example, there may continue to be an increasing number of laws and regulations pertaining to the Internet and e-commerce, which may relate to liability for information retrieved from or transmitted over the Internet or mobile networks, user privacy, taxation and the quality of services and products sold or provided through the Internet. Furthermore, the growth and development of e-commerce may result in more stringent consumer protection laws that may impose additional burdens on online businesses generally.

The application of various Indian and international sales, use, occupancy, value-added and other tax laws, rules and regulations to our services and products is subject to interpretation by the applicable taxing authorities. Many of the statutes and regulations that impose these taxes were established before the growth of the Internet, mobile networks and e-commerce. If such tax laws, rules and regulations are amended, new adverse laws, rules or regulations are adopted or current laws are interpreted adversely to our interests, particularly with respect to occupancy or value-added or other taxes, the results could increase our tax payments (prospectively or retrospectively) and/or subject us to penalties and, if we pass on such costs to our customers, decrease the demand for our services and products. As a result, any such changes or interpretations could have an adverse effect on our business and financial performance.

Infrastructure in India may not be upgraded in order to support higher internet penetration, which may require additional investments by and expenses for us.

Although projections in the Bharat 2.0 study released by Nielson shows that there is significant room for growth in the markets in which we operate, there can be no assurance that such growth will occur. Further, there can be no assurance that Internet penetration in India will increase in the future, as slowdowns or disruptions in upgrading efforts for infrastructure in India could reduce the rate of increase in the use of the Internet. As such, we may need to make additional investments in alternative distribution channels. Further, any slowdown or negative deviation in the anticipated increase in Internet penetration in India may adversely affect our business and prospects.

Our results of operations are subject to fluctuations in currency exchange rates.

As the functional currency of Lytus India, our key operating subsidiary, is the Indian Rupee, our exposure to foreign currency risk primarily arises in respect of our non-Indian Rupee-denominated trade and other receivables, trade and other payables, and cash and cash equivalents.

We may not be able to obtain additional financing, if needed, on terms that are acceptable or at all, which could prevent us from developing or enhancing our business, taking advantage of future opportunities or responding to competitive pressure or unanticipated requirements.

Our business is dependent upon the availability of adequate funding and sufficient capital. If we need to raise additional funds, we may not be able to obtain additional financing when needed. If we cannot raise additional funds on acceptable terms, we may not be able to develop or enhance our business, take advantage of future opportunities or respond to competitive pressure or unanticipated requirements.

We may experience technology failures while developing and enhancing our software.

In order to maintain our competitive advantage, our software is under continuous development. There is risk that software failures may occur and result in service interruptions and have other unintended consequences, which could have a material adverse effect on our business, financial condition and results of operations.

Any significant disruption in service on our platform or in our computer systems, including events beyond our control, could prevent us from processing or posting transactions on our platform, reduce the attractiveness of our platform and result in a loss of borrowers or investors.

In the event of a platform outage or physical data loss, our ability to perform our servicing obligations, process applications or make products and services available on our platform could be materially and adversely affected. The satisfactory performance, reliability and availability of our platform, and our underlying network infrastructure are critical to our operations, customer service, reputation and our ability to retain existing and attract new borrowers and investors. Our operations depend on our ability to protect our systems against damage or interruption from natural disasters, power or telecommunications failures, air quality issues, environmental conditions, computer viruses or attempts to harm our systems, criminal acts and similar events. If there is a lapse in service or damage to our facilities, we could experience interruptions in our service as well as delays and additional expense in arranging new facilities. Any interruptions or delays in our service, whether as a result of third-party error, our error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with our borrowers and investors and our reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur.

We operate in a rapidly evolving business environment. If we are unable to adapt our business effectively to keep pace with these changes, our ability to succeed will be adversely affected, which could have a material adverse effect on our business, financial condition and results of operations.

The pace of change in our industry is extremely rapid. Operating in such a rapidly changing business environment involves a high degree of risk. Our ability to succeed will depend on our ability to adapt effectively to these changing market conditions. If we are unable to keep up with technological changes, we may not be able to compete effectively. Our business environment is characterized by rapid technological changes, changes in use and customer requirements and preferences, frequent product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render our existing proprietary technology and systems obsolete. Our success will depend, in part, on our ability to:

•        develop, license and defend intellectual property,

•        enhance our existing services,

•        develop new services and technologies that address the increasingly sophisticated and varied needs of our prospective customers,

•        respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis,

•        respond to the demand for new services, products and technologies on a cost-effective and timely basis, and

•        adapt to technological advancements and changing standards to address the increasingly sophisticated requirements and varied needs of our current and prospective customers.

We cannot assure you that we will be able to respond in a timely manner to changing market conditions or customer requirements. The development of proprietary electronic trading technology entails significant technical, financial and business risks. Further, the adoption of new Internet, networking or telecommunications technologies may require us to devote substantial resources to modify, adapt and defend our technology. We cannot assure you that we will successfully implement new technologies or adapt our proprietary technology and transaction-processing systems to customer requirements or emerging industry standards, or that we will be able to successfully defend any challenges to any technology we develop. Any failure on our part to anticipate or respond adequately to technological advancements, customer requirements or changing industry standards, or any significant delays in the development, introduction or availability of new services, products or enhancements, could have a material adverse effect on our business, financial condition and results of operations.

We are a “controlled company” within the meaning of the NASDAQ Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We are a “controlled company” as defined under Rule 5615(c)(1) of the NASDAQ Marketplace Rules because Mr. Dharmesh Pandya, our CEO, holds more than 50% of our voting power. For so long as we remain a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from the obligation to comply with certain corporate governance requirements, including:

•        the requirement that our director nominees must be selected or recommended solely by independent directors; and

•        the requirement that we have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

As a result, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of the NASDAQ Stock Market Rules, if we utilize such exemptions. We currently do not intend to utilize the controlled company exemptions.

Our business could be materially adversely affected as a result of the risks associated with acquisitions and investments.

We may pursue further acquisitions and investments in the future, and any such transactions are accompanied by risks. For instance, an acquisition could have a negative effect on our financial and strategic position and reputation or the acquired business could fail to further our strategic goals. Moreover, we may not be able to successfully integrate acquired businesses into our business, and therefore we may not be able to realize the intended benefits from an acquisition. We may lack experience in the markets, products or technologies of an acquired company and we may have an initial dependence on unfamiliar supply or distribution partners. An acquisition could create an impairment of relationships with customers or suppliers of the acquired business or our advisors or suppliers. All of these and other potential risks may serve as a diversion of our management’s attention from other business concerns, and any of these factors could have a material adverse effect on our business.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how, or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed upon by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in India, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits. Additionally, the application and interpretation of India’s intellectual property right laws and the procedures and standards for granting trademarks, patents, copyrights, know-how or other intellectual property rights in India are still evolving and are uncertain, and we cannot assure you that Indian courts or regulatory authorities would agree with our analysis. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and results of operations may be materially and adversely affected.

Our platforms and internal systems rely on software that is highly technical, and if it contains undetected errors, our business could be adversely affected.

Our platforms and internal systems rely on software that is highly technical and complex. In addition, our platform and internal systems depend on the ability of such software to store, retrieve, process, and manage immense amounts of data. The software on which we rely has contained, and may now or in the future contain, undetected errors or bugs. Errors or other design defects within the software on which we rely may result in a negative experience for customers and funding sources, delay introductions of new features or enhancements, result in errors or compromise our ability to protect customer or investor data or our intellectual property. Any errors, bugs or defects discovered in the software on which we rely could result in harm to our reputation, loss of customers or investors or liability for damages, any of which could adversely affect our business, results of operations and financial condition.

Our business is dependent on our ability to maintain relationships with our business partners and other third parties, and, we are subject to risks associated with our business partners and other third parties.

We currently rely on a number of business partners and other third parties in various aspects of our business. In addition, we cooperate with a number of business partners and other third parties to deliver our services to our customers. If third-party service providers fail to function properly, we cannot assure you that we would be able to find an alternative in a timely and cost-efficient manner, or at all. Pursuing, establishing and maintaining relationships with business partners and other third parties, as well as integrating their data and services with our system, require significant time and resources.

The smooth operation of our business also depends on the compliance by our business partners and other third parties with applicable laws and regulations. Any negative publicity about business partners and other third parties could harm our reputation. If any of the foregoing were to occur, our business and results of operations could be materially and adversely affected. Our reputation is associated with these business partners and other third parties, and if any of the foregoing were to occur, our reputation may suffer.

We face risks related to health pandemics that could impact our sales and operating results.

Our business could be adversely affected by the effects of a widespread outbreak of contagious disease, such as the outbreak of respiratory illness caused by the novel coronavirus (COVID-19). These could include disruptions or restrictions on our ability to travel and to deliver our products to our customers, as well as temporary closures of our facilities or the facilities of our customers and third-party service providers.

Any disruption or delay of our operations and those of our suppliers or customers may adversely impact our sales and operating results. This could also add pressure on our cash flow, although the size and duration of this global pandemic are uncertain as of this Annual Report. In addition, a significant outbreak of contagious diseases in the human population resulting in a widespread health crisis that could adversely affect the economies and financial markets of India and many other countries, resulting in an economic downturn that could affect demand for our products and significantly impact our operating results.

A widespread health crisis could adversely affect the global economy, resulting in an economic downturn that could impact demand for our services. The future impact of such a crisis is highly uncertain and cannot be predicted and there is no assurance that such a crisis would not have a material adverse impact on our future results. The extent of the impact, if any, will depend on future developments, including actions taken to contain the coronavirus.

We do not plan to pay dividends in the foreseeable future.

Dividend policy is subject to the discretion of the Board and will depend on, among other things, our earnings, financial condition, capital requirements and other factors. There is no assurance that the Board will declare dividends even if we are profitable. Under BVI law, we may only pay dividends from our profits, or credits standing in our share premium account, and we must be solvent before and after any such dividend payment, meaning that we will be able to satisfy our liabilities as they become due in the ordinary course of business.

Risks Related to Doing Business in India

A substantial portion of our business and operations are located in India and we are subject to regulatory, economic, social and political uncertainties in India.

A substantial portion of our business and employees are located in India, and we intend to continue to develop and expand our business in India. Consequently, our financial performance and the market price of our common shares will be affected by changes in exchange rates and controls, interest rates, changes in government policies, including taxation policies, social and civil unrest and other political, social and economic developments in or affecting India.

The Government of India has exercised and continues to exercise significant influence over many aspects of the Indian economy. Since 1991, successive Indian governments have generally pursued policies of economic liberalization and financial sector reforms, including by significantly relaxing restrictions on the private sector. Nevertheless, the role of the Indian central and state governments in the Indian economy as producers, consumers and regulators has remained significant and we cannot assure you that such liberalization policies will continue. The present government, formed in May 2009, has announced policies and taken initiatives that support the continued economic liberalization policies that have been pursued by previous governments. However, the present government is a multiparty coalition and therefore there is no assurance that it will be able to generate sufficient cross-party support to implement such policies or initiatives. The rate of economic liberalization could change, and specific laws and policies affecting travel service companies, foreign investments, currency exchange rates and other matters affecting investments in India could change as well. A significant change in India’s policy of economic liberalization and deregulation or any social or political uncertainties could adversely affect business and economic conditions in India generally and our business and prospects.

As the domestic Indian market constitutes a significant source of our revenue, a slowdown in economic growth in India could cause our business to suffer.

The performance and growth of our business are necessarily dependent on economic conditions prevalent in India, which may be materially and adversely affected by political instability or regional conflicts, economic slowdown elsewhere in the world or otherwise. The Indian economy also remains largely driven by the performance of the agriculture sector, which is difficult to predict. The Indian economy has grown significantly over the past few years.

In the past, economic slowdowns in the Indian economy have harmed the ecommerce sector as customers have less disposable income for their shopping online. Any future slowdown in the Indian economy could have a material adverse effect on the demand for the products we sell and, as a result, on our financial condition and results of operations.

Trade deficits could also adversely affect our business and the price of our common shares. India’s trade relationships with other countries and its trade deficit, driven to a major extent by global crude oil prices, may adversely affect Indian economic conditions. If trade deficits increase or are no longer manageable because of the rise in global crude oil prices or otherwise, the Indian economy, and therefore our business, our financial performance and the price of our common shares could be adversely affected.

India also faces major challenges in sustaining its growth, which include the need for substantial infrastructure development and improving access to healthcare and education. If India’s economic growth cannot be sustained or otherwise slows down significantly our business and prospects could be adversely affected.

The ecommerce business in India is susceptible to extraneous events such as terrorist attacks and other acts of violence, which may result in a reduction in online transaction volumes impacting our business profitability.

Terrorist attacks and other acts of violence or war involving India or other neighboring countries may adversely affect the Indian markets and the worldwide financial markets. In addition, any deterioration in international relations between India and other countries may result in concerns regarding regional stability which could adversely affect the price of our common shares. The occurrence of any of these events may result in a loss of business confidence and have an adverse effect on our business and financial performance.

Natural calamities could have a negative impact on the Indian economy and cause our business to suffer.

India has experienced natural calamities such as earthquakes, tsunamis, floods, and drought in the past few years. The extent and severity of these natural disasters determines their impact on the Indian economy. Substantially all of our operations and employees are located in India and there can be no assurance that we will not be affected by natural disasters in the future. The occurrence of any of these disasters may result in a loss of business confidence and have an adverse effect on our business and financial performance.

Restrictions on foreign investment in India may prevent us from making future acquisitions or investments in India, which may adversely affect our results of operations, financial condition and financial performance.

India regulates ownership of Indian companies by foreigners, although some restrictions on foreign investment have been relaxed in recent years. These regulations and restrictions may apply to acquisitions by us or our affiliates, including Lytus India and affiliates which are not resident in India, of shares in Indian companies or the provision of funding by us or any other entity to Indian companies within our group. For example, under its consolidated foreign direct investment policy, the Government of India has set out additional requirements for foreign investments in India, including requirements with respect to downstream investments by Indian companies owned or controlled by foreign entities and the transfer of ownership or control of Indian companies in sectors with caps on foreign investment from resident Indian persons or entities to foreigners. These requirements, which currently include restrictions on valuations and sources of funding for such investments and may include prior approval from the Foreign Investment Promotion Board, may adversely affect our ability to make investments in India, including through Lytus India. There can be no assurance that we will be able to obtain any required approvals for future acquisitions or investments in India, or that we will be able to obtain such approvals on satisfactory terms.

Our business and activities are regulated by The Competition Act, 2002.

The Competition Act, 2002, as amended, or the Competition Act, several provisions of which have recently come into force, seeks to prevent practices that could have an appreciable adverse effect on competition. Under the Competition Act, any arrangement, understanding or action between enterprises, whether formal or informal, which causes or is likely to cause an appreciable adverse effect on competition, is void and will be subject to substantial penalties. Any agreement that directly or indirectly determines purchase or sale prices, limits or controls production, or creates market sharing by way of geographical area or number of customers in the market is presumed to have an appreciable adverse effect on competition. Provisions relating to the regulations of certain acquisitions, mergers or amalgamations which have an appreciable adverse effect on competition are not yet in force. Such provisions could, if brought into force in the future, be applicable to us.

The effect of the Competition Act on the business environment in India is unclear. If we or any member of our group, including Lytus India, are affected, directly or indirectly, by the application or interpretation of any provision of the Competition Act or any enforcement proceedings initiated by the Competition Commission of India or any adverse publicity that may be generated due to scrutiny or prosecution by the Competition Commission of India, our business and financial performance may be materially and adversely affected.

Risks Related to Ownership of our Common Shares

Our common shares were only recently listed on The Nasdaq Capital Market and there can be no assurance that we will be able to comply with The Nasdaq Capital Market’s continued listing standards.

Our common shares commenced trading on The Nasdaq Capital Market on June 15, 2022. However, there can be no assurance that any broker will be interested in trading our common shares. Therefore, it may be difficult to sell common shares if you desire to do so. We cannot provide any assurance that an active and liquid trading market in our common shares will develop or, if developed, that such market will continue. In addition, there is no guarantee that we will be able to maintain such listing for any period of time by perpetually satisfying The Nasdaq Capital Market’s continued listing requirements. Our failure to continue to meet these requirements may result in our common shares being delisted from The Nasdaq Capital Market.

If we fail to maintain compliance with the continued listing requirements of the Nasdaq Stock Market, our common shares may be delisted and the price of our common shares and our ability to access the capital markets could be negatively impacted.

Our common shares currently trade on the NASDAQ Capital Market under the symbol “LYT.” This market has continued listing standards that we must comply with in order to maintain the listing of our common shares, including, among others, a minimum bid price requirement of $1.00 per share. If we do not meet the continued listing requirements of Nasdaq for any reason, including due to the potential depressive effect on our share price of the sale of a substantial number of common shares underlying the Convertible Notes and Warrants at a discount to the market price and the ability of the holder of these instruments to short our common shares, our common shares may be delisted and the price of our common shares and our ability to access the capital markets could be negatively impacted. For more information on the risks related to the sale of a substantial number of common shares underlying the Convertible Notes and Warrants at a discount to the market price and the ability of the holder of these instruments to short our common shares, see “Dilution may result from the issuance of common shares underlying the Convertible Notes under the Alternate Conversion Price, which provides for the conversion of the Convertible Notes at a discount to the market price at the time of conversion, which may negatively impact the price of our common shares.”

If our common shares are delisted from the NASDAQ Capital Market at some later date, our shareholders could find it difficult to sell our common shares. In addition, if our common shares are delisted from the NASDAQ Capital Market at some later date, we may apply to have our common shares quoted on the Bulletin Board or in the “pink sheets” maintained by the National Quotation Bureau, Inc. The Bulletin Board and the “pink sheets” are generally considered to be less efficient markets than the NASDAQ Capital Market. In addition, if our common shares are not so listed or are delisted at some later date, our common shares may be subject to the “penny stock” regulations. These rules impose additional sales practice requirements on broker-dealers who sell low-priced securities to persons other than established customers and institutional accredited investors and require the delivery of a disclosure schedule explaining the nature and risks of the penny stock market. As a result, the ability or willingness of broker-dealers to sell or make a market in our common shares might decline. If our common shares are not so listed or are delisted from the NASDAQ Capital Market at some later date or become subject to the penny stock regulations, it is likely that the price of our common shares would decline and that our shareholders would find it difficult to sell their common shares.

We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you with the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime. As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

Our officers, directors and principal shareholders own a significant percentage of our common shares and will be able to exert significant control over matters subject to shareholder approval.

Our officers, directors, and 5% or greater shareholders, in the aggregate, beneficially own approximately 84.90% of our outstanding common shares. Specifically, Dharmesh Pandya, our chief executive officer and director, in the aggregate, beneficially owns 75.80% of our outstanding common shares, which allows such shareholders to exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions. As a result, our officers, directors, and 5% or greater shareholders possess substantial ability to impact our management and affairs and the outcome of matters submitted to shareholders for approval. In addition, this concentration of ownership and voting power may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their common shares as part of a sale of our company and might reduce the price of our common shares. These actions may be taken even if they are opposed by our other shareholders. See “Principal Shareholders” for more information.

We will incur increased costs and become subject to additional regulations and requirements as a result of being a newly public company, and our management will be required to devote substantial time to new compliance matters, which could lower our profits or make it more difficult to run our business.

As a newly public company, we will incur significant legal, accounting, and other expenses that we did not incurred as a private company, including costs associated with public company reporting requirements and costs of recruiting and retaining non-executive directors. We also have incurred and will incur costs associated with compliance with the Sarbanes-Oxley Act and related rules implemented by the Securities and Exchange Commission, or the SEC, and NASDAQ. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. Our management will need to devote a substantial amount of time to ensure that we comply with all of these requirements. These laws and regulations also could make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our Board, our Board committees or as our executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common shares, fines, sanctions and other regulatory action and potentially civil litigation.

The market price of our common shares may be volatile, which could cause the value of your investment to decline.

Even if a trading market develops, the market price of our common shares may be highly volatile and could be subject to wide fluctuations. Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market, or political conditions, could reduce the market price of our common shares in spite of our operating performance. In addition, our results of operations could be below the expectations of public market analysts and investors due to a number of potential factors, including variations in our quarterly results of operations, additions or departures of key management personnel, failure to meet analysts’ earnings estimates, publication of research reports about our industry, litigation and government investigations, changes or proposed changes in laws or regulations or differing interpretations or enforcement thereof affecting our business, adverse market reaction to any indebtedness we may incur or securities we may issue in the future, changes in market valuations of similar companies or speculation in the press or investment community, announcements by our competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures or capital commitments, adverse publicity about our industry in or individual scandals, and in response the market price of our common shares could decrease significantly. You may be unable to resell your common shares of at or above the initial public offering price. In the past few years, stock markets have experienced extreme price and volume fluctuations. In the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources, or at all.

Future sales, or the perception of future sales, by us or our existing shareholders in the public market could cause the market price for our common shares to decline.

The sale of substantial amounts of common shares in the public market, or the perception that such sales could occur could harm the prevailing market price of our common shares. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. 33,379,836 of our common shares are freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or Securities Act. If any existing shareholders sell a substantial amount of common shares, the prevailing market price for our common shares could be adversely affected.

As the rights of shareholders under BVI law differ from those under U.S. law, you may have fewer protections as a shareholder.

Our corporate affairs will be governed by our Memorandum and Articles of Association, the BVI Business Companies Act, 2004, as amended (the “BVI Act”), and the common law of the BVI. The rights of shareholders to take legal action against our directors, actions by minority shareholders, and the fiduciary responsibilities of our directors under BVI law are governed by the BVI Act and the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from the common law of England and the wider Commonwealth, which has persuasive, but not binding, authority on a court in the BVI. The rights of our shareholders and the fiduciary responsibilities of our directors under BVI law are largely codified in the BVI Act but are potentially not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the BVI has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law. As a result of all of the above, holders of our common shares may have more difficulty in protecting their interests through actions against our management, directors or principal shareholders than they would as shareholders of a U.S. company.

BVI companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

Shareholders of BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. Shareholders of a BVI company could, however, bring a derivative action in the BVI courts, and there is a clear statutory right to commence such derivative claims under Section 184C of the BVI Act. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The BVI courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the BVI, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the BVI of judgments obtained in the United States, although the courts of the BVI will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The BVI Act offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes, the BVI Act or the company’s Memorandum and Articles of Association. Under the BVI Act, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court. A shareholder may also bring an action against the company for breach of duty owed to him as a member. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to BVI law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s Memorandum and Articles of Association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

The laws of the BVI may provide less protection for minority shareholders than those under U.S. law, so minority shareholders may have less recourse than they would under U.S. law if such shareholders are dissatisfied with the conduct of our affairs.

Under the laws of the BVI, the rights of minority shareholders are protected by provisions of the BVI Act dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of a company (i.e. the Memorandum and Articles of Association) as shareholders are entitled to have the affairs of a company conducted in accordance with the BVI Act and the Memorandum and Articles of Association of a company. A shareholder may also bring an action under statute if such shareholder feels that the affairs of a company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to such shareholder. The BVI Act also provides for certain other protections for minority shareholders, including in respect of investigation of a company and inspection of such company’s books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the BVI for business companies is limited.

As a company incorporated in the British Virgin Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the NASDAQ Stock Market corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the NASDAQ Stock Market corporate governance listing standards.

As an exempted British Virgin Islands company to be listed on the NASDAQ Capital Market, we are subject to the NASDAQ Stock Market corporate governance listing standards. However, the NASDAQ Stock Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the British Virgin Islands, which is our home country, may differ significantly from the NASDAQ Stock Market corporate governance listing standards. For instance, we are not required to:

•        have a majority of independent directors on our board of directors (although all of the members of the audit committee must be independent under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act);

•        have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

•        have regularly scheduled executive sessions for non-management directors; and

•        have annual meetings and director elections.

Currently, we do not intend to rely on home country practice with respect to our corporate governance. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

We may be or may become a passive foreign investment company, or PFIC, which could result in adverse U.S. tax consequences to U.S. investors.

Based on the past and projected composition of our income and assets, and the valuation of our assets, including goodwill, we do not believe we were a passive foreign investment company (a “PFIC”) for our most recent taxable year, and we do not expect to become a PFIC in the current taxable year or the foreseeable future, although there can be no assurance in this regard.

In general, we will be a PFIC for any taxable year in which:

•        at least 75% of our gross income is passive income, or

•        at least 50% of the value (determined based on a quarterly average) of our assets is attributable to assets that produce or are held for the production of passive income, which include cash.

The determination of whether we are a PFIC is made annually. Accordingly, it is possible that we may become a PFIC in the current or any future taxable year due to changes in our asset or income composition. Because we have calculated the value of our goodwill by taking into account the expected market value of our common shares, a decrease in the price of our common shares may also result in our becoming a PFIC.

If we are a PFIC for any taxable year during which you hold our common shares, our PFIC status could result in adverse U.S. federal income tax consequences to you if you are a U.S. Holder, as defined under “Tax Matters — United States Federal Income Taxation.” For example, if we are or become a PFIC, you may become subject to increased tax liabilities in respect of our common shares under U.S. federal income tax laws and regulations, and will become subject to burdensome reporting requirements. See “Tax Matters — United States Federal Income Taxation — Passive Foreign Investment Company.” There can be no assurance that we will not be a PFIC for the current or any future taxable year.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our common shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions and relief from various reporting requirements that are not available to other public companies that are not “emerging growth companies.” In particular, while we are an “emerging growth company” (1) we will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, (2) we will be exempt from any rules that may be adopted by the PCAOB requiring mandatory audit firm rotations or a supplement to the auditor’s report on financial statements, (3) we will be subject to reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (4) we will not be required to hold nonbinding advisory votes on executive compensation or shareholder approval of any golden parachute payments not previously approved. We currently intend to take advantage of the reduced disclosure requirements regarding executive compensation. If we remain an “emerging growth company”, we may take advantage of other exemptions, including the exemptions from the advisory vote requirements and executive compensation disclosures under the Dodd-Frank Wall Street Reform and Customer Protection Act, or the Dodd-Frank Act, and the exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act. In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, meaning that the company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We may remain an “emerging growth company” until the fiscal year-end following the fifth anniversary of the completion of our initial public offering, which closed on June 17, 2022, though we may cease to be an “emerging growth company” earlier under certain circumstances, including (1) if we become a large accelerated filer, (2) if our gross revenue exceeds $1.07 billion in any fiscal year or (3) if we issue more than $1.0 billion in non-convertible notes in any three year period. The exact implications of the JOBS Act are still subject to interpretations and guidance by the SEC and other regulatory agencies, and we cannot assure you that we will be able to take advantage of all of the benefits of the JOBS Act. In addition, investors may find our common shares less attractive if we rely on the exemptions and relief granted by the JOBS Act. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and our stock price may decline and/or become more volatile.

FORWARD-LOOKING STATEMENTS

We have made statements in this prospectus, including under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere that constitute forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include:

•        the timing of the development of future services,

•        projections of revenue, earnings, capital structure and other financial items,

•        the development of future company-owned call centers,

•        statements regarding the capabilities of our business operations,

•        statements of expected future economic performance,

•        statements regarding competition in our market, and

•        assumptions underlying statements regarding us or our business.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks under the heading “Risk Factors” above. Many factors could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Consequently, you should not place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale by the selling shareholder of the common shares, although we will receive the exercise price of any warrants not exercised by the selling shareholder on a cashless exercise basis. Any proceeds received by us from the exercise of the Warrants will be used for general corporate purposes. We will bear all fees and expenses incident to our obligation to register the common shares.

SELLING SHAREHOLDER

The common shares being offered by the selling shareholder are those issuable to the selling shareholder upon conversion of the Convertible Notes and exercise of the Warrants. For additional information regarding the issuance of the Convertible Notes and the Warrants, see “Description of Private Placement” below. We are registering the common shares in order to permit the selling shareholder to offer the shares for resale from time to time. Except for the ownership of the Convertible Notes and the Warrants issued pursuant to the Securities Purchase Agreement, the selling shareholder have not had any material relationship with us within the past three years.

The table below lists the selling shareholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the common shares held by the selling shareholder. The second column lists the number of common shares beneficially owned by the selling shareholder, based on the selling shareholder’s ownership of common shares, Convertible Notes and Warrants, as of December 2, 2022, assuming conversion of the Convertible Notes and exercise of the Warrants held by such selling shareholder on that date but taking account of any limitations on conversion and exercise set forth therein.

The third column lists the common shares being offered by this prospectus by the selling shareholder and does not take in account any limitations on (i) conversion of the Convertible Notes set forth therein or (ii) exercise of the Warrants set forth therein.

In accordance with the terms of a registration rights agreement with the holders of the Convertible Notes and the Warrants, this prospectus generally covers the resale of the sum of (i) the maximum number of common shares issued or issuable pursuant to the Convertible Notes and (ii) the maximum number of common shares issued or issuable upon exercise of the Warrants, in each case, determined as if the outstanding Convertible Notes and Warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation) at the floor price or exercise price (as the case may be) calculated as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the conversion price and floor price of the Convertible Notes and the exercise price of the Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling shareholder pursuant to this prospectus.

Under the terms of the Convertible Notes and the Warrants, the selling shareholder may not convert the Convertible Notes or exercise the Warrants to the extent (but only to the extent) such selling shareholder or any of its affiliates would beneficially own a number of our common shares which would exceed 4.99% of our outstanding shares (the “Maximum Percentage”). The number of shares in the second column reflects these limitations. The selling shareholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Common Shares Owned Prior to Offering(5)			Maximum Number of Common Shares to be Sold Pursuant to this Prospectus(3)	Number of Common Shares of Owned After Offering(4)
	Number		Percent		Number	Percent
Walleye Opportunities Master Fund Ltd(1)	1,975,000	(2)	4.99%	20,911,474	0	0%

____________

(1)      Walleye Capital LLC is the investment manager of Walleye Opportunities Master Fund Ltd (the “Walleye Fund”) and may be deemed to beneficially own the securities owned by the Walleye Fund. Roger Masi is a Portfolio Manager of Walleye Capital and may be deemed to have voting and dispositive power over the securities owned by the Walleye Fund. Walleye Capital LLC and Roger Masi each disclaim any beneficial ownership of these securities. The address for Walleye Capital LLC and U.S. address for the Walleye Fund is 2800 Niagara Lane N, Plymouth MN 55447.

(2)      This column lists the number of shares of our common shares beneficially owned by this selling shareholder as of April 30, 2023 after giving effect to the Maximum Percentage (as defined in the paragraph above). Without regard to the Maximum Percentage, as of April 30, 2023, this selling shareholder would beneficially own an aggregate of 20,911,474 shares of our common shares, consisting of (i) up to 19,157,088 shares of common shares underlying the outstanding Convertible Note held by this selling shareholder, convertible at the floor price of $0.174 per share, all of which shares are being registered for resale under this prospectus, and (ii) up to 1,754,386 shares underlying the Warrant held by this selling shareholder, all of which are being registered for resale under this prospectus.

(3)      For the purposes of the calculations of common shares to be sold pursuant to the prospectus we are assuming (i) an event of default under the Convertible Note has not occurred, and that the Convertible Note is converted in full at the Floor Price of $0.174 per share without regard to any limitations set forth therein, and (ii) that the Warrant is converted in full without regard to any limitations set forth therein.

(4)      Represents the amount of shares that will be held by the selling shareholder after completion of this offering based on the assumptions that (a) all common shares underlying Convertible Note and Warrant registered for sale by the registration statement of which this prospectus is part of will be sold, and (b) no other shares of common shares are acquired or sold by the selling shareholder prior to completion of this offering. However, the selling shareholder is not obligated to sell all or any portion of the shares of our common shares offered pursuant to this prospectus.

(5)      Applicable percentage ownership is based on 37,576,449 shares of our common shares outstanding as of April 30, 2023 and based on 58,487,923 shares of our common shares outstanding after the offering.

PLAN OF DISTRIBUTION

We are registering the common shares issuable upon conversion of the Convertible Notes and exercise of the Warrants to permit the resale of these common shares by the holders of the Convertible Notes and Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholder of the common shares, although we will receive the exercise price of any Warrants not exercised by the selling shareholder on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the common shares.

The selling shareholder may sell all or a portion of the common shares held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the common shares are sold through underwriters or broker-dealers, the selling shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The common shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•        on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•        in the over-the-counter market;

•        in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•        through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        short sales made after the date the Registration Statement is declared effective by the SEC;

•        broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

•        a combination of any such methods of sale; and

•        any other method permitted pursuant to applicable law.

The selling shareholder may also sell common shares under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling shareholder may transfer the common shares by other means not described in this prospectus. If the selling shareholder effects such transactions by selling common shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholder or commissions from purchasers of the common shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common shares or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common shares in the course of hedging in positions they assume. The selling shareholder may also sell common shares short and deliver common shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholder may also loan or pledge common shares to broker-dealers that in turn may sell such shares.

The selling shareholder may pledge or grant a security interest in some or all of the Convertible Notes, Warrants or common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholder also may transfer and donate the common shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Under the Securities Purchase Agreement, the holder of the Convertible Notes and Warrants is permitted to have a short position in our securities, and may already have a short position in such securities.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling shareholder and any broker-dealer participating in the distribution of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the common shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of common shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the common shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common shares by the selling shareholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares. All of the foregoing may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.

We will pay all expenses of the registration of the common shares pursuant to the registration rights agreement, estimated to be $50,000.00 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholder against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling shareholder will be entitled to contribution. We may be indemnified by the selling shareholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the common shares will be freely tradable in the hands of persons other than our affiliates.

DIVIDEND POLICY

The holders of our common shares are entitled to dividends out of funds legally available when and as declared by our Board of Directors subject to the BVI Act. Our Board has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating company may, from time to time, be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

EXCHANGE RATE INFORMATION

Our business is conducted in India, and the financial records of our Indian subsidiaries are maintained in Indian rupees, its functional currency. However, we use the U.S. dollar as our reporting currency; therefore, periodic reports made to shareholders will include current period amounts translated into U.S. dollars using the then-current exchange rates. Our financial statements have been translated into U.S. dollars in accordance with Accounting Standards Codification (“ASC”) 830-10, “Foreign Currency Matters.” We have translated our asset and liability accounts using the exchange rate in effect at the balance sheet date. We translated our statements of operations using the average exchange rate for the period. We reported the resulting translation adjustments under other comprehensive income/loss. Unless otherwise noted, we have translated profit and loss items at an average rate of Rs. 74.40 for the year ended March 31, 2022 and Rs. 74.17 for the year ended March 31, 2021. For balance sheet items, we have translated at a closing rate of Rs. 75.91 as of March 31, 2022 and Rs. 73.20 as of March 31, 2021. Unless otherwise noted, we have translated profit and loss items at average rate of Rs. 78.90 for the 6 months ended September 30, 2022, and Rs. 73.76 for the 6 months ended September 30, 2021. For balance sheet items, we have translated at a closing rate of Rs. 81.63 for the 6 months ended September 30, 2022.

We make no representation that any Rupee or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Rupee, as the case may be, at any particular rate, or at all. We do not currently engage in currency hedging transactions.

RELATED PARTY TRANSACTIONS

Other than as disclosed in the section entitled “Related Party Transactions” in our Annual Report, there have been no transactions or proposed transactions which are material to us or to any of our associates, holders of 10% or more of our outstanding common shares, or to our directors or officers or any transactions that are unusual in their nature or conditions to which we or any of our subsidiaries were a party.

PRINCIPAL SHAREHOLDERS

The following tables set forth certain information with respect to the beneficial ownership of our common shares and as adjusted to reflect the sale of the common shares offered by us in our initial public offering, for:

•        each shareholder known by us to be the beneficial owner of more than 5% of our outstanding common shares,

•        each of our directors,

•        each of our named executive officers, and

•        all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, beneficial ownership includes any common shares over which the individual has sole or shared voting power or investment power as well as any common shares that the individual has the right to subscribe for within 60 days of April 30, 2023, through the exercise of any warrants or other rights. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power or the power to receive the economic benefit with respect to all common shares that they beneficially own, subject to applicable community property laws. None of the shareholders listed in the table are a broker-dealer or an affiliate of a broker dealer.

Applicable percentage ownership prior to the offering is based on 37,576,449 common shares outstanding at April 30, 2023. The table also lists the percentage ownership after this offering based on 58,487,923 common shares outstanding immediately after the completion of this offering. Unless otherwise indicated, the address of each beneficial owner listed in the table below is C/O Lytus Technologies Holdings PTV. LTD., Business Center 1, M Floor, The Meydan Hotel, Nad Al Sheba, Dubai, UAE.

	Beneficial Ownership
Name of Beneficial Owner	Common Shares	%
Dharmesh Pandya(1)	28,483,678	75.80
Shreyas Shah	307,691	*
Robert M. Damante	15,308	*
Rajeev Kheror	19,230	*
Dr. Sanjeiiv Geeta Chaudhry	—	—
All officers and directors as a group	31,902,830	84.90

5% or greater beneficial owners
Jagjit Singh Kohli	3,076,923	8.19
Lytus Trust(2)	2,262,471	6.02

____________

*        Less than 1%

(1)      Includes 2,262,471 shares held by Lytus Trust. As reflected in footnote 2, Mr. Dharmesh Pandya may be deemed to be the beneficial owner of these shares.

(2)      Dharmesh Pandya, Manager of Lytus Trust, has discretionary authority to vote and dispose of the shares held by Lytus Trust and may be deemed to be the beneficial owner of these shares. The address of Lytus Trust is 5011 Gate Parkway, Building 100, Suite 100, Jacksonville FL 32256.

As of April 30, 2023, there were 47 holders of record entered in our share register.

To our knowledge, no other shareholder beneficially owns more than 5% of our common shares. Our company is not owned or controlled directly or indirectly by any government or by any corporation or by any other natural or legal person severally or jointly. Our principal shareholders do not have any special voting rights.

DESCRIPTION OF PRIVATE PLACEMENT

On November 9, 2022, we entered into the Securities Purchase Agreement (the “Securities Purchase Agreement”) with an institutional investor (“Investor”), pursuant to which we issued and sold to Investor in a private placement (i) the Convertible Notes, at an initial conversion price of $1.044 per common share, subject to adjustment upon the occurrence of specified events described in the Convertible Notes and (ii) the Warrants to purchase up to 1,754,386 common shares with an initial exercise price of $0.957 per common share, exercisable immediately and expiring five years from the date of issuance (the Warrants together with the Convertible Notes, the “Convertible Notes Offering”), for $3,333,333.33 of gross proceeds. We intend to use the net proceeds from the Convertible Notes Offering for general corporate purposes, including working capital. We received net proceeds of $2,660,000 from the sale of the Convertible Notes and Warrants.

The Convertible Notes are our senior obligations and were issued with an original issue discount of 10%. The Convertible Notes bear no interest until an event of default has occurred, upon which interest will accrue at 18% per annum. The Convertible Notes mature on November 10, 2023 unless extended at the option of the holder pursuant to its terms or earlier converted (upon the satisfaction of certain conditions) (the “Maturity Date”).

On the Maturity Date, we shall pay to the holder an amount in cash representing all outstanding principal, accrued and unpaid interest and accrued and unpaid Late Charges (as defined in the Convertible Notes) on such principal and interest. Unless required by law, we may not prepay any portion of the outstanding principal, accrued and unpaid interest or accrued and unpaid late charges on principal and interest, if any.

At any time that the conversion price then in effect is less than $0.174 (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events), we may, subject to certain conditions, redeem all, but not less than all, of the sum of (x) portion of the principal to be converted, redeemed or otherwise with respect to which the determination is being made and (y) all accrued and unpaid interest with respect to such portion of the principal amount and accrued and unpaid late charges with respect to such portion of such principal and such interest (the “Conversion Amount”), if any, then remaining under the Convertible Notes (the “Company Optional Redemption Amount”) on the applicable redemption date (a “Company Optional Redemption”) in cash at a price equal to the greater of (i) 110% of the Conversion Amount being redeemed as of the date on which the Company Optional Redemption occurs (the “Company Optional Redemption Date”) and (ii) the product of (a) the quotient of (x) such Conversion Amount and (y) the Conversion Price with respect to the Conversion Amount being redeemed as of the Company Optional Redemption Date multiplied by (b) the greatest Closing Sale Price (as defined in the Convertible Notes) of our common shares on any Trading Day (as defined in the Convertible Notes) during the period commencing on the date immediately preceding such Company Optional Redemption Notice Date and ending on the Trading Day immediately prior to the date we make the entire payment required to be made.

Furthermore, the Convertible Notes provide that the holders thereof are entitled to, among other things, effectuate an Alternate Conversion (such that the holder of the Convertible Notes has the option, at any time and for any amount of the Convertible Notes, to convert such Convertible Notes at an Alternative Conversion Price that is the lower of (i) the conversion price then in effect, or (ii) a 90% discount to the then-VWAP of our common shares, but in no event less than the conversion floor price of $0.174), participate in certain future offerings of our securities, subject to various limitations and conditions and at the prices set forth in the Convertible Notes. The Convertible Notes contain certain conversion limitations, providing that no conversion may be made if, after giving effect to the conversion, the holder, together with any of its affiliates, would own in excess of 4.99% of our outstanding common shares. This 4.99% beneficial ownership cap on the Convertible Notes and Warrants does not prevent the holder of such Convertible Notes and Warrants from converting and selling some or all of the common shares it acquires, and then converting or acquiring additional common shares; accordingly, the holder will be able to sell common shares in excess of the 4.99% beneficial ownership cap, while never holding more than 4.99% of our outstanding common shares at a given time. The Convertible Notes contain certain customary affirmative and negative covenants regarding the incurrence of indebtedness, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends, distributions or redemptions and the transfer of assets, among other matters.

If we grant, issue or sell (or enter into any agreement to grant, issue or sell) any common shares (subject to certain exceptions described in the Convertible Notes and the Warrants) for a consideration per share (the “New Issuance Price”) less than a price equal to the conversion price or exercise price, as applicable, in effect immediately prior to such grant, issuance or sale or deemed grant, issuance or sale, then, immediately after such grant, issuance or sale, the conversion price or exercise price of the Convertible Notes or Warrants, respectively, then in effect shall be reduced to an amount equal to the New Issuance Price.

In addition, if we in any manner issue or sell or enter into any agreement to issue or sell, any common shares, options or convertible securities (any such securities, “Variable Price Securities”) while the Convertible Notes or the Warrants are outstanding, that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for common shares at a price which varies or may vary with the market price of our common shares, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), then from and after the date we enter into such agreement or issue any such Variable Price Securities, the holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the conversion price or exercise price upon conversion of the Convertible Notes or the Warrants, respectively.

The Convertible Notes also contain certain customary events of default, including, among others, (i) if we fail to file and maintain an effective registration statement covering the Registrable Securities (as defined below), subject to certain exceptions and (ii) if our common shares are not traded or listed on any of the Nasdaq Capital Market, The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Principal Market for five consecutive days. Upon the occurrence of an Event of Default, we are required within one trading day to deliver written notice thereof (an “Event of Default Notice”) to the holder. At any time after the earlier of the holder’s receipt of an Event of Default Notice and the holder becoming aware of an Event of Default (such earlier date, the “Event of Default Right Commencement Date”) and ending (such ending date, the “Event of Default Right Expiration Date”, and each such period, an “Event of Default Redemption Right Period”) on the 20th trading day after the later of (x) the date such Event of Default is cured and (y) the Holder’s receipt of an Event of Default Notice, the holder may require us to redeem (regardless of whether such Event of Default has been cured on or prior to the Event of Default Right Expiration Date) all or any portion of the Convertible Notes. At any time after the earlier of the holder’s receipt of an Event of Default Notice and the holder becoming aware of an Event of Default, the holder may require us to redeem (regardless of whether such Event of Default has been cured) all or any portion of the Convertible Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to us. Each portion of the Convertible Note subject to redemption by us must be redeemed by us at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Redemption Premium and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect at such time as the holder delivers an Event of Default Redemption Notice multiplied by (Y) the product of (1) the Redemption Premium multiplied by (2) the greatest Closing Sale Price of our common shares on any trading day during the period commencing on the date immediately preceding such Event of Default and ending on the date we make the entire payment required to be made under the Convertible Note, as each such term is defined in the Convertible Note.

The Warrants contain certain conversion limitations, providing that a holder thereof may not exercise such Warrant to the extent (but only to the extent) that, if after giving effect to such conversion, the holder or any of its affiliates would beneficially own in excess of 4.99% of the outstanding shares of our common shares immediately after giving effect to such conversion or exercise. This 4.99% beneficial ownership cap on the Warrants does not prevent the holder of such Warrants from converting and selling some or all of the common shares it acquires, and then converting or acquiring additional common shares; accordingly, the holder will be able to sell common shares in excess of the 4.99% beneficial ownership cap, while never holding more than 4.99% of our outstanding common shares at a given time.

Under the Securities Purchase Agreement, the holder of the Convertible Notes and Warrants is permitted to have a short position in our securities, and may already have a short position in such securities.

In addition, we and Investor entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which we agreed to use our best efforts to file the registration statement of which this prospectus forms a part with the SEC covering the resale of all the common shares underlying the Convertible Notes and the Warrants (the “Registerable Securities”), on or before the 30th calendar day following the closing of the offering and to cause such registration statement to be declared effective by the SEC on or before the 90th calendar day following the closing date of the offering. The registration rights granted under the Registration Rights Agreement are subject to certain conditions and limitations and are subject to customary indemnification and contribution provisions.

In the Securities Purchase Agreement, Investor represented to us, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The securities referred to above have been and will be issued and sold by us to Investor in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

The foregoing is only a summary of the material terms of the Convertible Notes, the Warrants, the Securities Purchase Agreement, the Registration Rights Agreement, and the other transaction documents, and does not purport to be a complete description of the rights and obligations of the parties thereunder. The summary of the Convertible Notes, the Warrants, the Securities Purchase Agreement, and the Registration Rights Agreement is qualified in its entirety by reference to such agreements, which are filed as Exhibits 4.1, 4.2, 10.1 and 10.2 to our Current Report on Form 8-K filed with the SEC on November 10, 2022, which is incorporated by reference herein.

DESCRIPTION OF SHARE CAPITAL

We were incorporated as a BVI business company under the BVI Business Companies Act, 2004 as amended, in the BVI on March 16, 2020, under the name “Lytus Technologies Holdings PTV. Ltd.” We were originally authorized to issue up to 50,000 common shares of $1.00 par value each and on March 17, 2020, the Board of Directors passed the resolution to change the originally authorized shares from 50,000 common shares to 30,000 common shares, of $0.10 par value each. Effective May 15, 2020, we amended our Memorandum of Association to increase the number of our authorized shares to 230,000,000, with a par value of $0.01 per share. The following are summaries of the material provisions of our Memorandum and Articles of Association; a copy of these documents are filed as exhibits to the registration statement of which this prospectus forms a part of.

Common Shares

General

All of our issued common shares are fully paid and non-assessable. Certificates evidencing the common shares are issued in registered form. Our shareholders who are non-residents of the BVI may freely hold and vote their common shares.

At the completion of this offering, there will be 58,487,923 common shares issued and outstanding.

Distributions

The holders of our common shares are entitled to such dividends as may be declared by our Board of Directors subject to the BVI Act.

Voting rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution in writing. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each common share that such shareholder holds.

Election of directors

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. The laws of the BVI, however, do not specifically prohibit or restrict the creation of cumulative voting rights for the election of our directors. Cumulative voting is not a concept that is accepted as a common practice in the BVI, and we have made no provisions in our Memorandum and Articles of Association to allow cumulative voting for elections of directors.

Meetings

We must provide written notice of all meetings of shareholders, stating the time and place at least 7 days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our Board of Directors shall call a meeting of shareholders upon the written request of shareholders holding at least 30% of our outstanding voting common shares. In addition, our Board of Directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if at least 90% of the common shares entitled to vote on the matters to be considered at the meeting have waived notice of the meeting, and presence at the meeting shall be deemed to constitute waiver for this purpose.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than 50% of the issued common shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the common shares or each class of securities entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. If present, the chair of our Board of Directors shall be the chair presiding at any meeting of the shareholders. If the chair of our Board is not present, then the shareholders present shall choose to chair the meeting of the shareholders.

A corporation that is a shareholder shall be deemed for the purpose of our Memorandum and Association to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Protection of minority shareholders

The BVI Act offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes, the BVI Act or the company’s Memorandum and Articles of Association. Under the BVI Act, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court. A shareholder may also bring an action against the company for breach of duty owed to him as a member. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the Board of Directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to BVI law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s Memorandum and Articles of Association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new common shares under either BVI law or our Memorandum and Articles of Association.

Transfer of common shares

Subject to the restrictions in our Memorandum and Articles of Association and applicable securities laws, any of our shareholders may transfer all or any of his or her common shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our Board of Directors may resolve by resolution to refuse or delay the registration of the transfer of any common share. If our Board of Directors resolves to refuse or delay any transfer, it shall specify the reasons for such refusal in the resolution. Our directors may not resolve or refuse or delay the transfer of a common share unless: (a) the person transferring the common shares has failed to pay any amount due in respect of any of those common shares; or (b) such refusal or delay is deemed necessary or advisable in our view or that of our legal counsel in order to avoid violation of, or in order to ensure compliance with, any applicable, corporate, securities and other laws and regulations.

Liquidation

As permitted by BVI law and our Memorandum and Articles of Association, the company may be voluntarily liquidated by a resolution of members or, if permitted under section 199(2) of the BVI Act, by a resolution of directors if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities by resolution of directors and resolution of shareholders.

Calls on common shares and forfeiture of common shares

Our Board of Directors may, on the terms established at the time of the issuance of such common shares or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their common shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The common shares that have been called upon and remain unpaid are subject to forfeiture. For the avoidance of doubt, if the issued common shares have been fully paid in accordance with the terms of its issuance and subscription, the Board of Directors shall not have the right to make calls on such fully paid common shares and such fully paid common shares shall not be subject to forfeiture.

Redemption of common shares

Subject to the provisions of the BVI Act, we may issue common shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Memorandum and Articles of Association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the NASDAQ Capital Market, or by any recognized stock exchange on which our securities are listed.

Modifications of rights

If at any time, the company is authorized to issue more than one class of common shares, all or any of the rights attached to any class of shares may be amended only with the consent in writing of or by a resolution passed at a meeting of not less than 50 percent of the shares of the class to be affected.

Changes in the number of common shares we are authorized to issue and those in issue

We may from time to time by a resolution of shareholders or resolution of our Board of Directors:

•        amend our Memorandum of Association to increase or decrease the maximum number of common shares we are authorized to issue,

•        subject to our Memorandum of Association, subdivide our authorized and issued common shares into a larger number of common shares then our existing number of common shares, and

•        subject to our Memorandum of Association, consolidate our authorized and issued shares into a smaller number of common shares.

Inspection of books and records

Under BVI Law, holders of our common shares are entitled, upon giving written notice to us, to inspect (i) our Memorandum and Articles of Association, (ii) the register of members, (iii) the register of directors and (iv)minutes of meetings and resolutions of members, and to make copies and take extracts from the documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests. See “Where You Can Find More Information.”

Rights of non-resident or foreign shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our common shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional common shares

Our Memorandum and Articles of Association authorizes our Board of Directors to issue additional common shares from authorized but unissued common shares, to the extent available, from time to time as our Board of Directors shall determine.

Differences in Corporate Law of the BVI and the United States

The BVI Act and the laws of the BVI affecting BVI companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the BVI applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and similar arrangements

Under the laws of the BVI, two or more companies may merge or consolidate in accordance with Part IX 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders. While a director may vote on the plan of merger or consolidation even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company. A transaction entered into by our company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI. A shareholder may dissent from a mandatory redemption of his shares, pursuant to an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder who gave written objection within 20 days following the date of shareholders’ approval. These shareholders then have 20 days from the date of the notice to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without considering any change in value as a result of the transaction.

Shareholders’ suits

There are both statutory and common law remedies available to our shareholders as a matter of BVI law. These are summarized below.

Prejudiced members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his common shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our Memorandum and Articles of Association be set aside.

Derivative actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company to redress any wrong done to it.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition for the winding up of a company on the grounds that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of directors and executive officers and limitation of liability

BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any provision providing indemnification may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Memorandum and Articles of Association, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

•        is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

•        is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-takeover provisions in our Memorandum and Articles of Association

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable. However, under BVI law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association, as amended and restated from time to time, as they believe in good faith to be in the best interests of our company.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under BVI law, our directors owe the company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, considering without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our Memorandum and Articles of Association, as amended and restated from time to time. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. BVI law provides that shareholders may approve corporate matters by way of a written resolution without a meeting signed by or on behalf of shareholders sufficient to constitute the requisite majority of shareholders who would have been entitled to vote on such matter at a general meeting; provided that if the consent is less than unanimous, notice must be given to all non-consenting shareholders.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the Board of Directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. BVI law and our Memorandum and Articles of Association allow our shareholders holding not less than 30% of the votes of the outstanding voting common shares to requisition a shareholders’ meeting. We are not obliged by law to call shareholders’ annual general meetings, but our Memorandum and Articles of Association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the Board of Directors and can be held anywhere in the world.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a Board of Directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. The BVI law does not expressly permit cumulative voting for directors, our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, directors can be removed from office, with or without cause, by a resolution of shareholders called for the purpose of removing the director or for purposes including the removal of the director or by written resolution passed by at least 50 % of the votes of the shareholders of the company. Directors can also be removed by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the Board of Directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s Board of Directors. BVI law has no comparable statute and our Memorandum and Articles of Association do not expressly provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the Board of Directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the Board of Directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our Memorandum and Articles of Association, we may appoint a voluntary liquidator by a resolution of the shareholders.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by BVI law, our Memorandum and Articles of Association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the BVI.

Exchange Listing

Our common shares are listed on the Nasdaq Capital Market under the symbol “LYT”.

Stock Transfer Agent

VStock Transfer, LLC is our company’s stock transfer agent. Its address is 18 Lafayette Place, Woodmere, New York 11598 and phone number is (212) 828-8436.

Management’s Discussion and Analysis of Financial Condition and
Results of Operations

You should read the following discussion and analysis of our financial condition as of September 30, 2022 and March 31, 2022 and results of operations for the six months ended September 30, 2022 and 2021 in conjunction with our unaudited consolidated financial statements and the related notes included elsewhere in this Report.

Company Overview

We are a growing platform services company primarily providing content streaming/telecasting services with over eight million active users located all across India.15 Our Lytus platform provides a wide range of streaming services and telemedicine services with local assistance through local Health Centers. Through our platform, our customers are well connected via CPE devices/STBs and have access to multi-dimensional services including telemedicine service we place to offer in the future.

We believe that our strong customer base and expansive market presence position us to expand our portfolio of offerings. We have been focused on adopting and implementing technologies that can change the landscape of being a conventional streaming services provider. Partnering with those who share our passion, we strive to provide India’s semi-urban, urban population with unmatched services across the tele-healthcare.

We intend to benefit from India’s e-commerce boom and the recent tele-medicine regulation through the acquisition of Lytus Health. The management teams Lytus Health has many years of pioneering experience in telemedicine in the USA, which we believe will help us create a profitable and sustainable business model with rapid growth prospects. We believe that our deep understanding and local expertise have enabled us to create solutions that address the needs and preferences of our consumers in the most comprehensive and efficient way. We possess extensive local knowledge of the logistics and payment landscapes in the markets in which we operate, which we consider to be a key component of our success. As approved by the Board on February 27, 2023, we will deconsolidate GHSI from our consolidated financial statements with effect from March 1, 2023. The business of telemedicine in the USA shall be restructured in Lytus Health. On January 1, 2023, the Company acquired 1,000 common shares of Lytus Health from our Chief Executive Officer, Dharmesh Pandya, for an aggregate price of $1,000 ($1 per share). As of March 31, 2023, the owns 100% of the outstanding equity of Lytus Health. Lytus Health is incorporated in Delaware and has no operations at present.

We are focused on consolidating our subscriber base for future technology services, such as telemedicine and healthcare services. The technology services will be provided through our proprietary unified technology platform. Presently, we provide streaming and internet services through our platform. We are simultaneously working to strengthen its platform services, including advancing its platform with the state-of-art technology.

Key Factors For Our Performance

The following factors are the principal factors that have affected and will continue to affect our business, financial condition, results of operations and prospects.

•        Number of Subscribers: our revenue growth and long-term profitability are affected by our ability to increase our subscriber base because we derive a substantial portion of our revenue from streaming services and via client contracts that provide subscribers access to our Lytus platform in exchange for a contractual based monthly fee. Revenue is driven primarily by the number of subscribers, the number of services contracted for by a subscriber and the contractually negotiated prices of our services and online content that is specific to that particular subscriber. We believe that increasing our subscriber base is an integral objective that will provide us with the ability to continually innovate our services and support initiatives that will enhance subscriber experiences and lead to increasing or maintaining our existing annual net dollar retention rate. The number of subscribers was 1,855,527 as of September 30, 2022, as of year ended March 31, 2022 was 1,904,450, which such subscribers were acquired under the original Customer Acquisition Agreement with Reachnet. During the six months ended September 30, 2022, the subscribers decreased by 48,923 from the March 31, 2022. The decrease in subscribers

____________

15      Calculation based upon approximately 1.9 million paid home subscribers which based on industry standards translates to more than 8 million viewers on an average of 4.6 viewers per household in India. Source: United Nations, Department of Economic and Social Affairs, Population Division (2019) — Database on Household Size and Composition 2019. Available at https://population.un.org/Household/index.html#/countries/356.

was primarily driven by competition in the OTT streaming market. However, the management believes that the decrease is marginal and will be retained when platform services are launched. Following the Modification Agreement, the number of subscribers the Company has is approximately 901 thousand.

•        Cluster of customized online content: the Lytus platform provides an opportunity to customize the online content to meet the needs of that particular subscriber. We plan to form partnership with other companies to develop our telemedicine business and entertainment and education online content. Revenues arising from this segment will be driven primarily by the customizable content formats aligned with the customer satisfaction. We believe that increasing our current subscriber utilization rate is a key objective in order for our subscribers to realize tangible healthcare savings with our service.

Six months ended September 30, 2022 compared to six months ended September 30, 2021

Significant Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with International Financial Reporting Standards (IFRS).

Basis of Deconsolidation

When events or transactions results in a loss of control over the subsidiary, the assets and liabilities of the subsidiary including any goodwill are derecognised. Amounts previously recognised in the consolidated statements of comprehensive income within “other comprehensive income” in respect of that entity are also reclassified to the consolidated statements of profit or loss and other comprehensive income or transferred directly to retained earnings if required by a specific Standard.

Any retained equity interest in the entity is remeasured at fair value. The difference between the carrying amount of the retained interest at the date when control is lost and its fair value is recognised in the consolidated statements of profit or loss and other comprehensive income.

Share Warrant Liability

We account for share warrants as either equity instruments, derivative liabilities, or liabilities in accordance with IAS 32 — Financial Instruments: Disclosure and Presentation, depending on the specific terms of the warrant agreement. Share warrants are accounted for as a derivative in accordance with IFRS 9 — Financial Instruments if the share warrants contain terms that could potentially require “net cash settlement” and therefore, do not meet the scope exception for treatment as a derivative. Share Warrant instruments that could potentially require “net cash settlement” in the absence of express language precluding such settlement are initially classified as financial liabilities at their fair values, regardless of the likelihood that such instruments will ever be settled in cash. We will continue to classify the fair value of the warrants that contain “net cash settlement” as a liability until the share warrants are exercised, expire or are amended in a way that would no longer require these warrants to be classified as a liability.

The outstanding warrants are recognized as a warrant liability on the balance sheet and measured at fair value on inception date and subsequently re-measured at each reporting period with change recognised in the consolidated statements of profit or loss and other comprehensive income.

Intangible assets

Separately purchased intangible assets are initially measured at cost. Intangible assets acquired in a business combination are recognized at fair value at the acquisition date. Subsequently, intangible assets are carried at cost less any accumulated amortization and accumulated impairment losses, if any.

The useful lives of intangible assets are assessed as either finite or indefinite. Finite-life intangible assets are amortized on a written down basis over the period of their expected useful lives. Estimated useful lives by major class of finite-life intangible assets are as follow:

Customers acquisition	5 Years
Trademark/Copy rights	5 Years
Computer Software	5 Years

The amortization period and the amortization method for definite life intangible assets is reviewed annually.

For indefinite life intangible assets, the assessment of indefinite life is reviewed annually to determine whether it continues, if not, it is impaired or changed prospectively basis revised estimates.

Intangible assets with finite lives are assessed for impairment whenever there is an indication that the intangible asset may be impaired. When the recoverable amount of an intangible asset is less than its carrying amount, an impairment loss is recognized.

Goodwill on acquisitions of subsidiaries represents the excess of (i) the sum of the consideration transferred, the amount of any non-controlling interest in the acquiree and the acquisition-date fair value of any previous equity interest in the acquiree over (ii) the fair value of the identifiable net assets acquired. Goodwill on subsidiaries is recognised separately as intangible assets and carried at cost less accumulated impairment losses. These assets are not amortized but are tested for impairment annually.

Gains and losses on the disposal of subsidiaries include the carrying amount of goodwill relating to the entity sold.

IAS 38 requires an entity to recognize an intangible asset, whether purchased or self-created (at cost) if, and only if: IAS 38.21

a.      it is probable that the future economic benefits that are attributable to the asset will flow to the entity; and

b.      the cost of the asset can be measured reliably.

The probability of future economic benefits must be based on reasonable and supportable assumptions about conditions that will exist over the life of the asset. IAS 38.22 The probability recognition criterion is always considered to be satisfied for intangible assets that are acquired separately or in a business combination. IAS 38.33

Para 25 of IAS 38 provides that the price an entity pays to acquire separately an intangible asset will reflect expectations about the probability that the expected future economic benefits embodied in the asset will flow to the entity. In other words, the entity expects there to be an inflow of economic benefits, even if there is uncertainty about the timing or the amount of the inflow. Therefore, the probability recognition criteria in Para 21(a) is always considered to be satisfied for separately acquired intangible assets. Para 26 of IAS 38 provides that the costs of a separately acquired intangible asset can usually be measured reliably. This is particularly so when the purchase consideration is in the form of cash or other monetary assets.

Development costs mainly relate to developed computer software programmes. Such computer software programmes that do not form an integral part of other related hardware is treated as an intangible asset. Development costs that are directly associated with development and acquisition of computer software programmes by the Group are capitalised as intangible assets when the following criteria are met:

•        it is technically feasible to complete the computer software programme so that it will be available for use;

•        management intends to complete the computer software programme and use or sell it;

•        there is an ability to use or sell the computer software programme;

•        it can be demonstrated how the computer software programme will generate probable future economic benefits;

•        adequate technical, financial and other resources to complete the development and to use or sell the computer software programme are available; and

•        the expenditure attributable to the computer software programme during its development can be reliably measured.

Direct costs include salaries and benefits for employees on engineering and technical teams who are responsible for building new computer software programmes.

Expenditure that enhances or extends the performance of computer software programmes beyond their original specifications and which can be reliably measured is added to the original cost of the software. Costs associated with maintaining computer software programmes are recognised as an expense when incurred.

Completed development costs in progress are reclassified to internally developed intangible assets. These internally developed intangible assets are subsequently carried at cost less accumulated amortisation and accumulated impairment losses. These costs are amortised to the consolidated statements of profit or loss and other comprehensive income using a straight-line method over their estimated useful lives. Development cost in progress is not amortised.

Deferred offering costs

Deferred Offering Costs consists of legal, accounting, underwriter’s fees, and other costs incurred through the balance date that are directly related to the proposed Initial Public Offering (IPO) and that would be charged to stockholder equity upon completion of the proposed IPO. Should the proposed IPO prove unsuccessful, deferred costs and additional expenses to be incurred would be charged to operations. As of September 30, 2022 and March 31, 2022, the Company had deferred offering costs of $0 and $34,165, respectively.

Revenue from Contract with Customers and Other Income

We derive substantially all of our revenue from usage-based fees earned from customers subscribing to our streaming/telecasting, content management services and other products. Generally, customers enter into 12-month contracts and are invoiced monthly in advance based on usage.

During the six months ended September 30, 2022, our total income of $6,484,884 comprised of operating revenue of nil and other income of $6,484,884, whereas during the six months ended September 30, 2021, our total income of $7,626,029 comprised of operating revenue of $102,013 and other income of $7,524,016. The Company has reported Other Income as a net amount after netting of amounts payable to Reachnet.

The overall decrease of $1,141,145 or 15% in Total income was primarily driven by the decrease in business of GHSI and reduced business in Other Income.

Particulars	For the 6 months ended September 30, 2022		For the 6 months ended September 30, 2021		Change
	$	%	$	%	$	%
STATEMENT OF OPERATIONS DATA:
Revenue from contract with customer	—		102,013		(102,013)
Other operating revenue	—		—		—
Total Revenues	—	—	102,013	—	(102,013)	(100)
Other Income	6,484,884	100.00	7,524,016	99.00	(1,039,132)	(14)
Total income	6,484,884	100.00	7,626,029	100.00	(1,141,145)	(15)

During the six months ended September 30, 2022, other income was $6,484,884, an decrease of $1,039,132 or 14%, from $7,524,016 for the six months ended September 30, 2021.

The revenue from contract with customers and other income consist of:

	For the 6 months ended 30 September 2022 ($)	For the 6 months ended 30 September 2021 ($)	Change
			($)	(%)
Revenue from contract with customers
Telemedicine services	—	102,013	102,013	(100)
Total (A)	—	102,013	102,013	(100)

Other Income
Income from revenue entitlement rights	6,124,042	7,258,605	(1,134,563)	(16)
Sundry liabilities no longer required written back	360,842	265,411	95,431	36
Total (B)	6,484,884	7,524,016	(1,039,132)	(14)
Total income (A+B)	6,484,884	7,626,029	(1,141,145)	(15)

Cost recognition

Costs and expenses are recognized when incurred and have been classified according to their primary functions in the following categories:

Cost of revenue

Cost of revenue is nil for the six months ended September 30, 2022 representing a decrease of $36,001 for the six months ended September 30, 2022, from $36,001 for the six months ended September 30, 2021.

Cost of revenue	For the 6 months ended Sept 30, 2022	For the 6 months ended Sept 30, 2021	Changes
	(In $)	(In $)	(In $)	(In %)
Cost of materials consumed	—	36,001	(36,001)	-100
	—	36,001	(36,001)	-100

Costs of revenue are recognized when incurred and have been classified according to their primary function.

Staffing Expenses

For the six-month ended September 30, 2022, the staffing costs is nil, representing a decrease of $205,574 for the six months ended September 30, 2022, from $205,574 for the six months period ended September 30, 2021.

Amortisation and other expenses

Other operating expenses consist primarily of general and administrative expenses like electricity, software running expenses, repairs and maintenance, travelling expenses etc. For the six months ended September 30, 2022, we incurred legal and professional expenses of $1,721,061, amortization costs of $5,623,417 and other operating expenses of $145,314, while during the six months ended September 30, 2021, we incurred legal and professional expenses of $225,566, amortization costs of $6,015,398 and other operating expenses of $341,062.

Liquidity and Capital Resources

Our projected cash needs and projected sources of liquidity depend upon, among other things, our actual results, and the timing and amount of our expenditures. As we continue to grow our subscriber base, we expect an initial funding period to grow new products as well as negative working capital impacts from the timing of device-related cash flows when we provide the devices to customers pursuant to equipment installment plans.

Off-balance Sheet Arrangements

Under SEC regulations, we are required to disclose off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, such as changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. An off-balance sheet arrangement means a transaction, agreement or contractual arrangement to which any entity that is not consolidated with us is a party, under which we have:

•        Any obligation under certain guarantee contracts,

•        Any retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to that entity for such assets,

•        Any obligation under a contract that would be accounted for as a derivative instrument, except that it is both indexed to our stock and classified in shareholder equity in our statement of financial position,

•        Any obligation arising out of a material variable interest held by us in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to us, or engages in leasing, hedging or research and development services with us.

•        We do not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, and other contractual obligations. These transactions are recognized in our financial statements in accordance with generally accepted accounting principles in the United States.

•        We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity, or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

The preparation of these Consolidated Condensed financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to the allowance for doubtful accounts, the useful life of property and equipment, assumptions used in assessing impairment of long-term assets, and valuation of deferred tax assets, fair value estimation of warrants and critical judgement over capitalization of internally developed intangible assets and development cost in progress.

We base our estimates on historical experience and on various other assumptions that we believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions4.

Trade and other receivable

Assessment as to whether the trade receivables and other receivables from Reachnet are impaired: When measuring Expected Credit Loss (ECL) of receivables and other receivables related to Reachnet the Group uses reasonable and supportable information, which is based on assumptions for the future movement of different economic drivers and how these drivers will affect each other. Probability of default constitutes a key input in measuring ECL. Probability of default is an estimate of the likelihood of default over a given time horizon, the calculation of which includes historical data, assumptions and expectations of future conditions. Refer to note on Subsequent Event, in respect of modification of the Acquisition of Customer Agreement from Reachnet. The terms of modification were concluded on March 31, 2023, upon executing the Share Purchase Agreement with Sri Sai.

The payment protocols with respect to the Telecast and OTT services are very closely regulated by the Ministry of Telecommunications along with other departments of the Government of India. The payment gateways reporting protocols for the cable industry are very robust, with most of the transactional interactions with the customers in this industry being subject to independent audits by the government. Payments processed online by customers electronically are reported promptly.

Given that Reachnet is an ongoing operations partner of Lytus India with respect to the telecasting business, the collectability of the amounts does not pose a significant risk for the following reasons:

1.      Reachnet is a licensed cable company and is regularly audited by the Ministry of Information and Broadcasting. These audits regularly confirm number of subscribers and subscriptions fees reported in the Nationwide SMS platform (Subscriber Management Platform);

2.      The Management of the Company and Reachnet have implemented protocols requiring the finance teams of both companies to closely monitor the amounts receivable and payable providing relevant confirmations periodically;

3.      To the extent that Reachnet is unable to collect or pay the amounts owed to the Company, the Company has the ability to set those amounts off against any future payments to Reachnet in conjunction with the ongoing operations of the company;

____________

4        Under IFRS 1, the Group is required to make estimates and assumptions in presentation and preparation of the financial statements for the six-month ended September 30, 2022 and for six months period ended September 30, 2021.

4.      The Company has the ability to take legal action against Reachnet and or its directors for non-payment of dues owed to the Company. Under Indian law, remedies pursued against the management of Reachnet can be both civil remedies as well as remedies under the Indian Penal Code; and

5.      Upon ending of the lockdown and reconciliation of all payments with Reachnet, the Company intends to implement a direct billing system with its customers so that it has better visibility and control over revenue streams from customers.

Please refer accounting policy relating to intangible asset for assumptions and estimates. Please refer to Note on Subsequent Event for further modification to the arrangement with Reachnet.

On December 11, 2022, we entered into, and on January 17, 2023, the Board approved the minutes regarding, a Modification Agreement (the “Modification Agreement”) by and between us and Reachnet, which Modification Agreement modifies the Customer Acquisition Agreement, as subsequently amended. Pursuant to the Modification Agreement, we and Reachnet have agreed that we will acquire 901 thousand subscribers from Sri Sai, a proposed subsidiary of Reachnet3 (see further discussion below) as well as Sri Sai’s core business assets that are needed to serve those 901 thousand subscribers. The original customer acquisition agreement between us and Reachnet provided that we would acquire approximately 1.9 million of Reachnet’s customers for $58.29 million; under the Modification Agreement, we will instead acquire 901 thousand of Reachnet’s customers from Sri Sai for consideration of $11.5 million. The Modification Agreement also provided for the transfer of desired subscribers and core assets by way of assignment agreement in favor of the Company.

In connection with the Modification Agreement, on December 12, 2022, we and Reachnet entered into, and on January 17, 2023 the Board approved the minutes regarding, a Deed of Assignment (the “Deed of Assignment”), pursuant to which Reachnet assigned its interest in the Agreement for Acquisition dated August 11, 2022, by and between Reachnet and Sri Sai Cable and Broad Band Private Limited, an entity that was proposed to be a subsidiary of Reachnet pursuant to the Agreement for Acquisition (“Sri Sai” and such agreement, the “Sri Sai Agreement”), to us. Pursuant to such Deed of Assignment, as modified, we have been assigned 901 thousand subscribers and the right to a 51% equity interest in Sri Sai. Pursuant to the Agreement for Acquisition, Reachnet made payment of $1 million (out of $2.5 million) to shareholders of Sri Sai, in return for 51% shareholding of Sri Sai (with 2% of the shares being held in escrow for Indian regulation purposes). However, the Sri Sai shares were not transferred to Reachnet because Reachnet was not eligible to receive the shares of Sri Sai until it paid the consideration in full.

Pursuant to the Deed of Assignment, we have assumed Reachnet’s payment obligations under the Sri Sai Agreement, which total $10 million, consisting of:

•        $1 million, which has been paid to the shareholders of Sri Sai by Reachnet and is credited to Lytus India, as partial payment for the 51% equity interest in Sri Sai;

•        $1.5 million, which was payable on or before January 31, 2023 to the shareholders of Sri Sai, for the remaining amount due to such shareholders, in consideration for our 51% equity interest in Sri Sai. The Company made this payment on March 31, 2023 in accordance with the Share Purchase Agreement with shareholders of Sri Sai; and

•        $7.5 million, which is payable, in accordance with the terms of the Sri Sai Agreement, as capital infusion for capital expenditures, in the form of convertible debentures to be issued by Sri Sai, the first of which shall be approximately $4.5 million payable on or around April 30, 2023, subject to obtaining regulatory approval.

The remaining consideration of $1.5 million will be retained by us as reserved and payable to Reachnet within a reasonable amount of time following identification and assignment by Reachnet of an additional 0.1 million subscribers beyond those assigned in the Deed of Assignment, along with core business assets to serve those 0.1 million additional subscribers, that Reachnet is required to deliver under the Modification Agreement. However, as of March 31, 2023,

____________

3        On August 11, 2022, Reachnet executed Agreement for Acquisition with Shareholders of Sri Sai wherein Reachnet has made payment of INR 50 million to the shareholders of Sri Sai as part payment. Upon payment of full consideration, Reachnet would have acquired 51% shareholding of Sri Sai and Sri Sai would have become subsidiary of Reachnet. Prior to actual payment of full consideration, Reachnet assigned its interest to Lytus India under Deed of Assignment dated December 12, 2022. Therefore, the company management believes that it has acquired 51% shareholding of Sri Sai, a proposed subsidiary of Reachnet.

Reachnet has not identified any company or 0.1 million subscribers and hence, such amount is no longer retained by the Company as received and payable to Reachnet. The source of funding of the $10 million to fulfil the Deed of Assignment obligation shall be on the basis of the Convertible Notes signed with Walleye Opportunities Master Fund Ltd.

The Deed of Assignment was dependent on (a) consent from the board of Sri Sai and the shareholders of Sri Sai confirming the Deed of Assignment as a valid assignment; and (b) execution of a Share Purchase Agreement with the shareholders of Sri Sai, which Lytus India and the shareholders of Sri Sai executed on March 27, 2023. Pursuant to the Share Purchase Agreement, on March 31, 2023, Lytus India made payment of the of $2.5 million and Lytus India received a 51% shareholding of Sri Sai on April 6, 2023. As of this date, the Modification Agreement came to its conclusion and the closing balance receivable as of this date (date of Share Purchase Agreement) will be netted off with inter se balances and thereafter with retained earnings, with an effective acquisition date of October 1, 2022; provided, however, that is subject to change.

The audit committee is reviewing the underlying factors and should conclude on or before July 15, 2023. The audit committee is also reviewing the underlying factors for determining the date of acquisition of Sri Sai, such that the effective modification date is aligned with the effective acquisition date, so as to provide modification effect in its full form (that is when the arrangement with Reachnet has ended and the arrangement with Reachnet’s proposed subsidiary (Sri Sai) has commenced, meeting the purpose and objective of the Modification Agreement).

Without prejudice and reserving right to review and determine the effective modification date and the effective acquisition date, the Company’s management has preliminarily determined the date of modification with Reachnet and the date of acquisition of Reachnet’s intended subsidiary, Sri Sai, to be effective from the earliest applicable date, October 1, 2022, as mutually agreed. Accordingly, as per the Modification Agreement, the Deed of Assignment and the Share Purchase Agreement, the modification of the current arrangement will be undertaken on October 1, 2022 in two parts: (a) the closing net balances vis-à-vis Reachnet as of the closing date (in the present case, the closing date is September 30, 2022) shall be adjusted and netted off with inter se balances and thereafter with the available retained earnings as of that date to give effect to its modified form; and (b) the acquisition of Sri Sai of 51% and consolidation of the business and financial statements of Sri Sai. Further, post modification, the intangible asset (net block) as of September 30, 2022 of $29,635,771 shall be impaired in the books of the Company, on account of the fact that the original customer acquisition agreement has ended.

The closing balances of Reachnet shall be adjusted and netted off with inter se balances and thereafter with available retained earnings as follows:

Regarding Reachnet	As of September 30, 2022	As of October 1, 2022
Net receivable from Reachnet	$54,343,241	—
Customer acquisition payable to Reachnet, current portion	$(27,104,338)	—
Customer acquisition payable to Reachnet, non-current portion	$(27,104,338)	—
Total Customer acquisition payable to Reachnet	$(54,208,676)	—
Net Financial Costs	$134,565	—
Adjusted with the opening retained earnings, as of October 1, 2022		$(134,565)

In lieu of the above, the Company has acquired majority shareholding in Sri Sai for $2,500,000 and has substantially acquired control over the business and operations of Sri Sai. Its consolidated financial statement would include financial statements of Sri Sai. Additionally, the Company would be required to incur capital expenditure of $7,500,000 to maintain and expand the operations of Sri Sai. On an on-going basis, the Company would have full control over the business, assets and company policies of Sri Sai.

Further, upon execution of the Share Purchase Agreement, the management of the Company is now assessing the impairment of intangible assets (being customer acquisition rights), considering that the current arrangement has ended. Further, post modification, the intangible asset (net block) as of September 30, 2022 of $29,635,771 shall be impaired in the books of the Company, on account of the fact that the original customer acquisition agreement has ended. The execution of the Share Purchase Agreement with Sri Sai, with corresponding transfer of shares of Sri Sai, has in turn crystalised the Modification Agreement and Deed of Assignment as concluded and final. The payment of $2,500,000 has been made to acquire 51% equity shares of Sri Sai.4 On March 31, 2023, the transaction for purchase of 51% equity shares of Sri Sai has been completed and the Company is registered as the Shareholder for the said equity shares before the Indian regulatory authorities.

As a result of the Modification Agreement and the Deed of Assignment, we own and directly control the operating core assets that impact income received from subscribers, including fiber optic network, the subscriber management system, local operator network, and others. Under the original arrangement, the Company acquired subscribers from Reachnet whereas in the modified arrangement, the Company has acquired a 51% equity interest in Reachnet’s subsidiary, Sri Sai. Sri Sai has approximately 901 thousand subscribers and a network of approximately 8,500 Local Cable Operators. While Reachnet’s subscribers were located across the India, Sri Sai’s subscribers are located in the India state of Andra Pradesh, Telangana, Kerala, and Maharashtra.

Impairment of property, plant and equipment and intangible assets excluding goodwill:

At each reporting date, the Group reviews the carrying amounts of its property, plant and equipment and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated to determine the extent of the impairment loss (if any). Where the asset does not generate cash flows that are independent from other assets, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs. When a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest group of cash-generating units for which a reasonable and consistent allocation basis can be identified.

Intangible assets with an indefinite useful life are tested for impairment at least annually and whenever there is an indication at the end of a reporting period that the asset may be impaired.

Recoverable amount is the higher of fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted. of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease and to the extent that the impairment loss is greater than the related revaluation surplus, the excess impairment loss is recognized in profit or loss.

Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss to the extent that it eliminates the impairment loss which has been recognized for the asset in prior years. Any increase in excess of this amount is treated as a revaluation increase.”

Assessment as to whether the trade receivables and other receivables from Reachnet are impaired

When measuring Expected Credit Loss (ECL) of receivables and other receivables related to Reachnet the Group uses reasonable and supportable information, which is based on assumptions for the future movement of different economic drivers and how these drivers will affect each other. Probability of default constitutes a key input in measuring ECL. Probability of default is an estimate of the likelihood of default over a given time horizon, the calculation of which includes historical data, assumptions and expectations of future conditions. Refer to note on Subsequent Event, in respect of modification of the Acquisition of Customer Agreement from Reachnet. The terms of modification were concluded on March 31, 2023 upon executing the Share Purchase Agreement with Sri Sai.

A widespread health crisis could adversely affect the global economy, resulting in an economic downturn that could impact demand for our services. The future impact of the outbreak is highly uncertain and cannot be predicted and there is no assurance that the outbreak will not have a material adverse impact on the future results of the Company. The extent of the impact, if any, will depend on future developments, including actions taken to contain the coronavirus.

Refer to Note on Modification Agreement with Reachnet, wherein which the closing balances receivable from Reachnet shall be netted off to the extent of the modified arrangement. The terms of modification were concluded on March 31, 2023 upon executed the Share Purchase Agreement with Sri Sai.

____________

4        The payment of $2,500,000 (INR 200 million) was paid as follows: (a) paid by Reachnet but deemed paid by Lytus: INR 50 million on August 11, 2022; (b) paid by Lytus: INR 80 million on December 1, 2022; (c) paid by Lytus: INR 120 million on March 31, 2023.

Results of Operations

The following table sets forth a summary of the consolidated results of operations of the Company for the six months indicated, both in absolute amount and as a percentage of its total revenues.

	For the 6 months period ended 30 September 2022 $	%	For the 6 months period ended 30 September 2021 $	%	Changes
					$	%
STATEMENT OF OPERATIONS DATA:
Revenue from contract with customers	0	0%	102,013	1%	(102,013)	-100%
Other Income	6,484,884	100%	7,524,016	99%	(1,039,132)	-14%
Total Income	6,484,884	100%	7,626,029	100%	(1,141,145)	-15%
Cost of revenue	0	0	36,001	0	(36,001)	-100%
Other operating expenses	145,314	2%	341,062	5%	195,748	-57%
Legal and professional expenses	1,721,061	27%	225,566	3%	1,495,495	663%
Staffing expenses	—	0%	205,574	3%	(205,574)	-100%
Depreciation and amortisation	5,623,417	87%	6,015,398	92%	(391,981)	-7%
Total Expenses	7,489,792		6,823,601		666,191	10%
Operating (loss)/income	(1,004,908)	-15%	802,428	12%	(1,807,336)	225%
Finance expenses	164,583	3%	220,376	3%	55,793	25%
Loss before income tax	(1,169,491)	-18%	582,052	9%	(1,751,543)	-301%
Income tax expenses	550,606	8%	766,173	12%	(215,567)	-28%
Net loss after tax available to common shareholders	(1,720,097)	-30%	(184,121)	-3%	(1,535,976)	834%
Other comprehensive income
Items that may be reclassified subsequently to income	—
Exchange difference on foreign currency translation of subsidiaries, net of tax	942,137		344,958		597,179	173%
Total comprehensive (loss)/income for the period	(777,960)		160,837		(938,797)	-584%
Attributable to:	—		0		—
Controlling interest	(777,960)		156,368		(934,328)	-598%
Non-controlling interest	—		4,469		(4,469)	-100%
Basic loss per common share	(0.05)		(0.01)
Diluted loss per common share	(0.05)		(0.01)

Revenue from contract with customers

We derive substantially all of our revenue from usage-based fees earned from customers subscribing to our streaming, content management services and other products. Generally, customers enter into 12-month contracts and are invoiced monthly in advance based on usage.

Lytus India, our wholly-own subsidiary in India, did not have significant operations during the six months ended September 30, 2022.

For the six months ended September 30, 2022, Lytus Group had no operating revenue, as compared to approximately $102,013 for the six months ended September 30, 2021.

The Company has derived revenue from telemedicine services for the six months period ended September 30, 2021.

Other Income/Application of IFRS 15

We had other income of approximately $6.5 million, net for the six months ended September 30, 2022, as compared with approximately $7.5 million, net for the six months ended September 30, 2021.

The Company recorded, for the six months ended September 30, 2022, the Other Income of $6,124,042 and for the six months ended September 30, 2021, the Other income of $7,258,605, representing a decrease of 1,134,563. The Company has reported Other Income as a net amount after netting of amounts payable to Reachnet.

“Other Income” treatment is based on the applicable IFRS rules for the following reasons:

•        For the six months ended September 30, 2022 and the six months ended September 30, 2021: The revenue recognized under IFRS 15 is presented as Other Income since Reachnet had provided services to Company’s customers during that period under the Management Services Agreement4

The Company’s financial performance was substantially similar to its previous year. The other income more or less similar when compared to the prior year.

The Company intends to continue growing its subscriber base through strategic identified acquisitions and partnerships. It also intends to grow its revenue base through increased offerings in the Telemedicine space.

The following table presented Company’s other income disaggregated by service lines for the six months ended September 30, 2022 and 2021:

Other income	For the 6 months period September 30, 2022	For the 6 months period September 30, 2021	Difference (in $)	Difference in %
Other income assignment fees	6,124,042	7,258,605	(1,134,563)	-16%
Sundry Balances written back	360,842	265,411	95,431	36%
	6,484,884	7,524,016	(1,039,132)	-14%

The primary revenue of Sri Sai is arising from the active business of providing cable streaming services to subscribers. Accordingly, the revenue has been recognised as “Operating Revenue from Contracts with Customers” in its books of standalone financial statement. As a result of the Modification Agreement and Deed of Assignment with Reachnet and the Share Purchase Agreement with the shareholders of Sri Sai, the Company will recognize the revenue arising therefrom as Operating Revenue from Contracts with Customers on the basis of IFRS 15 and the Company will consolidate its financial statements with Sri Sai based on its control of Sri Sai under IRFS 10:7 in future filings (from October 1, 2022). Going forward, the Company shall not record any “Other Income” arising from contractual revenue entitlement rights, but shall record “Operating Revenue from Contracts with Customers” arising from the active business of providing cable streaming services. The basis for accounting for revenue for Sri Sai and Reachnet is different.

Cost recognition

Costs and expenses are recognized when incurred and have been classified according to their primary functions in the following categories:

Cost of revenue

Cost of revenue consists primarily of cost of materials consumed, broadcaster/subscription fees and leaseline charges. Costs of revenue are recognized when incurred and have been classified according to their primary function.

The following table presented Company’s cost of revenue disaggregated by service lines for the six months ended September 30, 2022 and 2021:

Cost of revenue	For the period ended Sept 30, 2022	For the period ended Sept 30, 2021	Changes
	(In USD)	(In USD)	(In USD)	(In %)
Cost of materials consumed	—	36,001	(36,001)	-100%
	—	36,001	(36,001)	-100%

____________

4        Management believes that the income is correctly recognized as per the provisions of IFRS 15.9. Please refer to ASC 606-10-55-37A and IFRS 15.B35A, wherein Lytus India has the control for allocating “a right to a service to be performed by the other party Reachnet, which gives the entity Lytus India the ability to direct that party to provide the service to the customer on the entity’s behalf.”

Staffing Expenses

For the six-month ended September 30, 2022, the staffing costs is nil, representing a decrease of $205,574 for the six months ended September 30, 2022, from $205,574 for the six months ended September 30, 2021.

Amortisation and other expenses

Other operating expenses consist primarily of general and administrative expenses like electricity, software running expenses, repairs and maintenance, travelling expenses etc. For the six months ended September 30, 2022, we incurred legal and professional expenses of $1,721,061, amortization costs of $5,623,417 and other operating expenses of $145,314, while during the six months ended September 30, 2021, we incurred legal and professional expenses of $225,566, amortization costs of $6,015,398 and other operating expenses of $341,062.

Income Taxes

Deferred tax related to the translations of foreign operations of Lytus India from INR to USD has been calculated at the rate of the jurisdiction in which a subsidiaries are situated, i.e. in India (at the rate of 25.17%).

During the six-month ended September 30, 2022, our income tax expenses of $550,606, includes current tax of $734,243 and deferred tax of $(183,637), as compared with income tax expenses of $766,173 during six months period ended September 30, 2021, includes current tax of $382,307 and deferred tax of $383,866.

Going Concern, Liquidity and Capital Resources

Note on Going Concern:

Negative working capital and Cash Flow

The Company has negative cash used in operating activities to the extent of $2,279,516 as of September 30, 2022, and negative cash used in operating activities to the extent of $734,550 as of September 30, 2021. Upon successful transition of subscribers pursuant to the terms of the customer acquisition agreement (the “Customer Acquisition Agreement”) between Reachnet and Lytus India, we expect to be able to carry out our operations in the normal course of business and generate approximately Rs.130 ($1.80) in streaming subscription fees from each of our approximately 1.9 million customer connections, as prescribed by the Telecom Regulatory Authority of India guidelines. For more information on the Customer Acquisition Agreement, see “Business Overview — Reachnet Agreement.” We believe that this will enable us to improve our cash position significantly.

The intermittent inability to process accounts receivables and receive cash payments has resulted in liquidity issues. However, we, in collaboration with Reachnet’s management, has taken necessary steps, including communicating with all relevant commercial partners, seeking deferral of its payment obligations where possible, to mitigate our liquidity issues. From an operations perspective, there was no significant impact on the Company as the number of subscribers remained unchanged. Reachnet continued to collect fees from our customers in the interim and was paid its 61% of collected revenue in the interim period. Accordingly, we represented that there was no significant operational impact resulting from the deferred settlement agreement.

On December 10, 2020, we engaged an independent third-party reviewer/consultant to carry out a routine systems audit of Reachnet’s operations before completing final payments under the Customer Acquisition Agreement. On February 5, 2021, Lytus India and Reachnet entered into the Third Supplemental Agreement to the Customer Acquisition Agreement, pursuant to which the parties agreed to settle, on a good faith basis, payments due under the Customer Acquisition Agreement upon completion of the third party’s systems and operational review of Reachnet and its subscribers. The commercial terms to the Customer Acquisition Agreement remained intact and were not subject to any contingency. There was no operational impact on us on account of the proposed review, as Reachnet continued to provide services and collect payments from our customers pending this review.

The independent review commenced on April 1, 2021, and with relaxation of the lockdown restrictions, the final phase of the review was completed on April 28, 2022, and a report on the findings (the “Reachnet Report”) was provided to us on April 28, 2022.

The Reachnet Report:

•        Confirmed and verified the physical veracity and operational functionality of the Nationwide Subscriber Management Systems currently deployed by Reachnet and the accuracy of Reachnet’s periodic reporting of data to relevant management teams;

•        Confirmed and verified the operational metrics of the headend/broadcasting equipment that is used by Reachnet in all of the major metros in Maharashtra; and

•        Verified the following as accurate: in the States of West Bengal, Andhra Pradesh, Kerala, Haryana, New Delhi (National Capital Region) and rural parts of Maharashtra and Karnataka:

•        the location and functionality of overhead fiber in each of these regions;

•        the location and functionality of underground fiber in each of these regions;

•        the functionality of all nodes in smaller metros where Reachnet has its offices;

•        the technology redundancy review of protocols of all servers, including aging and expected timelines for renewal of equipment in each of these regions;

•        the lists of final active customers in each of these regions; and

•        the local cable office resources of Reachnet in each of these regions.

The Reachnet Report also validated and certified the viability of Reachnet’s operational systems nationwide. At the time of the Reachnet Report, and as a result of the findings of the Reachnet Report, we did not anticipate any amendment or material adjustment to the consideration of $58.29 million payable under the Customer Acquisition Agreement. At the time of the Reachnet Report, the terms of the Customer Acquisition Agreement, as modified to that point, had not been fully met, as the settlement of closing balances with Reachnet and the successful transition and implementation of the subscriber contracts were pending. The settlement of balances with Reachnet was kept in abeyance until the Reachnet Report was submitted and analysed. Upon submission, the Board analysed that the additional investment for upgrade of core assets used for operations would taint the arrangement and the Company’s business plan. The Board determined to modify the arrangement, in conformity with Reachnet, to bring certainty to the arrangement and to the Company’s financial position, to significantly reduce the transaction costs, and to enhance the Company’s financial position in respect of the said arrangement.

On December 11, 2022, we entered into, and on January 17, 2023, the Board approved the minutes regarding, a Modification Agreement (the “Modification Agreement”) by and between us and Reachnet, which Modification Agreement modifies the Customer Acquisition Agreement, as subsequently amended. Pursuant to the Modification Agreement, we and Reachnet have agreed that we will acquire 901 thousand subscribers from Sri Sai, a proposed subsidiary of Reachnet5 (see further discussion below) as well as Sri Sai’s core business assets that are needed to serve those 901 thousand subscribers. The original customer acquisition agreement between us and Reachnet provided that we would acquire approximately 1.9 million of Reachnet’s customers for $58.29 million; under the Modification Agreement, we will instead acquire 901 thousand of Reachnet’s customers from Sri Sai for consideration of $11.5 million. The Modification Agreement also provided for the transfer of desired subscribers and core assets by way of assignment agreement in favor of the Company.

In connection with the Modification Agreement, on December 12, 2022, we and Reachnet entered into, and on January 17, 2023 the Board approved the minutes regarding, a Deed of Assignment (the “Deed of Assignment”), pursuant to which Reachnet assigned its interest in the Agreement for Acquisition dated August 11, 2022, by and between Reachnet and Sri Sai Cable and Broad Band Private Limited, an entity that was proposed to be a subsidiary of Reachnet pursuant to the Agreement for Acquisition (“Sri Sai” and such agreement, the “Sri Sai Agreement”), to us. Pursuant to such Deed of Assignment, as modified, we have been assigned 901 thousand subscribers and the right

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5        On August 11, 2022, Reachnet executed Agreement for Acquisition with Shareholders of Sri Sai wherein Reachnet made payment of INR 50 million to the shareholders of Sri Sai as part payment. Upon payment of full consideration, Reachnet would have acquired 51% shareholding of Sri Sai and Sri Sai would have become subsidiary of Reachnet. Prior to actual payment of full consideration, Reachnet assigned its interest to Lytus India under Deed of Assignment dated December 12, 2022. Therefore, the company management believes that it has acquired 51% shareholding of Sri Sai, a proposed subsidiary of Reachnet.

to a 51% equity interest in Sri Sai. Pursuant to the Agreement for Acquisition, Reachnet made payment of $1 million (out of $2.5 million) to shareholders of Sri Sai, in return for 51% shareholding of Sri Sai (with 2% of the shares being held in escrow for Indian regulation purposes). However, the Sri Sai shares were not transferred to Reachnet because Reachnet was not eligible to receive the shares of Sri Sai until it paid the consideration in full.

Pursuant to the Deed of Assignment, we have assumed Reachnet’s payment obligations under the Sri Sai Agreement, which total $10 million, consisting of:

•        $1 million, which has been paid to the shareholders of Sri Sai by Reachnet and is credited to Lytus India, as partial payment for the 51% equity interest in Sri Sai;

•        $1.5 million, which was payable on or before January 31, 2023 to the shareholders of Sri Sai, for the remaining amount due to such shareholders, in consideration for our 51% equity interest in Sri Sai. The Company made this payment on March 31, 2023 in accordance with the Share Purchase Agreement with shareholders of Sri Sai; and

•        $7.5 million, which is payable, in accordance with the terms of the Sri Sai Agreement, as capital infusion for capital expenditures, in the form of convertible debentures to be issued by Sri Sai, the first of which shall be approximately $4.5 million payable on or around April 30, 2023, subject to obtaining regulatory approval.

The remaining consideration of $1.5 million will be retained by us as reserved and payable to Reachnet within a reasonable amount of time following identification and assignment by Reachnet of an additional 0.1 million subscribers beyond those assigned in the Deed of Assignment, along with core business assets to serve those 0.1 million additional subscribers, that Reachnet is required to deliver under the Modification Agreement. However, as of March 31, 2023, Reachnet has not identified any company or 0.1 million subscribers and hence, such amount is no longer retained by the Company as received and payable to Reachnet. The source of funding of the $10 million to fulfil the Deed of Assignment obligation shall be on the basis of the Convertible Notes signed with Walleye Opportunities Master Fund Ltd.

The Deed of Assignment was dependent on (a) consent from the board of Sri Sai and the shareholders of Sri Sai confirming the Deed of Assignment as a valid assignment; and (b) execution of a Share Purchase Agreement with the shareholders of Sri Sai, which Lytus India and the shareholders of Sri Sai executed on March 27, 2023. Pursuant to the Share Purchase Agreement, on March 31, 2023, Lytus India made payment of the of $2.5 million and Lytus India received a 51% shareholding of Sri Sai on April 6, 2023. As of this date, the Modification Agreement came to its conclusion and the closing balance receivable as of this date (date of Share Purchase Agreement) will be netted off with inter se balances and thereafter with retained earnings, with an effective acquisition date of October 1, 2022; provided, however, that is subject to change.

The audit committee is reviewing the underlying factors and should conclude on or before July 15, 2023. The audit committee is also reviewing the underlying factors for determining the date of acquisition of Sri Sai, such that the effective modification date is aligned with the effective acquisition date, so as to provide modification effect in its full form (that is when the arrangement with Reachnet has ended and the arrangement with Reachnet’s proposed subsidiary (Sri Sai) has commenced, meeting the purpose and objective of the Modification Agreement).

Without prejudice and reserving right to review and determine the effective modification date and the effective acquisition date, the Company’s management has preliminarily determined the date of modification with Reachnet and the date of acquisition of Reachnet’s proposed subsidiary, Sri Sai, to be effective from the earliest applicable date, October 1, 2022, as mutually agreed. Accordingly, as per the Modification Agreement, the Deed of Assignment and the Share Purchase Agreement, the modification of the current arrangement will be undertaken on October 1, 2022 in two parts: (a) the closing net balances vis-à-vis Reachnet as of the closing date (in the present case, the closing date is September 30, 2022) shall be adjusted and netted off with inter se balances and thereafter with the available retained earnings as of that date to give effect to its modified form; and (b) the acquisition of Sri Sai of 51% and consolidation of the business and financial statements of Sri Sai. Further, post modification, the intangible asset (net block) as of September 30, 2022 of $29,635,771 shall be impaired in the books of the Company, on account of the fact that the original customer acquisition agreement has ended.

The closing balances of Reachnet shall be adjusted and netted off with inter se balances and thereafter with available retained earnings as follows:

Regarding Reachnet	As of September 30, 2022	As of October 1, 2022
Net receivable from Reachnet	$54,343,241	—
Customer acquisition payable to Reachnet, current portion	$(27,104,338)	—
Customer acquisition payable to Reachnet, non-current portion	$27,104,338	—
Total Customer acquisition payable to Reachnet	$(54,208,676)	—
Net Financial Costs	$134,565	—
Adjusted with the opening retained earnings, as of October 1, 2022		$(134,565)

In lieu of the above, the Company has acquired majority shareholding in Sri Sai for $2,500,000 and has substantially acquired control over the business and operations of Sri Sai. Its consolidated financial statement would include financial statements of Sri Sai. Additionally, the Company would be required to incur capital expenditure of $7,500,000 to maintain and expand the operations of Sri Sai. On an on-going basis, the Company would have full control over the business, assets and company policies of Sri Sai.

Further, upon execution of the Share Purchase Agreement, the management of the Company is now assessing the impairment of intangible assets (being customer acquisition rights), considering that the current arrangement has ended. Further, post modification, the intangible asset (net block) as of September 30, 2022 of $29,635,771 shall be impaired in the books of the Company, on account of the fact that the original customer acquisition agreement has ended. The execution of the Share Purchase Agreement with Sri Sai, with corresponding transfer of shares of Sri Sai, has in turn crystalised the Modification Agreement and Deed of Assignment as concluded and final. The payment of $2,500,000 has been made to acquire 51% equity shares of Sri Sai.6 On March 31, 2023, the transaction for purchase of 51% equity shares of Sri Sai has been completed and the Company is registered as the Shareholder for the said equity shares before the Indian regulatory authorities.

As a result of the Modification Agreement and the Deed of Assignment, we own and directly control the operating core assets that impact income received from subscribers, including fiber optic network, the subscriber management system, local operator network, and others. Under the original arrangement, the Company acquired subscribers from Reachnet whereas in the modified arrangement, the Company has acquired a 51% equity interest in Reachnet’s subsidiary, Sri Sai. Sri Sai has approximately 901 thousand subscribers and a network of approximately 8,500 Local Cable Operators. While Reachnet’s subscribers were located across the India, Sri Sai’s subscribers are located in the India state of Andra Pradesh, Telangana, Kerala, and Maharashtra.

Large Payment Obligation by the Company

On September 30, 2022, under the terms of its Customer Acquisition Agreement with Reachnet, the Company is obligated to make payments to Reachnet. The Company intend to settle 50% of the payments obligation of Reachnet under the contract on or before March 31, 2023 and the remaining 50% on or before March 31, 2024.

Under the terms of the agreement with Reachnet, the Company was also scheduled to receive ‘Other Receivables’ due of $54,343,241 for the six months period ended September 30, 2022 ($50,939,090 for the year ended March 31, 2022) from Reachnet, as reflected in its books of accounts. It is expected to be received on or before March 31, 2023. The Company expects that this settlement will be implemented as soon as possible, upon the conclusion of the third party review report. Upon such settlement, the company expects to have sufficient available cash to be able to meet its current liabilities associated with the business. Refer to Note 3A on Other Income.

The Consolidated Condensed financial statements do not include any adjustments to the carrying amounts and classification of assets, liabilities, and reported expenses that may be necessary if the Company were unable to continue as a going concern.

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6        The payment of $2,500,000 (INR 200 million) was paid as follows: (a) paid by Reachnet but deemed paid by Lytus: INR 50 million on August 11, 2022; (b) paid by Lytus: INR 80 million on December 1, 2022; (c) paid by Lytus: INR 120 million on March 31, 2023.

Furthermore, the Company is contemplating discussions with Reachnet’s Management to consider modifying its agreement with Reachnet by offering Reachnet stock in lieu of its current payment obligations. This modification, if implemented, should help substantially mitigate cash liquidity requirements for the Company.

Based on the above, we believe that upon lifting of the COVID-19 lockdown restrictions in India, the Company’s available potential cash balances should be sufficient to meet its requirements to carry out its operations effectively. After this offering, the Company may decide to enhance its liquidity position or increase its cash reserve for future investments through additional capital and finance funding.

Liquidity and Capital Resources:

The components of cash flow for the six months period ended September 30, 2022 and September 30, 2021.

Particulars	For the period ended 30 September 2022	For the period ended 30 September 2021
Net cash used in operating activities	(2,279,516)	(734,550)
Net cash used in investing activities	(5,064,593)	(160,000)
Net cash provided by financing activities	11,355,747	893,177
Exchange rate effect on cash	(8,225)	(1)
Net cash inflow (outflow)	4,003,413	(1,374)

Cash (used in) Operating Activities

Net cash used in operating activities was $2,279,516 for the six-month ended September 30, 2022.

Cash used in operating activities for the six months ended September 30, 2022 consisted primarily of non-cash adjustments for amortization and depreciation of $5,623,417. Further, it consists of ‘changes in other receivable’ of ($7,214,286) and other current liabilities of ($1,219,181).

Net cash used in operating activities was $734,550 for the six-month ended September 30, 2021. Cash used in operating activities for the six months period ended September 30, 2021 consisted primarily of non-cash adjustments for amortization and depreciation of $6,015,398. Further, it consists of ‘changes in other receivables’ of ($8,565,153) and other current liabilities of $1,428,404.

Cash (used in) provided by Investing Activities

Net cash used in investing activities was $5,064,593 for the six months period ended September 30, 2022. The investment activity was primarily comprised of purchase of property, plant and equipment of $5,064,593.

Net cash used in investing activities was $160,000 for the six months period ended September 30, 2021. The investment activity was primarily comprised of purchase of property, plant and equipment of $160,000.

Cash provided by (used in) Financing Activities

Net cash provided by financing activities was $11,355,747 for the six months period ended September 30, 2022. During the period, the proceeds from issue of equity is $12,468,011 and repayment of short term borrowings of ($1,000,000).

Net cash provided by financing activities was $893,177 for the six months period ended September 30, 2021. During the period, cash provided financing activities consisted of proceeds from short term borrowings of 947,802.

Note on Liquidity and Capital Resources

The principal amount of our debt as of September 30, 2022, was $37,662 and as of March 31, 2022 was $1,038,155.

Our projected cash needs and projected sources of liquidity depend upon, among other things, our actual results, and the timing and amount of our expenditures. As we continue to grow our subscriber base, we expect an initial funding period to grow new products as well as negative working capital impacts from the timing of device-related cash flows when we provide the devices to customers pursuant to equipment instalment plans.

Under the terms of the agreement with Reachnet, we were also scheduled to receive ‘Other Receivables’ due of approximately $54.34 million as of September 30, 2022 ($50.9 million as of March 31, 2022) from Reachnet, as reflected in its books of accounts. We expect that this settlement will be implemented as soon as possible, upon the conclusion of the third party review report. We expect that this settlement will be implemented as soon as possible, upon the conclusion of the third party review report. Upon such settlement, we expect to have sufficient available cash to be able to meet our current liabilities associated with the business.

We expect to utilize free cash flow, cash on hand, and availability under our credit facilities, as well as future refinancing transactions to further extend the maturities of our obligations. The timing and terms of any refinancing transactions will be subject to market conditions among other considerations. Additionally, we may, from time to time, and depending on market conditions and other factors, use cash on hand and the proceeds from securities offerings or other borrowings to retire our debt through open market purchases, privately negotiated purchases, tender offers or redemption provisions. We believe we have sufficient liquidity from cash on hand, free cash flow and access to the capital markets to fund our projected cash needs.

We continue to evaluate the deployment of our cash on hand and anticipated future free cash flow including to invest in our business growth and other strategic opportunities, including mergers and acquisitions as well as stock repurchases and dividends.

As possible acquisitions, swaps or dispositions arise, we actively review them against our objectives including, among other considerations, improving the operational efficiency, geographic clustering of assets, product development or technology capabilities of our business and achieving appropriate return targets, and we may participate to the extent we believe these possibilities present attractive opportunities. However, there can be no assurance that we will actually complete any acquisitions, dispositions or system swaps, or that any such transactions will be material to our operations or results.

On June 17, 2022, we consummated our initial public offering and listing on NASDAQ. We have listed our common shares on the NASDAQ Capital Market under the trading symbol “LYT”. We raised gross proceeds of $12.40 million from the initial public offering of 2,609,474 shares at $4.75 per common share and raised gross proceeds of $1.86 million from the of 391,421 shares pursuant to the underwriter’s overallotment option at $4.75 per common share (for aggregate gross proceeds of $14.25 million).

Intangible Assets and Goodwill

The amortization expense on the customer acquisition costs is $5,623,417 for the six months ended September 30, 2022 and $6,015,398 for the six months ended September 30, 2021.

Contractual Obligations and Off-Balance Sheet Arrangements

On September 30, 2022, under the terms of our Customer Acquisition Agreement with Reachnet, we are obligated to make payments to Reachnet. This contractual obligation was amended on the basis of the modified arrangement. Refer to the notes on Subsequent Event in relation to the modified terms of the arrangement. The modification agreement was concluded upon execution of the Share Purchase Agreement with Sri Sai, which occurred on March 31, 2023.

Under the terms of the agreement with Reachnet, we were also scheduled to receive ‘Other Receivables’ due of approximately $54.34 million as of September 30, 2022 ($50.9 million as of March 31, 2022) from Reachnet, as reflected in its books of accounts. We expect that this settlement will be implemented as soon as possible, upon the conclusion of the third party review report. We expect that this settlement will be implemented as soon as possible, upon the conclusion of the third party review report. Upon such settlement, we expect to have sufficient available cash to be able to meet our current liabilities associated with the business. Refer to Note 3A on Other Income.

As of March 31, 2022, we have not decided to offset the balances payable.

As of the six months ended September 30, 2022, the Company has not decided to offset the balances payable. However, post modification date, the closing net balances of Reachnet shall be net-off based on the modification agreement with Reachnet dated December 11, 2022.

Quantitative and Qualitative Disclosures about Market Risk

Substantially all of our operations are within India and the United States, and we are exposed to market risks in the ordinary course of our business, including the effects of foreign currency fluctuations, interest rate changes and inflation. Information relating to quantitative and qualitative disclosures about these market risks is set forth below.

Foreign Currency Exchange Rate Risk

As a result of our international operations, primarily in India and the United States, we are exposed to currency translation impacts. Our reporting currency is the U.S. dollar. The functional currency of the Company is the U.S. dollar and the functional currency of Lytus India, which generate the majority of our revenue, is the Indian Rupees (“INR”). The financial statements of our subsidiaries whose functional currency is the INR are translated to U.S. dollars using period end rates of exchange for assets and liabilities, average rate of exchange for revenue and expenses and cash flows, and at historical exchange rates for equity. As a result, as the Rupee depreciates or appreciates against the U.S. dollar, our revenue presented in U.S. dollars, as well as our Dollar-Based Net Expansion Rate, will be negatively or positively affected. Constant Currency Dollar-Based Net Expansion Rate is calculated using fixed exchange rates to remove the impact of foreign currency translations.

As a result of foreign currency translations, which are a non-cash adjustment, we reported foreign currency translation of subsidiaries, net of tax of $1,007,050 for the six months ended September 30, 2022 and $344,958 for the six months ended September 30, 2021.

Interest Rate Sensitivity

Cash and short-term investments were held primarily in bank and time deposits. The fair value of our cash and short-term investments would not be significantly affected by either an increase or decrease in interest rates due mainly to the short-term nature of these instruments.

Inflation

We do not believe that inflation has had a material effect on our business, financial condition or results of operations. We continue to monitor the impact of inflation in order to minimize its effects through pricing strategies, productivity improvements and cost reductions. If our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. Our inability or failure to do so could harm our business, financial condition and results of operations.

Consolidated Condensed Financial Statements and Supplementary Data

The consolidated condensed financial statements begin on page F-1.

Critical Accounting Estimates

Under IFRS 1, the Group is required to make estimates and assumptions in presentation and preparation of the financial statements for the year ended March 31, 2022 and March 31, 2021.

Key estimates considered in preparation of the financial statement that were not required under the previous GAAP are listed below:

Fair Valuation of financial instruments carried at Fair Value Through Profit or Loss (“FVTPL”) and/or Fair Value Through Other Comprehensive Income (“FVOCI”). See Note 1 on Financial Instruments beginning on page F-11 for additional discussion on FVTPL and FVOCI.

Impairment of financial assets based on the expected credit loss model.

Determination of the discounted value for financial instruments carried at amortized cost.

Fair value estimation of share warrants.

Critical judgement over capitalisation of internally developed intangible assets and development cost in progress.

Assessment as to whether the trade receivables and other receivables from Reachnet are impaired

When measuring Expected Credit Loss (ECL) of receivables and other receivables related to Reachnet the Group uses reasonable and supportable information, which is based on assumptions for the future movement of different economic drivers and how these drivers will affect each other. Probability of default constitutes a key input in measuring ECL. Probability of default is an estimate of the likelihood of default over a given time horizon, the calculation of which includes historical data, assumptions and expectations of future conditions.

A widespread health crisis could adversely affect the global economy, resulting in an economic downturn that could impact demand for our services. The future impact of the outbreak is highly uncertain and cannot be predicted and there is no assurance that the outbreak will not have a material adverse impact on the future results of the Company. The extent of the impact, if any, will depend on future developments, including actions taken to contain the coronavirus.

•        Impairment of property and equipment and intangible assets excluding goodwill

At each reporting date, the Group reviews the carrying amounts of its property, plant and equipment and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated to determine the extent of the impairment loss (if any). Where the asset does not generate cash flows that are independent from other assets, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs. When a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest group of cash-generating units for which a reasonable and consistent allocation basis can be identified.

Intangible assets with an indefinite useful life are tested for impairment at least annually and whenever there is an indication at the end of a reporting period that the asset may be impaired.

Recoverable amount is the higher of fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease and to the extent that the impairment loss is greater than the related revaluation surplus, the excess impairment loss is recognized in profit or loss.

Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss to the extent that it eliminates the impairment loss which has been recognized for the asset in prior years. Any increase in excess of this amount is treated as a revaluation increase.

Subsequent events

Management has evaluated subsequent events to determine if events or transactions occurring through, except for the disclosures related to subsequent events described below, as to which the date is June 26, 2023, the dates the financial statements were available for issuance, require potential adjustment to or disclosure in the financial statement and has concluded that all such events that would require recognition or disclosure have been recognized or disclosed.

The financial statements are presented on the basis of its status as of September 30, 2022. However, on December 11, 2022, we entered into, and on January 17, 2023, the Board approved the minutes regarding, a Modification Agreement (the “Modification Agreement”) by and between us and Reachnet, which Modification Agreement modifies the Customer Acquisition Agreement, as subsequently amended. Pursuant to the Modification Agreement, we and Reachnet have agreed that we will acquire 901 thousand subscribers from Sri Sai, a proposed subsidiary of Reachnet (see further discussion below) as well as Sri Sai’s core business assets that are needed to serve those 901 thousand subscribers. The original customer acquisition agreement between us and Reachnet provided that we would acquire approximately 1.9 million of Reachnet’s customers for $58.29 million; under the Modification Agreement, we will instead acquire 901 thousand of Reachnet’s customers from Sri Sai for consideration of $11.5 million. The Modification Agreement also provided for the transfer of desired subscribers and core assets by way of assignment agreement in favor of the Company.

In connection with the Modification Agreement, on December 12, 2022, we and Reachnet entered into, and on January 17, 2023 the Board approved the minutes regarding, a Deed of Assignment (the “Deed of Assignment”), pursuant to which Reachnet assigned its interest in the Agreement for Acquisition dated August 11, 2022, by and between Reachnet and Sri Sai Cable and Broad Band Private Limited, an entity that was proposed to be a subsidiary of Reachnet pursuant to the Agreement for Acquisition (“Sri Sai” and such agreement, the “Sri Sai Agreement”), to us. Pursuant to such Deed of Assignment, as modified, we have been assigned 901 thousand subscribers and the right to a 51% equity interest in Sri Sai. Pursuant to the Agreement for Acquisition, Reachnet made payment of $1 million (out of $2.5 million) to shareholders of Sri Sai, in return for 51% shareholding of Sri Sai (with 2% of the shares being held in escrow for Indian regulation purposes). However, the Sri Sai shares were not transferred to Reachnet because Reachnet was not eligible to receive the shares of Sri Sai until it paid the consideration in full.

Pursuant to the Deed of Assignment, we have assumed Reachnet’s payment obligations under the Sri Sai Agreement, which total $10 million, consisting of:

•        $1 million, which has been paid to the shareholders of Sri Sai by Reachnet and is credited to Lytus India, as partial payment for the 51% equity interest in Sri Sai;

•        $1.5 million, which was payable on or before January 31, 2023 to the shareholders of Sri Sai, for the remaining amount due to such shareholders, in consideration for our 51% equity interest in Sri Sai. The Company made this payment on March 31, 2023 in accordance with the Share Purchase Agreement with shareholders of Sri Sai; and

•        $7.5 million, which is payable, in accordance with the terms of the Sri Sai Agreement, as capital infusion for capital expenditures, in the form of convertible debentures to be issued by Sri Sai, the first of which shall be approximately $4.5 million payable on or around April 30, 2023, subject to obtaining regulatory approval.

The remaining consideration of $1.5 million will be retained by us as reserved and payable to Reachnet within a reasonable amount of time following identification and assignment by Reachnet of an additional 0.1 million subscribers beyond those assigned in the Deed of Assignment, along with core business assets to serve those 0.1 million additional subscribers, that Reachnet is required to deliver under the Modification Agreement. However, as of March 31, 2023, Reachnet has not identified any company or 0.1 million subscribers and hence, such amount is no longer retained by the Company as received and payable to Reachnet. The source of funding of the $10 million to fulfil the Deed of Assignment obligation shall be on the basis of the Convertible Notes signed with Walleye Opportunities Master Fund Ltd.

The Deed of Assignment was dependent on (a) consent from the board of Sri Sai and the shareholders of Sri Sai confirming the Deed of Assignment as a valid assignment; and (b) execution of a Share Purchase Agreement with the shareholders of Sri Sai, which Lytus India and the shareholders of Sri Sai executed on March 27, 2023. Pursuant to the Share Purchase Agreement, on March 31, 2023, Lytus India made payment of the of $2.5 million and Lytus India received a 51% shareholding of Sri Sai on April 6, 2023. As of this date, the Modification Agreement came to its conclusion and the closing balance receivable as of this date (date of Share Purchase Agreement) will be netted off with inter se balances and thereafter with retained earnings, with an effective acquisition date of October 1, 2022; provided, however, that is subject to change.

Pursuant to the Modification Agreement, the audit committee is reviewing the underlying factors and should conclude on or before July 15, 2023. The audit committee is also reviewing the underlying factors for determining the date of acquisition of Sri Sai, such that the effective modification date is aligned with the effective acquisition date, so as to provide modification effect in its full form (that is when the arrangement with Reachnet has ended and the arrangement with Reachnet’s proposed subsidiary (Sri Sai) has commenced, meeting the purpose and objective of the Modification Agreement).

Without prejudice and reserving right to review and determine the effective modification date and the effective acquisition date, the Company’s management has preliminarily determined the date of modification with Reachnet and the date of acquisition of Reachnet’s proposed subsidiary, Sri Sai, to be effective from the earliest applicable date,

October 1, 2022, as mutually agreed. Accordingly, as per the Modification Agreement, the Deed of Assignment and the Share Purchase Agreement, the modification of the current arrangement will be undertaken on October 1, 2022 in two parts: (a) the closing net balances vis-à-vis Reachnet as of the closing date (in the present case, the closing date is September 30, 2022) shall be adjusted and netted off with inter se balances and thereafter with the available retained earnings as of that date to give effect to its modified form; and (b) the acquisition of Sri Sai of 51% and consolidation of the business and financial statements of Sri Sai. Further, post modification, the intangible asset (net block) as of September 30, 2022 of $29,635,771 shall be impaired in the books of the Company, on account of the fact that the original customer acquisition agreement has ended.

The closing balances of Reachnet shall be adjusted and netted off with inter se balances and thereafter with available retained earnings as follows:

Regarding Reachnet	As of September 30, 2022	As of October 1, 2022
Net receivable from Reachnet	$54,343,241	—
Customer acquisition payable to Reachnet, current portion	$(27,104,338)	—
Customer acquisition payable to Reachnet, non-current portion	$(27,104,338)	—
Total Customer acquisition payable to Reachnet	$(54,208,676)	—
Net Financial Costs	$134,565	—
Adjusted with the opening retained earnings, as of October 1, 2022		$(134,565)

In lieu of the above, the Company has acquired majority shareholding in Sri Sai for $2,500,000 and has substantially acquired control over the business and operations of Sri Sai. Its consolidated financial statement would include financial statements of Sri Sai. Additionally, the Company would be required to incur capital expenditure of $7,500,000 to maintain and expand the operations of Sri Sai. On an on-going basis, the Company would have full control over the business, assets and company policies of Sri Sai.

Further, upon execution of the Share Purchase Agreement, the management of the Company is now assessing the impairment of intangible assets (being customer acquisition rights), considering that the current arrangement has ended. Post modification, the intangible asset (net block) as of September 30, 2022 of $29,635,771 shall be impaired in the books of the Company, on account of the fact that the original customer acquisition agreement has ended. The execution of the Share Purchase Agreement with Sri Sai, with corresponding transfer of shares of Sri Sai, has in turn crystalised the Modification Agreement and Deed of Assignment as concluded and final. The payment of $2,500,000 has been made to acquire 51% equity shares of Sri Sai.7 On March 31, 2023 transaction for purchase of 51% equity shares of Sri Sai has been completed and the Company is registered as the Shareholder for the said equity shares before the Indian regulatory authorities.

As a result of the Modification Agreement and the Deed of Assignment, we own and directly control the operating core assets that impact income received from subscribers, including fiber optic network, the subscriber management system, local operator network, and others. Under the original arrangement, the Company acquired subscribers from Reachnet whereas in the modified arrangement, the Company has acquired a 51% equity interest in Reachnet’s subsidiary, Sri Sai. Sri Sai has approximately 901 thousand subscribers and a network of approximately 8,500 Local Cable Operators. While Reachnet’s subscribers were located across the India, Sri Sai’s subscribers are located in the India state of Andra Pradesh, Telangana, Kerala, and Maharashtra.

On June 18, 2022, the Company agreed to acquire 100% equity of Lytus Technologies, Inc. (“Lytus Health”), a Company for general corporate purposes. On February 27, 2023, the Board has approved the fiscal integration of Lytus Health with effect from January 1, 2023, and as of March 31, 2023, the Company owns 100% of the outstanding equity of Lytus Health. On January 1, 2023, the Company acquired 1,000 common shares of Lytus Health from our Chief Executive Officer, Dharmesh Pandya, for an aggregate price of $1,000 (i.e. $1 per share). As of March 31, 2023, the owns 100% of the outstanding equity of Lytus Health. Lytus Health is incorporated in Delaware and has no operations at present.

____________

7        The payment of $2,500,000 (INR 200 million) was paid as follows: (a) paid by Reachnet but deemed paid by Lytus: INR 50 million on August 11, 2022; (b) paid by Lytus: INR 80 million on December 1, 2022; (c) paid by Lytus: INR 120 million on March 31, 2023.

TAX MATTERS

The following sets forth the material BVI, Indian and U.S. federal income tax matters related to an investment in our common shares. It is based on laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not address all possible tax consequences relating to an investment in our common shares.

WE URGE POTENTIAL PURCHASERS OF OUR COMMON SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON SHARES.

Indian Taxation

The discussion of Indian income tax below is based on the Income Tax Act, 1961 (the “Tax Act”). The profits are taxable at the corporate level and any dividend distribution is taxable at the shareholder level. Further, the arrangement or transactions entered into is subject to the provisions of General Anti-Avoidance Regulation and Specific Anti-Avoidance Regulations, wherever applicable.

There is no specific participation exemption.

Taxable income

Resident companies are subject to income tax on their worldwide income, including capital gains. A non-resident entity can be regarded as a foreign resident company when the place of effective management (“POEM”) is situated in India. The Finance Minister has issued guidelines on the POEM and the tax implications if the POEM is situated in India.

The corporate tax rate is determined under the Tax Act as under:

Corporate Tax Information
Tax rate

30% general corporate tax rate
25% if turnover is less than INR 4 billion in FY2018/19
22% for domestic company, without special deductions and 0% MAT
15% for domestic manufacture/research company, without special deductions
10% if patent is developed and registered in India
15% Minimum Alternate Tax (MAT) for domestic companies

Surtaxes

0% surcharge (SC) where total income does not exceed INR 10 million
7% SC where total income exceeds INR 10 million but is less than INR 100 million
12% SC where total income exceeds INR 100 million
4% health and education cess (HEC) in all cases

Corporate income is divided into the following heads:

•        income from house property;

•        income from a business or profession;

•        capital gains; and

•        income from other sources, e.g. dividends and other passive income.

The heads of income are mutually exclusive; income that is specifically chargeable under one head may not be charged under another head. For filing the income tax return, a taxpayer must quote the Aadhar number (unique identification number) and permanent account number (tax registration number), unless specifically excluded (such as non-residents and other taxpayers not required to file a tax return).

Different deductibility rules apply to each head of income. The net results of each category are aggregated to obtain total income. Certain allowances (such as for losses and donations) are deducted from total income to derive the taxable total income, to which the tax rates in force are applied.

A dividend is then taxable in the hands of the applicable shareholder. The company distributing the dividend will have to deduct withholding tax on such dividend at a 20% rate, plus applicable surcharge and health cess. The Tax Act incentivizes business transactions undertaken through normal banking channels (other than cash) and prohibits cash receipts (income or not) exceeding INR 200,000 in the aggregate (i) from a person in a day, (ii) in respect of a single transaction, or (iii) in respect of transactions relating to one event or occasion from a person.

Under section 115-O of the Indian Income Tax Act, 1961, distributions of dividends paid by Indian company through March 31, 2020, are subject to a dividend distribution tax (DDT) at an effective rate of 20.56% (inclusive of the applicable surcharge of 12% and health and education cess of 4%). Repatriation of a dividend will not require Reserve Bank of India approval, subject to compliance and certain other conditions being met per the Indian Income Tax Act, 1961. The said provisions of Section 115-O shall not be applicable if the dividend is distributed on or after April 1, 2020. From April 1, 2020, the dividend distributed would now be taxable in the hands of the investors, the domestic companies shall not be liable to pay DDT.

Deductible expenses

In general, an expenditure must satisfy the following criteria in order to be deductible:

•        it must be of a revenue nature rather than of a capital nature;

•        it must be laid out or spent “wholly and exclusively” for purposes of the taxpayer’s business;

•        it must be laid out and spent during the relevant previous year;

•        it must not be incurred in respect of private expenses of the taxpayer;

•        it must not be specifically disallowed or restricted by the tax legislation, or covered by provisions relating to specifically permitted deductions; and

•        it must not be incurred for a purpose that is an offence or is prohibited by law.

The tax legislation also provides for specific deductions in respect of specified types of businesses.

Interest and royalties are generally deductible unless specifically disallowed. Dividends are not deductible expenses. The Tax Act restricts the deductibility of interest to 30% of EBITDA payable by the payer to a non-resident associated enterprise of more than Rs.10 million (approximately $132,000). The payer includes an Indian company and a permanent establishment of a non-resident company. Unabsorbed interest (as restricted pursuant to the above limitation) would be eligible to be carried-forward to the subsequent 8 years for set-off subject to an overall limit of 30% EBITDA. This provision is not applicable to banking and insurance businesses.

Capital gains

Broadly, gains from the disposal of capital assets are subject to tax. The tax treatment depends on the type of asset and the period for which the asset was held. A gain is classified as a long-term capital gain if the underlying asset was held for more than 3 years (more than 1 year, for listed shares as well as for certain units and bonds). The cost of assets resulting in long-term capital gains is indexed (increased) in accordance with the official inflation index. However, the Tax Act reduces the period of holding of unlisted shares and land/building from 36 months to 24 months for the purpose of determining a long-term capital asset.

The Tax Act clarifies that, for conversion of preference shares to equity shares, the period of holding of the said equity shares would include the period of holding as preference shares and the cost of acquisition of the said equity shares would be the cost of the preference shares.

Some long-term capital gains are exempt if reinvested in specified assets. A special regime may apply to assets acquired before specific dates.

The tax rate applicable to long-term capital gains derived by domestic companies from the disposal of assets (except for listed securities) is 20% with cost indexation benefit and for listed shares (above Rs.100,000) is 10% without cost indexation benefit.

Short-term capital gains derived by domestic companies from the disposal of assets (other than securities) are taxed at the normal income tax rate of 30% and 15% in case of listed shares.

ITA provides for taxation of gifts in the hands of the recipient if any asset is transferred for inadequate or nil consideration, subject to specified exceptions.

Withholding taxes

Some withholding tax rates are set by the annual Finance Acts, while other rates which apply to specific types of income are set out in the tax legislation.

The surcharge and education cess apply to the withheld taxes described below.

Dividends

On distribution, a dividend is subject to withholding tax at 10% if the payment is to a resident and 20%, if the payment is to a non-resident, unless the benefit of a tax treaty is available to that non-resident.

Buy back distribution tax

Where a shareholder or holder of specified securities in a company receives consideration from the company in respect of a purchase by the company of its own shares or other specified securities held by that person, the difference between the acquisition cost and the consideration received is deemed to be a capital gain of that person in the income year in which the shares are purchased by the company and taxable at 20% tax rate. The shareholders are not exempt from tax.

BVI Taxation

The company and all distributions, interest and other amounts paid by the company in respect of the common shares of the company to persons who are not resident in the BVI are exempt from all provisions of the Income Tax Ordinance in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not resident in the BVI with respect to any common shares, debt obligations or other securities of the company.

All instruments relating to transactions in respect of the common shares, debt obligations or other securities of the company and all instruments relating to other transactions relating to the business of the company are exempt from payment of stamp duty in the BVI provided that they do not relate to real estate in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to the company or its shareholders.

United States Federal Income Taxation

The following discussion describes certain U.S. federal income tax consequences of the purchase, ownership and disposition of the common shares as of the date hereof. This discussion applies only to U.S. Holders (as defined below) that hold common shares as capital assets and that have the U.S. dollar as their functional currency. This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of common shares and you are, for U.S. federal income tax purposes, any of the following:

•        an individual citizen or resident of the United States,

•        a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•        an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•        a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The following does not represent a detailed description of the U.S. federal income tax consequences applicable to any particular investor or to persons subject to special tax treatment under the U.S. federal income tax laws, such as:

•        banks,

•        financial institutions,

•        insurance companies,

•        regulated investment companies,

•        real estate investment trusts,

•        broker-dealers,

•        traders that elect to mark to market,

•        U.S. expatriates,

•        tax-exempt entities,

•        persons liable for alternative minimum tax,

•        persons holding our common shares as part of a straddle, hedging, conversion or integrated transaction or constructive sale,

•        persons that actually or constructively own 10% or more of our stock by vote or value,

•        persons required to accelerate the recognition of any item of gross income with respect to the common shares as a result of such income being recognized on an “applicable financial statement” (as defined by the Code),

•        persons who acquired our common shares pursuant to the exercise of any employee common share option or otherwise as consideration for services, or

•        persons holding our common shares through partnerships or other pass-through entities for U.S. federal income tax purposes.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds common shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Prospective purchasers that are partners of a partnership holding common shares should consult their tax advisors.

This discussion does not contain a detailed description of all the U.S. federal income tax consequences to a prospective purchaser in light of his, her or its particular circumstances and does not address the Medicare contribution tax on net investment income, U.S. federal estate and gift taxes, or the effects of any state, local or non-U.S. tax laws. Prospective purchasers are urged to consult their tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our common shares.

Taxation of Dividends and Other Distributions on our Common Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the common shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date actually or constructively received by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your common shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. However, we do not intend to calculate our earnings and profits in accordance with U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will generally be treated as a dividend. Such dividends will not be eligible for the dividends-received deduction allowed to corporations under the Code.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, certain dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. A foreign corporation will be treated as a qualified foreign corporation for this purpose if the dividends are paid on shares that are readily tradable on an established securities market in the United States. U.S. Treasury Department guidance indicates that the common shares (which we will apply to list on the NASDAQ Capital Market) will be readily tradable on an established securities market in the United States once they are so listed. Non-corporate holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our common shares.

In addition, notwithstanding the foregoing, non-corporate U.S. Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a passive foreign investment company (a “PFIC”) in the taxable year in which such dividends are paid or in the preceding taxable year. As discussed under “— Passive Foreign Investment Company” below, we do not believe we were a PFIC for our most recent taxable year, and we do not expect to become a PFIC in the current taxable year or in the foreseeable future, although there can be no assurance in this regard.

A U.S. Holder may be subject to withholding taxes on dividends paid on our common shares. Subject to certain conditions and limitations (including a minimum holding period requirement), any withholding taxes on dividends may be treated as foreign taxes eligible for credit against your U.S. federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the common shares will be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

Taxation of Dispositions of Common Shares

For U.S. federal income tax purposes, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of common shares in an amount equal to the difference between the amount realized (in U.S. dollars) for the common shares and your tax basis (in U.S. dollars) in the common shares. Subject to the passive foreign investment company rules discussed below, such gain or loss will generally be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the common shares for more than one year, you will be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source gain or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company

Based on the past and projected composition of our income and assets, and the valuation of our assets, we do not believe we were a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for our most recent taxable year, and we do not expect to become a PFIC in the current taxable year or in the foreseeable future, although there can be no assurance in this regard. In general, we will be a PFIC for any taxable year in which:

•        at least 75% of our gross income is passive income, or

•        at least 50% of the value of our assets (based on an average of the quarterly values of our assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

For this purpose, passive income generally includes dividends, interest, income equivalent to interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). Cash is treated as an asset that produces or is held for the production of passive income. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

The determination of whether we are a PFIC is made annually after the close of each taxable year. As a result, we may become a PFIC in the current or any future taxable year due to changes in our asset or income composition. In particular, because we have valued our goodwill based on the market price of our common shares, our PFIC status will depend in large part on the market price of our common shares. Accordingly, fluctuations in the market price of the common shares may cause us to become a PFIC. In addition, composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. Although the determination of whether we are a PFIC is made annually, if we are a PFIC for any taxable year in which you hold common shares, you will generally continue to be subject to the special rules described below for all succeeding years during which you hold common shares (even if we do not qualify as a PFIC in such subsequent years). However, if we cease to be a PFIC, you may avoid the continuing impact of the PFIC rules by making a special election to recognize gain as if your common shares had been sold on the last day of the last taxable year during which we were a PFIC. You are urged to consult your own tax advisor about this election.

If we are a PFIC for any taxable year during which you hold common shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the common shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the common shares will be treated as an excess distribution. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over your holding period for the common shares,

•        the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•        the amount allocated to each other year will be subject to tax at the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year. The tax liability for amounts allocated to such years cannot be offset by any net operating losses for such years, and gains realized on the sale of the common shares cannot be treated as capital, even if you hold the common shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the special tax rules discussed above. If you make an effective mark-to-market election for the common shares, for each taxable year that we are a PFIC you will include in income an amount equal to the excess, if any, of the fair market value of the common shares as of the close of the taxable year over your adjusted basis in such common shares. You are allowed a deduction for the excess, if any, of your adjusted basis in the common shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of the net amount previously included in income as a result of the mark-to-market election. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the common shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the common shares, as well as to any loss realized on the actual sale or disposition of the common shares, to the extent that the amount of such loss does not exceed the net amount of previously included income as a result of the mark-to-market election. Your basis in the common shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations that are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “Taxation of Dividends and Other Distributions on our Common Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), which includes the NASDAQ Capital Market. If the common shares are regularly traded on the NASDAQ Capital Market and if you are a holder of common shares, the mark-to-market election would be available to you were we to be or become a PFIC. However, there can be no assurance that the common shares will be traded in sufficient volumes to be considered “regularly traded” for purposes of the mark-to-market election. If you make a mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the common shares are no longer regularly traded on a qualified exchange or other market, or the Service consents to the revocation of the election. You are urged to consult your tax advisor about the availability of the mark-to-market election, and whether making the election would be advisable in your particular circumstances.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to avoid the special tax rules discussed above. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election.

If we are a PFIC for any taxable year during which you hold common shares and any of our non-U.S. subsidiaries is also a PFIC, you will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of the PFIC rules. You will not be able to make the mark-to-market election described above in respect of any lower-tier PFIC. You are urged to consult your tax advisors about the application of the PFIC rules to any of our subsidiaries.

If you hold common shares in any year in which we are a PFIC, you will generally be required to file U.S. Internal Revenue Service Form 8621. You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our common shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our common shares and proceeds from the sale, exchange or other disposition of our common shares that are paid to you within the United States (and in certain cases, outside the United States) will be subject to information reporting to the U.S. Internal Revenue Service, unless you are an exempt recipient. A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or certification of exempt status or fail to report in full dividend or interest income.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI with limited liability. We are incorporated in the BVI because of certain benefits associated with being a BVI company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the BVI has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. In addition, BVI companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed CCS Global Solutions, Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

We have been advised by Pandya Juris LLP, our counsel as to India law, that the United States and the India do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically be enforceable in India, but will have to follow the procedure under the Civil Procedure Code of India.

We have been advised by McW Todman & Co., our counsel as to BVI law, that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically be enforceable in the BVI.

Item 13.     Other Expenses of Issuance and Distribution

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the placement discounts and commissions) will be as follows. With the exception of the filing fees for the U.S. Securities Exchange Commission, FINRA and NASDAQ, all amounts are estimates.

U.S. Securities and Exchange Commission registration fee	$2,244.53
Legal fees and expenses	25,000.00
Accounting fees and expenses	6,000.00
Printing expenses	15,000.000
Miscellaneous	1,755.47
Total	$50,000.00

LEGAL MATTERS

The validity of the common shares and certain legal matters relating to the offering as to BVI law will be passed upon for us by McW Todman & Co. Certain matters as to U.S. federal law in connection with this offering will be passed upon for us by Pryor Cashman LLP, New York, New York. Certain legal matters relating to the offering as to Indian law will be passed upon for us by Pandya Juris LLP.

EXPERTS

Our consolidated financial statements as of March 31, 2022 and 2021, and for the fiscal years ended March 31, 2022 and March 31, 2021, incorporated by reference into this registration statement from our Annual Report on Form 20-F for the year ended March 31, 2022, have been so included in reliance on the report of Kreit & Chiu CPA LLP (formerly Paris, Kreit & Chiu CPA LLP), an independent registered public accounting firm, given on their authority as experts in accounting and auditing. We have not engaged our independent registered public accounting firm Kreit & Chiu CPA LLP to perform any procedures on the unaudited condensed consolidated financial statement as given in this document.

The audited financial statements of Sri Sai Cable and Broadband Pvt Ltd. As of March 31, 2022 and 2021 and have been included in this registration statement in reliance on the report of Pipara & Co LLP, an independent public accounting firm, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the common shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the common shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We currently do not file periodic reports with the SEC. Upon closing of our initial public offering, we will be required to file periodic reports (including an annual report on Form 20-F, which we will be required to file within 120 days from the end of each fiscal year), and other information with the SEC pursuant to the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The documents we are incorporating by reference as of their respective dates of filing are:

•        our Annual Report on Form 20-F for the fiscal year ended March 31, 2022, filed with the SEC on September 28, 2022, including the financial statements included therein;

•        our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on November 10, 2022, January 23, 2023, March 27, 2023, and March 31, 2023, including the exhibits thereto; and

•        the description of our securities as set forth on Exhibit 2.1 of our Annual Report on Form 20-F for the fiscal year ended March 31, 2022, filed with the SEC on September 28, 2022.

Copies of the documents incorporated herein by reference will be provided to each person, including any beneficial owner, to whom this prospectus is delivered. These documents may be obtained upon written or oral request, without charge, from our Chief Financial Officer by contacting him by mail at Business Center 1, M Floor, The Meydan Hotel Nad Al Sheba, Dubai, UAE, by email at shreyas@lytuscorp.com, or by phone at (284) 494-2810. The information on our website is not incorporated by reference into this prospectus. These documents are also available on the SEC’s Electronic Data Gathering and Retrieval System at www.sec.gov.

You should rely only on the information incorporated by reference or provided in this prospectus. Neither we nor the selling shareholder have authorized anyone else to provide you with different information. Neither we nor the selling shareholder are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
INDEX TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
STANDALONE CONDENSED FINANCIAL STATEMENTS

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED
FINANCIAL STATEMENTS

CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
CONSOLIDATED CONDENSED STATEMENT OF FINANCIAL POSITION

	Note No.	As of September 30, 2022 (unaudited)	As of March 31, 2022 (unaudited)
		(US$)	(US$)
ASSETS
Current assets
Cash and cash equivalents		$4,012,171	$8,758
Other financial assets		307	330
Trade receivables		—	—
Other receivables	6	54,343,241	50,939,090
Other current assets	7	240,177	328,024
Total current assets		58,595,896	51,276,202
Non-current assets
Property and equipment, net	8	—	—
Capital work-in-process		—	—
Intangible assets and goodwill, net	9	29,635,771	35,259,504
Intangible assets under development		3,836,627	166,587
Other non-current assets		1,347,561	—
Deferred tax assets	5	125,021	126,624
Total non-current assets		34,944,980	35,552,715
Total assets		$93,540,876	$86,828,917
LIABILITIES AND EQUITY
Current Liabilities
Borrowings	10	$37,662	$1,038,155
Trade payables	11	551,106	941,162
Other financial liabilities	12	803,925	1,510,240
Security deposits payable		—	—
Other current liabilities	13	8,650,511	7,998,305
Customers acquisition payable	14	27,104,338	29,146,665
Current tax liability	5	3,783,439	3,305,308
Total current liabilities		40,930,981	43,939,835
Non-current liabilities
Customer acquisition payable, net of current portion	14	27,104,338	29,146,665
Deferred tax liability		1,565,574	1,533,643
Total non-current liabilities		28,669,912	30,680,308
Total liabilities		69,600,893	74,620,143
Commitments and contingencies	15	—	730,000
EQUITY
Equity share capital	16	375,766	341,541
Other equity	16	23,562,309	11,865,325
Equity attributable to equity holders of the Company		23,938,075	12,206,866
Non-controlling interest	16	1,908	1,908
Total equity		23,939,983	12,208,774
Total liabilities and equity		$93,540,876	$86,828,917

The accompanying notes are an integral part of the financial statements

LYTUS TECHNOLOGIES HOLDINGS PTV LTD.
CONSOLIDATED CONDENSED statement of PROFIT OR LOSS AND
OTHER COMPREHENSIVE INCOME
(Unaudited)

	Note No.	For the 6 month ended September 30, 2022 (Unaudited)	For the 6 month ended September 30, 2021 (Unaudited)
		(US$)	(US$)
Revenues:
Revenue from contract with customers	3
Telemedicine service fees		—	102,013
Total revenues		—	102,013
Other income
Other income	3A	6,484,884	7,524,016
Total income		6,484,884	7,626,029
Expenses:
Cost of revenue	4	—	36,001
Amortization of intangible assets	9	5,623,417	6,015,398
Depreciation	8	—	—
Legal and professional expense	4	1,721,061	225,566
Staffing expense	4	—	205,574
Other operating expenses	4	145,314	341,062
Total expenses		7,489,792	6,823,601

Finance Income		—	—
Finance cost		164,583	220,376

(Loss)/Income before income tax		(1,169,491)	582,052
Income tax expense	5	550,606	766,173
Net loss after tax available to common shareholders		$(1,720,097)	$(184,121)

Attributable to:
Controlling interest		$(1,720,097)	$(171,364)
Non-controlling interest		—	(12,757)

Other comprehensive income/(loss)

Items that may be reclassified subsequently to income
Foreign currency translation reserves of subsidiaries, net of tax		942,137	344,958
Total comprehensive (loss)/income for the period		$(777,960)	$160,837

Attributable to:
Controlling interest		$(777,960)	$156,368
Non-controlling interest		$—	$4,469
Basic income per share of common share		$(0.05)	$(0.01)
Basic weighted average number of shares outstanding		35,715,945	34,154,062
Diluted income per share of common share		$(0.05)	$(0.01)
Diluted weighted average number of shares outstanding		35,715,945	34,154,062

The accompanying notes are an integral part of the financial statements

LYTUS TECHNOLOGIES HOLDINGS PTV LTD.
CONSOLIDATED CONDENSED STATEMENT OF CHANGES IN EQUITY
(Unaudited)

	Shares (Nos.)	Share capital	Translation of foreign subsidiaries	Retained earnings	Share Premium reserves	Total	Non- controlling interest	Total equity
Balance at March 31, 2021	34,154,062	$341,541	$(1,049,440)	$12,538,469	—	$11,830,570	$(77,975)	$11,752,595
Adjustment for deconsolidation of subsidiary (refer note 19)			12,936	—	—	12,936	92,851	105,787
Loss for the period	—	—	—	(171,364)	—	(171,364)	(12,757)	(184,121)
Foreign currency translation of subsidiaries, net of tax	—	—	344,958	—	—	344,958	—	344,958
Balance at September 30, 2021	34,154,062	$341,541	$(691,546)	$12,367,105	—	$12,017,100	$2,119	$12,019,219
	Shares (Nos.)	Share capital	Translation of foreign subsidiaries	Retained earnings	Share Premium reserves	Total	Non- controlling interest	Total equity
Balance at March 31, 2022	34,154,062	$341,541	$(283,078)	$12,148,403	—	$12,206,866	1,908	$12,208,774
Loss for the period	—	—	—	(1,720,097)	—	(1,720,097)	—	(1,720,097)
Issue of shares to the public	3,000,895	30,010	—	—	12,441,762	12,471,772	—	12,471,772
Share issue expenses	—		—	—	(37,926)	(37,926)	—	(37,926)
Share warrants exercised	421,492	4,215	—	—	71,108	75,323	—	75,323
Foreign currency translation of subsidiaries, net of tax	—	—	942,137	—	—	942,137	—	942,137
Balance at September 30, 2022	37,576,449	$375,766	$659,060	$10,428,306	$12,474,944	$23,938,076	1,908	$23,939,983

The accompanying notes are an integral part of the financial statements

LYTUS TECHNOLOGIES HOLDINGS PTV LTD.
CONSOLIDATED CONDENSED statement of CASH FLOWS
(Unaudited)

	For the 6 months period ended September 30, 2022	For the 6 months period ended September 30, 2021
	(US$)	(US$)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income after tax available to common shareholders	$(1,720,097)	$(184,121)
Adjustment to reconcile net income to net cash used in operating activities:
Deferred Tax expenses	(183,637)	383,866
Current Tax expenses	734,243	382,307
Depreciation and Amortization of intangible assets	5,623,417	6,015,398
Loss on deconsolidation of DDC/GHSI	—	225,098
Fair value gain on warrant liability	—	—
Write back	(360,842)	(265,411)
Finance costs	164,583	220,376
Change in operating assets and liabilities:
Trade receivable	—	(8,500)
Other receivable	(7,214,286)	(8,565,153)
Other assets	33,916	(475,098)
Trade payable	(5,577)	113,284)
Other financial liabilities	(570,417)	(5,000)
Other current liabilities	1,219,181	1,428,404
Security Deposits	—	—
Tax (paid)/refund(net)	—	—
Net cash used in operating activities	(2,279,516)	(734,550)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(5,064,593)	(160,000)
Interest received	—	—
Placement of fixed deposits above three months	—	—
Net cash used in investing activities	(5,064,593)	(160,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from compulsory convertible debentures	—	947,802
Repayment of short term borrowings – Promissory notes net	(1,000,000)
Proceeds from short term borrowings – Director	317
Proceeds from issue of equity shares net of expenses	12,468,011
Interest, commission and other charges paid	(112,581)	(54,625)
Net cash provided by (used in) financing activities	11,355,747	893,177
Net increase (decrease) in cash and cash equivalents	4,011,638	(1,373)
CASH AND CASH EQUIVALENTS – beginning of period	8,758	6,604
Effects of exchange rate changes on cash and cash equivalents	(8,225)	(1)
CASH AND CASH EQUIVALENTS – end of period	$4,012,171	$5,230

____________

Supplemental non-cash disclosures: During the six months period ended September 30, 2022, GPL Ventures LLC has exercised its cashless share warrants to the extent of issue of 421,490 shares.

The accompanying notes are an integral part of the financial statements

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED FINANCIAL statementS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

Nature of Operations

Lytus Technologies Holdings PTV. Ltd. (Reg. No. 2033207) (“Lytus Tech” or the “Company”) was incorporated on March 16, 2020 (date of inception) under the laws of the British Virgin Islands (BVI). On March 19, 2020, Lytus Tech acquired a wholly owned subsidiary, Lytus Technologies Private Limited (CIN U22100MH2008PTC182085) (“Lytus India”), on March 31, 2020, it acquired a majority shareholding (51%) in DDC CATV Network Private Limited (CIN: U64100DL2013PTC260426) (“DDC India” or “DDC CATV”) and on October 30, 2020, it acquired 75% of voting equity interests of Global Health Sciences, Inc. (“GHSI”). Lytus India was incorporated in India on 10 May 2008 for the purpose of providing telemedicine and online streaming content services to its subscribers, DDC CATV was incorporated in India on November 20, 2013 for the purpose of providing streaming services to its subscribers and GHSI was incorporated in 2020 for the purpose of providing Telemedicine services. As approved by the Board on February 27, 2023, we will deconsolidate GHSI from our consolidated financial statements with effect from March 1, 2023. The business of telemedicine in USA shall be reformatted in Lytus Health. Through the Company’s deconsolidation of GHSI and acquisition of Lytus Health, the Company has made its structure more efficient, both operationally and from a cost perspective. Through this modification, the Company has gained more control over its business operations, through dealing directly with subscriber, core assets, and the network, which has also given the Company more visibility over operation. Additionally, the Company’s investment and return of investment is better controlled through these changes. On June 18, 2022, a Share Transfer Agreement was entered into in respect of the shares of Lytus Technologies Inc. (“Lytus Health”). On February 27, 2023, the Board has approved the pending fiscal integration and control of Lytus Health with effect from January 1, 2023, and as of March 31, 2023, the Company owns 100% of the equity of Lytus Health. On January 1, 2023, the Company acquired 1,000 common shares of Lytus Health from our Chief Executive Officer, Dharmesh Pandya, for an aggregate price of $1,000 ($1 per share). As of March 31, 2023, the owns 100% of the outstanding equity of Lytus Health. Lytus Health is incorporated in Delaware and has no operations at present.

The Company’s registered office is at Business Center 1, M Floor, The Meydan Hotel, Nad Al Sheba, Dubai, UAE. The consolidated financial statements comprise financial statements of the Company and its subsidiaries (together referred to as “the Group”).

The Company has received approval for listing our common shares on the NASDAQ Capital Market under the trading symbol “LYT”. It is offering 2,727,272 common shares in our proposed Initial Public Offering (IPO) and we anticipate the price will be between $6.3 to $6.9 per share. However, there can be no assurance that the offering will be closed and our common shares will be trading on the NASDAQ Capital Market.

Basis of preparation

The consolidated financial statements of the Company have been prepared in accordance with International Financial Reporting Standards (IFRS) and interpretations issued by the IFRS Interpretations Committee (IFRS IC) applicable to companies reporting under IFRS. The financial statements comply with IFRS as issued by the International Accounting Standards Board (IASB).

The accounting policies used for the preparation of these Consolidated Condensed financial statements as of September 30, 2022 and March 31, 2022 are based upon the application of IFRS 1.D17, which results in assets and liabilities being measured at the same carrying amount as in the standalone financial statements of subsidiaries for the six months ended September 30, 2022 and March 31, 2022 after adjusting for consolidation and equity accounting adjustments and for the effects of the business combination in which the entity acquired the subsidiary.

The functional and reporting currency of the Company and Group is “INR” and “USD”, respectively and all amounts, are rounded with two decimals, unless otherwise stated. The consolidated financial statements have been prepared under the historical cost convention.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED FINANCIAL statementS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Basis of Consolidation

The subsidiaries considered in the preparation of these consolidated condensed financial statements are:
Name of Subsidiary	Country of Incorporation	% Shareholding and Voting Power
		As of September 30, 2022	As of March 31, 2022
Lytus Technologies Private Limited	India	100%	100%
DDC CATV Network Private Limited	India	—%	—%
Global Health Sciences, Inc.	United States	75%	75%

Note: On June 18, 2022, Share Transfer Agreement was entered into in respect of the shares of Lytus Health. On February 27, 2023, the Board has approved the pending fiscal integration and control of Lytus Health with effect from January 1, 2023 and as of March 31, 2023, the Company owns 100% of the equity interest of Lytus Health. On January 1, 2023, the Company acquired 1,000 common shares of Lytus Health for an aggregate price of $1,000 ($1 per share). As of March 31, 2023, the owns 100% of the outstanding equity of Lytus Health. Lytus Health is incorporated in Delaware and has no operations at present.

These consolidated financial statements are prepared in accordance with IFRS 10 “Consolidated Financial Statements”.

Subsidiaries are entities controlled by the Company. Control is achieved where the Company has existing rights that give it the current ability to direct the relevant activities that affect the Company’s returns and exposure or rights to variable returns from the entity. Subsidiaries are consolidated from the date of their acquisition, being the date on which the group obtains control, and continue to be consolidated until the date that such control ceases.

The consolidated financial statements of the Company and its subsidiaries are combined on a line-by-line basis by adding together the book values of like items of assets, liabilities, income and expenses. Intra-group balances and transactions and any unrealized profits or losses arising from intra group transaction, are eliminated. Unrealized losses are eliminated in the same way as unrealized gains, but only to the extent that there is no evidence of impairment.

Non-controlling interests (NCI) in the net assets of consolidated subsidiaries are identified separately from the Group’s equity. Non-controlling interests consist of the amount of those interests at the date of the acquisition and the non-controlling shareholders’ share of changes in equity since the date of the acquisition.

Going Concern:

Negative working capital and Cash Flow

The Company has negative cash used in operating activities to the extent of $2,279,516 as of September 30, 2022, and negative cash used in operating activities to the extent of $734,550 as of September 30, 2021. Upon successful transition of subscribers pursuant to the terms of the customer acquisition agreement (the “Customer Acquisition Agreement”) between Reachnet and Lytus India, we expect to be able to carry out our operations in the normal course of business and generate approximately Rs.130 ($1.80) in streaming subscription fees from each of our approximately 1.9 million customer connections, as prescribed by the Telecom Regulatory Authority of India guidelines. For more information on the Customer Acquisition Agreement, see “Business Overview — Reachnet Agreement.” We believe that this will enable us to improve our cash position significantly.

On June 17, 2022, the Company consummated its initial public offering (“IPO”) on NASDAQ Capital Markets. The Company has listed its common shares on the NASDAQ Capital Market under the trading symbol “LYT”. The Company has raised gross proceeds of $12.40 million from initial public offering of 2,609,474 shares at $4.75 per common shares and has raised gross proceeds of $1.86 million from overallotment of 391,421 shares at $4.75 per common shares (aggregate of gross proceeds of $14.26 million).

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED FINANCIAL statementS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

The Company further believes that in the coming 12 months, upon successful implementation of the customer acquisition agreement, cash flow from operating activities should improve for the following reasons:

•        Monthly subscription fees paid by our customers will be billed and collected at the beginning of each month in advance;

•        The contracted operating expense for the streaming business is 61%, ensuring a confirmed net surplus of revenue for the Company.

•        Additional product offerings to customers such as our telemedicine business are expected to generate additional cash flow for the Company.

To further mitigate the impact of the current negative working capital after considering the large payment obligation as explained below and cash flow, the Company has also taken additional precautionary steps by approaching financial institutions and credit partners in India to create and avail credit lines and bridge financing against the company’s future cash flows;

Large Payment Obligation by the Company

On March 31, 2022, under the terms of its Customer Acquisition Agreement with Reachnet, the Company is obligated to make payments to Reachnet. The Company intend to settle 50% of the payments obligation of Reachnet under the contract on or before March 31, 2023 and the remaining 50% on or before March 31, 2024.

Under the terms of the agreement with Reachnet, the Company was also scheduled to receive ‘Other Receivables’ due of approximately $54,343,241 for the six months period ended September 30, 2022, and approximately $50,939,090 for the year ended March 31, 2022. from Reachnet, as reflected in its books of accounts. It is expected to be received on or before March 31, 2023. The Company expects that this settlement will be implemented as soon as possible, upon the conclusion of the third party review report. Upon such settlement, the company expects to have sufficient available cash to be able to meet its current liabilities associated with the business. Refer to Note 3A on Other Income.

The consolidated financial statements do not include any adjustments to the carrying amounts and classification of assets, liabilities, and reported expenses that may be necessary if the Company were unable to continue as a going concern.

Critical accounting estimates

The preparation of the consolidated financial statements requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements, are disclosed in note 2.

New, revised or amended Accounting Standards and Interpretations adopted for the six months ended September 30, 2022 and for the year ended March 31, 2022.

New, revised or amended Accounting Standards and Interpretations not yet Adopted

The Group has not applied the following new and revised IFRSs that have been issued but are not yet effective.

•        Amendments to IAS 1 Classification of Liabilities

•        Amendments to IAS 1 and IFRS Practice Statement 2 Disclosure of Accounting Policies

•        Amendments to IAS 8 Definition of Accounting Estimates

•        Amendments to IAS 12 Deferred Tax related to Assets and Liabilities arising from a Single Transaction

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED FINANCIAL statementS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

IAS 1 — Classification of Liabilities

The IASB has issued ‘Classification of Liabilities as Current or Non-current (Amendments to IAS 1)’ providing a more general approach to the classification of liabilities under IAS 1 based on the contractual agreements in place at the reporting date. The amendments are effective for annual reporting periods beginning on or after 1 January 2023 and are to be applied retrospectively with application permitted. The Group does not expect the amendments to have any significant impact on its presentation of liabilities in its statement of financial position.

IAS 1 — Disclosure of Accounting Policies

In February 2021, IASB issued ‘Disclosure of Accounting Policies (Amendments to IAS 1 and IFRS Practice Statement 2)’ which is intended to help entities in deciding which accounting policies to disclose in their financial statements. The amendments to IAS 1 require entities to disclose their material accounting policies rather than their significant accounting policies. The amendments to IFRS Practice Statement 2 provide guidance on how to apply the concept of materiality to accounting policy disclosures. The Group does not expect this amendment to have any significant impact in its financial statements.

IAS 8 — Definition of Accounting Estimates

In February 2021, IASB issued ‘Definition of Accounting Estimates (Amendments to IAS 8)’ to help entities to distinguish between accounting policies and accounting estimates. The definition of a change in accounting estimates has been replaced with a definition of accounting estimates. Under the new definition, accounting estimates are “monetary amounts in financial statements that are subject to measurement uncertainty”. Entities develop accounting estimates if accounting policies require items in financial statements to be measured in a way that involves measurement uncertainty. The Group does not expect this amendment to have any significant impact in its financial statements.

IAS 12 — Income Taxes

In May 2021, IASB issued ‘Deferred Tax related to Assets and Liabilities arising from a Single Transaction (Amendments to IAS 12), which clarify how companies account for deferred tax on transactions such as leases and decommissioning obligations. The amendments narrowed the scope of the recognition exemption in paragraphs 15 and 24 of IAS 12 (recognition exemption) so that it no longer applies to transactions that, on initial recognition, give rise to equal taxable and deductible temporary differences. The Group does not expect this amendment to have any significant impact in its financial statements.

The IASB has issued the amendments to IFRS 10 and IAS 28 deal with situations where there is a sale or contribution of assets between an investor and its associate or joint venture. The effective date of the amendments has yet to be set by the Board. The Group does not expect the amendment to have any impact on its consolidated financial statements.

Amendments to IAS 16 for the proceeds before intended use. The amendments prohibit deducting from the cost of an item of property, plant and equipment any proceeds from selling items produced before that asset is available for use. The amendments are effective for annual periods beginning on or after 1 January 2022. The Group does not expect the amendment to have any impact on its consolidated financial statements.

Amendments to IAS 37 for cost of fulfilling a contract. The amendments specify that the cost of fulfilling a contract comprises the costs that relate directly to the contract. The amendments are effective for annual periods beginning on or after 1 January 2022. The Group does not expect the amendment to have any impact on its consolidated financial statements

Current and non-current classification

Assets and liabilities are presented in the statement of financial position based on current and non-current classification.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED FINANCIAL statementS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

An asset is classified as current when: it is either expected to be realized or intended to be sold or consumed in normal operating cycle; it is held primarily for the purpose of trading; it is expected to be realized within 12 months after the reporting period; or the asset is cash or cash equivalent unless restricted from being exchanged or used to settle a liability for at least 12 months after the reporting period. All other assets are classified as non-current.

A liability is classified as current when: it is either expected to be settled in normal operating cycle; it is held primarily for the purpose of trading; it is due to be settled within 12 months after the reporting period; or there is no unconditional right to defer the settlement of the liability for at least 12 months after the reporting period. All other liabilities are classified as non-current.

The operating cycle is the time between the acquisition of assets for processing and their realization in cash and cash equivalents. The Company has identified twelve months as its operating cycle.

Basis of Deconsolidation

When events or transactions results in a loss of control over the subsidiary, the assets and liabilities of the subsidiary including any goodwill are derecognised. Amounts previously recognised in the consolidated statements of comprehensive income within “other comprehensive income” in respect of that entity are also reclassified to the consolidated statements of comprehensive income or transferred directly to retained earnings if required by a specific Standard.

Any retained equity interest in the entity is remeasured at fair value. The difference between the carrying amount of the retained interest at the date when control is lost and its fair value is recognised in the consolidated statements of comprehensive income.

Functional and presentation currency

Items included in the financial statements of the Company are measured using the currency of India (INR) which is the primary economic environment in which the Company operates (‘the functional currency’). The financial statements are presented in United States dollars.

Transactions and balances

Foreign currency transactions are translated into the presentation currency using the exchange rates at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at year end exchange rates are generally recognized in profit or loss. They are deferred in equity if they relate to qualifying cash flow hedges and qualifying net investment hedges or are attributable to part of the net investment in a foreign operation.

Foreign exchange gains and losses that relate to borrowings are presented in the statement of profit or loss, within finance costs. All other foreign exchange gains and losses are presented in the statement of profit or loss on a net basis within other gains/(losses).

Non-monetary items that are measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined. Translation differences on assets and liabilities carried at fair value are reported as part of the fair value gain or loss. For example, translation differences on non-monetary assets and liabilities such as equities held at fair value through profit or loss are recognized in profit or loss as part of the fair value gain or loss and translation differences on non-monetary assets such as equities classified as of fair value through other comprehensive income are recognized in other comprehensive income.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED FINANCIAL statementS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Financial Instruments

Financial Assets

Classification

The Group classifies its financial assets in the following measurement categories:

•        those to be measured subsequently at fair value (either through OCI or through profit or loss), and

•        those to be measured at amortized cost.

The classification depends on the entity’s business model for managing the financial assets and the contractual terms of the cash flows. For assets measured at fair value, gains and losses will either be recorded in profit or loss or OCI. For investments in equity instruments that are not held for trading, this will depend on whether the Company has made an irrevocable election at the time of initial recognition to account for the equity investment at fair value through other comprehensive income (FVOCI).

The Group reclassifies debt investments when and only when its business model for managing those assets changes.

Recognition and derecognition

Regular way purchases and sales of financial assets are recognized on trade-date, the date on which the Group commits to purchase or sell the asset. Financial assets are derecognized when the rights to receive cash flows from the financial assets have expired or have been transferred and the Group has transferred substantially all the risks and rewards of ownership.

Measurement

At initial recognition, the Group measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss (FVPL), transaction costs that are directly attributable to the acquisition of the financial asset. Transaction costs of financial assets carried at FVPL are expensed in profit or loss.

Debt instruments

Subsequent measurement of debt instruments depends on the Group business model for managing the asset and the cash flow characteristics of the asset. There are three measurement categories into which the Company classifies its debt instruments:

Amortized cost:    Assets that are held for collection of contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortized cost. Interest income from these financial assets is included in finance income using the effective interest rate method. Any gain or loss arising on derecognition is recognized directly in profit or loss and presented in other gains/(losses) together with foreign exchange gains and losses. Impairment losses are presented as separate line item in the statement of profit or loss.

FVOCI:    Assets that are held for collection of contractual cash flows and for selling the financial assets, where the assets’ cash flows represent solely payments of principal and interest, are measured at FVOCI. Movements in the carrying amount are taken through OCI, except for the recognition of impairment gains or losses, interest income and foreign exchange gains and losses which are recognized in profit or loss. When the financial asset is derecognized, the cumulative gain or loss previously recognized in OCI is reclassified from equity to profit or loss and recognized in other gains/(losses). Interest income from these financial assets is included in finance income using the effective interest rate method. Foreign exchange gains and losses are presented in other gains/(losses) and impairment expenses are presented as separate line item in the statement of profit or loss.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED FINANCIAL statementS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

FVPL:    Assets that do not meet the criteria for amortized cost or FVOCI are measured at FVPL. A gain or loss on a debt investment that is subsequently measured at FVPL is recognized in profit or loss and presented net within other gains/(losses) in the period in which it arises.

Equity instruments

The Group subsequently measures all equity investments at fair value. Where the Group management has elected to present fair value gains and losses on equity investments in OCI, there is no subsequent reclassification of fair value gains and losses to profit or loss following the derecognition of the investment. Dividends from such investments continue to be recognized in profit or loss as other income when the Group right to receive payments is established.

Changes in the fair value of financial assets at FVPL are recognized in other gains/(losses) in the statement of profit or loss as applicable. Impairment losses (and reversal of impairment losses) on equity investments measured at FVOCI are not reported separately from other changes in fair value.

Impairment

The Group assesses on a forward-looking basis the expected credit loss associated with its debt instruments carried at amortized cost and FVOCI. The impairment methodology applied depends on whether there has been a significant increase in credit risk.

For trade receivables only, the Company measures the expected credit loss associated with its trade receivables based on historical trend, industry practices and the business environment in which the entity operates or any other appropriate basis. The impairment methodology applied depends on whether there has been a significant increase in credit risk.

Financial Liabilities

Initial Recognition and Measurement

All financial liabilities are recognized initially at fair value and in the case of loans and borrowings and payables, net of directly attributable transaction costs. The Group financial liabilities include trade and other payables, loans, and borrowings including bank overdrafts and derivative financial instruments.

Subsequent measurement

Financial liabilities at amortized cost:

After initial measurement, such financial liabilities are subsequently measured at amortized cost using the effective interest rate (EIR) method. Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortization is included in finance costs in the Statement of Profit and Loss.

Borrowings

Borrowings are initially recognized at fair value, net of transaction costs incurred. Borrowings are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in the Statement of Profit and Loss over the period of the borrowings using the EIR method.

Trade and Other Payables

These amounts represent liabilities for goods and services provided to the Group prior to the end of the period which are unpaid. Trade and other payables are presented as current liabilities unless payment is not due within 12 months after the reporting period. They are recognized initially at their fair value and subsequently measured at amortized cost using the effective interest method.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED FINANCIAL statementS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Financial Guarantee Obligations

The fair value of financial guarantees is determined as the present value of the difference in net cash flows between the contractual payments under the debt instrument and the payments that would be required without the guarantee, or the estimated amount that would be payable to a third party for assuming the obligations. Where guarantees in relation to loans or other payables of subsidiaries, joint ventures or associates are provided for no compensation, the fair values as of the date of transition are accounted for as contributions and recognized as part of the cost of the equity investment.

Derecognition

Financial assets

The Group derecognizes a financial asset when the contractual rights to the cash flows from the financial asset expire, or it transfers the rights to receive the contractual cash flows in a transaction in which substantially all of the risks and rewards of ownership of the financial asset are transferred or in which the Group neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset.

The Group enters into transactions whereby it transfers assets recognized in its statement of financial position but retains either all or substantially all of the risks and rewards of the transferred assets. In these cases, the transferred assets are not derecognized.

Financial Liability

The Group derecognizes a financial liability when its contractual obligations are discharged or cancelled, or expire. The Group also derecognizes a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value.

On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognized in profit or loss.

Income tax

The income tax expense or benefit for the period is the tax payable on that period’s taxable income based on the applicable income tax rate for each jurisdiction, adjusted by the changes in deferred tax assets and liabilities attributable to temporary differences, unused tax losses and the adjustment recognized for prior periods, where applicable.

Deferred tax assets and liabilities are recognized for temporary differences at the tax rates expected to be applied when the assets are recovered or liabilities are settled, based on those tax rates that are enacted or substantively enacted, except for:

•        When the deferred income tax asset or liability arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and that, at the time of the transaction, affects neither the accounting nor taxable profits; or

•        When the taxable temporary difference is associated with interests in subsidiaries, associates or joint ventures, and the timing of the reversal can be controlled, and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred tax assets are recognized for deductible temporary differences and unused tax losses only if it is probable that future taxable amounts will be available to utilize those temporary differences and losses.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED FINANCIAL statementS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

The carrying amount of recognized and unrecognized deferred tax assets are reviewed at each reporting date. Deferred tax assets recognized are reduced to the extent that it is no longer probable that future taxable profits will be available for the carrying amount to be recovered. Previously unrecognized deferred tax assets are recognized to the extent that it is probable that there are future taxable profits available to recover the asset.

Deferred tax assets and liabilities are offset only where there is a legally enforceable right to offset current tax assets against current tax liabilities and deferred tax assets against deferred tax liabilities; and they relate to the same taxable authority on either the same taxable entity or different taxable entities which intend to settle simultaneously.

As of six months period ended September 30, 2022 and as of year ended March 31, 2022, the Group had no significant uncertain tax positions that qualify for either recognition or disclosure in the financial statements. The Group recognizes interest and penalties related to significant uncertain income tax positions in other expense. There were no such interest and penalties incurred for the six months period of September 30, 2022 and of September 30, 2021.

The dividend distributed would be taxable in the hands of the investors, the domestic companies shall not be liable to pay DDT.

Cash and cash equivalents

Cash and cash equivalents comprise cash on hand and demand deposits and other short-term highly liquid investments that are readily convertible to a known amount of cash and are subject to an insignificant risk of changes in value.

Depreciation methods, estimated useful lives and residual value

Depreciation is calculated to write off the cost of items of property and equipment less their estimated residual values using the written down method over their estimated useful lives and is generally recognized in profit or loss. Leased assets are depreciated over the shorter of the lease term and their useful lives unless it is reasonably certain that the Group will obtain ownership by the end of the lease term. Land is not depreciated.

The estimated useful lives of property and equipment for current and comparative periods are as follows:
Buildings	40 years
Property and equipment	3 – 15 years
Fixtures and fittings	5 – 10 years

Depreciation methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

Fair value measurement

When an asset or liability, financial or non-financial, is measured at fair value for recognition or disclosure purposes, the fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date; and assumes that the transaction will take place either: in the principal market; or in the absence of a principal market, in the most advantageous market.

Fair value is measured using the assumptions that market participants would use when pricing the asset or liability, assuming they act in their economic best interests. For non-financial assets, the fair value measurement is based on its highest and best use. Valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, are used, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED FINANCIAL statementS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Subsequent expenditure

Subsequent expenditure relating to property, plant and equipment is added to the carrying amount of the asset only when it is probable that future economic benefits associated with the item will flow to the entity and the cost of the item can be measured reliably. All other repair and maintenance expenses are recognised in the consolidated statements of profit or loss and other comprehensive income when incurred.

Disposal

On disposal of an item of property, plant and equipment, the difference between the disposal proceeds and its carrying amount is recognised in the consolidated statements of profit or loss and other comprehensive income.

Intangible Assets

Separately purchased intangible assets are initially measured at cost. Intangible assets acquired in a business combination are recognized at fair value at the acquisition date. Subsequently, intangible assets are carried at cost less any accumulated amortization and accumulated impairment losses, if any.

The useful lives of intangible assets are assessed as either finite or indefinite. Finite-life intangible assets are amortized on a written down basis over the period of their expected useful lives. Estimated useful lives by major class of finite-life intangible assets are as follow:
Customers acquisition	5 Years
Trademark/Copy rights	5 Years
Computer Software	5 Years

The amortization period and the amortization method for definite life intangible assets is reviewed annually.

For indefinite life intangible assets, the assessment of indefinite life is reviewed annually to determine whether it continues, if not, it is impaired or changed prospectively basis revised estimates.

Intangible assets with finite lives are assessed for impairment whenever there is an indication that the intangible asset may be impaired. When the recoverable amount of an intangible asset is less than its carrying amount, an impairment loss is recognized.

Goodwill on acquisitions of subsidiaries represents the excess of (i) the sum of the consideration transferred, the amount of any non-controlling interest in the acquiree and the acquisition-date fair value of any previous equity interest in the acquiree over (ii) the fair value of the identifiable net assets acquired. Goodwill on subsidiaries is recognised separately as intangible assets and carried at cost less accumulated impairment losses. These assets are not amortized but are tested for impairment annually.

Gains and losses on the disposal of subsidiaries include the carrying amount of goodwill relating to the entity sold.

IAS 38 requires an entity to recognize an intangible asset, whether purchased or self-created (at cost) if, and only if: [IAS 38.21]

a.       it is probable that the future economic benefits that are attributable to the asset will flow to the entity; and

b.      the cost of the asset can be measured reliably.

The probability of future economic benefits must be based on reasonable and supportable assumptions about conditions that will exist over the life of the asset. [IAS 38.22] The probability recognition criterion is always considered to be satisfied for intangible assets that are acquired separately or in a business combination. [IAS 38.33]

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED FINANCIAL statementS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Para 25 of IAS 38 provides that the price an entity pays to acquire separately an intangible asset will reflect expectations about the probability that the expected future economic benefits embodied in the asset will flow to the entity. In other words, the entity expects there to be an inflow of economic benefits, even if there is uncertainty about the timing or the amount of the inflow. Therefore, the probability recognition criteria in Para 21(a) is always considered to be satisfied for separately acquired intangible assets. Para 26 of IAS 38 provides that the costs of a separately acquired intangible asset can usually be measured reliably. This is particularly so when the purchase consideration is in the form of cash or other monetary assets.

Development costs mainly relate to developed computer software programmes. Such computer software programmes that do not form an integral part of other related hardware is treated as an intangible asset. Development costs that are directly associated with development and acquisition of computer software programmes by the Group are capitalised as intangible assets when the following criteria are met:

•        it is technically feasible to complete the computer software programme so that it will be available for use;

•        management intends to complete the computer software programme and use or sell it;

•        there is an ability to use or sell the computer software programme;

•        it can be demonstrated how the computer software programme will generate probable future economic benefits;

•        adequate technical, financial and other resources to complete the development and to use or sell the computer software programme are available; and

•        the expenditure attributable to the computer software programme during its development can be reliably measured.

Direct costs include salaries and benefits for employees on engineering and technical teams who are responsible for building new computer software programmes.

Expenditure that enhances or extends the performance of computer software programmes beyond their original specifications and which can be reliably measured is added to the original cost of the software. Costs associated with maintaining computer software programmes are recognised as an expense when incurred.

Completed development costs in progress are reclassified to internally developed intangible assets. These internally developed intangible assets are subsequently carried at cost less accumulated amortisation and accumulated impairment losses. These costs are amortised to the consolidated statements of profit or loss and other comprehensive income using a straight-line method over their estimated useful lives. Development cost in progress is not amortised.

Revenue

Revenue is recognized based on the transfer of services to a customer for an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Revenue is measured at the fair value of consideration received or receivable taking into account the amount of discounts, rebates, outgoing taxes on sales.

To determine whether to recognize revenue, the Group follows a 5-step process:

1.      Identifying the contract with a customer

2.      Identifying the performance obligations

3.      Determining the transaction price

4.      Allocating the transaction price to the performance obligations

5.      Recognizing revenue when/as performance obligation(s) are satisfied

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED FINANCIAL statementS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Further information about each source of revenue from contracts with customers and the criteria for recognition follows.

Telemedicine revenues

Telemedicine revenue is derived from monthly invoiced services fees that are recognized as services that are rendered and earned under agreements with clients. Clients are business entities, such as physicians offices, medical care groups, hospitals and other healthcare institutions that have contracted with us to offer telemedicine services to their covered lives. Clients are our customers and the patients of these clients who are enrolled in the telemedicine services programs are referred to as members. We provide services to assist care providers to improve member health results and reduce healthcare costs by providing an overall health management solution through the integration of our devices, supplies, access to our web-based platform, electronic data records, and clinical services.

For the most part services costs to the client are primarily fees for services rendered to each member on a per month basis for each eligible and active member based upon accessibility and usage of services by each client and member. These services are consumed by the client and their members in accordance with the service programs selected by the client included in the client services agreements. Client service agreements are renewable on an annual basis and can be terminated based upon terms specified in the agreements.

GST on all income

The Company collects Goods and Service Tax (GST) on behalf of the government and, therefore, it is not an economic benefit flowing to the Company. Hence, it is excluded from revenue.

Cost recognition

Costs and expenses are recognized when incurred and have been classified according to their primary functions in the following categories:

Cost of revenue

Cost of revenue consists primarily of cost of materials consumed, broadcaster/subscription fees and leaseline charges. Costs of revenue are recognized when incurred and have been classified according to their primary function.

Other operating expenses

Other operating expenses consist primarily of general and administrative expenses like electricity, software running expenses, repairs and maintenance, travelling expenses etc.

Borrowing Costs

Borrowing costs directly attributable to the acquisition, construction or production of an asset that necessarily takes a substantial period of time to get ready for its intended use or sale are capitalized as part of the cost of the asset. All other borrowing costs are expensed in the period in which they occur. Borrowing costs consist of interest and other costs that an entity incurs in connection with the borrowing of funds.

Provisions

Provisions are recognized when the Group has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation and the amount can be reliably estimated. Provisions are not recognized for future operating losses.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED FINANCIAL statementS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognized even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be small.

Provisions are measured at the present value of management’s best estimate of the expenditure required to settle the present obligation at the end of the reporting period. The discount rate used to determine the present value is a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the passage of time is recognized as finance cost.

Deferred Offering Costs

Deferred Offering Costs consists of legal, accounting, underwriter’s fees, and other costs incurred through the balance date that are directly related to the proposed Initial Public Offering (IPO) and that would be charged to stockholder equity upon completion of the proposed IPO. Should the proposed IPO prove unsuccessful, deferred costs and additional expenses to be incurred would be charged to operations. As of September 30, 2022 and March 31, 2022, the Company had deferred offering costs of $0 and $34,165, respectively.

Issued Capital

Common shares are classified as equity.

Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds.

Dividends

Dividend distributions to the Group’s shareholders are recognized as a liability in the financial statements in the period in which the dividends are approved.

Earnings per share

Basic earnings per share

Basic earnings per share is calculated by dividing the profit attributable to the owners of Lytus, excluding any costs of servicing equity other than common shares, by the weighted average number of common shares outstanding during the financial year, adjusted for bonus elements in common shares issued during the financial year.

Diluted earnings per share

Diluted earnings per share adjusts the figures used in the determination of basic earnings per share to take into account the after income tax effect of interest and other financing costs associated with dilutive potential common shares and the weighted average number of shares assumed to have been issued for no consideration in relation to dilutive potential common shares.

Trade and Other Receivable

Assessment as to whether the trade receivables and other receivables from Reachnet are impaired: When measuring Expected Credit Loss (ECL) of receivables and other receivables related to Reachnet the Group uses reasonable and supportable information, which is based on assumptions for the future movement of different economic drivers and how these drivers will affect each other. Probability of default constitutes a key input in measuring ECL. Probability of default is an estimate of the likelihood of default over a given time horizon, the calculation of which includes historical data, assumptions and expectations of future conditions.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED FINANCIAL statementS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

The payment protocols with respect to the Telecast and OTT services are very closely regulated by the Ministry of Telecommunications along with other departments of the Government of India. The payment gateways reporting protocols for the cable industry are very robust, with most of the transactional interactions with the customers in this industry being subject to independent audits by the government. Payments processed online by customers electronically are reported promptly.

Given that Reachnet is an ongoing operations partner of Lytus India with respect to the telecasting business, the collectability of the amounts does not pose a significant risk for the following reasons:

1.      Reachnet is a licensed cable company and is regularly audited by the Ministry of Information and Broadcasting. These audits regularly confirm number of subscribers and subscriptions fees reported in the Nationwide SMS platform (Subscriber Management Platform);

2.      The Management of the Company and Reachnet have implemented protocols requiring the finance teams of both companies to closely monitor the amounts receivable and payable providing relevant confirmations periodically;

3.      To the extent that Reachnet is unable to collect or pay the amounts owed to the Company, the Company has the ability to set those amounts off against any future payments to Reachnet in conjunction with the ongoing operations of the Company;

4.      The Company has the ability to take legal action against Reachnet and or its directors for non-payment of dues owed to the Company. Under Indian law, remedies pursued against the management of Reachnet can be both civil remedies as well as remedies under the Indian Penal Code; and

5.      Upon ending of the lockdown and reconciliation of all payments with Reachnet, the Company intends to implement a direct billing system with its customers so that it has better visibility and control over revenue streams from customers.

NOTE 2 — CRITICAL ACCOUNTING JUDGEMENTS, ASSESSMENTS, AND ASSUMPTIONS

Under IFRS 1, the Group is required to make estimates and assumptions in presentation and preparation of the financial statements for the six months ending September 30, 2022 and for the year ended March 31, 2022.

Key estimates considered in preparation of the financial statement that were not required under the previous GAAP are listed below:

Fair Valuation of financial instruments carried at Fair Value Through Profit or Loss (“FVTPL”) and/or Fair Value Through Other Comprehensive Income (“FVOCI”).

Impairment of financial assets based on the expected credit loss model.

Determination of the discounted value for financial instruments carried at amortized cost.

Fair value estimation of share warrants.

Critical judgement over capitalisation of internally developed intangible assets and development cost in progress.

Assessment as to whether the trade receivables and other receivables from Reachnet are impaired

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED FINANCIAL statementS

NOTE 2 — CRITICAL ACCOUNTING JUDGEMENTS, ASSESSMENTS, AND ASSUMPTIONS (cont.)

When measuring Expected Credit Loss (ECL) of receivables and other receivables related to Reachnet the Group uses reasonable and supportable information, which is based on assumptions for the future movement of different economic drivers and how these drivers will affect each other. Probability of default constitutes a key input in measuring ECL. Probability of default is an estimate of the likelihood of default over a given time horizon, the calculation of which includes historical data, assumptions and expectations of future conditions.

A widespread health crisis could adversely affect the global economy, resulting in an economic downturn that could impact demand for our services. The future impact of the outbreak is highly uncertain and cannot be predicted and there is no assurance that the outbreak will not have a material adverse impact on the future results of the Company. The extent of the impact, if any, will depend on future developments, including actions taken to contain the coronavirus.

•        Impairment of property and equipment and intangible assets excluding goodwill

At each reporting date, the Group reviews the carrying amounts of its property, plant and equipment and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated to determine the extent of the impairment loss (if any). Where the asset does not generate cash flows that are independent from other assets, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs. When a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest group of cash-generating units for which a reasonable and consistent allocation basis can be identified.

Intangible assets with an indefinite useful life are tested for impairment at least annually and whenever there is an indication at the end of a reporting period that the asset may be impaired.

Recoverable amount is the higher of fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease and to the extent that the impairment loss is greater than the related revaluation surplus, the excess impairment loss is recognized in profit or loss.

Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss to the extent that it eliminates the impairment loss which has been recognized for the asset in prior years. Any increase in excess of this amount is treated as a revaluation increase.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED FINANCIAL statementS

NOTE 3 — REVENUE FROM CONTRACT WITH CUSTOMERS

Revenue from contract with customers consist of the following for the 6 month ended September 30,
2022 and ended September 30, 2021:

Disaggregated revenue information	For the 6 months period ended September 30, 2022	For the 6 months period ended September 30, 2021
	(US$)	(US$)
Types of services:
Subscription revenues	$—	$—
Placement fees	—	—
Carriage fees	—	—
Advertisement income	—	—
Fibre lease charges	—	—
Telemedicine service charges	—	102,013
Others	—	—
Total Revenue from customers	$—	$102,013
Timing of revenue recognition
Product transferred at point in time	—	—
Services transferred over time	$—	$102,013
Total	$—	$102,013

Contract balances:

The following table provides information about receivables, contract assets and contract liabilities from contracts with customers:

	For the 6 months period ended September 30, 2022	For the year ended March 31, 2022
	(US$)	(US$)
Receivables, which are included in ‘trade receivables	$—	$—
Receivables, acquired in a business combination	—	—

Performance obligations:

Revenue is measured based on the consideration specified in a contract with a customer. The Company recognizes revenue when it transfers control over a good or service to a customer.

NOTE 3A — OTHER INCOME

Other income	For the six month ended September 30, 2022	For the six month ended September 30, 2021
Income from revenue entitlement rights	6,124,042	7,258,605
Liabilities no longer required written back	360,842	265,411
	6,484,884	7,524,016

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED FINANCIAL statementS

NOTE 3A — OTHER INCOME (cont.)

Income from revenue entitlement rights

Other Income of $6,124,042 for the 6 months ended September 30, 2022 ($ 7,258,605 for the 6 months ended September 30, 2021) (Refer to Note 23 regarding agreement with Reachnet) is presented on the basis that all conditions have been satisfied as of March 26, 2020, to consummate closing of the Group’s acquisition agreement with Reachnet Cable Services Pvt. Ltd. (“Reachnet”) in which the Group acquired the customers and corresponding revenues. (Refer to Note 18 regarding agreement with Reachnet).

The Group has acquired approximately 1.9 million subscriber connections from a licensed streaming company (Reachnet), through the Agreements dated June 21, 2019 and December 6, 2019, and the income entitlement rights from April 1, 2019, for a consideration of $59 million. On March 26, 2020, the arrangement was consummated when pre-conditions were waived by mutual consent. Based upon the terms of customer acquisition contract for the six months ended September 30, 2022 and September 30, 2021 and the management services agreement, the revenue arising there from is recognized as “Other Income”. The income is regarded as “Other Income” in compliance with the AP21B and AP21C of the IFRS 15. The Group has not collected any amount under receivable to date. The Group has not collected any amount under receivable to date since some of the terms under the contract were deferred by mutual agreement between the parties. Since there was no change in the status of the agreement, during the six months ended September 30, 2022, the Group continued to be subject to the applicability of IFRS 15 and continued to consistently report the income as Other Income. Refer to Notes on Subsequent Events in respect of the Modification Agreement, wherein the terms with Reachnet are modified. However, the modified implication became effective upon execution of the Share Purchase Agreement with Sri Sai on March 31, 2023.

The Group is free to appoint any licensed service provider for provision of streaming services. There is no binding or lock-in arrangement for providing streaming services to subscribers through Reachnet. The agreement contemplates only acquisition of subscriber base and is not an agreement to acquire or purchase the business of Reachnet. The Group has ensured adequate safeguard to secure acquired customer contracts through non-compete clause and non-solicitation of subscribers clause. In respect of streaming services, Lytus India has outsourced the provision of streaming services to Reachnet in the capacity of a service provider under the Management Services Agreement. Going forward, with respect of non-streaming services (such as MedTech IOT) these services would be billed directly by the Company and costs and revenue would not be shared with Reachnet.

NOTE 4 — EXPENSES

Expenses consist of the following

	For the 6 months period ended September 30, 2022	For the 6 months period ended September 30, 2021
	(US$)	(US$)
Cost of revenue	$—	36,001
Amortization of intangible assets (refer to Note 10)	5,623,417	$6,015,398
Depreciation (refer to Note 9)	—	—
Legal and professional expenses	1,721,061	225,566
Staffing expense	—	205,574
Other operating expenses	145,314	341,062
Total expenses	$7,489,792	$6,823,601

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED FINANCIAL statementS

NOTE 5 — INCOME TAX

Income taxes consist of the following:

	For the 6 months period ended September 30, 2022	For the 6 months period ended September 30, 2021
	(US$)	(US$)
Current tax expenses	$734,243	$382,307
Deferred tax expense	(183,637)	383,866
Income tax expense	$550,606	$766,173

Deferred tax related to the translations of foreign operations consists of Lytus Technologies Private Limited a Wholly owned subsidiary from INR to USD have been calculated at the rate of the jurisdiction in which a subsidiary situated i.e. in India (at the rate 25.17% as of September 30, 2022 and March 31, 2022).

Accounting for Income Taxes

British Virgin Islands

Under the current laws of BVI, Lytus Technology Holdings PTV. Ltd. is not subject to tax on income or capital gains. In addition, payments of dividends by the Company to their shareholders are not subject to withholding tax in the BVI.

GHSI

United States tax reform legislation enacted on 22 December 2017 (P.L. 115-97) moved the United States from a ’worldwide’ system of taxation towards a ’territorial’ system of taxation. Among other things, P.L. 115-97 permanently reduced the 35% CIT rate on resident corporations to a flat 21% rate for tax years beginning after 31 December 2017.

US taxation of income earned by non-US persons depends on whether the income has a nexus with the United States and the level and extent of the non-US person’s presence in the United States.

India (subsidiaries in India)

Income tax expense represents the sum of the current tax and deferred tax.

The charge for current tax is based on the result for the period adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the reporting date.

Current and deferred tax is recognized in the income statement unless the item to which the tax relates was recognized outside the income statement being other comprehensive income or equity. The tax associated with such an item is also recognized in other comprehensive income or equity respectively.

NOTE 6 — OTHER RECEIVABLES

Other receivables consist of the following:

	As of September 30, 2022	As of March 31, 2022
	(US$)	(US$)
Net Receivable from Reachnet Cable Service Pvt. Ltd.	$46,053,594	$43,168,720
GST and other taxes on the above	8,289,647	7,770,370
	$54,343,241	$50,939,090

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED FINANCIAL statementS

NOTE 7 — OTHER CURRENT ASSETS

Other current assets consist of the following:

	As of September 30, 2022	As of March 31, 2022
	(US$)	(US$)
GST receivables and other tax deposits	$25,719	$27,400
Deferred debt discount on promissory note	—	30,000
Deferred commission charges on promissory note	—	22,002
Deferred IPO costs	—	34,164
Receivable from director	214,458	214,458
Prepaid expenses	—	—
	$240,177	$328,024

NOTE 8 — PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

Description	Plant and equipment	Furniture and fittings	Vehicles	Office equipment	Computer equipment	Total
As at March 31, 2021	1,160,772	337	754	17,419	1,113	1,180,395
Additions	—	—	—	—	—	—
Derecognised on ‘Disposals	(1,160,772)	(337)	(754)	(17,419)	(1,113)	(1,180,395)
Adjustments
Exchange differences
Acquisition through business combination
As at 30 September, 2021	—	—	—	—	—	—
As at March 31, 2021	1,160,772	337	754	17,419	1,113	1,180,395
Additions	—	—	—	—	—	—
Derecognised on ‘Disposals	(1,160,772)	(337)	(754)	(17,419)	(1,113)	(1,180,395)
Adjustments
Exchange differences
Acquisition through business combination
As at 31 March, 2022	—	—	—	—	—	—
Additions	28,578	—	—	620	670	29,868
Derecognised on ‘Disposals	—	—	—	—	—	—
Adjustments
Exchange differences
Acquisition through business combination
As at 30 September, 2022	28,578	—	—	620	670	29,868
As at March 31, 2021	232,822	89	139	6,887	227	240,164
Charge for the year	—	—	—	—	—	—
Derecognised on ‘Disposals	(232,822)	(89)	(139)	(6,887)	(227)	(240,164)
Acquisition through business combination
As at 30 September, 2021	—	—	—	—	—	—

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED FINANCIAL statementS

NOTE 8 — PROPERTY AND EQUIPMENT (cont.)

Description	Plant and equipment	Furniture and fittings	Vehicles	Office equipment	Computer equipment	Total
As at March 31, 2021	232,822	89	139	6,887	227	240,164
Charge for the year	—	—	—	—	—	—
Derecognised on ‘Disposals	(232,822)	(89)	(139)	(6,887)	(227)	(240,164)
Acquisition through business combination
As at 31 March, 2022	—	—	—	—	—	—
Charge for the year	—	—	—	—	—	—
Derecognised on ‘Disposals	—	—	—	—	—	—
Acquisition through business combination
As at 30 September, 2022	—	—	—	—	—	—

Net block as at 30 September, 2021	—	—	—	—	—	—
Net block as at 31 March, 2022	—	—	—	—	—	—
Net block as at 30 September, 2022	—	—	—	—	—	—

NOTE 9 — INTANGIBLE ASSETS AND GOODWILL

Intangible assets and Goodwill consist of the following:

Description	Customer acquisition List	Goodwill	Softwares	Total	Intangible asset under development
As at March 31, 2021	59,216,654	390,927	377	59,607,958	—
Additions	—	—	—	—	160,000
Disposals		(317,752)	(377)	(318,129)
Exchange differences	—	(208)		(208)
Acquisition through business combination				—
As at September 30, 2021	59,216,654	73,383	—	59,290,037	160,000
As at March 31, 2021	59,216,654	390,927	377	59,607,958	—
Additions				—	166,587
Derecognised on ‘Disposals of a subsidiary		(317,752)	(377)	(318,129)
Exchange differences		167		167
Acquisition through business combination				—
As at 31 March, 2022	59,216,654	73,008	—	59,289,662	166,587
Additions				—	3,670,501
Derecognised on ‘Disposals of a subsidiary			—
Exchange differences		316		316	461
Acquisition through business combination				—
As at 30 September, 2022	59,216,654	72,692	—	59,289,346	3,836,627

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED FINANCIAL statementS

NOTE 9 — INTANGIBLE ASSETS AND GOODWILL (cont.)

Description	Customer acquisition List	Goodwill	Softwares	Total	Intangible asset under development
Accumulated amortisation
As at March 31, 2021	12,135,640	—	114	12,135,754	—
Charge for the year	6,015,398	—	—	6,015,398
Disposals			(114)	(114)
Acquisition through business combination
As at 30 September, 2021	18,151,038	—	—	18,151,038	—
As at March 31, 2021	12,135,640	—	114	12,135,754
Charge for the year	11,894,518	—	—	11,894,518
Derecognised on ‘Disposals of a subsidiary			(114)	(114)
Acquisition through business combination
As at 31 March, 2022	24,030,158	—	—	24,030,158	—
Charge for the year	5,623,417	—	—	5,623,417
Derecognised on ‘Disposals of a subsidiary			—	—
Acquisition through business combination
As at 30 September, 2022	29,653,575	—	—	29,653,575	—
Net block as at 30 September 2021	41,065,616	73,383	—	41,138,999	160,000
Net block as at 31 March, 2022	35,186,496	73,008	—	35,259,504	166,587
Net block as at 30 September 2022	29,563,079	72,692	—	29,635,771	3,836,627

The above intangible assets are other than internally generated. Refer Note 24 for goodwill on consolidation.

NOTE 10 — BORROWINGS

Borrowings consist of the following:

	As of September 30, 2022	As of March 31, 2022
	(US$)	(US$)
7% Senior secured promissory note	$—	1,000,000
Loan from directors	$36,358	$36,851
Loan from a related party	$1,304	$1,304
	37,662	1,038,155

7% Senior secured promissory note

The Secured Promissory Notes amount is $1,000,000 at a 7% original issue discount. The securities of the note are senior guaranteed by Global Health Sciences, Inc., a Delaware corporation, and secured by a security interest in the assets of Global Health Sciences, Inc. In addition, the Company’s performance of its obligations hereunder is secured by a pledge of the Company’s shares of the common stock of Global Health Sciences, Inc. but are not convertible into the Company’s stock. The senior secured note also contains certain default provisions and is subject to standard covenants such as restrictions on issuing new debt. In conjunction with the note, the Company issued a warrant exercisable into 0.5 million shares with a term of three years and strike price of $10. The Warrants also contain certain antidilution provisions that apply in connection with any stock split, stock dividend, stock combination,

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED FINANCIAL statementS

NOTE 10 — BORROWINGS (cont.)

recapitalization or similar transactions as well as a potential adjustment to the exercise price based on certain events. The outstanding warrants are recognized as a warrant liability on the balance sheet and measured at their inceptions date at fair value and subsequently re-measured at each reporting period with change being recorded as a component of other income in the statement of profit or loss and other comprehensive income (refer note 13).

GPL venture has exercised warrants on June 23, 2022 to convert warrants (500,000) into shares (421,490), on the basis of the VWAP as on June 22, 2022 of $33.28.

NOTE 11 — TRADE PAYABLES

Trade payables consist of the following:

	As of September 30, 2022	As of March 31, 2022
	(US$)	(US$)
Trade payables – Others	$551,106	$571,773
Employee related payables	—	369,389
	$551,106	$941,162

NOTE 12 — OTHER FINANCIAL LIABILITIES

Other financial liabilities consist of the following:

	As of September 30, 2022	As of March 31, 2022
	(US$)	(US$)
Payable in connection with the Acquisition of DDC CATV Network Private Limited (refer note 24)	$—	$—
Interest on tax payable	786,526	845,792
Interest accrued on 7% senior secured promissory note	—	337,745
Share warrants liability	—	75,322
Professional fees payable	17,399	251,381
	$803,925	$1,510,240

Share Warrants Liability

On July 1, 2021, the Company entered into a subscription agreement (the “Subscription Agreement”) with an institutional investor (the “Investor”), pursuant to which it sold to the Investor 100 units (each, a “Unit” and collectively, the “Units”) at a price of $8,800 per Unit, consists of (i) a six-month, 7% Senior Secured Promissory Note in the aggregate principal amount of $10,000 per Unit purchased, reflecting an original issue discount of 12% (the “Note”), and (ii) one half of a three-year warrant (each, a “Warrant” and collectively, the “Warrants”) to purchase 10,000 shares of the Company’s common shares (the transaction, the “Bridge Financing”). GPL venture has exercised warrants on June 23, 2022 to convert warrants (500,000) into shares (421,490), on the basis of the VWAP as on June 22, 2022 of $33.28.

In accordance with IFRS, a contract that will or may be settled other than by the exchange of a fixed amount of cash for a fixed number of the entity’s own equity fails to meet the definition of equity and must instead be classified as a liability and measured at fair value with changes in fair value recognized in the consolidated statements of profit or loss and other comprehensive income loss at each reporting date. The liabilities will ultimately be converted into the Company’s equity (common shares) when the warrants are exercised, or will be extinguished on the expiry of the outstanding warrants.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED FINANCIAL statementS

NOTE 12 — OTHER FINANCIAL LIABILITIES (cont.)

The fair value of warrant liability was measured using a Black Scholes Model. The Warrants outstanding and fair value at each of the respective valuation dates are summarized below:

Share Warrant Liability	Warrants Outstanding	Fair Value per shares	Fair Value
		($)	($)
Fair value at initial measurement date July 1, 2021	500,000	3.13	1,562,911
(Gain) on remeasurement of warrant liability at fair value			(1,487,589)
Fair value as of March 31, 2022	500,000	0.15	75,322

During the year ended March 31, 2022 the Company recorded a gain on change in fair value of warrant liability of 1,487,589.

GPL venture has exercised warrants on June 23, 2022 to convert warrants (500,000) into shares (421,490), on the basis of the VWAP as on June 22, 2022 of $33.28.

The Warrant Liabilities are considered Level 3 liabilities on the fair value hierarchy as the determination of fair value includes various assumptions about of future activities and the Company’s stock price and historical volatility as inputs.

GPL venture has exercised warrants on June 23, 2022 to convert warrants (500,000) into shares (421,490), on the basis of the VWAP as on June 22, 2022 of $33.28 and on July 22, 2022 to convert warrants into shares (421,490).

The fair value of warrant liability was measured using a Black Scholes Model. The Warrants outstanding and fair value at each of the respective valuation dates are summarized below:

Share Warrant Liability	Warrants Outstanding	Fair Value per shares	Fair Value
		($)	($)
Fair value at initial measurement date July 1, 2021	500,000	3.13	1,562,911
(Gain) on remeasurement of warrant liability at fair value			(1,487,589)
Fair value as of March 31, 2022	500,000	0.15	75,322

NOTE 13 — OTHER CURRENT LIABILITIES

Other current liabilities consist of the following:

	As of September 30, 2022	As of March 31, 2022
	(US$)	(US$)
GST and other tax liabilities	$8,346,207	$7,790,790
CSR expenses liabilities	304,205	206,619
Cheques receivables/payables (net)	—	—
Capital creditors	99	896
Advances from customers	—	—
	$8,650,511	$7,998,305

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED FINANCIAL statementS

NOTE 14 — CUSTOMER ACQUISITION PAYABLE

Customer Acquisition Payable consist of the following:

	As of September 30, 2022	As of March 31, 2022
	(US$)	(US$)
Customer acquisition payable to Reachnet*	$54,208,676	$58,293,330
Customer acquisition payable to Reachnet, current portion	(27,104,338)	(29,146,665)
Customer acquisition payable to Reachnet, non-current portion	$27,104,338	$29,146,665

____________

*        The Group has acquired customers from Reachnet Cable Services Private Limited (“Reachnet”), through an Agreement to Acquire Customers dated June 21, 2019, and the income entitlement rights from April 1, 2019, for a consideration of approximately $59 million.

NOTE 15 — COMMITMENTS AND CONTINGENCIES

Commitments and contingencies consist of the following:

	As of September 30, 2022	As of March 31, 2022
	(US$)	(US$)
Financially support the investment in research organizations – GHSI	$—	730,000

The Company has entered into the Share Subscription Agreement with DDC CATV Network Private Limited and its Promoters under the terms of which it has an option to acquire an additional 49% of the DDC CATV through an issue of 900,000 fully convertible preference shares at INR 100 per share, aggregating to an amount of $1,194,822. The above option is subject to obtaining necessary regulatory approvals. The agreed investment in DDC is no longer committed as of March 31, 2022 due to deconsolidation of subsidiary (refer to Note 24 for details on deconsolidation)

We had retained Skyline Corporate Communications Group, LLC for our capital markets, financial and public relations advisory services. The Company could not make payments under the contract, as the client did not comply with the mandatory regulatory requirements. The client has approach for arbitration. Pending resolution on this matter under arbitration, the claim will not have any significant impact on the financial position of the company.

In accordance with share purchase agreement of GHSI dated October 30, 2021, the company commits to invest an aggregate of USD 800,000; out of which, USD 70,000 was paid against 75% shareholding and the balance is payable as required by the research organisations. As approved by the Board on February 27, 2023, we will deconsolidate GHSI from our consolidated financial statements with effect from March 1, 2023. The business of telemedicine in USA shall be reformatted in Lytus Health. Refer to Note 20 on deconsolidation of GHSI.

NOTE 16 — EQUITY

Common shares:

The total number of shares of common shares issued:	For the 6 months ended September 30, 2022	As of March 31, 2022
	(US$)	(US$)
Common shares	37,576,449	34,154,062

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED FINANCIAL statementS

NOTE 16 — EQUITY (cont.)

Movements in Common Shares:

	Shares	Amount
		(US$)
Balance as of March 31, 2021	34,154,062	$341,541
Shares issued	—	—
Balance as of March 31, 2022	34,154,062	$341,541
Shares issued to the public	3,000,895	30,010
Share warrants exercised	421,492	4,215
Balance as of September 30, 2022	37,576,449	375,766

Mr. Dharmesh Pandya, the then sole shareholder of the Company, has subscribed to these shares and held 33,854,062 common shares of the Company. Mr. Pandya has later transferred unconditionally an aggregate of 7,932,855 common shares to various persons (including 2,621,371 shares to Lytus Trust, resulting in his current holding of 28,842,578 common shares of the Company (i.e. 26,221,207 held in his individual capacity and 2,621,371 shares held by Lytus Trust).

NOTE 17 — EARNINGS PER SHARE

Earnings per share consist of the following:

	For the 6 months period ended September 30, 2022	March 31, 2022
	(US$)	(US$)
(Loss)/Profit for the year available to common shareholders	$(1,720,097)	$(403,035)
Weighted average number of common shares	35,715,945	34,154,062
Par value	$0.01	$0.01
Earnings/(loss) per common share:
Basic earnings/(loss) per common share	$(0.05)	$(0.01)
Diluted earnings/(loss) per common share	$(0.05)	$(0.01)

NOTE 18 — ACQUISITION OF CUSTOMERS

Agreement with the Reachnet Cable Services Private Limited

The Group has acquired approximately 1.9 million subscriber connections from a licensed streaming company (Reachnet), through the Agreements dated June 21, 2019 and December 6, 2019, and the income entitlement rights from April 1, 2019, for a consideration of approximately $59 million. This amount is payable on mutually agreed dates upon submission of an independent consultant’s report. On March 26, 2020, the arrangement was consummated when pre-conditions were waived by mutual consent. The net surplus remaining with the Company is approximately $36 million as of March 31, 2021 ($18 million as of March 31, 2020). Based upon the terms of customer acquisition contract, the revenue arising therefrom is recognized as “Other Income”.

The Group is free to appoint any licensed service provider for provision of streaming services. There is no binding or lock-in arrangement for providing streaming services to subscribers through Reachnet. The agreement contemplates only acquisition of subscriber base and is not an agreement to acquire or purchase the business of Reachnet. The Group has ensured adequate safeguard to secure acquired customer contracts through non-compete clause and non-solicitation of subscribers clause. All non-streaming services offered by the Group will not be on a cost sharing basis with Reachnet and will be dealt with (including issuing invoice) directly by the Group.

Refer to Note 20 on modification of the Reachnet Agreement.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED FINANCIAL statementS

NOTE 19 — DECONSOLIDATION

DDC CATV Network Private Limited

The consolidated financial statements have been prepared based on the books and records maintained by the Group. However, due to non-cooperation of the management of one subsidiary, namely, DDC CATV (the “Deconsolidated Subsidiary”), the directors of the Company had been unable to obtain and gain access to the books and commercial records and assets of the Deconsolidated Subsidiary and resolved that the Group no longer had the controlling power to govern the financial and operating policies of the Deconsolidated Subsidiary so as to benefit from their activities, and accordingly the control over the Deconsolidated Subsidiary was deemed to have lost since August 1, 2022.

Loss attributable to the Company on deconsolidation of a Subsidiary:

For the year ended March 31, 2022
($)
Fair Value Consideration receivable/received	—
Less ; Lytus BVI (Groups) share of net assets at disposal
DDC share capital at disposal	1,328
Add : Retained earnings at disposal date	(165,453)
Total of Net assets at disposal	(164,125)
Group Share – 51%	(83,704)
Less Goodwill at acquisition date	308,802
Total loss on deconsolidation date	(225,098)

Due to the non-cooperation of the directors and management of the Deconsolidated Subsidiary, the Board has been unable to access to the books and commercial records of the Deconsolidated Subsidiary even though the Board has taken all reasonable steps and has used its best endeavors to resolve the matter. The Board is of the view that the Group does not have the records to prepare accurate and complete financial statements for Deconsolidated Subsidiary for the financial year ended March 31, 2022.

Given these circumstances, the Directors have not consolidated the financial statements of the Deconsolidated Subsidiary in the consolidated financial statements of the Company for the year ended March 31, 2022. As such, the results of the Deconsolidated Subsidiary for the year ended March 31, 2022, and the assets and liabilities of the Deconsolidated Subsidiary as of March 31, 2022, have not been included into the consolidated financial statements of the Group since April 1, 2021. Considering above the liability of $ 265,410 payable to the owners of DDC CATV is no longer required to be settled. Therefore, the Company has reversed this liability to other income in the consolidated statements of profit & loss account.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED FINANCIAL statementS

NOTE 19 — DECONSOLIDATION (cont.)

The consolidated financial statements of the Company as of and for the year ended March 31, 2021 and March 31, 2020, includes the financial statements of DDC CATV. The financial statement line items as included have been disclosed below.

Financial Statement Line Items	March 31, 2021	March 31, 2020
	(US$)	(US$)
Total revenue	1,568,078	—
Total expenses	1,644,560	—
Loss before tax	(76,482)	—
Tax expenses	2,560	—
Loss after tax	79,042	—
Other comprehensive loss, net of tax	25,364	—
Total assets	1,575,722	1,820,080
Total liabilities	1,765,211	1,905,163
Total equity	(189,489)	(85,083)

NOTE 20 — SUBSEQUENT EVENTS

Management has evaluated subsequent events to determine if events or transactions occurring through, except for the disclosures related to subsequent events described below, as to which the date is June 26, 2023, the dates the financial statements were available for issuance, require potential adjustment to or disclosure in the financial statement and has concluded that all such events that would require recognition or disclosure have been recognized or disclosed.

The financial statements are presented on the basis of its status as of September 30, 2022. However, on December 11, 2022, we entered into, and on January 17, 2023, the Board approved the minutes regarding, a Modification Agreement (the “Modification Agreement”) by and between us and Reachnet, which Modification Agreement modifies the Customer Acquisition Agreement, as subsequently amended. Pursuant to the Modification Agreement, we and Reachnet have agreed that we will acquire 901 thousand subscribers from Sri Sai, a proposed subsidiary of Reachnet (see further discussion below) as well as Sri Sai’s core business assets that are needed to serve those 901 thousand subscribers. The original customer acquisiton agreement between us and Reachnet provided that we would acquire approximately 1.9 million of Reachnet’s customers for $58.29 million; under the Modification Agreement, we will instead acquire 901 thousand of Reachnet’s customers from Sri Sai for consideration of $11.5 million. The Modification Agreement also provided for the transfer of desired subscribers and core assets by way of assignment agreement in favor of the Company.

In connection with the Modification Agreement, on December 12, 2022, we and Reachnet entered into, and on January 17, 2023 the Board approved the minutes regarding, a Deed of Assignment (the “Deed of Assignment”), pursuant to which Reachnet assigned its interest in the Agreement for Acquisition dated August 11, 2022, by and between Reachnet and Sri Sai Cable and Broad Band Private Limited, an entity that was proposed to be a subsidiary of Reachnet8 pursuant to the Agreement for Acquisition (“Sri Sai” and such agreement, the “Sri Sai Agreement”), to us. Pursuant to such Deed of Assignment, as modified, we have been assigned 901 thousand subscribers and the right to a 51% equity interest in Sri Sai. Pursuant to the Agreement for Acquisition, Reachnet made payment of $1 million (out of $2.5 million) to shareholders of Sri Sai, in return for 51% shareholding of Sri Sai (with 2% of the shares being held in escrow for Indian regulation purposes). However, the Sri Sai shares were not transferred to Reachnet because Reachnet was not eligible to receive the shares of Sri Sai until it paid the consideration in full.

____________

8        On August 11, 2022, Reachnet executed Agreement for Acquisition with Shareholders of Sri Sai wherein Reachnet made payment of INR 50 million to the shareholders of Sri Sai as part payment. Upon payment of full consideration, Reachnet would have acquired 51% shareholding of Sri Sai and Sri Sai would have become subsidiary of Reachnet. Prior to actual payment of full consideration, has assigned its interest to Lytus India under Deed of Assignment dated December 12, 2022. Therefore, the company management believes that it has acquired 51% shareholding of Sri Sai, a proposed subsidiary of Reachnet.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED FINANCIAL statementS

NOTE 20 — SUBSEQUENT EVENTS (cont.)

Pursuant to the Deed of Assignment, we have assumed Reachnet’s payment obligations under the Sri Sai Agreement, which total $10 million, consisting of:

•        $1 million, which has been paid to the shareholders of Sri Sai by Reachnet and is credited to Lytus India, as partial payment for the 51% equity interest in Sri Sai;

•        $1.5 million, which was payable on or before January 31, 2023 to the shareholders of Sri Sai, for the remaining amount due to such shareholders, in consideration for our 51% equity interest in Sri Sai. The Company made this payment on March 31, 2023 in accordance with the Share Purchase Agreement with shareholders of Sri Sai; and

•        $7.5 million, which is payable, in accordance with the terms of the Sri Sai Agreement, as capital infusion for capital expenditures, in the form of convertible debentures to be issued by Sri Sai, the first of which shall be approximately $4.5 million payable on or around April 30, 2023, subject to obtaining regulatory approval.

The remaining consideration of $1.5 million will be retained by us as reserved and payable to Reachnet within a reasonable amount of time following identification and assignment by Reachnet of an additional 0.1 million subscribers beyond those assigned in the Deed of Assignment, along with core business assets to serve those 0.1 million additional subscribers, that Reachnet is required to deliver under the Modification Agreement. However, as of March 31, 2023, Reachnet has not identified any company or 0.1 million subscribers and hence, such amount is no longer retained by the Company as received and payable to Reachnet. The source of funding of the $10 million to fulfil the Deed of Assignment obligation shall be on the basis of the Convertible Notes signed with Walleye Opportunities Master Fund Ltd.

The Deed of Assignment was dependent on (a) consent from the board of Sri Sai and the shareholders of Sri Sai confirming the Deed of Assignment as a valid assignment; and (b) execution of a Share Purchase Agreement with the shareholders of Sri Sai, which Lytus India and the shareholders of Sri Sai executed on March 27, 2023. Pursuant to the Share Purchase Agreement, on March 31, 2023, Lytus India made payment of the of $2.5 million and Lytus India received a 51% shareholding of Sri Sai on April 6, 2023. As of this date, the Modification Agreement came to its conclusion and the closing balance receivable as of this date (date of Share Purchase Agreement) will be netted off with inter se balances and thereafter with retained earnings, with an effective acquisition date of October 1, 2022; provided, however, that is subject to change.

The audit committee is reviewing the underlying factors and should conclude on or before July 15, 2023. The audit committee is also reviewing the underlying factors for determining the date of acquisition of Sri Sai, such that the effective modification date is aligned with the effective acquisition date, so as to provide modification effect in its full form (that is when the arrangement with Reachnet has ended and the arrangement with Reachnet’s proposed subsidiary (Sri Sai)9 has commenced, meeting the purpose and objective of the Modification Agreement).

Without prejudice and reserving right to review and determine the effective modification date and the effective acquisition date, the Company’s management has preliminarily determined the date of modification with Reachnet and the date of acquisition of Reachnet’s proposed subsidiary, Sri Sai, to be effective from the earliest applicable date, October 1, 2022, as mutually agreed. Accordingly, as per the Modification Agreement, the Deed of Assignment and the Share Purchase Agreement, the modification of the current arrangement will be undertaken on October 1, 2022 in two parts: (a) the closing net balances vis-à-vis Reachnet as of the closing date (in the present case, the closing date is September 30, 2022) shall be adjusted and netted off with inter se balances and thereafter with the available retained earnings as of that date to give effect to its modified form; and (b) the acquisition of Sri Sai of 51% and consolidation

____________

9        On August 11, 2022, Reachnet executed Agreement for Acquisition with Shareholders of Sri Sai wherein Reachnet made payment of INR 50 million to the shareholders of Sri Sai as part payment. Upon payment of full consideration, Reachnet would have acquired 51% shareholding of Sri Sai and Sri Sai would have become subsidiary of Reachnet. Prior to actual payment of full consideration, Reachnet assigned its interest to Lytus India under Deed of Assignment dated December 12, 2022. Therefore, the company management believes that it has acquired 51% shareholding of Sri Sai, a proposed subsidiary of Reachnet.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED FINANCIAL statementS

NOTE 20 — SUBSEQUENT EVENTS (cont.)

of the business and financial statements of Sri Sai. Further, post modification, the intangible asset (net block) as of September 30, 2022 of $29,635,771 shall be impaired in the books of the Company, on account of the fact that the original customer acquisition agreement has ended.

The closing balances of Reachnet shall be adjusted and netted off with inter se balances and thereafter with available retained earnings as follows:

Regarding Reachnet	As of September 30, 2022	As of October 1, 2022
Net receivable from Reachnet	$54,343,241	—
Customer acquisition payable to Reachnet, current portion	$(27,104,338)	—
Customer acquisition payable to Reachnet, non-current portion	$(27,104,338)	—
Total Customer acquisition payable to Reachnet	$(54,208,676)	—
Net Financial Costs	$134,565	—
Adjusted with the opening retained earnings, as of October 1, 2022		$(134,565)

In lieu of the above, the Company has acquired majority shareholding in Sri Sai for $2,500,000 and has substantially acquired control over the business and operations of Sri Sai. Its consolidated financial statement would include financial statements of Sri Sai. Additionally, the Company would be required to incur capital expenditure of $7,500,000 to maintain and expand the operations of Sri Sai. On an on-going basis, the Company would have full control over the business, assets and company policies of Sri Sai.

Further, upon execution of the Share Purchase Agreement, the management of the Company is now assessing the impairment of intangible assets (being customer acquisition rights), considering that the current arrangement has ended. Further, post modification, the intangible asset (net block) as of September 30, 2022 of $29,635,771 shall be impaired in the books of the Company, on account of the fact that the original customer acquisition agreement has ended. The execution of the Share Purchase Agreement with Sri Sai, with corresponding transfer of shares of Sri Sai, has in turn crystalised the Modification Agreement and Deed of Assignment as concluded and final. The payment of $2,500,000 has been made to acquire 51% equity shares of Sri Sai.10 On March 31, 2023, the transaction for purchase of 51% equity shares of Sri Sai has been completed and the Company is registered as the Shareholder for the said equity shares before the Indian regulatory authorities.

As a result of the Modification Agreement and the Deed of Assignment, we own and directly control the operating core assets that impact income received from subscribers, including fiber optic network, the subscriber management system, local operator network, and others. Under the original arrangement, the Company acquired subscribers from Reachnet whereas in the modified arrangement, the Company has acquired a 51% equity interest in Reachnet’s subsidiary, Sri Sai. Sri Sai has approximately 901 thousand subscribers and a network of approximately 8,500 Local Cable Operators. While Reachnet’s subscribers were located across the India, Sri Sai’s subscribers are located in the India state of Andra Pradesh, Telangana, Kerala, and Maharashtra.

There is no change to the financial statements accounts for the six months period ending September 30, 2022 related to the Modification Agreement with Reachnet because the Share Purchase Agreement with the shareholders of Sri Sai was not executed and completed until March 31, 2023. As a result of the Modification Agreement and Deed of Assignment with Reachnet and the Share Purchase Agreement with the shareholders of Sri Sai, the Company will recognize income from these arrangements as operating revenue from contracts with customers on the basis of IFRS 15 and the Company will consolidate its financial statements with Sri Sai based on its control of Sri Sai under IRFS 10:7 in future filings. On March 27, 2023 the Company completed the transaction and shall consolidate Sri Sai as on the effective acquisition date as determined by the Board, and pursuant to IFS 10.21, non-adjusting events are

____________

10      The payment of $2,500,000 (INR 200 million) was paid as follows: (a) paid by Reachnet but deemed paid by Lytus: INR 50 million on August 11, 2022; (b) paid by Lytus: INR 80 million on December 1, 2022; (c) paid by Lytus: INR 120 million on March 31, 2023.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED FINANCIAL statementS

NOTE 20 — SUBSEQUENT EVENTS (cont.)

those events that do not provide evidence of conditions that existed at the end of the reporting period. However, we have included financial statements of Sri Sai for the two fiscal years ending March 31, 2022 and 2021, and for the interim period ending September 30, 2022, as well as pro forma financial statements of the Company on a consolidated basis under the heading as exhibits hereto. Accordingly, post modification, there would no “other income” in the books of the Company.

As approved by the Board on February 27, 2023, we will deconsolidate GHSI from our consolidated financial statements with effect from March 1, 2023. The business of telemedicine in USA shall be reformatted in Lytus Health.

On June 18, 2022, we acquired 100% equity of Lytus Technologies, Inc. (“Lytus Health”), a Company for general corporate purposes On February 27, 2023, however, the integration was not yet complete. On February 27, 2023, the Board has approved the fiscal integration of Lytus Health with effect from January 1, 2023, and as of March 31, 2023, the Company owns 100% of the equity interest of Lytus Health. Through the Company’s deconsolidation of GHSI and acquisition of Lytus Health, the Company has made its structure more efficient, both operationally and from a cost perspective. Through this modification, the Company has gained more control over its business operations, through dealing directly with subscriber, core assets, and the network, which has also given the Company more visibility over operation. Additionally, the Company’s investment and return of investment is better controlled through these changes. On January 1, 2023, the Company acquired 1,000 common shares of Lytus Health from our Chief Executive Officer, Dharmesh Pandya, for an aggregate price of $1,000 ($1 per share). As of March 31, 2023, the owns 100% of the outstanding equity of Lytus Health. Lytus Health is incorporated in Delaware and has no operations at present.

Deconsolidation of GHSI

GHSI was formed in 2020 and had no business operations prior to our acquisition. On October 30, 2020, we entered into a share purchase agreement to acquire 75% of the equity interest in GHSI. After the completion of acquisition, the GHSI management team was brought in and integrated with our previous management. GHSI’s telemedicine service aims to provide management and technology solutions to hospital networks, university medical schools, physician networks and individual practices in the United States. Its proprietary delivery platform uses digital communication technologies using medical monitoring devices, video capabilities and data capture methodologies. The platform also uses AI Ecosystem Assets including Conversational Computing, Intelligent Robotic Process Automation (iRPA), and Machine Learning (ML). This platform is currently rolled out in New Jersey, Illinois, Florida and Texas with approximately 125 medical physicians using our system for approximately 3,000 users via hospital and clinic networks. However, this business’ revenue has substantially decreased as a result of technological hurdles from an OEM. In response to this decrease, we plan to develop a proprietary software for our telemedicine business in India and the United States. If such development is unsuccessful, we plan to look into acquiring a telemedicine software company based in India.

As of date, the Company has not received the 75% shares of GHSI. The Company’s management had given various instructions and business plans during the period April 1, 2022 to 30 November 2022, that was not implemented by the current management. The issue was discussed again in December 2022, with the same result. Hence, on 1 January 2023, the management of the Company approached the Board for intervention. After detailed discussion, on 27 February 2023, the Board has passed the resolution to deconsolidate GHSI with effect from 1 March 2023, the date from which the control is perceived to have been lost.

Basis for Consolidation:

As per IFRS 10, subsidiaries are consolidated from the date of acquisition when the Group obtains control and ceases to be consolidated from the date on which control is transferred out of the Group or from the date of the loss of control (without transfer). Control comprises the power to govern the financial and operating policies of the investee so as to obtain benefit from its activities and is achieved through direct or indirect ownership of voting rights; currently exercisable or convertible potential voting rights; or by way of contractual agreement.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED FINANCIAL statementS

NOTE 20 — SUBSEQUENT EVENTS (cont.)

Adjusting events are those events that provide evidence of conditions that existed at the end of the reporting period and therefore entities should adjust figures and disclosures in financial statements to reflect those events. Non-adjusting events are those events that do not provide evidence of conditions that existed at the end of the reporting period. Entities do not change the amounts in financial statements as a result of non-adjusting events, but additional disclosure need to be considered (IFRS 10.21).

Control

An investor determines whether it is a parent by assessing whether it controls one or more investees. An investor considers all relevant facts and circumstances when assessing whether it controls an investee. An investor controls an investee when it is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. [IFRS 10:5-6; IFRS 10:8]

An investor controls an investee if and only if the investor has all of the following elements: [IFRS 10:7]

•        power over the investee, i.e. the investor has existing rights that give it the ability to direct the relevant activities (the activities that significantly affect the investee’s returns)

•        exposure, or rights, to variable returns from its involvement with the investee

•        the ability to use its power over the investee to affect the amount of the investor’s returns.

A parent must not only have power over an investee and exposure or rights to variable returns from its involvement with the investee, a parent must also have the ability to use its power over the investee to affect its returns from its involvement with the investee. [IFRS 10:17].

Conclusion

As of date, the Company has not received the 75% shares of GHSI. The Company’s management had given various instructions and business plans during the period April 1, 2022 to 30 November 2022, that was not implemented by the current management. The issue was discussed again in December 2022, with the same result. Hence, on January 1, 2023, the management of the Company approached the Board for intervention. After detailed discussion, on February, 27, 2023, the Board passed the resolution to deconsolidate GHSI with effect from March 1, 2023, the date from which the control is perceived to have been lost. As per IFRS 10.21, non-adjusting events are those events that do not provide evidence of conditions that existed at the end of the reporting period.

NOTE 21 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

In connection with the process of filing its Form F-1 Registration Statement, the Company restated the accompanying financial statements and related notes for the six months ended September 30, 2021.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED FINANCIAL statementS

NOTE 21 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

The note on adjustment is provided below:

On April 1, 2021, the Company has deconsolidated DDC from its financial statements. The following table represents the effects of the restatement on the accompanying consolidated balance sheet at September 30, 2021.

	As Previously Reported	Restated	Net Adjustment
ASSETS
Total current assets	44,996,870	44,369,905	626,965
Total non-current assets	42,946,557	41,690,197	1,256,360
Total assets	87,943,427	86,060,102	1,883,325

EQUITY AND LIABILITIES
Total current liabilities	43,634,527	41,629,853	2,004,675

Total non-current liabilities	32,412,926	32,411,031	1,895
Total liabilities	76,047,453	74,040,884	2,006,570

Commitments and contingenccies	1,942,050	730,000	1,212,050

Total equity	11,895,974	12,019,218	(123,244)
Total equity and liabilities	87,943,427	86,060,102	1,883,326

The following table represents the effects of the restatement on the accompanying consolidated results of operations for the six months ending September 30, 2021.

Consolidated Results of Operations

	As Previously Reported	Restated	Net Adjustment
	($US)	($US)
STATEMENT OF OPERATIONS DATA:
Revenue from contract with customers	751,795	102,013	649,782
Other Income	7,258,605	7,524,016	(265,411)
Total Income	8,010,400	7,626,029	384,371
Cost of revenue	370,668	36,001	334,667
Other operating expenses	227,057	341,062	(114,005)
Legal and professional expenses	231,687	225,566	6,121
Staffing expenses	288,905	205,574	83,331
Depreciation and amortisation	6,114,505	6,015,398	99,107
Total Expenses	7,232,822	6,823,601	409,221
Net income	(777,578)	802,428	(24,850)
Finance cost	220,376	220,376	—
Finance income	788	—	788
Income (loss) from continuing operations before income taxes	557,990	582,052	(24,062)
Income tax	765,207	766,173	(966)
Net income	(207,217)	(184,121)	(23,096)
Other comprehensive income	—	—	—
Items that may be reclassified subsequently to income	—	—	—
Foreign currency translation reserves, net of tax	350,596	344,958	5,638
Total comprehensive income for the period	143,379	160,837	(17,458)
Attributable to:
Controlling interest	138,910	160,837	(21,927)
Non-controlling interest	4,469	—	4,469

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Sri Sai Cable and Broadband Private Limited

Opinion on the Financial Statements

We have audited the financial statements of Sri Sai Cable and Broadband Private Limited (the “Company”) which comprise the statement of financial position as of March 31, 2022, and the statement of comprehensive income, statement of changes in equity, and statement of cash flows for each of the years in the two-year period ended March 31, 2022, and notes to the financial statements, including a summary of significant accounting policies and other explanatory information.

In our opinion, the Financial Statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2022, and 2021, and the statement of comprehensive income and its cash flows for each of the years in the two-year period ended March 31, 2022, in conformity with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Financial Statements are free of material misstatement, whether due to error or fraud. Our audits include performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters

For, Pipara & Co LLP (6841)

We have served as the Company’s auditor since 2023

Place: Ahmedabad, India

Date: May 24, 2023

New York Office: 1270, Ave of Americas, Rockfeller Center, FL7, New York – 10020, USA	Corporate Office: “Pipara Corporate House” Near Bandhan Bank Ltd., Netaji Marg, Law Garden, Ahmedabad – 380006	Mumbai Office: #3, 13th floor, Tradelink, ‘E’ Wing, A – Block, Kamala Mills, Senapati Bapat Marg, Lower Parel, Mumbai – 400013	Delhi Office: 1602, Ambadeep Building, KG Marg, Connaught Place New Delhi – 110001	Contact T: +1 (646) 387 - 2034 F: 91 79 40 370376 E: usa@pipara.com naman@pipara.com

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Statement of standalone profit or loss and other comprehensive income for the year ended March 31, 2021

	Note No.	For the year ended March 31, 2021	For the year ended March 31, 2020
		(In USD)	(In USD)
Continuing Operations
Income
Revenue from operations	3	18,736,973.09	15,058,321.60
Other income	4	382.68	14,227.89
		18,737,355.77	15,072,549.49
Other income
Other income		—	—
		—	—

Total income		18,737,355.77	15,072,549.49

Expenses
Cost of revenue	5	14,195,295.18	12,958,327.84
Amortisation of intangible assets	13	32.57	5.22
Depreciation	12	214,185.20	28,300.84
Staffing expenses	5A	474,268.52	210,533.74
Other operating expenses	5B	2,421,909.14	1,520,829.72
		17,305,690.61	14,717,997.36
Share of results of associates		—	—
Share of results of joint ventures		—	—
Finance income	6	10,350.55	3,843.87
Finance cost	7	93,109.08	6,331.93
Profit/(Loss) for the year from continuing operations		1,348,906.63	352,064.07
Discontinued operations
Profit/(Loss) for the year from discontinued operations		—	—
Profit/(Loss) for the year before taxation		1,348,906.63	352,064.07
Taxation
Current tax		269,832.33	79,727.79
Deferred Tax		89,931.48	17,416.02
		359,763.81	97,143.81

Profit/(Loss) for the year after taxation		989,142.82	254,920.26
Attributable to:
Owner of the Company		989,142.82	254,920.26
Non – controlling interests		—	—
Other comprehensive income
1) Items that will not be reclassified to profit or loss		286.84	—
Reclassification of defined benefit obligation		383.34	—
Income tax relating to items that will not be reclassified subsequently to profit or loss		96.50
2) Items that may reclassified to profit or loss		82,947.79	18,542.42
Foreign currency transalation reserves		82,947.79	18,542.42
		—	—
Total other comprehensive income		82,660.95	18,542.42
Share of other comprehensive income of joint ventures		—	—
Total comprehensive income for the year		1,071,803.77	273,462.68

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Statement of standalone profit or loss and other comprehensive income for the year ended March 31, 2021 — (Continued)

	Note No.	For the year ended March 31, 2021	For the year ended March 31, 2020
		(In USD)	(In USD)
Attributable to:
Owner of the Company		1,071,803.77	273,462.68
Non – controlling interests		—	—
		1,071,803.77	273,462.68
Earning per equity share of face value of USD 0.15/- each	25

– Basic earnings per equity share (in USD.)		98.91	25.49
– Diluted earnings per equity share (in USD.)		98.91	25.49
Statement of significant accounting policies	2

The accompanying 1 to 34 notes are an integral part of the financial

This is the Statement of Profit and Loss referred to in our report of even

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone statement of financial position as at March 31, 2021

	Note No.	As at March 31, 2021	As at March 31, 2020	As at April 01, 2019
		(In USD)	(In USD)	(In USD)
ASSETS
Current assets
a) Inventories		—	—	—
b) Financial assets
(i) Other receivables		—	—	—
(ii) Trade receivables	8	3,085,823.12	374,179.82	—
(iii) Cash and cash equivalents	9	788,501.04	619,923.39	13,308.04
(iv) Others financial assets	10	49,665.44	663.80	—
c) Other current assets	11	886,031.74	349,976.21	1,430.21
Total current assets		4,810,021.34	1,344,743.22	14,738.25

Non-current assets
a) Property, plant and equipment, net	12	7,028,337.18	544,139.84	—
b) Capital work-in-process	12	738,359.79	67,362.77	—
c) Intangible assets	13	246,490.58	172.82	—
d) Intangible assets under development		—	—	—
e) Investments in associates and joint ventures		—	—	—
f) Financial assets
(i) Other investments		—	—	—
(ii) Trade receivables		—	—	—
(ii) Other non current financial assets	14	518,496.57	292,200.47	—
g) Other non-current assets	15	170,553.96	112,612.73	—
h) Deferred tax assets		—	—	—
Total non-current assets		8,702,238.08	1,016,488.63	—

Asset asset held for sale		—	—	—
Total assets		13,512,259.42	2,361,231.85	14,738.25

EQUITY AND LIABILITIES

Current liabilities
a) Financial liabilities
(i) Borrowings	16	61,472.48	—	—
(ii) Trade payables	17	8,786,464.78	1,798,629.11	85.82
(iii) Other financial liabilities	18	17,579.49	8,443.42	—
(iii) Security deposits payable		—	—	—
b) Employee benefits obligation	19	55.11	13.12	—
c) Other current liabilities	20	2,789,961.95	171,780.68	13,415.30
d) Provisions		—	—	—
e) Current tax liability		350,830.68	75,243.82	—
Total current liabilities		12,006,364.49	2,054,110.15	13,501.12

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone statement of financial position as at March 31, 2021 — (Continued)

	Note No.	As at March 31, 2021	As at March 31, 2020	As at April 01, 2019
		(In USD)	(In USD)	(In USD)
Non-current liabilities
a) Financial liabilities
(i) Borrowings		—	—	—
(ii) Other financial liabilities	21	23,954.43	9,056.92	—
b) Employee benefits obligations		27,496.67	6,928.44	—
c) Provisions		—	—	—
d) Deferred tax liability		108,036.75	16,436.53	—
Total non-current liabilities		159,487.85	32,421.89	—
Total liabilities		12,165,852.34	2,086,532.04	13,501.12

Commitments and contingencies	22	478,166.14	—	—

Equity
a) Equity share capital	23	1,430.21	1,430.21	1,430.21
b) Other equity	24	1,344,976.87	273,269.60	(193.08)
Equity attributable to owners of the Company		1,346,407.08	274,699.81	1,237.13
Non Controlling interests		—	—	—
Total equity		1,346,407.08	274,699.81	1,237.13

Liabilities directly associated with the assets held for sale		—	—	—
Total equity and liabilities		13,512,259.42	2,361,231.85	14,738.25

Statement of significant accounting policies	2

The accompanying 1 to 34 notes are an integral part of the financial statements

This is the Balance sheet referred to in our report of even date

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Statement of Changes in Equity for the year ended March 31, 2021

A.     Equity share capital

(In USD)
Opening balance as at April 01, 2019	1,430.21
Change during the year	—
Closing balance as at March 31, 2020	1,430.21
Change during the year	—
Closing balance as at March 31, 2021	1,430.21

B.     Other equity

			Reserves & Surplus		Other comprehensive income		(In USD)
	Equity	No of Shares	Retained	Securities	Foreign Currency	Employee benefits,	Total
As at April 1, 2019	1,430.21	10,000.00	(193.08)	—	—	—	1,237.13
Profit/(Loss) for the year			254,920.26				254,920.26
Movement during the year
Acquired in the business combination						—	—
Other comprehensive income for the year					18,542.42	—	18,542.42
Total comprehensive income for the year	1,430.21	10,000.00	254,727.18	—	18,542.42	—	274,699.81
Movement during the year			—	—	—	—	—
Closing balance as at March 31, 2020	1,430.21	10,000.00	254,727.18		18,542.42	—	274,699.81
Issue of shares	—						—
Profit/(Loss) for the period			989,142.82		—		989,142.82
Movement during the period							—
Acquired in the business combination			—		—	—	—
Other comprehensive income for the year					82,947.79	(383.34)	82,564.45
Total comprehensive income for the period	—	—	989,142.82		82,947.79	(383.34)	1,071,707.27
Movement during the period
Closing balance as at March 31, 2021	1,430.21	10,000.00	1,243,870.00		101,490.21	(383.34)	1,346,407.08

Statement of significant accounting policies

The accompanying 1 to 34 notes are an integral part of the financial statements

This is the Statement of changes in equity referred to in our report of even date

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Cash flow statement for the year ended March 31, 2021

	For the year ended March 31, 2021	For the year ended March 31, 2020
	(In USD)	(In USD)
A. Cash Flow from operating activities
Profit after tax	989,142.82	254,920.26
Adjustment for
Deferred tax	106,719.75	17,416.02
Income tax	356,328.77	79,727.79
Depreciation and Amortisation expenses	214,217.74	28,306.04
Finance cost	93,109.08	6,331.93
Sundry balance written back	—	—
Remeasurements of the net defined benefit plans	19,758.94	7,355.22
Bad debts	—	260.29
Expected credit loss allowances	12,664.83	6,539.80
Finance income – interest other	(10,350.55)	(3,843.87)
Operating profit before working capital changes	1,781,591.38	397,013.48
Movement in working capital
Inventories	—	—
Trade receivables	(2,678,159.78)	(403,278.20)
Other receivables	—	—
Other financial assets	(463,846.02)	(493,185.13)
Other assets	(293,279.76)	(226,152.91)
Trade payable	9,514,512.25	2,057,591.85
Other financial liabilities	(43,361.15)	(25,898.43)
Other liabilities	—	—
Cash flow from operating activities post working capital changes	7,817,456.92	1,306,090.66
Income tax (paid)/refund (net)	(79,197.98)	(79,727.79)
Net cash flow from operating activities (A)	7,738,258.94	1,226,362.87

B. Cash flow from investing activities
Purchase of property, plant and equipment & intangible assets (including	(7,552,874.36)	(618,359.53)
Interest received	10,350.55	3,843.87
Held for sale
Investments in bank deposits having original maturity of more than three Other bank balances	—	—
Net cash flow used in investing activities (B)	(7,542,523.81)	(614,515.66)

C. Cash flow from financing activities
Proceeds from short term borrowings	60,668.92	—
Repayment of long term borrowings	—	—
Repayment of short term borrowings – Directors Loans	—	—
Proceeds from issue of equity shares	—	—
Interest Loan	(89,173.78)	(4,599.16)
Given Loan	—	—
repaid ack	—	—
Net cash flow used in financing activities (C)	(28,504.86)	(4,599.16)

Increase in net cash and cash equivalents (A+B+C)	167,230.27	607,248.05
Cash and cash equivalents at the beginning of the year	619,923.39	13,308.04
Exchange difference on translation of foreign currency and cash equivalents	1,347.38	(632.70)
Acquired in Business Combination	—	—
Cash and cash equivalents at the end of the year (refer note 12)	788,501.04	619,923.39

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

1       Corporate information

SRI SAI CABLE AND BROAD BAND PRIVATE LIMITED (the ‘Company’) is domiciled in India and incorporated on 16th May, 2018 with the main object of carrying on the business of providing services relating to CAble TV operator as MSO. The Company provides services to LCO in the form of subscription of set top box and activation fees. The Company also provides the services of many typeof services to the various broadcaster in the form of placement fees. The Company has thier branch offices in various state of India like Telgana, Andhra Pradesh, Kerla etc.

2       Significant accounting policies

(a)    Basis of preparation, measurement and sgnificant accounting policies

(i)     Compliance with International Financial Reporting Standards

The financial statements of the SRI SAI CABLE AND BROAD BAND PRIVATE LIMITED have been prepared in accordance with International Financial Reporting Standards (IFRS) and interpretations issued by the IFRS Interpretations Committee (IFRS IC) applicable to companies reporting under IFRS. The financial statements comply with IFRS as issued by the International Accounting Standards Board (IASB).

(ii)    Basis of preparation

The functional currency of the Company is “Rupees”, however the financial statements has been prepared in “USD” which is The Company functional currency and reporting currency and all amounts, are rounded with two decimals, unless otherwise stated.

(iii)   Basis of measurement

Historical cost convention

The financial statements have been prepared on a historical cost convention on accrual basis.

The financial statements have been prepared on a historical cost basis, except for the following assets and liabilities which have been measured at fair value:

•        Certain financial assets and liabilities measured at fair value (refer accounting policy regarding financial instruments)

•        Employee’s defined benefit plan as per actuarial valuation

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions, regardless of whether that price is directly observable or estimated using another valuation technique. In determining the fair value of an asset or a liability, the Company takes into account the characteristics of the asset or liability if market participants would take those characteristics into account when pricing the asset or liability at the measurement date.

(iv)   New and amended standards adopted by the Company

All applicable standards applicable is alrady implemented and applied by the Company

(v)    New standards and interpretations not yet adopted

The Company has not applied the following new and revised IFRSs that have been issued but are not yet effective:

Amendments to IAS 1 and IFRS Practice Statement 2 Disclosure of Accounting Policies

In February 2021, IASB issued ‘Disclosure of Accounting Policies (Amendments to IAS 1 and IFRS Practice Statement 2)’ which is intended to help entities in deciding which accounting policies to disclose in their financial statements. The amendments to IAS 1 require entities to disclose their material accounting policies rather than their

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

2       Significant accounting policies (cont.)

significant accounting policies. The amendments to IFRS Practice Statement 2 provide guidance on how to apply the concept of materiality to accounting policy disclosures. The Company does not expect this amendment to have any significant impact in its financial statements.

Amendments to IAS 8 Definition of Accounting Estimates

In February 2021, IASB issued ‘Definition of Accounting Estimates (Amendments to IAS 8)’ to help entities to distinguish between accounting policies and accounting estimates. The definition of a change in accounting estimates has been replaced with a definition of accounting estimates. Under the new definition, accounting estimates are “monetary amounts in financial statements that are subject to measurement uncertainty”. Entities develop accounting estimates if accounting policies require items in financial statements to be measured in a way that involves measurement uncertainty. The Company does not expect this amendment to have any significant impact in its financial statements.

Amendments to IAS 12 Deferred Tax related to Assets and Liabilities arising from a Single Transaction

In May 2021, IASB issued ‘Deferred Tax related to Assets and Liabilities arising from a Single Transaction (Amendments to IAS 12), which clarify how companies account for deferred tax on transactions such as leases and decommissioning obligations. The amendments narrowed the scope of the recognition exemption in paragraphs 15 and 24 of IAS 12 (recognition exemption) so that it no longer applies to transactions that, on initial recognition, give rise to equal taxable and deductible temporary differences. The Company is evaluating the impact, if any, in its financial statements.

Amendments to IFRS 16 Lease Liability in a sale and Leaseback

In September 2022, the IASB issued ‘Lease Liability in a Sale and Leaseback (Amendments to IFRS 16)’ with amendments that clarify how a seller-lessee subsequently measures sale and leaseback transactions that satisfy the requirements in IFRS 15 to be accounted for as a sale. The Company does not expect this amendment to have any significant impact in its financial statements.

Amendments to IAS 1 Non-current Liabilities with Covenants2

In October 2022, IASB issued ‘Non-current Liabilities with Covenants (Amendments to IAS 1)’ to clarify how conditions with which an entity must comply within twelve months after the reporting period affect the classification of a liability. The Company does not expect the amendments to have any significant impact on its classification of non-current liabilities in its statement of financial position.

Amendments to IAS 1 Classification of Liabilities

In January 2020, IASB issued the final amendments in Classification of Liabilities as Current or Non-Current, which affect only the presentation of liabilities in the statement of financial position. They clarify that classification of liabilities as current or non- current should be based on rights that are in existence at the end of the reporting period and align the wording in all affected paragraphs to refer to the “right” to defer settlement by at least twelve months. The classification is unaffected by expectations about whether an entity will exercise its right to defer settlement of a liability. They make clear that settlement refers to the transfer to the counterparty of cash, equity instruments, other assets or services. The Group does not expect the amendments to have any significant impact on its presentation of liabilities in its statement of financial position.

(b)    Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision maker (CODM).

The board of directors of the Company has appointed the Chief Executive Officer (‘CEO’) to assess the financial performance and position of the Company, and makes strategic decisions. The CEO has been identified as being the Chief Operating Decision Maker for corporate planning.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

2       Significant accounting policies (cont.)

(c)     Current versus Non-Current Classification

The Company presents assets and liabilities in the balance sheet based on current/non-current classification.

An asset is treated as current when it is:

Expected to be realised or intended to be sold or consumed in normal operating cycle

Expected to be realised within twelve months after the reporting period, or

Cash or cash equivalent unless restricted from being exchanged or used to settle a liability for at least twelve months after the reporting period

Held primarily for the purpose of trading

All other assets are classified as non-current.

A liability is current when:

It is expected to be settled in normal operating cycle

It is due to be settled within twelve months after the reporting period, or

There is no unconditional right to defer the settlement of the liability for at least twelve months after the reporting period

Held primarily for the purpose of trading

All other liabilities are classified as non-current.

The operating cycle is the time between the acquisition of assets for processing and their realisation in cash and cash equivalents. The Company has identified twelve months as its operating cycle.

(d)    Revenue from contract with customers

Revenue is recognised based on approved contracts regarding the transfer of services to a customer for an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Revenue is measured at the fair value of consideration received or receivable taking into account the amount of discounts, rebates, outgoing taxes on sales.

•        Subscription income includes subscription from subscribers. Revenue from Operations is recognised on accrual basis based on underlying subscription plan or agreements with the concerned subscribers.

•        Carriage/Placement/Marketing Incentive is recognised on accrual basis based on agreements with the concerned broadcasters.

•        Leased Line revenue is recognised on accrual basis based on agreements with the concerned subscribers’/telecommunication companies.

•        Advertisement income is recognised when relevant advertisements get telecasted.

The Company collects Goods and Service Tax (GST) on behalf of the government and, therefore, it is not an economic benefit flowing to the Company. Hence, it is excluded from revenue.

(e)     Foreign Currencies

Functional and presentation currency

Items included in the financial statements of the Company are measured using the currency of the primary economic environment in which the Company operates (‘the functional currency’). The financial statements are presented in USD, which is Company’s presentation currency.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

2       Significant accounting policies (cont.)

Transactions and Balances

Foreign currency transactions are translated into the functional currency using the exchange rates at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at year end exchange rates are generally recognised in profit or loss. They are deferred in equity if they relate to qualifying cash flow hedges and qualifying net investment hedges or are attributable to part of the net investment in a foreign operation.

Foreign exchange gains and losses that relate to borrowings are presented in the statement of profit or loss, within finance costs. All other foreign exchange gains and losses are presented in the statement of profit or loss on a net basis within other gains/(losses).

Non-monetary items that are measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined. Translation differences on assets and liabilities carried at fair value are reported as part of the fair value gain or loss. For example, translation differences on non-monetary assets and liabilities such as equities held at fair value through profit or loss are recognised in profit or loss as part of the fair value gain or loss and translation differences on non-monetary assets such as equities classified as at fair value through other comprehensive income are recognised in other comprehensive income.

(f)     Financial Instrument

Financial Assets

(i)     Classification

From 1 April 2019, the Company classifies its financial assets in the following measurement categories:

—     those to be measured subsequently at fair value (either through OCI or through profit or loss), and

—     those to be measured at amortised cost.

The classification depends on the entity’s business model for managing the financial assets and the contractual terms of the cash flows. For assets measured at fair value, gains and losses will either be recorded in profit or loss or OCI. For investments in equity instruments that are not held for trading, this will depend on whether the Company has made an irrevocable election at the time of initial recognition to account for the equity investment at fair value through other comprehensive income (FVOCI).

The Company reclassifies debt investments when and only when its business model for managing those assets changes.

(ii)    Recognition and derecognition

Regular way purchases and sales of financial assets are recognised on trade-date, the date on which the Company commits to purchase or sell the asset. Financial assets are derecognised when the rights to receive cash flows from the financial assets have expired or have been transferred and the Company has transferred substantially all the risks and rewards of ownership.

(iii)   Measurement

At initial recognition, the Company measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss (FVPL), transaction costs that are directly attributable to the acquisition of the financial asset. Transaction costs of financial assets carried at FVPL are expensed in profit or loss.

Financial assets with embedded derivatives are considered in their entirety when determining whether their cash flows are solely payment of principal and interest.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

2       Significant accounting policies (cont.)

Debt instruments

Subsequent measurement of debt instruments depends on the Company’s business model for managing the asset and the cash flow characteristics of the asset. There are three measurement categories into which the Company classifies its debt instruments:

—     Amortised cost:    Assets that are held for collection of contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortised cost. Interest income from these financial assets is included in finance income using the effective interest rate method. Any gain or loss arising on derecognition is recognised directly in profit or loss and presented in other gains/(losses) together with foreign exchange gains and losses. Impairment losses are presented as separate line item in the statement of profit or loss.

—     FVOCI:    Assets that are held for collection of contractual cash flows and for selling the financial assets, where the assets’ cash flows represent solely payments of principal and interest, are measured at FVOCI. Movements in the carrying amount are taken through OCI, except for the recognition of impairment gains or losses, interest income and foreign exchange gains and losses which are recognised in profit or loss. When the financial asset is derecognised, the cumulative gain or loss previously recognised in OCI is reclassified from equity to profit or loss and recognised in other gains/(losses). Interest income from these financial assets is included in finance income using the effective interest rate method. Foreign exchange gains and losses are presented in other gains/(losses) and impairment expenses are presented as separate line item in the statement of profit or loss.

—     FVPL:    Assets that do not meet the criteria for amortised cost or FVOCI are measured at FVPL. A gain or loss on a debt investment that is subsequently measured at FVPL is recognised in profit or loss and presented net within other gains/(losses) in the period in which it arises.

Equity instruments

The Company subsequently measures all equity investments at fair value. Where the Company’s management has elected to present fair value gains and losses on equity investments in OCI, there is no subsequent reclassification of fair value gains and losses to profit or loss following the derecognition of the investment. Dividends from such investments continue to be recognised in profit or loss as other income when the Company’s right to receive payments is established.

Changes in the fair value of financial assets at FVPL are recognised in other gains/(losses) in the statement of profit or loss as applicable. Impairment losses (and reversal of impairment losses) on equity investments measured at FVOCI are not reported separately from other changes in fair value.

(iv)   Impairment

From 1 April 2019, the Company assesses on a forward looking basis the expected credit losses associated with its debt instruments carried at amortised cost and FVOCI. The impairment methodology applied depends on whether there has been a significant increase in credit risk.

For trade receivables only, the Company measures the expected credit loss associated with its trade receivables based on historical trend, industry practices and the business environment in which the entity operates or any other appropriate basis. The impairment methodology applied depends on whether there has been a significant increase in credit risk.

Financial Liabilities

Initial Recognition and Measurement

All financial liabilities are recognised initially at fair value and in the case of loans and borrowings and payables, net of directly attributable transaction costs. The Company’s financial liabilities include trade and other payables, loans andborrowings including bank overdrafts and derivative financial instruments.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

2       Significant accounting policies (cont.)

Subsequent measurement

Financial liabilities at amortized cost:    After initial measurement, such financial liabilities are subsequently measured at amortized cost using the effective interest rate (EIR) method. Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortization is included in finance costs in the Statement of Profit and Loss.

Borrowings

Borrowings are initially recognised at fair value, net of transaction costs incurred. Borrowings are subsequently measured at amortised cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognised in the Statement of Profit and Loss over the period of the borrowings using the EIR method.

Trade and Other Payables

These amounts represent liabilities for goods and services provided to the Company prior to the end of financial year which are unpaid. Trade and other payables are presented as current liabilities unless payment is not due within 12 months after the reporting period. They are recognised initially at their fair value and subsequently measured at amortised cost using the effective interest method.

Financial Guarantee Obligations

The fair value of financial guarantees is determined as the present value of the difference in net cash flows between the contractual payments under the debt instrument and the payments that would be required without the guarantee, or the estimated amount that would be payable to a third party for assuming the obligations. Where guarantees in relation to loans or other payables of subsidiaries, joint ventures or associates are provided for no compensation, the fair values as on the date of transition are accounted for as contributions and recognised as part of the cost of the equity investment.

Derecognition

Financial assets

The Company derecognises a financial asset when the contractual rights to the cash flows from the financial asset expire, or it transfers the rights to receive the contractual cash flows in a transaction in which substantially all of the risks and rewards of ownership of the financial asset are transferred or in which the Company neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset.

The Company enters into transactions whereby it transfers assets recognised in its statement of financial position, but retains either all or substantially all of the risks and rewards of the transferred assets. In these cases, the transferred assets are not derecognised.

Financial Liability

The Company derecognises a financial liability when its contractual obligations are discharged or cancelled, or expire. The Company also derecognises a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognised at fair value.

On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognised in profit or loss

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

2       Significant accounting policies (cont.)

(g)    Property, Plant and Equipment

Property, Plant and Equipment assets are carried at cost less accumulated depreciation and accumulated impairment losses, if any. Cost includes expenditure that is directly attributable to the acquisition of the items.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. The carrying amount of any component accounted for as a separate asset is derecognized when replaced. All other repairs and maintenance are charged to the Statement of Profit and Loss during the reporting period in which they are incurred.

Capital work in progress (CWIP) includes cost of property, plant and equipment under installation/under development, as at balance sheet date. All project related expenditure viz. civil works, machinery under erection, construction and erection materials, preoperative expenditure incidental/attributable to the construction of projects, borrowing cost incurred prior to the date of commercial operations and trial run expenditure are shown under CWIP. Property, Plant and Equipment are derecognised from the financial statements, either on disposal or when retired from active use. Gains and losses on disposal or retirement of Property, Plant and Equipment are determined by comparing proceeds with carrying amount. These are recognized in the Statement of Profit and Loss.

Depreciation methods, estimated useful lives and residual value

Depreciation is calculated to write off the cost of items of property, plant and equipment less their estimated residual values using the straight-line method over their estimated useful lives, and is generally recognised in profit or loss. Leased assets are depreciated over the shorter of the lease term and their useful lives unless it is reasonably certain that the Company will obtain ownership by the end of the lease term. Land is not depreciated.

The estimated useful lives of property, plant and equipment for current and comparative periods are as follows:

buildings	60 years
plant and equipment	3 – 13 years
computer and equimpents	3 years
vehicles	8 years

Depreciation methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

(h)    Investment Property

Investment property is initially measured at cost and subsequently at fair value with any change therein recognised in profit or loss.

Any gain or loss on disposal of investment property (calculated as the difference between the net proceeds from disposal and the carrying amount of the item) is recognised in profit or loss. When investment property that was previously classified as property, plant and equipment is sold, any related amount included in the revaluation reserve is transferred to retained earnings.

Investment properties are depreciated on a straight-line basis over 60 years.

(i)     Intangible Assets

Separately purchased intangible assets are initially measured at cost. Intangible assets acquired in a business combination are recognised at fair value at the acquisition date. Subsequently, intangible assets are carried at cost less any accumulated amortisation and accumulated impairment losses, if any.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

2       Significant accounting policies (cont.)

The useful lives of intangible assets are assessed as either finite or indefinite. Finite-life intangible assets are amortised on a straight-line basis over the period of their expected useful lives. Estimated useful lives by major class of finite-life intangible assets are as follow:

commercial rights	10 – 20 Years
Trademark/Copy rights	5 Years
Computer Software	5 Years

The amortisation period and the amortisation method for finitelife intangible assets is reviewed at each financial year end and adjusted prospectively, if appropriate.

For indefinite life intangible assets, the assessment of indefinite life is reviewed annually to determine whether it continues, if not, it is impaired or changed prospectively basis revised estimates.

Goodwill is initially recognised based on the accounting policy for business combinations. These assets are not amortised but are tested for impairment annually.

(j)     Borrowing Costs

Borrowing costs directly attributable to the acquisition, construction or production of an asset that necessarily takes a substantial period of time to get ready for its intended use or sale are capitalised as part of the cost of the asset. All other borrowing costs are expensed in the period in which they occur. Borrowing costs consist of interest and other costs that an entity incurs in connection with the borrowing of funds.

(j)     Provisions

Provisions are recognised when the Company has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation and the amount can be reliably estimated. Provisions are not recognised for future operating losses.

Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognised even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be small.

(k)    Provisions are measured at the present value of management’s best estimate of the expenditure required to settle the present obligation at the end of the reporting period. The discount rate used to determine the present value is a pretax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the passage of time is recognised as finance cost.

(l)     Contingent Liabilities and Contingent Assets

Contingent liabilities are disclosed when there is a possible obligation as a result of past events, the existence of which will be confirmed only by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Company or when there is a present obligation that arises from past events where it is either not probable that an outflow of resources will be required to settle or a reliable estimate of amount cannot be made. Contingent assets are not recognized however disclosed in the financial statements.

(m)   Leasing

A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of Company as a lessee Rentals payable under operating leases are charged to the statement of profit or loss on a straight-line basis over the term of the relevant lease. Benefits received and receivable as an incentive to enter into an operating lease are also spread on a straight-line basis over the lease term.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

2       Significant accounting policies (cont.)

The Company accounts for each lease component within the contract as a lease separately from non-lease components of the contract and allocates the consideration in the contract to each lease component on the basis of the relative standalone price of the lease component and the aggregate standalone price of the non-lease components.

The Comany recognises right-of-use asset representing its right to use the underlying asset for the lease term at the lease commencement date. The cost of the right-of-use asset measured at inception shall comprise of the amount of the initial measurement of the lease liability adjusted for any lease payments made at or before the commencement date less any lease incentives received, plus any initial direct costs incurred and an estimate of costs to be incurred by the lessee in dismantling and removing the underlying asset or restoring the underlying asset or site on which it is located. The right-of-use asset is subsequently measured at cost less any accumulated depreciation, accumulated impairment losses, if any and adjusted for any remeasurement of the lease liability. The right-of-use asset is depreciated using the straight-line method from the commencement date over the shorter of lease term or useful life of right-of-use asset. The estimated useful lives of right-of-use assets are determined on the same basis as those of property, plant and equipment. Right-of-use assets are tested for impairment whenever there is any indication that their carrying amounts may not be recoverable. Impairment loss, if any, is recognised in profit or loss.

The Company measures the lease liability at the present value of the lease payments that are not paid at the commencement date of the lease. The lease payments are discounted using the interest rate implicit in the lease, if that rate can be readily determined. If that rate cannot be readily determined, the Company uses incremental borrowing rate. For leases with reasonably similar characteristics, the Company on a lease-by-lease basis, may adopt either the incremental borrowing rate specific to the lease or the incremental borrowing rate for the portfolio as a whole. The lease payments shall include fixed payments, variable lease payments, residual value guarantees, exercise price of a purchase option where The Company is reasonably certain to exercise that option and payments of penalties for terminating the lease, if the lease term reflects the lessee exercising an option to terminate the lease. The lease liability is subsequently remeasured by increasing the carrying amount to reflect interest on the lease liability, reducing the carrying amount to reflect the lease payments made and remeasuring the carrying amount to reflect any reassessment or lease modifications or to reflect revised in-substance fixed lease payments. The Company recognises the amount of the re-measurement of lease liability due to modification as an adjustment to the right-of-use asset and profit or loss depending upon the nature of modification. Where the carrying amount of the right-of-use asset is reduced to zero and there is a further reduction in the measurement of the lease The Company has elected not to apply the requirements of IFRS 16 Leases to short-term leases of all assets that have a lease term of 12 months or less and leases for which the underlying asset is of low value. The lease payments associated with these leases are recognised as an expense on a straight-line basis over the lease term.

Company as a lessor

At the inception of the lease, The Company classifies each of its leases as either an operating lease or a finance lease. The Company recognises lease payments received under operating leases as income on a straight-line basis over the lease term. In case of a finance lease, finance income is recognised over the lease term based on a pattern reflecting a constant periodic rate of return on the lessor’s net investment in the lease. When The Company is an intermediate lessor it accounts for its interests in the head lease and the sub-lease separately. It assesses the lease classification of a sub-lease with reference to the right-of-use asset arising from the head lease, not with reference to the underlying asset. If a head lease is a short-term lease to which The Company applies the exemption described above, then it classifies the sub-lease as an operating lease.

If an arrangement contains lease and non-lease components, the Company applies IFRS 15 Revenue from contracts with customers to allocate the consideration in the contract.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

2       Significant accounting policies (cont.)

(n)    Government grant

Government grants relating to non-monetary assets are recognised at nominal value. Grants that compensate the Company for expenses are recognised in the statement of profit or loss on a systematic basis in the same period in which the expenses are recognised. Grants that compensate the Company for the cost of an asset are recognised in the statement of profit or loss on a systematic basis over the expected useful life of the related asset upon capitalisation.

(o)    Employee benefits

Payments to defined contribution schemes are charged as an expense as they fall due. Payments made to state-managed pension schemes are dealt with as payments to defined contribution schemes where the Company’s obligations under the schemes are equivalent to those arising in a defined contribution scheme.

Provision for employees’ end of service benefits for non-UAE nationals is made in accordance with the Projected Unit Cost method as per IAS 19 Employee Benefits taking into consideration the UAE Labour Laws. The provision is recognised based on the present value of the defined benefit obligations.

The present value of the defined benefit obligations is calculated using assumptions on the average annual rate of increase in salaries, average period of employment of non-UAE nationals and an appropriate discount rate. The assumptions used are calculated on a consistent basis for each period and reflect management’s best estimate. The discount rates are set in line with the best available estimate of market yields currently available at the reporting date with reference to high quality corporate bonds or other basis, if applicable.

(p)    Cash and cash equivalent

Cash and cash equivalents comprise cash on hand and demand deposits and other short-term highly liquid investments that are readily convertible to a known amount of cash and are subject to an insignificant risk of changes in value.

(q)    Dividends

Dividend distributions to the Company’s shareholders are recognised as a liability in the financial statements in the period in which the dividends are approved.

(r)     Disposal/Asset held for sale

Assets may be disposed of individually or as part of a disposal Company. Once the decision is made to dispose of an asset, it is classified as “Held for Sale” and shall no longer be depreciated. Assets that are classified as “Held for Sale” must be disclosed in the financial statements. • An asset is considered to be Held for Sale if its carrying amount will be recovered principally through a sale transaction, not through continuing use. The criteria for classifying an asset as Held for Sale are as follows:

—     It must be available for immediate sale in its present condition,

—     Its sale must be highly probable, and

—     It must be sold, not abandoned

(s)     Taxation

Income tax expense represents the sum of current and deferred tax (including minimum alternate tax). Tax is recognized in the Statement of Profit or Loss except to the extent that it relates to items recognized directly in equity or other comprehensive income, in such case the tax is also recognized directly in equity or in other comprehensive income. Any subsequent change in direct tax on items initially recognized in equity or other comprehensive income is also recognized in equity or other comprehensive income, such change could be for change in tax rate.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

2       Significant accounting policies (cont.)

The Group’s liability for current tax is based on taxable profit for the year, and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date.

Deferred tax assets and liabilities are recognised using the balance sheet liability method, providing for temporary differences between the carrying amounts of assets and liabilities in the balance sheet and the corresponding tax bases used in the computation of taxable profit.

Taxable temporary differences arising from goodwill and, except in a business combination, the initial recognition of assets or liabilities that affect neither accounting profit nor taxable profit are not provided for. Deferred tax liabilities are recognised for taxable temporary differences arising on investments in subsidiaries and associates, and interests in joint ventures, except where The Company is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of assets and liabilities, using tax rates that have been enacted or substantively enacted at the balance sheet date.

The carrying amount of deferred tax assets is reviewed at each balance sheet date and adjusted to reflect an amount that is probable to be realised based on the weight of all available evidence. Deferred tax is calculated at the rates that are expected to apply in the period when the liability is settled or the asset is realised. Deferred tax assets and liabilities are not discounted. Deferred tax is charged or credited in the income statement, except where it relates to items charged or credited directly to equity, in which case the deferred tax is also included within equity.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and The Company intends to settle its current tax assets and liabilities on a net basis.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and The Company intends to settle its current tax assets and liabilities on a net basis.

(t)     Business Combination and Goodwill

The Group applies the acquisition method in accounting for business combinations. The consideration transferred by the Company to obtain control of a business is calculated as the sum of the fair values of assets transferred, liabilities incurred and assumed and the equity interests issued by the Company as at the acquisition date i.e. date on which it obtains control of the acquiree which includes the fair value of any asset or liability arising from a contingent consideration arrangement. Acquisition-related costs are recognized in the Statement of Profit or Loss as incurred, except to the extent related to the issue of debt or equity securities.

Identifiable assets acquired and liabilities assumed in a business combination are measured initially at their fair values on acquisition date.

Intangible Assets acquired in a Business Combination and recognized separately from Goodwill are initially recognized at their fair value at the acquisition date (which is regarded as their cost).

Goodwill is measured as the excess of the aggregate of the consideration transferred and the amount recognized for non-controlling interests and

Subsequent to initial recognition, intangible assets with definite useful life acquired in a Business Combination are reported at cost less accumulated amortization and accumulated impairment losses, on the same basis as intangible assets that are acquired separately.

Goodwill and Intangible assets with indefinite useful life, if any, are tested for impairment at the end of each annual reporting period.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

2       Significant accounting policies (cont.)

If the fair value of the net assets acquired is in excess of the aggregate consideration transferred, the excess is termed as gain on bargain purchase. In case of a bargain purchase, before recognizing a gain in respect thereof, the Company determines whether there exists clear evidence of the underlying reasons for classifying the business combination as a bargain purchase thereafter, the Company reassesses whether it has correctly identified all the assets acquired and liabilities assumed and recognizes any additional assets or liabilities that are so identified, any gain thereafter is recognized in the statement of profit or loss.

Contingent consideration is classified either as equity or financial liability. Amount classified as financial liability are subsequently re-measured to fair value with changes in fair value recognized in Statement of Profit or Loss.

(u)    Earnings per share

Basic earnings per share are calculated by dividing the net profit or loss for the year attributable to the owners of the Company by the weighted average number of equity shares outstanding during the year.

For the purpose of calculating diluted earnings per share, the net profit or loss for the year and the weighted average number of equity shares outstanding during the year are adjusted for the effects of all dilutive potential equity shares.

(v)    Critical accounting judgements and key sources of estimation uncertainty

(a)     Useful lives of property, plant and equipment:

The assessment of the useful economic lives and the method of amortising these assets require judgement. Depreciation and amortisation are charged to the income statement based on the useful economic life selected, which requires an estimation of the period and profile over which the Company expects to consume the future economic benefits embodied in the assets. The Company reviews its useful economic lives on at least an annual basis.

(b)    Estimation of provisions and contingent liabilities:

Management judgement is required for estimating the possible outflow of resources, if any, in respect of contingencies, claim, litigations etc against the Company as it is not possible to predict the outcome of pending matters with accuracy.

(c)     Estimation of provisions and contingent liabilities:

Life time expected credit loss allowance is computed based on historical credit loss experience.

(w)    First-time adoption of IFRS

These Standalone financial statements, for the period ended March 31 2021, are the Company first financial statements prepared in accordance with IFRS.

The accounting policies set out in the notes have been applied in preparing the Standalone Financial statements for the period ended March 31, 2020 and for the years ended March 31, 2019. The Company has followed the same accounting policy choices (both mandatory exceptions and optional exemptions availed as per IFRS 1) as initially adopted on transition date i.e. April 1, 2019.

An explanation of how the transition from Indian GAAP to IFRS has affected the Company Standalone Financial Statements is set out in the following tables and notes.

Exemptions and exceptions availed:

The applicable IFRS1 optional exemptions and mandatory exceptions applied in the transition from previous GAAP to IFRS as at the transition date, i.e. April 1, 2019 are explained below.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

2       Significant accounting policies (cont.)

(a)    Estimates:

An entity’s estimates in accordance with IFRS at the date of transition to IFRS shall be consistent with estimates made for the same date in accordance with previous GAAP (after accounting policies), unless there is an objective evidence that those estimates were in error.

IFRS estimates as at April1, 2019 are consistent with the estimates as at same date made in conformity with previous GAAP. The Company has made estimates for Impairment of financial assets based on expected credit loss model in accordance with IFRS at the date of transition as these were not required under previous GAAP.

(b)    De-recognition of financial assets and liabilities

IFRS 1 requires a first-time adopter to apply the de-recognition provisions of IFRS 9 prospectively for transactions occurring on or after the date of transition to IFRS. However, IFRS 1 allows a first-time adopter to apply the de-recognition requirements in IFRS 9 retrospectively from the date of the entity’s choosing, provided that the information needed to apply IFRS 9 to financial assets and financial liabilities derecognized as a result of past transactions was obtained at the time of initially accounting for those transactions.

The Company has elected to apply the de-recognition provisions of IFRS 9 prospectively from the date of transition to IFRS.

(c)     Classification and measurement of financial assets

IFRS 1 requires an entity to assess classification and measurement of financial assets on the basis of the facts and circumstances that exist at the date of transition to IFRS. Accordingly, the classification and the measurement of financial assets is done based on the facts & circumstances as on the date of transition.

(d)    Business combinations

IFRS 1 provides the option to apply IFRS 3 prospectively from the transition date or from a specific date prior to the transition date. This provides relief from full retrospective application that would require restatement of all business combinations prior to the transition date. The Company elected to apply IFRS 3 prospectively to business combinations occurring after its transition date. Business combinations occurring prior to the transition date have not been restated. The Company has applied same exemption for investment in associates and joint ventures.

(e)     Fair value measurement of financial assets or financial liabilities

First-time adopters may apply IFRS 9 to day one gain or loss provisions prospectively to transactions occurring on or after the date of transition to IFRS. Therefore, unless a first-time adopter elects to apply IFRS 9 retrospectively to day one gain or loss transactions, transactions that occurred prior to the date of transition to IFRS do not need to be retrospectively restated.

Accordingly, The Company has opted for recognizing gain or loss prospectively to transactions occurring on or after the date of transition to IFRS.

(f)     Leases

Appendix C to IFRS 16 requires an entity to assess whether a contract or arrangement contains a lease. In accordance with IFRS 16, this assessment should be carried out at the inception of the contract or arrangement. IFRS 1 provides an option to make this assessment on the basis of facts and circumstances existing at the date of transition to IFRS, except where the effect is expected to be not material. The Company has elected to apply this exemption for such contracts/arrangements.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

3       Revenue from contract with customers

Disaggregated revenue information

	For the year ended March 31, 2021	For the year ended March 31, 2020
	(In USD)	(In USD)
Types services
Subscription income	13,861,971.40	12,865,717.41
Placement/carriage fees	2,422,445.21	161,157.81
Advertisement income	—	2,110.05
Activation charges (stb)	2,102,698.91	—
Others	349,857.57	2,029,336.33
Total revenue from contract with customers	18,736,973.09	15,058,321.60

Timing of revenue recognition
Service transferred at point in time	18,736,973.09	15,058,321.60
Services transferred over time	—	—
	18,736,973	15,058,321.60
	For the year ended March 31, 2021	For the year ended March 31, 2020
	Cable	Cable
Revenue	18,736,973.09	15,058,321.60
External customer	18,736,973.09	15,058,321.60
Inter-segment
	18,736,973.09	30,116,643.20
Less: Inter-segment adjustments and eliminations	—	—
Total revenue from contract with customers	18,736,973	30,116,643.20

Contract balances

The following table provides information about receivables, contract assets and contract liabilities from contracts with

	For the year ended March 31, 2021	For the year ended March 31, 2020
Receivables, which are included in ‘trade receivables	3,085,823	374,180
Receivables, acquired in a business combination	—	—
Receivables, which are included in ‘assets held for sale’	—	—
Contract assets	—	—
Contract liabilities	—	—

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

4       Other operating revenue

Performance obligations

Revenue is measured based on the consideration specified in a contract with a customer. The Company recognises revenue when it transfers control over a good or service to a customer.

	For the year ended March 31, 2021	For the year ended March 31, 2020
Other income	—	13,196.84
Miscellaneous Income	382.68	1,031.05
Sundry Balances written back	—	—
	382.68	14,227.89

4A    Other income

Other income	—	—
Miscellaneous Income -	—	—
Sundry Balances written back	—	—
	—	—

5       Cost of revenue

	For the year ended March 31, 2021	For the year ended March 31, 2020
	(In USD)	(In USD)
Broadcaster/subscription fees	10,972,047.19	12,930,404.66
STB installation and activation expenses	2,301,863.09	—
Cabling expenses	453,178.04	—
Bandwidth expenses	363,280.86	20,297.64
Lease charges of equipments	94,010.75	—
Programming expenses	10,915.25	7,625.54
	14,195,295.18	12,958,327.84

5A    Staffing Expenses

	For the year ended March 31, 2021	For the year ended March 31, 2020
Salaries and incentives	401,730.91	186,061.08
Contribution to provident funds	41,885.50	2,312.54
Grauity expenses	19,758.94	7,355.22
Staff welfare expenses	10,893.17	14,804.90
	474,268.52	210,533.74

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

5       Cost of revenue (cont.)

5B    Other operating expense

	For the year ended March 31, 2021	For the year ended March 31, 2020
Electricity charges	48,731.27	18,481.39
Repair & maintainence expenses	183,505.46	26,216.54
Business promotion expenses	22,925.13	1,684.60
Operating lease rentals	24,879.01	2,299.95
Regulatory expenses	7,140.26	908.09
Conveyance & traveling expenses	19,060.57	24,275.53
Commission charges	2,055,189.55	1,426,823.35
Expected credit loss allowances	12,664.83	6,539.80
Bad debts written off	—	260.29
Legal and professional expenses	21,454.63	1,561.44
Other operating expenses	26,358.43	11,778.74
	2,421,909.14	1,520,829.72

6       Finance and other income

	For the year ended March 31, 2021	For the year ended March 31, 2020
Interest on bank deposits and held-to-maturity investments	—	—
Interest on bank deposits and amortised cost investments	—	—
Net gain on financial assets designated as FVTPL	—	—
Interest on others	10,350.55	3,843.87
Interest on income tax refund	—	—
Other income	—	—
	10,350.55	3,843.87

Leases

In case of assets taken on lease

1.      Operating Leases:

The Company has taken various residential, office and go down premises under operating lease agreements. These are generally cancellable and are renewable by mutual consent on mutually agreed terms. There are no sublease payments expected to be received under non-cancellable subleases at the balance sheet date and no restriction is imposed by lease arrangements.

		(In USD)
Particulars	As at March 31, 2021	As at March 31, 2020
Lease payments for the year recognised in the Statement of Profit and Loss	24,879.01	2,299.95

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

6       Finance and other income (cont.)

Obligations under finance leases

2.      At the end of the reporting period, he Company had outstanding commitments for future minimum lease payments under finance leases, which fall due as follows:

		(In USD)
Particulars	As at March 31, 2021	As at March 31, 2020
Within one year	17,349.70	8547.93
Between 2 to 5 years	32639.34	12123.46
After 5 years	—	—

3.      Reconciliation of lease liabilities as on 01 April 2019

Total operating lease commitments disclosed at March 31, 2019	—
Reasonably certain extension options	—
Finance lease obligations	—
Discounted using incremental borrowing rate	—
Total lease liabilities recognised under Ind AS 116 as on 01 April 2019	—

3.      Total Cash outflow and depreciation on ROU

	As at March 31, 2021	As at March 31, 2020
Total cash outflow for leases for the year ended	13,967.33	6,330.12
Depreciation charge	11,826.23	5,785.15

For Rights of Use of Office premises movements refer note 7

7       Finance and other cost

	For the year ended March 31, 2021	For the year ended March 31, 2020
Interest on bank overdrafts, loans and other financial liabilities	—	—
Collection charges	76,927.00	—
Foreign exchange losses on borrowings	—	—
Interest on lease liability	3,935.29	1,732.77
Others	12,246.79	4,599.16
	93,109.08	6,331.93

Total borrowing costs	93,109.08	6,331.93
Less: amounts included in the cost of qualifying assets	—	—
	93,109.08	6,331.93

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

8       Trade receivables

	As at March 31, 2021	As at March 31, 2020	As at April 01, 2019
	(In USD)	(In USD)	(In USD)
Current
Receivable from related parties	1,276,330.45	175,786.60	—
Acquired in business combination	—	—
Receivable from others*	1,828,676.10	204,565.21	—
	3,105,006.55	380,351.81	—
Less: allowance for doubtful debts (expected credit loss)	19,183.43	6,171.99	—
Less: allowance for doubtful debts (others)	—	—	—
	19,183.43	6,171.99
Total (B)	3,085,823.12	374,179.82	—
Total receivables at the end of the year (A) + (B)	3,085,823.12	374,179.82	—

For the movement of expected credit loss refer note __.

9       Cash and cash equivalents

Maintained locally	788,501.04	619,923.39	13,308.04
Maintained overseas,unrestricted in use	—	—
Maintained overseas, restricted in use	—	—
Cash and banL balances	788,501.04	619,923.39	13,308.04
Less: Deposits with maturities exceeding three months from the	—	—	—
Cash and cash equivalents	788,501.04	619,923.39	13,308.04

10     Other Financial Assets

Current
Deposits	15,144.50	663.80	—
Fixed deposits with bank with maturity more than three months	—	—
Loans and advances to related parties	34,520.94	—
Other loans and advances	—	—
Interest receivable	—	—
Advance due from customer for contract worL
Other receivables – Balances with Government Authoroties
Total (B)	49,665.44	663.80	—
Total (A) + (B)	568,162.01	292,864.27	—

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

11     Other current assets

	As at March 31, 2021	As at March 31, 2020	As at April 01, 2019
	(In USD)	(In USD)	(In USD)
Prepaid expenses	—	7,418.99	—
Balances with government authorities	3,18,335.46	13,155.97	—
Advance to suppliers	197,383.44	50,505.30	1,430.21
Advance to staff	14,193.32	10,793.23
TDS Receivables	356,119.52	268,102.72	—
MAT Credit Receivables	—	—	—
Income tax refund receivables	—	—
	886,031.74	349,976.21	1,430.21

The average credit period on sales of services is 30 days. No interest is charged on outstanding trade receivables.

The Company always measures the loss allowance for trade receivables at an amount equal to lifetime ECL. The expected credit losses on trade receivables are estimated using a provision matrix by reference to past default experience of the debtor and an analysis of the debtor’s current financial position, adjusted for factors that are specific to the debtors, general economic conditions of the industry in which the debtors operate and an assessment of both the current as well as the forecast direction of conditions at the reporting date. The Company has recognised a loss allowance of 100% against all receivables over 365 days past due because historical experience has indicated that these receivables are generally not recoverable

There has been no change in the estimation techniques or significant assumptions made during the current reporting period.

The Company writes off a trade receivable when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, e.g. when the debtor has been placed under liquidation or has entered into bankruptcy proceedings, or when the trade receivables are over two years past due, whichever occurs earlier. None of the trade receivables that have been written off is subject to enforcement activities

The following table details the risk profile of trade receivables based on the Company’s provision matrix. As the Company’s historical credit loss experience does not show significantly different loss patterns for different customer segments, the provision for loss allowance based on past due status is not further distinguished between the Company’s different customer base.

Trade receivables – days past due
Apr 1, 2019	Not past due	<30	31 – 90	90 – 180	180 – 365	>365	Total
Expected credit loss rate	—	—	—	—	—	—	—
Estimated total gross carrying amount at default	—	—	—	—	—	—	—
Lifetime ECL	—	—	—	—	—	—	—
	Trade receivables – days past due
March 31, 2020	Not past due & <30	31 – 90	90 – 180	180 – 365	>365	Total
Expected credit loss rate	0.078%	0.550%	1.800%	100.000%	100.000%
Estimated total gross carrying amount at default	312,480.90	27,017.71	35,715.71	5,137.47	—	380,351.79
Lifetime ECL	257.27	157.47	987.57	5,137.48	—	6,539.78

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

11     Other current assets (cont.)

	Trade receivables – days past due
March 31, 2021	Not past due & <30	31 – 90	90 – 180	180 – 365	>365	Total
Expected credit loss rate	0.00%	0.00%	0.00%	0.00%	50%
Estimated total gross carrying amount at default	1,662,321.06	667,214.81	290,595.41	474,214.13	10,661.14	3,105,006.55
Lifetime ECL	—	1.01	466.02	8,055.26	10,661.14	19,183.43

The following table shows the movement in lifetime ECL that has been recognised for trade receivables in accordance with the simplified approach set out in IFRS 9.

	Collectively	Individually	Total
Balance as at April 1, 2019	—	—	—
Balance as at March 31, 2020	6,539.78	—	6,539.78
Balance as at March 31, 2021	19,183.43	—	19,183.43

12     Property, plant and equipment (At cost)

							(In USD)
Description	Building	Plant and equipment	Right of use of assets- office premises	Vehicles	Computer equipments	Total	Capital work in progress
Gross carrying value
As at April 1, 2019
Additions	33,347.10	506,430.19	23,783.31	—	8,880.08	572,440.68	67,362.77
Disposals						—
Adjustments
Exchange differences						—
As at March 31, 2020	33,347.10	506,430.19	23,783.31	—	8,880.08	572,440.68	67,362.77
Additions	—	6,643,495.69	32,938.37	21,182.40	766.08	6,698,382.54	670,997.02
Witten off						—	—
Adjustments						—
Exchange differences						—
Acquisition through business combination						—
As at March 31, 2021	33,347.10	7,149,925.88	56,721.68	21,182.40	9,646.16	7,270,823.22	738,359.79
Accumulated depreciation and impairment loss
As at April 1, 2019						—
Charge for the year	339.86	21,322.67	5,785.15	—	853.16	28,300.84
Disposals						—
As at March 31, 2020	339.86	21,322.67	5,785.15	—	853.16	28,300.84	—
Charge for the year	501.65	198,103.97	11,826.23	970.62	2,782.73	214,185.20
Disposals						—
Acquisition through business combination		—	—	—	—	—
Exchange differences						—
Asset classified as held for sale						—
As at March 31, 2021	841.51	219,426.64	17,611.38	970.62	3,635.89	242,486.04	—

Net block as at April 1, 2019	—	—	—	—	—	—	—
Net block as at March 31, 2020	33,007.24	485,107.52	17,998.16	—	8,026.92	544,139.84	67,362.77
Net block as at March 31, 2021	32,505.59	6,930,499.24	39,110.30	20,211.78	6,010.27	7,028,337.18	738,359.79

____________

Notes:

a        Property plant and equipment pledged as security

Refer note 31 for information on property, plant and equipment pledged as security by the Company.

b        Contractual commitments for Property, plant & equipment (Refer note 25 (B)).

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

13     Intangible assets

				(In USD)
Description	Commercial Rights	Softwares	Total	Intangible asset under development
Gross carrying value
As at April 1, 2019			—	—
Additions		178.04	178.04	—
Disposals	—	—	—	—
As at March 31, 2020	—	178.04	178.04	—
Additions	246,350.33	—	246,350.33	—
Acquisation through business combination	—	—	—
Disposals			—	—
As at March 31, 2021	246,350.33	178.04	246,528.37	—
Accumulated amortisation
As at April 1, 2019			—	—
Charge for the year		5.22	5.22	—
Disposals			—	—
As at March 31, 2020	—	5.22	5.22	—
Charge for the period	—	32.57	32.57	—
Acquisation through business combination	—	—	—
Disposals	—	—	—	—
As at March 31, 2021	—	37.79	37.79	—

Net block as at April 1, 2019	—	—	—	—
Net block as at March 31, 2020	—	172.82	172.82	—
Net block as at March 31, 2021	246,350.33	140.25	246,490.58	—

____________

Note:

The above intangible assets are other than internally generated

14     Other financial assets

Non Current	As at March 31, 2021	As at March 31, 2020	As at April 01, 2019
Deposits	—	—	—
Loans and advances to related parties	—	—	—
Other loans and advances	518,496.57	292,200.47	—
Interest receivable	—	—	—
Other receivables	—	—	—
Fixed deposits with banL with maturity more than twelve months	—	—	—
Total	518,496.57	292,200.47	—

____________

*        Refer note 26 and 27 - Financial instruments for disclosure of fair values in respect of financial assets measured at amortised cost and assessment of expected credit losses.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

15     Other non-current assets

	As at March 31, 2021	As at March 31, 2020	As at April 01, 2019
Capital advances	170,553.96	112,612.73
Balances with statutory authorities
Prepaid expenses	—	—
Advances to vendors
	170,553.96	112,612.73	—
	170,553.96	112,612.73	—

16     Borrowings

									(In USD)
	As at March 31, 2021			As at March 31, 2020			As at April 01, 2019
	(In USD)			(In USD)			(In USD)
Particulars	Current	Non current	Total	Current	Non current	Total	Current	Non current	Total
Unsecured
Loan from Directors	61,472.48		61,472.48	—	—	—	—	—	—
	61,472.48	—	61,472.48	—	—	—	—	—	—
Total borrowings	61,472.48	—	61,472.48	—	—	—	—	—	—

Terms and repayment schedule

Loan from directors is interest free and is repayable on demand.

17     Trade Payables

Trade payables due to related parties	442,714.64	320,897.35	—
Employee related payables	36,575.74	25,299.05	—
Others	8,307,174.40	1,452,432.71	85.82
	8,786,464.78	1,798,629.11	85.82

18     Other financial liabilities (Current)

Current maturities of long-term borrowings	—	—	—
Interest accrued but not due on borrowings	—	—	—
Interest accrued and due on borrowings	—	—	—
Lease liabilities	17,579.49	8,443.42	—
Unpaid Bonus	—	—	—
Interest on tax payable	—	—
	17,579.49	8,443.42	—

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

19     Employee benefits obligations

The Company provides for gratuity for employees in India as per the Payment of Gratuity Act, 1972. Employees who are in continuous service for a period of 5 years are eligible for gratuity. The amount of gratuity payable on retirement/termination is the employees last drawn basic salary per month computed proportionately for 15 days salary multiplied for the number of years of service. For the funded plan the group makes contributions to recognised funds in India. The group does not fully fund the liability and maintains a target level of funding to be maintained over a period of time based on estimations of expected gratuity payments.

The weighted average duration of the defined benefit obligation as at March 31, 2022 is 14 years (March 31, 2021: 15 years; March 31, 2020: 16 years)

The amounts recognised in the Statement of Financial Position and the movements in the net defined benefit obligation over the year are

(a)    The liabilities recognised in the standaloe statement of financial position are:

	As at March 31, 2021	As at March 31, 2020	As at April 01, 2019
	(In USD)	(In USD)	(In USD)
Funded Plans
Net value of defined benefit obligations
Current	55.11	13.12	—
Non current	27,496.67	6,928.44	—

(b)    The movement in defined benefit obligations for funded and unfunded plans is as follows:

Particulars	Defined benefit	Fair value of plant	Net defined
As at April 1, 2019	—
Included in profit and loss	—	—	—
Service cost	7,355.22	—	7,355.22
Past service credit	—	—	—
Interest cost (income)	—	—	—
Included in OCI
Actuarial gain/(loss)	—
Remeasurements	—	—	—
Benefits paid	—	—	—
Gain and loss on settlement	—	—	—
Exchange difference	(413.66)	—	(413.66)
Employer’s contribution	—	—	—
Benefits payment	—	—	—
As at March 31, 2020	6,941.56	—	6,941.56

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

19     Employee benefits obligations (cont.)

Particulars	Defined benefit	Fair value of plant	Net defined
As at April 1, 2020	6,941.56	—	6,941.56
Included in profit and loss
Service cost	19,280.64	—	19,280.64
Past service credit
Interest cost	478.30	—
	26,700.50	—	26,222.20
Included in OCI
Actuarial gain/(loss)	383.34		383.34
Remeasurements
Benefits paid
Gain and loss on settlement
Exchange difference	467.94		467.94
Employer’s contribution
Benefits payment
As at March 31, 2021	27,551.78	—	27,073.48
Particluars	Defined benefit obligation	Fair value of plant assets	Net defined benefit (asset)/
As at April 1, 2021	27,551.78	—	27,551.78
Included in profit and loss
Service cost	23,542.88		23,542.88
Past service credit
Interest cost (income)	1,841.98		1,841.98
	52,936.64	—	52,936.64
Included in OCI
Actuarial gain/(loss)	(6,809.68)		(6,809.68)
Remeasurements
Benefits paid
Gain and loss on settlement
Exchange difference	(1350.36)		(1350.36)
Employer’s contribution
Benefits payment
As at March 31,2022	44,776.60	—	44,776.60

(c)     Plan assets for funded plan are comprised as follows:

Plan assets comprise the following.

(In USD)
Particulars	As at March 31, 2021	As at March 31, 2020	As at April 01, 2019
Debt instruments – unquoted
Cash and cash equivalents	—	—	—
Investment property	—	—	—
Fixed assets	—	—	—
Other assets	—	—	—
	—		—

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

19     Employee benefits obligations (cont.)

(d)    Actuarial assumptions

(i)     The following were the principal actuarial assumptions at the reporting date (expressed asweighted averages).

Particulars	As at March 31, 2021	As at March 31, 2020	As at April 01, 2019
Discount rate	6.80%	6.79%	—
Attrition rate	5.00%	5.00%	—
Future salary growth rate	10.00%	10.00%	—

(ii)    Assumptions regarding future longevity have been based on published statistics and mortality tables. The current longevities underlying the values of the defined benefit obligation at the reporting date were as follows.

Particulars	As at March 31, 2021	As at March 31, 2020	As at April 01, 2019
Longetivity at age of 65 for current members aged above 45
Males	0.258% – 2.406%	0.258% – 2.406%	—
Females	0.258% – 2.406%	0.258% – 0.406%	—
Longetivity at age of 65 for current members aged above 45 or below
Males	0.092% – 0.168%	0.092% – 0.168%	—
Females	0.092% – 0.168%	0.092% – 0.168%	—

(e)     Sensitivity Analysis

Reasonably possible changes at the reporting date to one of the relevant actuarial assumptions, holding other assumptions constant, would have affected the defined benefit obligation by the amounts shown below.

			(In USD)
Particulars	As at March 31, 2021	As at March 31, 2020	As at April 01, 2019
Discount rate (1% movement)	(8,271.42)	(2,311.34)	—
Attrition rate (1% movement)	(8,505.71)	(2,591.79)	—
Future salary growth rate (1% movement)	8,013.46	2,239.15	—

20     Other current liabilities

Advances from customers	42,397.85	57,174.94	13,415.30
Income received in advance	—	—	—
Cheques Payable	1,420,114.51	—	—
Statutory liabilities	43,846.23	82,952.07	—
Others – capital creditors	1,283,603.36	31,653.67	—
	2,789,961.95	171,780.68	13,415.30

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

21     Other non-current financial liabilities

	As at March 31, 2021	As at March 31, 2020	As at April 1, 2019
	(In USD)	(In USD)	(In USD)
	23,954.43	9,056.92
Lease liabilities	23,954.43	9,056.92

22     Contingencies and commitments

(A)    Details of contingencies

(B)    Capital and other commitments

(a)     Estimated amount of contracts remaining to be executed on capital account, net of advances and not provided in the books are as follows:

Particulars	As at March 31, 2021	As at March 31, 2020	As at April 01, 2019
	(In USD)	(In USD)	(In USD)
Property, plant and equipment	478,166.14	—	—

(b)    Other commitments:

23     Share capital

			(In USD)
	As at March 31, 2021	As at March 31, 2020	As at April 1, 2019
	(In USD)
(a) Authorised
i) 10,000 (PY 10,000) Equity shares of INR 10/- (PY INR 10/-) each	1,430.21	1,430.21	1,430.21
Equity share capital
(b) Issued, subscribed & paid up
i) 10,000 (PY 10,000) Equity shares of INR 10/- (PY INR 10/-) each	1,430.21	1,430.21	1,430.21
	1,430.21	1,430.21	1,430.21
(c) Reconciliation of number of equity shares	As at March 31, 2021		As at March 31, 2020		As at April 01, 2019
	No of shares	Amount	No of shares	Amount	No of shares	Amount
Equity shares at the beginning of the year	10,000	1,430.21	10,000	1,430.21	10,000	1,430.21
Issued during the year	—	—
Changes during the year	—	—	—	—	—	—
Equity shares at the end of the year	10,000	1,430.21	10,000	1,430.21	10,000	1,430.21

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

24     Other equity*

	As at March 31, 2021	As at March 31, 2020	As at April 1, 2019
(i) Retained earnings	1,243,870.00	254,727.18	(193.08)
(iii) Securities premium reserve	—	—	—
(ii) Foreign currency translations reserves	101,490.21	18,542.42	—
(iii) Others	(383.34)	—	—
Total	1,344,976.87	273,269.60	(193.08)

____________

*        For movement in balances, refer to statement of changes in equity

25     Earning per share

Profit/(Loss) attributable to shareholders	989,143	254,920.26	—
Weighted average number of equity shares	10,000.00	10,000.00	10,000.00
Nominal value per equity share in USD	0.15	0.15	0.15
Profit/(Loss) per equity share
Basic	98.91	25.49	—
Diluted	98.91	25.49	—

26     Financial risk management

Risk management framework

The Companys activities expose it to market risk, liquidity risk and credit risk. The management has the overall responsibility for the establishment and oversight of the Companys risk management framework. This note explains the sources of risk which the Company is exposed to and how the Company manages the risk and the related impact in the financial statements.

A.     Credit risk

Credit risk is the risk that a counterparty fails to discharge its obligation to the Company. the Companys exposure to credit risk is influenced mainly by cash and cash equivalents, trade receivables and financial assets measured at amortised cost. the Company continuously monitors defaults of customers and other counterparties and incorporates this information into its credit risk controls.

A.1   Credit risk management

the Company assesses and manages credit risk based on internal credit rating system. Internal credit rating is performed for each class of financial instruments with different characteristics. the Company assigns the following credit ratings to each class of financial assets based on the assumptions, inputs and factors specific to the class of financial assets.

A: Low credit risk on financial reporting date

B: Moderate credit risk

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

26     Financial risk management (cont.)

C: High credit risk the Company provides for expected credit loss based on the following:

Asset Company’s	Basis of categorisation	Provision for expected credit loss
Low credit risk	Cash and cash equivalents, trade receivables and other financial assets	12 month expected credit loss

Moderate credit risk	Trade receivables and other financial	Life time expected credit loss or 12 month expected credit loss
High credit risk	Trade receivables and other financial	Life time expected credit loss or fully provided for

In respect of trade receivables, the Company recognises a provision for lifetime expected credit losses

Based on business environment in which the Company operates, a default on a financial asset is considered when the counter party fails to make payments within the agreed time period as per contract. Loss rates reflecting defaults are based on actual credit loss experience and considering differences between current and historical economic conditions.

Assets are written off when there is no reasonable expectation of recovery, such as a debtor declaring bankruptcy or a litigation decided against the Company. the Company continues to engage with parties whose balances are written off and attempts to enforce repayment. Recoveries made are recognised in statement of profit and loss.

Credit rating	Particulars	As at March 31, 2021	As at March 31, 2020	As at April 01, 2019
A: Low credit risk	Cash and cash equivalents	788,501.04	619,923.39	13,308.04
	Other financial assets	49,665.44	663.80	—
B: Medium credit risk	Trade receivables	3,085,823.12	374,179.82	—
C: High credit risk	Trade receivables	—	—	—

Cash & cash equivalents and bank deposits

Credit risk related to cash and cash equivalents and bank deposits is managed by only accepting highly rated banks and diversifying bank deposits and accounts in different banks across the country.

Trade receivables

Credit risk related to trade receivables are mitigated by taking bank guarantees/letter of credit, from customers where credit risk is high. the Company closely monitors the credit-worthiness of the debtors through internal systems that are configured to define credit limits of customers, thereby, limiting the credit risk to pre-calculated amounts. the Company assesses increase in credit risk on an ongoing basis for amounts receivable that become past due and default is considered to have occurred when amounts receivable become one year past due.

Other financial assets measured at amortised cost

Other financial assets measured at amortized cost includes loans and advances to related parties and employees, security deposits and others. Credit risk related to these other financial assets is managed by monitoring the recoverability of such amounts continuously.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

26     Financial risk management (cont.)

A.2   Expected credit losses for financial assets other than trade receivables the Company provides for expected credit losses on loans and advances other than trade receivables by assessing individual financial instruments for expectation of any credit losses. Since the Company deals with only high-rated banks and financial institutions, credit risk in respect of cash and cash equivalents, other bank balances and bank deposits is evaluated as very low. In respect of loans, comprising of security deposits, credit risk is considered low because the Company is in possession of the underlying asset. However, in respect of loans comprising loans to related parties, credit risk is evaluated on the basis of credit worthiness of those parties and loss allowance is measured as lifetime expected credit losses. In respect of other financial assets, credit risk is evaluated based on Company’s knowledge of the credit worthiness of those parties and loss allowance is measured as lifetime expected credit losses. the Company does not have any expected loss based impairment recognised on such assets considering their low credit risk nature, though incurred loss provisions are disclosed under each sub-category of such financial assets.

As at March 31, 2021

Particulars	Estimated gross	Expected probability of	Expected credit	Carrying amount
Cash and cash equivalents	788,501.04	0.00%	—	788,501.04
Other financial asset	49,665.44	0.00%	—	49,665.44

As at March 31, 2020

Particulars	Estimated gross	Expected probability of	Expected credit	Carrying amount
Cash and cash equivalents	619,923.39	0.00%	—	619,923.39
Other financial asset	663.80	0.00%	—	663.80

As at April 01, 2019

Particulars	Estimated gross	Expected probability of	Expected credit	Carrying amount
Cash and cash equivalents	13,308.04	0.00%	—	13,308.04
Other financial asset	—	0.00%	—	—
Reconciliation of loss allowance
Loss allowance on April 1, 2019	—
Impairment loss recognised/(reversed) during the year	—
Amounts written off	—
Loss allowance on March 31, 2020	—
Impairment loss recognised/(reversed) during the year	—
Amounts written off	—
Loss allowance on March 31, 2021	—
—

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

26     Financial risk management (cont.)

A.3   Expected credit loss for trade receivables under simplified approach the Company recognizes lifetime expected credit losses on trade receivables using a simplified approach, wherein the Company has defined percentage of provision by analysing historical trend of default relevant to each category of customer based on the criteria defined above and such provision percentage determined have been considered to recognise life time expected credit losses on trade receivables (other than those where default criteria are met).

As at March 31, 2021

March 31, 2021	Not past due &<30	31 – 90	90 – 180	180 – 365	>365	Total
Expected credit loss rate	0%	0%	0%	0%	50%
Estimated total gross carrying amount at default	1,662,321.06	667,214.81	290,595.41	474,214.13	10,661.14325	3,105,006.55
Lifetime ECL	—	1.01	466.02	8,055.26	10,661.14325	19,183.43

As at March 31, 2020

March 31, 2020	Not past due &<30	31 – 90	90 – 180	180 – 365	>365	Total
Expected credit loss rate	0%	1%	2%	100%	100%
Estimated total gross carrying amount at default	312,480.90	27,017.71	35,715.71	5,137.47	0	380,351.79
Lifetime ECL	257.27	157.47	987.57	5,137.48	0	6,539.78

As at April 01, 2019

April 1, 2019	Not past due &<30	31 – 90	90 – 180	180 – 365	>365	Total
Expected credit loss rate
Estimated total gross carrying amount at default	—	—	—	—	—	—
Lifetime ECL	—	—	—	—	—	—

Movement of allowance for trade receivables

Particulars	In USD
As at April 01, 2019
Loss recognised/(reversed) during the year	6,539.78
Amounts written off
As at March 31, 2020	6,539.78
Loss recognised/(reversed) during the year	12,643.65
Amounts written off
As at March 31, 2021	19,183.43

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

26     Financial risk management (cont.)

B.     Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. the Companys approach to managing liquidity is to ensure as far as possible, that it will have sufficient liquidity to meet its liabilities when they are due. the Company manages its liquidity needs by carefully monitoring scheduled debt servicing payments for long-term financial liabilities as well as cash-outflows due in day-to-day business. Long-term liquidity needs for a 180-day and a 360-day lookout period are identified monthly.

Management monitors rolling forecasts of the liquidity position and cash and cash equivalents on the basis of expected cash flows. the Company takes into account the liquidity of the market in which the entity operates.

B.1   Contractual Maturities of financial liabilities

The tables below analyse the Company’s financial liabilities based on their contractual maturities. The amounts disclosed in the table are the contractual undiscounted cash flows.

As at	Less than 1 year	1 – 2 years	2 – 3 years	More than 3 years	Total
(i) Borrowings	61,472.48	—	—	—	61,472.48
(ii) Trade payables	8,786,464.78	—	—	—	8,786,464.78
(iii) Security deposits payable	—	—	—	—	—
(iii) Other financial liabilities	17,579.49	23,954.43	—	—	41,533.92
Total	8,865,516.75	23,954.43	—	—	8,889,471.18
As at	Less than 1 year	1 – 2 years	2 – 3 years	More than 3 years	Total
(i) Borrowings	—	—	—	—	—
(ii) Trade payables	1,798,629.11	—	—	—	1,798,629.11
(iii) Other financial liabilities	180,224.10	—	—	—	180,224.10
Total	1,978,853.21	—	—	—	1,978,853.21
April 1, 2019	Less than 1 year	1 – 2 years	2 – 3 years	More than 3 years	Total
(i) Borrowings	—	—	—	—	—
(ii) Trade payables	85.82	—	—	—	85.82
(iii) Other financial liabilities	13,415.30	—	—	—	13,415.30
Total	13,501.12	—	—	—	13,501.12

C.     Market risk

(I)     Interest Rate risk

the Company’s policy is to minimise interest rate cash flow risk exposures on long-term financing. At March 31, 2020, the Company is exposed to changes in market interest rates through bank borrowings at variable interest rates. Other borrowings are at fixed interest rates. As such Company’s does not has any borrowings from outsiders except overdraft facility which is short term in the nature and repayble on demand, the interest rates on borrowings is around 9.5% to 8.5%. The other borrowings are from Directors who are promoters and shareholders also, the borrowings from them is short term in the nature interest free and repayable on demand.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

26     Financial risk management (cont.)

Company’s exposure to interest rate risk on borrowings is as follows

Particulars	As at March 31, 2021	As at March 31, 2020	As at April 01, 2019
Variable rate	—	—	—
Fixed rate	—	—	—
Total	—	—	—

27     Fair value measurements

A      Financial assets and liabilities

The carrying amounts and fair values of financial instruments by class are as follows:

			(In USD)
As at March 31, 2021	Fair value through	Fair value through	Amortised cost
Financial Assets
(i) Investments	—
(ii) Trade receivables	3,085,823.12
(iii) Others financial assets	935,697.18
Total	4,021,520.30	—	—

Financial Liabilities
(i) Borrowings			61,472.48
(ii) Trade payables	8,786,464.78
(iii) Other financial liabilities	6,388.69
Total	8,792,853.47	—	61,472.48
			(In USD)
As at March 31, 2020	Fair value through	Fair value through	Amortised cost
Financial Assets
(i) Investments
(ii) Trade receivables	374,179.82
(iii) Others financial assets	350,640.01
Total	724,819.83	—	—

Financial Liabilities
(i) Borrowings			—
(ii) Trade payables	1,798,629.11
(iii) Other financial liabilities	8,443.42
Total	1,807,072.53		—

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

27     Fair value measurements (cont.)

			(In USD)
As at April 1, 2019	Fair value through	Fair value through	Amortised cost
Financial Assets
(i) Investments
(ii) Trade receivables
(iii) Others financial assets	—
Total	—	—	—

Financial Liabilities
(i) Borrowings
(ii) Trade payables	85.82
(iii) Other financial liabilities
Total	85.82	—	—

Trade receivables comprise amounts receivable from the sale of goods and services.

The management consider that the carrying amount of trade and other receivables approximates their fair value.

Bank balances and cash comprise cash and short-term deposits held by the Company. The carrying amount of these assets approximates their fair value.

Trade and other payables principally comprise amounts outstanding for trade purchases and on-going costs. The management consider that the carrying amount of trade payables approximates to their fair value.

B      Fair values hierarchy

Financial assets and financial liabilities measured at fair value in the balance sheet are categorised into three levels of fair value hierarchy. The three levels are defined based on the observability of significant inputs to the measurement, as follows:

The different levels of fair value have been defined below:

Level 1:	Quoted prices for identical instruments in an active market;
Level 2:	Directly (i.e. as prices) or indirectly (i.e. derived from prices) observable market inputs, other than Level 1 inputs; and
Level 3:

Inputs which are not based on observable market data (unobservable inputs). Fair values are determined in whole or in part using a net asset value or valuation model based on assumptions that are neither supported by prices from observable current market transactions in the same instrument nor are they based on available market data.

B.1   Financial assets and liabilities measured at fair value — recurring fair value measurements

(In USD)
As at March 31, 2021	Note	Level 1	Level 2	Level 3
Investments		—	—	—
As at March 31, 2020	Note	Level 1	Level 2	Level 3
Investments		—	—	—
As at April 01, 2019	Note	Level 1	Level 2	Level 3
Investments		—	—	—

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

27     Fair value measurements (cont.)

Valuation process and technique used to determine fair value

In order to arrive at the fair value of unquoted investments, the Company obtains independent valuations. The techniques used by the valuer are as follows:

a)      Asset approach — Net assets value method

b)      Income approach — Discounted cash flows (“DCF”) method

c)      Market approach — Enterprise value/Sales multiple method

B.2   Fair value of instruments measured at amortised cost

				(In USD)
	As at March 31, 2021		As at March 31, 2020
	Carrying value	Fair Value	Carrying value	Fair Value
Borrowings	61,472.48	61,472.48	—	—
Liability portion of compound instruments
(In USD)
	As at March 31, 2020		As at Apri1, 2019
	Carrying value	Fair Value	Carrying value	Fair Value
Borrowings	—	—	—	—
Liability portion of compound instruments

The management assessed that fair value of cash and cash equivalents, trade receivables, security deposits, loan to related parties, other financial assets, short term borrowings, trade payables and other current financial liabilities approximate their carrying amounts largely due to the short-term maturities of these instruments. The fair value of the financial assets and liabilities is included at the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The following methods and assumptions were used to estimate the fair values:

(i) Long-term fixed-rate receivables are evaluated by the Company based on parameters such as interest rates, individual creditworthiness of the customer and other market risk factors. Based on this evaluation, allowances are taken into account for the expected credit losses of these receivables.

(ii) The fair values of the Company’s fixed interest-bearing borrowings are determined by applying discounted cash flows (‘DCF’) method, using discount rate that reflects the issuer’s borrowing rate as at the end of the reporting period.

(iii) All the other long term borrowing facilities availed by the Company are variable rate facilities which are subject to changes in underlying Interest rate indices. Further, the credit spread on these facilities are subject to change with changes in Company’s creditworthiness. The management believes that the current rate of interest on these loans are in close approximation from market rates applicable to the Company. Therefore, the management estimates that the fair value of these borrowings are approximate to their respective carrying values.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

28     (II) Foreign currency risk

The Company is exposed to foreign exchange risk arising from foreign currency transactions, primarily with respect to the INR. Foreign exchange risk arises from recognised assets and liabilities denominated in a currency that is not the functional currency of the Company. The Company does not use any derivative instruments to manage its exposure. Also, the Company does not use forward contracts and swaps for speculative purposes.

29     Capital management policies

The Company’s capital management objectives are to ensure the Company’s ability to continue as a going concern as well as to provide a an adequate return to shareholders by pricing products and services commensurately with

The Company monitors capital on the basis of the carrying amount of equity plus its subordinated loan, less cash and cash equivalents as presented on the face of the statement of financial position recognised in other

The Company manages its capital structure and makes adjustments to it in the light of changes in economic conditions and the risk characteristics of the underlying assets. In order to maintain or adjust the capital structure, the Company may adjust the amount of dividends paid to shareholders, return capital to shareholders or issue new shares. The amounts managed as capital by the Company are summarised as follows:

			(In USD)
Particulars	As at March 31, 2021	As at March 31, 2020	As at April 1, 2019
Non Current Borrowings	—	—	—
Current Borrowings	61,472.48	—	—
Cash and cash equivalents	788,501.04	619,923.39	13,308.04
Net debt	727,028.56	619,923.39	13,308.04
Total equity	1,346,407.08	274,699.81	1,237.13
Net debt to equity ratio	54.00%	225.67%	1075.72%

30     Related party disclosures

A.     Names of related parties and related party relationships

i)       Parties where control exists — None

B.     Key Management Personnel (KMP):

PalleSrinivas	Director
PalleSunitha	Director
SumanMadhavrapu	Director

C.     Enterprise over which KMP has significant influences

ACHALAA COMMUNICATION	Partner in the firm
AYYAPPA DIGITAL	Partner in the firm
Bhuvanagiri Digital Communications	Partner in the firm
GODAVARIKHANI DIGITAL	Partner in the firm
HUSNABAD DIGITAL	Partner in the firm
JAMMIKUNTA DIGITAL	Partner in the firm
MARRIGUDA DIGITAL	Partner in the firm
SANGAREDDY DIGITAL	Partner in the firm
SIRCILLA DIGITAL	Partner in the firm

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

30     Related party disclosures (cont.)

SRI SAI COMMUNICATIONS	Partner in the firm
SRI SAI DIGITAL	Partner in the firm
SSC KAMAREDDY	Partner in the firm
THANDUR DIGITAL	Partner in the firm
TS COMMUNICATIONS	Partner in the firm
VEMULAWADA DIGITAL	Partner in the firm
Gayathri Digital Communications	Partner in the firm
Sri Sai Communication & Internet Pvt	Partner in the firm
SSC FIBER HOME NETWORKS	Partner in the firm
Achala Media Television Pvt Ltd	Director
Sri Sai Cable and Digital Networks	Partner in the firm
Kings Broadband Pvt Ltd	Director
Inygo Digital Networks Private	Director

B.     Transactions with Subsidiaries and Key Management Personnel:

		KMP		Significant influence Entity -KMP
S. No.	Particulars	March 31, 2021	March 31, 2020	March 31, 2021	March 31, 2020
I	Transactions made during the year
1	Subscription income			(9,920,661.45)
2	Sale of materials			(262,893.24)
3	Stb installation charges			(947,158.62)
4	Placement fees			(8,089.19)
5	Interest on loan given			(394.31)
6	Commisiio expenses			1,566,593.23
7	Bawith charges
8	Purchase of materails
9	Rent paid/provided
10	Business Support Service
11	Sale/Outward Supply of Goods or Services or Capital Goods
12	Interest expenses on loans
13	Issue of Shares
12	Loan given			34,520.94
13	Loan repaid back
II	Year end balances
1	Trade receivable			1,276,330.45	175,786.60
2	Trade payable			442,714.64	320,897.35
3	Outstanding loan receivable			34,520.94
4	Interest accrued receivable
5	Interest accrued payable
6	Provision for doubtful loans
7	Outstanding receivable
8	Outstanding loan and advances, net
9	Provision for doubtful receivable
10	Outstanding payable

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2021

31     Assets pledged as security for borrowings are as under:

				(In USD)
	Note	As at March 31, 2021	As at March 31, 2020	As at April 01, 2019
Non Current
Property, plant & equipment		21,182.40	—	—
Intangible assets		—	—	—
Total non-current assets pledged as security		21,182.40	—	—

Vehicles are hypothicated against loans from the financial institutions till the period of repayments of loans

32     Segment information

Decision Maker, in deciding how to allocate resources and assessing performance. Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision maker. Based on the management approach as defined in IFRS 8, the Chief Operating Decision Maker evaluates the Group’s performance based on only one segment i.e. Cable Services.

33     Impact of Transition to IFRS

There ae no material Differences or impact due to transition from Indian GAAP to IFRS as on date of the transitions hence no restated summaries of equity and profit & loss is given.

34     Previous GAAP figures have been reclassified/regrouped to confirm the presentation requirements under IFRS.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Statement of standalone profit or loss and other comprehensive income for the year ended March 31, 2022

	Note No.	For the year ended March 31, 2022	For the year ended March 31, 2021
		(In USD)	(In USD)
Continuing Operations
Income
Revenue from contract with customers	3	21,806,002.54	18,736,973.09
Other operating income	4	28,721.91	382.68
		21,834,724.45	18,737,355.77
Other income
Other income		—	—
Total income		21,834,724.45	18,737,355.77

Expenses
Cost of revenue	5	16,514,450.75	14,195,295.18
Amortisation of intangible assets	8	12,665.27	32.57
Depreciation	7	580,345.66	214,185.20
Staffing expenses		578,537.54	474,268.52
Other operating expenses	5	2,966,785.06	2,421,909.14
		20,652,784.28	17,305,690.61
Share of results of associates		—	—
Share of results of joint ventures		—	—
Finance income	6A	2,352.03	10,350.55
Finance cost	6	140,385.08	93,109.08
Profit/(Loss) for the year from continuing operations		1,043,907.12	1,348,906.63

Discontinued operations
Profit/(Loss) for the year from discontiuned opearations		—	—
Profit/(Loss) for the year before taxation		1,043,907.12	1,348,906.63
Taxation
Current tax		149,689.72	269,832.33
Deferred Tax		196,474.68	89,931.48
		346,164.40	359,763.81
Profit/(Loss) for the year after taxation		697,742.72	989,142.82

Attributable to :
Owner of the Company		697,742.72	989,142.82
Non – controlling interests		—	—

Other comprehensive income
1) Items that will not be reclassified to profit or loss		8,524.36	286.84
Reclassification of defined benefit obligation		6,809.68	383.34
Income tax relating to items that will not be reclassified subsequently to profit or loss		(1,714.68)	96.50
2) Items that may reclassified to profit or loss		20,009.78	82,947.79
Foreign currency transalation reserves		20,009.78	82,947.79
		—	—
Total other comprehensive income		28,534.14	82,660.95
Share of other comprehensive income of joint ventures		—	—
Total comprehensive income for the year		726,276.86	1,071,803.77

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Statement of standalone profit or loss and other comprehensive income for the year ended March 31, 2022 — (Continued)

	Note No.	For the year ended March 31, 2022	For the year ended March 31, 2021
		(In USD)	(In USD)
Attributable to:
Owner of the Company		726,276.86	1,071,803.77
Non – controlling interests		—	—
		726,276.86	1,071,803.77
Earning per equity share of face value of USD 0.15/- each	24
– Basic earnings per equity share (in USD.)		45.61	98.91
– Diluted earnings per equity share (in USD.)		45.61	98.91
Statement of significant accounting policies	2

The accompanying 1 to 33 notes are an integral part of the financial statements

This is the Statement of Profit and Loss referred to in our report of even date

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Statement of Changes in Equity for the year ended March 31, 2022

	Note No.	As at March 31, 2022	As at March 31, 2021
		(In USD)	(In USD)
ASSETS
Current assets
a) Inventories		—	—
b) Financial assets
(i) Other receivables		—	—
(ii) Trade receivables	7	2,260,501.75	3,085,823.12
(iii) Cash and cash equivalents	8	432,138.21	788,501.04
(iv) Others financial assets	9	47,454.90	49,665.44
c) Other current assets	10	1,236,260.09	886,031.74
Total current assets		3,976,354.95	4,810,021.34
Non-current assets
a) Property, plant and equipment, net	11	7,428,380.92	7,028,337.18
b) Capital work-in-process	11	837,495.64	738,359.79
c) Intangible assets	12	339,494.63	246,490.58
d) Intangible assets under development		—	—
e) Investments in associates and joint ventures		—	—
f) Financial assets
(i) Other investments		—	—
(ii) Trade receivables		—	—
(ii) Other non current financial assets	13	450,638.12	518,496.57
g) Other non-current assets	14	105,066.70	170,553.96
g) Deferred tax assets		—	—
Total non-current assets		9,161,076.01	8,702,238.08
Asset asset held for sale		—	—
Total assets		13,137,430.96	13,512,259.42

EQUITY AND LIABILITIES
Current liabilities
a) Financial liabilities
(i) Borrowings	15	6,542.37	61,472.48
(ii) Trade payables	16	6.747,565.37	8.786,464.78
(iii) Other financial liabilities	17	6,388.69	17,579.49
(iii) Security deposits payable		—	—
b) Employee benefits obligation	18	119.53	55.11
c) Other current liabilities	19	2.068,312.67	2789,961.95
d) Provisions		—	—
e) Current tax liability		121,319.41	350,830.68
Total current liabilities		8.950,248.04	12.006,364.49

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Statement of Changes in Equity for the year ended March 31, 2022 — (Continued)

	Note No.	As at March 31, 2022	As at March 31, 2021
		(In USD)	(In USD)
Non-current liabilities
a) Financial liabilities
(i) Borrowings		5,244.27	—
(iii) Other financial liabilities	20	20,449.46	23,954.43
b) Employee benefits obligations		44,657.07	27,496.67
c) Provisions		—	—
d) Deferred tax liability		295,177.14	108,036.75
Total non-current liabilities		365,527.94	159,487.85
Total liabilities		9,315,775.98	12,165,852.34

Commitments and contingenccies	21	1,527,600.37	478,166.14

Equity
a) Equity share capital	22	2,836.25	1,430.21
b) Other equity	23	3,818,818.73	1,344,976.87
Equity attributable to owners of the Company		3,821,654.98	1,346,407.08
Non Controlling interests		—	—
Total equity		3,821,654.98	1,346,407.08
Liabilities directly associated with the assets held for sale		—	—
Total equity and liabilities		13,137,430.96	13,512,259.42
		—	—
Statement of significant accounting policies	2

The accompanying 1 to 33 notes are an integral part of the financial statements

This is the Balance sheet referred to in our report of even date

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Statement of Changes in Equity for the year ended March 31, 2022

A. Equity share capital

(In USD)
Closing balance as at March 31, 2020	1,430.21
Change during the year	—
Closing balance as at March 31, 2021	1,430.21
Change during the year	1,406.04
Closing balance as at March 31, 2022	2,836.25

B. Other equity

			Reserves & Surplus		Other comprehensive income		(In USD)
	Equity	No of Shares	Retained Earnings	Securities Premium Reserve	Foreign Currency transation Reserves of Subsidaries Companies	Employee benefits, Acturial Gains/(Loss)	Total
Closing balance as at 31 March, 2020	1,430.21	10,000.00	254,727.18		18,542.42	—	274,699.81
Issue of shares	—						—
Profit/(Loss) for the period			989,142.82		—		989,142.82
Movement during the period							—
Acquired in the business combination			—		—	—	—
Other comprehensive income for the year					82,947.79	(383.34)	82,564.45
Total comprehensive income for the period	—	—	989,142.82		82,947.79	(383.34)	1,071,707.27
Movement during the period
Closing balance as at March 31, 2021	1,430.21	10,000.00	1,243,870.00		101,490.21	(383.34)	1,346,407.08
Issue of shares	1,406.04	10,450.00		1,747,565.00			1,748,971.04
Profit/(Loss) for the year			697,742.72		—	—	97,742.72
Movement during the year							—
Acquired in the business combination			—	—	—	—	—
Other comprehensive income for the year			—		20,009.78	8,524.36	28,534.14
Total comprehensive income for the year	1,406.04	10,450.00	697,742.72	1,747,565.00	20,009.78	8,524.36	2,475,247.90
Movement during the period
Closing balance as at March 31, 2022	2,836.25	20,450.00	1,941,612.72	1,747,565.00	121,499.99	8,141.02	3,821,654.98

Statement of significant accounting policies

The accompanying 1 to 33 notes are an integral part of the financial statements

This is the Statement of changes in equity referred to in our report of even date

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

Standalone Cash flow statement for the year ended March 31, 2022

	Year ended March 31, 2022	Year ended March 31, 2021
	(In USD)	(In USD)
A. Cash Flow from operating activities
Profit after tax	697,742.72	989,142.82
Adjustment for
Deferred tax	301,148.50	106,719.75
Income tax	149,689.72	356,328.77
Depreciation and Amortisation expenses	593,010.93	214,217.74
Finance cost	140,385.08	93,109.08
Sundry balance written back	(27,301.01)	—
Remeasurements of the net defined benefit plans	25,384.87	19,758.94
Bad debts	—	—
Expected credit loss allowances	175,530.13	12,664.83
Finance income – interest other	(2,352.03)	(10,350.55)
Operating profit before working capital changes Movement in working capital	2,053,238.91	1,781,591.38
Inventories	—	—
Trade receivables	554,271.42	(2,678,159.78)
Other receivables	—	—
Other financial assets	99,412.93	(463,846.02)
Other assets	(166,926.11)	(293,279.76)
Trade payable	(2,552,713.06)	9,514,512.25
Other financial liabilities	(40,657.63)	(43,361.15)
Other liabilities	45,682.41	—
Cash flow from operating activities post working capital changes	(7,691.13)	7,817,456.92
Income tax (paid)/refund (net)	(581,671.59)	(79,197.98)
Net cash flow from operating activities (A)	(589,362.72)	7,738,258.94

B. Cash flow from investing activities
Purchase of property, plant and equipment & intangible assets (including capital advances)	(1,336,806.25)	(7,552,874.36)
Interest received	2,352.03	10,350.55
Held for sale
Investments in bank deposits having original maturity of more than three months	—	—
Other bank balances
Net cash flow used in investing activities (B)	(1,334,454.22)	(1,334,454.22)

C. Cash flow from financing activities	18,699.80	60,668.92
Proceeds from short term borrowings
Repayment of long term borrowings		—
Repayment of short term borrowings – Directors Loans	(60,480.60)
Proceeds from issue of equity shares	1,747,049.98
Interest	(136,571.90)	(89,173.78)
Loan given		—
Loan repaid ack
Net cash flow used in financing activities (C)	1,568,697.28	(28,504.86)

Increase in net cash and cash equivalents (A+B+C)	(355,119.66)	167,230.27
Cash and cash equivalents at the beginning of the year	788,501.04	619,923.39
Exchange difference on translation of foreign currency and cash equivalents	(1,243.17)	1,347.38
Acquired in Business Combination	—	—
Cash and cash equivalents at the end of the year (refer note 12)	432,138.21	788,501.04

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

1       Corporate information

SRI SAI CABLE AND BROAD BAND PRIVATE LIMITED (the ‘Company’) is domiciled in India and incorporated on 16th

May, 2018 with the main object of carrying on the business of providing services relating to CAble TV operator as MSO. The Company provides services to LCO in the form of subscription of set top box and activation fees. The Company also provides the services of many typeof services to the various broadcaster in the form of placement fees. The Company has thier branch offices in various state of India like Telgana, Andhra Pradesh, Kerla etc.

2       Significant accounting policies

(a)    Basis of preparation, measurement and sgnificant accounting policies

(i)     Compliance with International Financial Reporting Standards

The financial statements of the SRI SAI CABLE AND BROAD BAND PRIVATE LIMITED have been prepared in accordance with International Financial Reporting Standards (IFRS) and interpretations issued by the IFRS Interpretations Committee (IFRS IC) applicable to companies reporting under IFRS. The financial statements comply with IFRS as issued by the International Accounting Standards Board (IASB).

(ii)    Basis of preparation

The functional currency of the Company is “Rupees”, however the financial statements has been prepared in “USD” which is The Company functional currency and reporting currency and all amounts, are rounded with two decimals, unless otherwise stated.

(iii)   Basis of measurement

Historical cost convention

The financial statements have been prepared on a historical cost convention on accrual basis.

The financial statements have been prepared on a historical cost basis, except for the following assets and liabilities which have been measured at fair value:

•        Certain financial assets and liabilities measured at fair value (refer accounting policy regarding financial instruments)

•        Employee’s defined benefit plan as per actuarial valuation

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions, regardless of whether that price is directly observable or estimated using another valuation technique. In determining the fair value of an asset or a liability, the Company takes into account the characteristics of the asset or liability if market participants would take those characteristics into account when pricing the asset or liability at the measurement date.

(iv)   New and amended standards adopted by the Company

All applicable standards applicable is alrady implemented and applied by the Company

(v)    New standards and interpretations not yet adopted

The Company has not applied the following new and revised IFRSs that have been issued but are not yet effective:

Amendments to IAS 1 and IFRS Practice Statement 2 Disclosure of Accounting Policies

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

2       Significant accounting policies (cont.)

In February 2021, IASB issued ‘Disclosure of Accounting Policies (Amendments to IAS 1 and IFRS Practice Statement 2)’ which is intended to help entities in deciding which accounting policies to disclose in their financial statements. The amendments to IAS 1 require entities to disclose their material accounting policies rather than their significant accounting policies. The amendments to IFRS Practice Statement 2 provide guidance on how to apply the concept of materiality to accounting policy disclosures. The Company does not expect this amendment to have any significant impact in its financial statements.

Amendments to IAS 8 Definition of Accounting Estimates

In February 2021, IASB issued ‘Definition of Accounting Estimates (Amendments to IAS 8)’ to help entities to distinguish between accounting policies and accounting estimates. The definition of a change in accounting estimates has been replaced with a definition of accounting estimates. Under the new definition, accounting estimates are “monetary amounts in financial statements that are subject to measurement uncertainty”. Entities develop accounting estimates if accounting policies require items in financial statements to be measured in a way that involves measurement uncertainty. The Company does not expect this amendment to have any significant impact in its financial statements.

Amendments to IAS 12 Deferred Tax related to Assets and Liabilities arising from a Single Transaction

In May 2021, IASB issued ‘Deferred Tax related to Assets and Liabilities arising from a Single Transaction (Amendments to IAS 12), which clarify how companies account for deferred tax on transactions such as leases and decommissioning obligations. The amendments narrowed the scope of the recognition exemption in paragraphs 15 and 24 of IAS 12 (recognition exemption) so that it no longer applies to transactions that, on initial recognition, give rise to equal taxable and deductible temporary differences. The Company is evaluating the impact, if any, in its financial statements.

Amendments to IFRS 16 Lease Liability in a sale and Leaseback

In September 2022, the IASB issued ‘Lease Liability in a Sale and Leaseback (Amendments to IFRS 16)’ with amendments that clarify how a seller-lessee subsequently measures sale and leaseback transactions that satisfy the requirements in IFRS 15 to be accounted for as a sale. The Company does not expect this amendment to have any significant impact in its financial statements.

Amendments to IAS 1 Non-current Liabilities with Covenants2

In October 2022, IASB issued ‘Non-current Liabilities with Covenants (Amendments to IAS 1)’ to clarify how conditions with which an entity must comply within twelve months after the reporting period affect the classification of a liability. The Company does not expect the amendments to have any significant impact on its classification of non-current liabilities in its statement of financial position.

Amendments to IAS 1 Classification of Liabilities

In January 2020, IASB issued the final amendments in Classification of Liabilities as Current or Non-Current, which affect only the presentation of liabilities in the statement of financial position. They clarify that classification of liabilities as current or non-current should be based on rights that are in existence at the end of the reporting period and align the wording in all affected paragraphs to refer to the “right” to defer settlement by at least twelve months. The classification is unaffected by expectations about whether an entity will exercise its right to defer settlement of a liability. They make clear that settlement refers to the transfer to the counterparty of cash, equity instruments, other assets or services. The Group does not expect the amendments to have any significant impact on its presentation of liabilities in its statement of financial position

(b)    Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision maker (CODM).

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

2       Significant accounting policies (cont.)

The board of directors of the Company has appointed the Chief Executive Officer (‘CEO’) to assess the financial performance and position of the Company, and makes strategic decisions. The CEO has been identified as being the Chief Operating Decision Maker for corporate planning.

(c)     Current versus Non-Current Classification

The Company presents assets and liabilities in the balance sheet based on current / non-current classification.

An asset is treated as current when it is:

Expected to be realised or intended to be sold or consumed in normal operating cycle

Expected to be realised within twelve months after the reporting period, or

Cash or cash equivalent unless restricted from being exchanged or used to settle a liability for at least twelve months after the reporting period

Held primarily for the purpose of trading

All other assets are classified as non-current.

A liability is current when:

It is expected to be settled in normal operating cycle

It is due to be settled within twelve months after the reporting period, or

There is no unconditional right to defer the settlement of the liability for at least twelve months after thereporting period Held primarily for the purpose of trading

All other liabilities are classified as non-current.

The operating cycle is the time between the acquisition of assets for processing and their realisation in cash and cash equivalents. The Company has identified twelve months as its operating cycle.

(d)    Revenue from contract with customers

Revenue is recognised based on approved contracts regarding the transfer of services to a customer for an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Revenue is measured at the fair value of consideration received or receivable taking into account the amount of discounts, rebates, outgoing taxes on sales.

•        Subscription income includes subscription from subscribers. Revenue from Operations is recognised on accrual basis based on underlying subscription plan or agreements with the concerned subscribers.

•        Carriage/Placement/Marketing Incentive is recognised on accrual basis based on agreements with the concerned broadcasters.

•        Leased Line revenue is recognised on accrual basis based on agreements with the concerned subscribers’/telecommunication companies.

•        Advertisement income is recognised when relevant advertisements get telecasted.

The Company collects Goods and Service Tax (GST) on behalf of the government and, therefore, it is not an economic benefit flowing to the Company. Hence, it is excluded from revenue.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

2       Significant accounting policies (cont.)

(e)     Foreign Currencies

Functional and presentation currency

Items included in the financial statements of the Company are measured using the currency of the primary economic environment in which the Company operates (‘the functional currency’). The financial statements are presented in USD, which is Company’s presentation currency.

Transactions and Balances

Foreign currency transactions are translated into the functional currency using the exchange rates at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at year end exchange rates are generally recognised in profit or loss. They are deferred in equity if they relate to qualifying cash flow hedges and qualifying net investment hedges or are attributable to part of the net investment in a foreign operation.

Foreign exchange gains and losses that relate to borrowings are presented in the statement of profit or loss, within finance costs. All other foreign exchange gains and losses are presented in the statement of profit or loss on a net basis within other gains/(losses).

Non-monetary items that are measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined. Translation differences on assets and liabilities carried at fair value are reported as part of the fair value gain or loss. For example, translation differences on non-monetary assets and liabilities such as equities held at fair value through profit or loss are recognised in profit or loss as part of the fair value gain or loss and translation differences on non-monetary assets such as equities classified as at fair value through other comprehensive income are recognised in other comprehensive income.

(f)     Financial Instrument

Financial Assets

(i)     Classification

From 1 April 2019, the Company classifies its financial assets in the following measurement categories:

—     those to be measured subsequently at fair value (either through OCI or through profit or loss), and

—     those to be measured at amortised cost.

The classification depends on the entity’s business model for managing the financial assets and the contractual terms of the cash flows. For assets measured at fair value, gains and losses will either be recorded in profit or loss or OCI. For investments in equity instruments that are not held for trading, this will depend on whether the Company has made an irrevocable election at the time of initial recognition to account for the equity investment at fair value through other comprehensive income (FVOCI).

The Company reclassifies debt investments when and only when its business model for managing those assets changes.

(ii)    Recognition and derecognition

Regular way purchases and sales of financial assets are recognised on trade-date, the date on which the Company commits to purchase or sell the asset. Financial assets are derecognised when the rights to receive cash flows from the financial assets have expired or have been transferred and the Company has transferred substantially all the risks and rewards of ownership.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

2       Significant accounting policies (cont.)

(iii)   Measurement

At initial recognition, the Company measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss (FVPL), transaction costs that are directly attributable to the acquisition of the financial asset. Transaction costs of financial assets carried at FVPL are expensed in profit or loss.

Financial assets with embedded derivatives are considered in their entirety when determining whether their cash flows are solely payment of principal and interest.

Debt instruments

Subsequent measurement of debt instruments depends on the Company’s business model for managing the asset and the cash flow characteristics of the asset. There are three measurement categories into which the Company classifies its debt instruments:

—     Amortised cost:    Assets that are held for collection of contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortised cost. Interest income from these financial assets is included in finance income using the effective interest rate method. Any gain or loss arising on derecognition is recognised directly in profit or loss and presented in other gains/(losses) together with foreign exchange gains and losses. Impairment losses are presented as separate line item in the statement of profit or loss.

—     FVOCI:    Assets that are held for collection of contractual cash flows and for selling the financial assets, where the assets’ cash flows represent solely payments of principal and interest, are measured at FVOCI. Movements in the carrying amount are taken through OCI, except for the recognition of impairment gains or losses, interest income and foreign exchange gains and losses which are recognised in profit or loss. When the financial asset is derecognised, the cumulative gain or loss previously recognised in OCI is reclassified from equity to profit or loss and recognised in other gains/(losses). Interest income from these financial assets is included in finance income using the effective interest rate method. Foreign exchange gains and losses are presented in other gains/(losses) and impairment expenses are presented as separate line item in the statement of profit or loss.

—     FVPL:    Assets that do not meet the criteria for amortised cost or FVOCI are measured at FVPL. A gain or loss on a debt investment that is subsequently measured at FVPL is recognised in profit or loss and presented net within other gains/(losses) in the period in which it arises.

Equity instruments

The Company subsequently measures all equity investments at fair value. Where the Company’s management has elected to present fair value gains and losses on equity investments in OCI, there is no subsequent reclassification of fair value gains and losses to profit or loss following the derecognition of the investment. Dividends from such investments continue to be recognised in profit or loss as other income when the Company’s right to receive payments is established.

Changes in the fair value of financial assets at FVPL are recognised in other gains/(losses) in the statement of profit or loss as applicable. Impairment losses (and reversal of impairment losses) on equity investments measured at FVOCI are not reported separately from other changes in fair value.

(iv)   Impairment

The Company assesses on a forward looking basis the expected credit losses associated with its debt instruments carried at amortised cost and FVOCI. The impairment methodology applied depends on whether there has been a significant increase in credit risk.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

2       Significant accounting policies (cont.)

For trade receivables only, the Company measures the expected credit loss associated with its trade receivables based on historical trend, industry practices and the business environment in which the entity operates or any other appropriate basis. The impairment methodology applied depends on whether there has been a significant increase in credit risk.

Financial Liabilities

Initial Recognition and Measurement

All financial liabilities are recognised initially at fair value and in the case of loans and borrowings and payables, net of directly attributable transaction costs. The Company’s financial liabilities include trade and other payables, loans andborrowings including bank overdrafts and derivative financial instruments.

Subsequent measurement

Financial liabilities at amortized cost: After initial measurement, such financial liabilities are subsequently measured at amortized cost using the effective interest rate (EIR) method. Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortization is included in finance costs in the Statement of Profit and Loss.

Borrowings

Borrowings are initially recognised at fair value, net of transaction costs incurred. Borrowings are subsequently measured at amortised cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognised in the Statement of Profit and Loss over the period of the borrowings using the EIR method.

Trade and Other Payables

These amounts represent liabilities for goods and services provided to the Company prior to the end of financial year which are unpaid. Trade and other payables are presented as current liabilities unless payment is not due within 12 months after the reporting period. They are recognised initially at their fair value and subsequently measured at amortised cost using the effective interest method.

Financial Guarantee Obligations

The fair value of financial guarantees is determined as the present value of the difference in net cash flows between the contractual payments under the debt instrument and the payments that would be required without the guarantee, or the estimated amount that would be payable to a third party for assuming the obligations. Where guarantees in relation to loans or other payables of subsidiaries, joint ventures or associates are provided for no compensation, the fair values as on the date of transition are accounted for as contributions and recognised as part of the cost of the equity investment.

Derecognition

Financial assets

The Company derecognises a financial asset when the contractual rights to the cash flows from the financial asset expire, or it transfers the rights to receive the contractual cash flows in a transaction in which substantially all of the risks and rewards of ownership of the financial asset are transferred or in which the Company neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset.

The Company enters into transactions whereby it transfers assets recognised in its statement of financial position, but retains either all or substantially all of the risks and rewards of the transferred assets. In these cases, the transferred assets are not derecognised.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

2       Significant accounting policies (cont.)

Financial Liability

The Company derecognises a financial liability when its contractual obligations are discharged or cancelled, or expire. The Company also derecognises a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognised at fair value.

On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognised in profit or loss

(g)    Property, Plant and Equipment

Property, Plant and Equipment assets are carried at cost less accumulated depreciation and accumulated impairment losses, if any. Cost includes expenditure that is directly attributable to the acquisition of the items.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. The carrying amount of any component accounted for as a separate asset is derecognized when replaced. All other repairs and maintenance are charged to the Statement of Profit and Loss during the reporting period in which they are incurred.

Capital work in progress (CWIP) includes cost of property, plant and equipment under installation / under development, as at balance sheet date. All project related expenditure viz. civil works, machinery under erection, construction and erection materials, preoperative expenditure incidental / attributable to the construction of projects, borrowing cost incurred prior to the date of commercial operations and trial run expenditure are shown under CWIP. Property, Plant and Equipment are derecognised from the financial statements, either on disposal or when retired from active use. Gains and losses on disposal or retirement of Property, Plant and Equipment are determined by comparing proceeds with carrying amount. These are recognized in the Statement of Profit and Loss.

Depreciation methods, estimated useful lives and residual value

Depreciation is calculated to write off the cost of items of property, plant and equipment less their estimated residual values using the straight-line method over their estimated useful lives, and is generally recognised in profit or loss. Leased assets are depreciated over the shorter of the lease term and their useful lives unless it is reasonably certain that the Company will obtain ownership by the end of the lease term. Land is not depreciated.

The estimated useful lives of property, plant and equipment for current and comparative periods are as follows:

buildings	60 years
plant and equipment	3 – 13 years
computer and equimpents	3 years
vehicles	8 years

Depreciation methods, useful lives and residual values are reviewed at each reporting date andadjusted if appropriate.

(h)    Investment Property

Investment property is initially measured at cost and subsequently at fair value with any change therein recognised in profit or loss.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

2       Significant accounting policies (cont.)

Any gain or loss on disposal of investment property (calculated as the difference between the net proceeds from disposal and the carrying amount of the item) is recognised in profit or loss. When investment property that was previously classified as property, plant and equipment is sold, any related amount included in the revaluation reserve is transferred to retained earnings.

Investment properties are depreciated on a straight-line basis over 60 years.

(i)     Intangible Assets

Separately purchased intangible assets are initially measured at cost. Intangible assets acquired in a business combination are recognised at fair value at the acquisition date. Subsequently, intangible assets are carried at cost less any accumulated amortisation and accumulated impairment losses, if any.

The useful lives of intangible assets are assessed as either finite or indefinite. Finite-life intangible assets are amortised on a straight-line basis over the period of their expected useful lives. Estimated useful lives by major class of finite-life intangible assets are as follow:

commercial rights	10-20 Years
Trademark/Copy rights	5 Years
Computer Software	5 Years

The amortisation period and the amortisation method for finitelife intangible assets is reviewed at each financial year end and adjusted prospectively, if appropriate.

For indefinite life intangible assets, the assessment of indefinite life is reviewed annually to determine whether it continues, if not, it is impaired or changed prospectively basis revised estimates.

Goodwill is initially recognised based on the accounting policy for business combinations. These assets are not amortised but are tested for impairment annually.

(j)     Borrowing Costs

Borrowing costs directly attributable to the acquisition, construction or production of an asset that necessarily takes a substantial period of time to get ready for its intended use or sale are capitalised as part of the cost of the asset. All other borrowing costs are expensed in the period in which they occur. Borrowing costs consist of interest and other costs that an entity incurs in connection with the borrowing of funds.

(j)     Provisions

Provisions are recognised when the Company has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation and the amount can be reliably estimated. Provisions are not recognised for future operating losses.

Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognised even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be small.

(k)    Provisions are measured at the present value of management’s best estimate of the expenditure required to settle the present obligation at the end of the reporting period. The discount rate used to determine the present value is a pretax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the passage of time is recognised as finance cost.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

2       Significant accounting policies (cont.)

(l)     Contingent Liabilities and Contingent Assets

Contingent liabilities are disclosed when there is a possible obligation as a result of past events, the existence of which will be confirmed only by the occurrence or non — occurrence of one or more uncertain future events not wholly within the control of the Company or when there is a present obligation that arises from past events where it is either not probable that an outflow of resources will be required to settle or a reliable estimate of amount cannot be made. Contingent assets are not recognized however disclosed in the financial statements.

(m)   Leasing

A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of Company as a lessee Rentals payable under operating leases are charged to the statement of profit or loss on a straight-line basis over the term of the relevant lease. Benefits received and receivable as an incentive to enter into an operating lease are also spread on a straight-line basis over the lease term.

The Company accounts for each lease component within the contract as a lease separately from non-lease components of the contract and allocates the consideration in the contract to each lease component on the basis of the relative standalone price of the lease component and the aggregate standalone price of the non-lease components.

The Comany recognises right-of-use asset representing its right to use the underlying asset for the lease term at the lease commencement date. The cost of the right-of-use asset measured at inception shall comprise of the amount of the initial measurement of the lease liability adjusted for any lease payments made at or before the commencement date less any lease incentives received, plus any initial direct costs incurred and an estimate of costs to be incurred by the lessee in dismantling and removing the underlying asset or restoring the underlying asset or site on which it is located. The right-of-use asset is subsequently measured at cost less any accumulated depreciation, accumulated impairment losses, if any and adjusted for any remeasurement of the lease liability. The right-of-use asset is depreciated using the straight-line method from the commencement date over the shorter of lease term or useful life of right-of-use asset. The estimated useful lives of right-of-use assets are determined on the same basis as those of property, plant and equipment. Right-of-use assets are tested for impairment whenever there is any indication that their carrying amounts may not be recoverable. Impairment loss, if any, is recognised in profit or loss.

The Company measures the lease liability at the present value of the lease payments that are not paid at the commencement date of the lease. The lease payments are discounted using the interest rate implicit in the lease, if that rate can be readily determined. If that rate cannot be readily determined, the Company uses incremental borrowing rate. For leases with reasonably similar characteristics, the Company on a lease-by-lease basis, may adopt either the incremental borrowing rate specific to the lease or the incremental borrowing rate for the portfolio as a whole. The lease payments shall include fixed payments, variable lease payments, residual value guarantees, exercise price of a purchase option where The Company is reasonably certain to exercise that option and payments of penalties for terminating the lease, if the lease term reflects the lessee exercising an option to terminate the lease. The lease liability is subsequently remeasured by increasing the carrying amount to reflect interest on the lease liability, reducing the carrying amount to reflect the lease payments made and remeasuring the carrying amount to reflect any reassessment or lease modifications or to reflect revised in-substance fixed lease payments. The Company recognises the amount of the re-measurement of lease liability due to modification as an adjustment to the right-of-use asset and profit or loss depending upon the nature of modification. Where the carrying amount of the right-of-use asset is reduced to zero and there is a further reduction in the measurement of the lease The Company has elected not to apply the requirements of IFRS 16 Leases to short-term leases of all assets that have a lease term of 12 months or less and leases for which the underlying asset is of low value. The lease payments associated with these leases are recognised as an expense on a straight-line basis over the lease term.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

2       Significant accounting policies (cont.)

Company as a lessor

At the inception of the lease, The Company classifies each of its leases as either an operating lease or a finance lease. The Company recognises lease payments received under operating leases as income on a straight-line basis over the lease term. In case of a finance lease, finance income is recognised over the lease term based on a pattern reflecting a constant periodic rate of return on the lessor’s net investment in the lease. When The Company is an intermediate lessor it accounts for its interests in the head lease and the sub-lease separately. It assesses the lease classification of a sub-lease with reference to the right-of-use asset arising from the head lease, not with reference to the underlying asset. If a head lease is a short-term lease to which The Company applies the exemption described above, then it classifies the sub-lease as an operating lease.

If an arrangement contains lease and non-lease components, the Company applies IFRS 15 Revenue from contracts with customers to allocate the consideration in the contract.

(n)    Government grant

Government grants relating to non-monetary assets are recognised at nominal value. Grants that compensate the Company for expenses are recognised in the statement of profit or loss on a systematic basis in the same period in which the expenses are recognised. Grants that compensate the Company for the cost of an asset are recognised in the statement of profit or loss on a systematic basis over the expected useful life of the related asset upon capitalisation.

(o)    Employee benefits

Payments to defined contribution schemes are charged as an expense as they fall due. Payments made to state-managed pension schemes are dealt with as payments to defined contribution schemes where the Company’s obligations under the schemes are equivalent to those arising in a defined contribution scheme.

Provision for employees’ end of service benefits for non-UAE nationals is made in accordance with the Projected Unit Cost method as per IAS 19 Employee Benefits taking into consideration the UAE Labour Laws. The provision is recognised based on the present value of the defined benefit obligations.

The present value of the defined benefit obligations is calculated using assumptions on the average annual rate of increase in salaries, average period of employment of non-UAE nationals and an appropriate discount rate. The assumptions used are calculated on a consistent basis for each period and reflect management’s best estimate. The discount rates are set in line with the best available estimate of market yields currently available at the reporting date with reference to high quality corporate bonds or other basis, if applicable.

(p)    Cash and cash equivalent

Cash and cash equivalents comprise cash on hand and demand deposits and other short-term highly liquid investments that are readily convertible to a known amount of cash and are subject to an insignificant risk of changes in value.

(q)    Dividends

Dividend distributions to the Company’s shareholders are recognised as a liability in the financial statements in the period in which the dividends are approved.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

2       Significant accounting policies (cont.)

(r)     Disposal/Asset held for sale

Assets may be disposed of individually or as part of a disposal Company. Once the decision is made to dispose of an asset, it is classified as “Held for Sale” and shall no longer be depreciated. Assets that are classified as “Held for Sale” must be disclosed in the financial statements. • An asset is considered to be Held for Sale if its carrying amount will be recovered principally through a sale transaction, not through continuing use. The criteria for classifying an asset as Held for Sale are as follows:

—     It must be available for immediate sale in its present condition,

—     Its sale must be highly probable, and

—     It must be sold, not abandoned

(s)     Taxation

Income tax expense represents the sum of current and deferred tax (including minimum alternate tax). Tax is recognized in the Statement of Profit or Loss except to the extent that it relates to items recognized directly in equity or other comprehensive income, in such case the tax is also recognized directly in equity or in other comprehensive income. Any subsequent change in direct tax on items initially recognized in equity or other comprehensive income is also recognized in equity or other comprehensive income, such change could be for change in tax rate.

The Group’s liability for current tax is based on taxable profit for the year, and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date.

Deferred tax assets and liabilities are recognised using the balance sheet liability method, providing for temporary differences between the carrying amounts of assets and liabilities in the balance sheet and the corresponding tax bases used in the computation of taxable profit.

Taxable temporary differences arising from goodwill and, except in a business combination, the initial recognition of assets or liabilities that affect neither accounting profit nor taxable profit are not provided for. Deferred tax liabilities are recognised for taxable temporary differences arising on investments in subsidiaries and associates, and interests in joint ventures, except where The Company is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of assets and liabilities, using tax rates that have been enacted or substantively enacted at the balance sheet date.

The carrying amount of deferred tax assets is reviewed at each balance sheet date and adjusted to reflect an amount that is probable to be realised based on the weight of all available evidence. Deferred tax is calculated at the rates that are expected to apply in the period when the liability is settled or the asset is realised. Deferred tax assets and liabilities are not discounted. Deferred tax is charged or credited in the income statement, except where it relates to items charged or credited directly to equity, in which case the deferred tax is also included within equity.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and The Company intends to settle its current tax assets and liabilities on a net basis.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and The Company intends to settle its current tax assets and liabilities on a net basis.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

2       Significant accounting policies (cont.)

(t)     Business Combination and Goodwill

The Group applies the acquisition method in accounting for business combinations. The consideration transferred by the Company to obtain control of a business is calculated as the sum of the fair values of assets transferred, liabilities incurred and assumed and the equity interests issued by the Company as at the acquisition date i.e. date on which it obtains control of the acquiree which includes the fair value of any asset or liability arising from a contingent consideration arrangement. Acquisition-related costs are recognized in the Statement of Profit or Loss as incurred, except to the extent related to the issue of debt or equity securities.

Identifiable assets acquired and liabilities assumed in a business combination are measured initially at their fair values on acquisition date.

Intangible Assets acquired in a Business Combination and recognized separately from Goodwill are initially recognized at their fair value at the acquisition date (which is regarded as their cost).

Goodwill is measured as the excess of the aggregate of the consideration transferred and the amount recognized for non-controlling interests

Subsequent to initial recognition, intangible assets with definite useful life acquired in a Business Combination are reported at cost less accumulated amortization and accumulated impairment losses, on the same basis as intangible assets that are acquired separately.

Goodwill and Intangible assets with indefinite useful life, if any, are tested for impairment at the end of each annual reporting period.

If the fair value of the net assets acquired is in excess of the aggregate consideration transferred, the excess is termed as gain on bargain purchase. In case of a bargain purchase, before recognizing a gain in respect thereof, the Company determines whether there exists clear evidence of the underlying reasons for classifying the business combination as a bargain purchase thereafter, the Company reassesses whether it has correctly identified all the assets acquired and liabilities assumed and recognizes any additional assets or liabilities that are so identified, any gain thereafter is recognized in the statement of profit or loss.

Contingent consideration is classified either as equity or financial liability. Amount classified as financial liability are subsequently re-measured to fair value with changes in fair value recognized in Statement of Profit or Loss.

(u)    Earnings per share

Basic earnings per share are calculated by dividing the net profit or loss for the year attributable to the owners of the Company by the weighted average number of equity shares outstanding during the year.

For the purpose of calculating diluted earnings per share, the net profit or loss for the year and the weighted average number of equity shares outstanding during the year are adjusted for the effects of all dilutive potential equity shares.

(v)    Critical accounting judgements and key sources of estimation uncertainty

(a)     Useful lives of property, plant and equipment:

The assessment of the useful economic lives and the method of amortising these assets require judgement. Depreciation and amortisation are charged to the income statement based on the useful economic life selected, which requires an estimation of the period and profile over which the Company expects to consume the future economic benefits embodied in the assets. The Company reviews its useful economic lives on at least an annual basis.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

2       Significant accounting policies (cont.)

(b)    Estimation of provisions and contingent liabilities:

Management judgement is required for estimating the possible outflow of resources, if any, in respect of contingencies, claim, litigations etc against the Company as it is not possible to predict the outcome of pending matters with accuracy.

(c)     Estimation of provisions and contingent liabilities:

Life time expected credit loss allowance is computed based on historical credit loss experience.

3       Revenue from contract with customers

Disaggregated revenue information

	For the year ended March 31, 2022	For the year ended March 31, 2021
	(In USD)	(In USD)
Types services
Subscription income	14,967,550.04	13,861,971.40
Placement/carriage fees	3,965,362.46	2,422,445.21
Advertisement income	2,288,160.76	—
Activation charges (stb)	547,889.95	2,102,698.91
Others	37,039.33	349,857.57
Total revenue from contract with customers	21,806,002.54	18,736,973.09

Timing of revenue recognition
Service transferred at point in time	21,806,002.54	18,736,973.09
Services transferred over time	—	—
	21,806,003	18,736,973
	For the year ended March 31, 2022	For the year ended March 31, 2021
	Cable	Cable
Revenue	21,806,002.54	18,736,973.09
External customer	21,806,002.54	18,736,973.09
Inter-segment	21,806,002.54	18,736,973.09
Less: Inter-segment adjustments and eliminations	—	—
Total revenue from contract with customers	21,806,003	18,736,973

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

3       Revenue from contract with customers (cont.)

Contract balances

The following table provides information about receivables, contract assets and contract liabilities from contracts with

	For the year ended March 31, 2022	For the year ended March 31, 2021
Receivables, which are included in ‘trade receivables	2,260,502	3,085,823
Receivables, acquired in a business combination	—	—
Receivables, which are included in ‘assets held for sale’	—	—
Contract assets	—	—
Contract liabilities	—	—

4       Other operating revenue

Performance obligations

Revenue is measured based on the consideration specified in a contract with a customer. The Company recognises revenue when it transfers control over a good or service to a customer.

	For the year ended March 31, 2022	For the year ended March 31, 2021
Other income	—	—
Miscellaneous Income	1,420.90	382.68
Sundry Balances written back	27,301.01	—
	28,721.91	382.68

4A    Other income

Other income	—	—
Miscellaneous Income –	—	—
Sundry Balances written back	—	—
	—	—

5       Cost of revenue

	For the year ended March 31, 2022	For the year ended March 31, 2021
	(In USD)	(In USD)
Broadcaster/subscription fees	14,660,707.09	10,972,047.19
STB installation and activation expenses	638,408.94	2,301,863.09
Cabling expenses	5,369.91	453,178.04
Bandwidth expenses	1,148,868.52	363,280.86
Lease charges of equipments	46,624.50	94,010.75
Programming expenses	14,471.79	10,915.25
	16,514,450.75	14,195,295.18

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

5       Cost of revenue (cont.)

5A    Staffing Expenses

	For the year ended March 31, 2022	For the year ended March 31, 2021
	(In USD)	(In USD)
Salaries and incentives	489,140.25	401,730.91
Contribution to provident funds	35,511.20	41,885.50
Grauity expenses	25,384.87	19,758.94
Staff welfare expenses	28,501.22	10,893.17
	578,537.54	474,268.52

5B    Other operating expense

	For the year ended March 31, 2022	For the year ended March 31, 2021
Electricity charges	59,973.42	48,731.27
Repair & maintainence expenses	154,621.51	183,505.46
Business promotion expenses	2,534.81	22,925.13
Operating lease rentals	18,582.94	24,879.01
Regulatory expenses	17,178.64	7,140.26
Conveyance & traveling expenses	26,530.77	19,060.57
Commission charges	2,388,765.26	2,055,189.55
Expected credit loss allowances	175,530.13	12,664.83
Bad debts written off	—	—
Legal and professional expenses	57,459.50	21,454.63
Other operating expenses	65,608.08	26,358.43
	2,966,785.06	2,421,909.14

Leases

In case of assets taken on lease

1.      Operating Leases:

The Company has taken various residential, office and go down premises under operating lease agreements. These are generally cancellable and are renewable by mutual consent on mutually agreed terms. There are no sublease payments expected to be received under non-cancellable subleases at the balance sheet date and no restriction is imposed by lease arrangements.

Particulars	As at March 31, 2022	As at March 31, 2021
Lease payments for the year recognied in the Statement of Profit and Loss	18,582.94	24,879.01

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

5       Cost of revenue (cont.)

Obligations under finance leases

2.      At the end of the reporting period, he Company had outstanding commitments for future minimum lease payments under finance leases, which fall due as follows:

Particulars	As at March 31, 2022	As at March 31, 2021
Within one year	11,692.38	17,349.70
Between 2 to 5 years	20,845.65	32639.34
After 5 years	—	—

3.      Reconciliation of lease liabilities as on 01 April 2019

Total operating lease commitments disclosed at March 31, 2019	—	—
Reasonably certain extension options	—	—
Finance lease obligations	—	—
Discounted using incremental borrowing rate	—	—
Total lease liabilities recognised under Ind AS 116 as on 01 April 2019	—	—

3.      Total Cash outflow and depreciation on ROU

	As at March 31, 2022	As at March 31, 2021
Total cash outflow for leases for the year ended	17,295.84	13,967.33
Deprecition charge	13,999.37	11,826.23

For Rights of Use of Office premises movements refer note 7

6A    Finance and other income

Interest on bank deposits and held-to-maturity investments	—	—
Interest on bank deposits and amortised cost investments	—	—
Net gain on financial assets designated as FVTPL	—	—
Interest on others	2,352.03	10,350.55
Interest on income tax refund	—	—
Other income	—	—
	2,352.03	10,350.55

6       Finance and other cost

Interest on bank overdrafts, loans and other financial liabilities	1,932.98	—
Collection charges	110,162.29	76,927.00
Foreign exchange losses on borrowings	—	—
Interest on lease libility	3,813.16	3,935.29
Others	24,476.65	12,246.79
	140,385.08	93,109.08

Total borrowing costs	140,385.08	93,109.08
Less: amounts included in the cost of qualifying assets	—	—
	140,385.08	93,109.08

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

7       Trade receivables

	As at March 31, 2022	As at March 31, 2021
	(Rs. In USD)	(Rs. In USD)
Current
Receivable from related parties	581,393.00	1,276,330.45
Acquired in business combination	—	—
Receivable from others*	1,869,658.02	1,828,676.10
	2,451,051.02	3,105,006.55
Less: allowance for doubtful debts (expected credit loss)	190,549.27	19,183.43
Less: allowance for doubtful debts (others)	—	—
	190,549.27	19,183.43
Total receivables at the end of the year	2,260,501.75	3,085,823.12

8       Cash and cash equivalents

Maintained locally	432,138.21	788,501.04
Maintained overseas,unrestricted in use	—	—
Maintained overseas, restricted in use	—	—
Cash and banL balances	432,138.21	788,501.04
Less: Deposits with maturities exceeding three months from the date of deposit	—	—
Cash and cash equivalents	432,138.21	788,501.04

9       Other financial assets

Current
Deposits	11,996.31	15,144.50
Fixed deposits with bank with maturity more than three months	—	—
Loans and advances to related parties	35,458.59	34,520.94
Other loans and advances	—	—
Interest receivable	—	—
Advance due from customer for contract worL
Other receivables – Balances with Government Authoroties
Total (B)	47,454.90	49,665.44

10     Other current assets

Prepaid expenses	—	—
Balances with government authorities	470,604.93	318,335.46
Advance to suppliers	215,819.16	197,383.44
Advance to staff	—	14,193.32
TDS Receivables	549,836.00	356,119.52
MAT Credit Receivables	—	—
Income tax refund receivables	—	—
	1,236,260.09	886,031.74

The average credit period on sales of services is 30 days. No interest is charged on outstanding trade receivables.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

10     Other current assets (cont.)

The Company always measures the loss allowance for trade receivables at an amount equal to lifetime ECL. The expected credit losses on trade receivables are estimated using a provision matrix by reference to past default experience of the debtor and an analysis of the debtor’s current financial position, adjusted for factors that are specific to the debtors, general economic conditions of the industry in which the debtors operate and an assessment of both the current as well as the forecast direction of conditions at the reporting date. The Company has recognised a loss allowance of 100% against all receivables over 365 days past due because historical experience has indicated that these receivables are generally not recoverable

There has been no change in the estimation techniques or significant assumptions made during the current reporting period.

The Company writes off a trade receivable when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, e.g. when the debtor has been placed under liquidation or has entered into bankruptcy proceedings, or when the trade receivables are over two years past due, whichever occurs earlier. None of the trade receivables that have been written off is subject to enforcement activities

The following table details the risk profile of trade receivables based on the Company’s provision matrix. As the Company’s historical credit loss experience does not show significantly different loss patterns for different customer segments, the provision for loss allowance based on past due status is not further distinguished between the Company’s different customer base.

31-Mar-21	Not past due & <30	31 – 90	90 – 180	180 – 365	>365	Total
Expected credit loss rate	0.00%	0.00%	0.00%	0.00%	50%
Estimated total gross carrying amount at default	1,662,321.06	667,214.81	290,595.41	474,214.13	10,661.14	3,105,006.55
Lifetime ECL	—	1.01	466.02	8,055.26	10,661.14	19,183.43
	Trade receivables – days past due
31-Mar-22	Not past due & <30	31 – 90	90 – 180	180 – 365	>365	Total
Expected credit loss rate	0.00%	0.00%	0.15%	12.22%	50.00%
Estimated total gross carrying amount at default	1,300,914.19	278,394.25	247,169.97	339,359.54	285,213.07	2,451,051.02
Lifetime ECL	—	0.41	359.34	47,582.99	142,606.54	190,549.27

The following table shows the movement in lifetime ECL that has been recognised for trade receivables in accordance with the simplified approach set out in IFRS 9.

	Collectivey assessed	Individually assessed	Total
Balance as at 1 April 1 2019	—	—	—
Balance as at March 31, 2020	6,539.78	—	6,539.78
Balance as at March 31, 2021	19,183.43	—	19,183.43
Balance as at March 31, 2022	190,549.27	—	190,549.27

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

11     Property, plant and equipment (At cost)

Description	Building	Plant and equipment	Right of use of assets – office premises	Vehicles	Computer equipments	Total	(In USD) Capital work in progress
Gross carrying value
As at March 31, 2020	33,347.10	506,430.19	23,783.31	—	8,880.08	572,440.68	67,362.77
Additions	—	6,643,495.69	32,938.37	21,182.40	766.08	6,698,382.54	670,997.02
Witten off						—	—
Adjustments						—
Exchange differences						—
Acquisition through business combination						—
As at March 31, 2021	33,347.10	7,149,925.88	56,721.68	21,182.40	9,646.16	7,270,823.22	738,359.79
Additions		978,991.00			1,398.40	980,389.40	99,135.85
Disposals						—
Adjustments
Exchange differences
Acquisition through business combination
As at March 31, 2022	33,347.10	8,128,916.88	56,721.68	21,182.40	11,044.56	8,251,212.62	837,495.64

Accumulated depreciation and impairment loss
As at March 31, 2020	339.86	21,322.67	5,785.15	—	853.16	28,300.84	—
Charge for the year	501.65	198,103.97	11,826.23	970.62	2,782.73	214,185.20
Disposals						—
Acquisition through business combination		—	—	—	—	—
Exchange differences						—
Asset classified as held for sale						—
As at March 31, 2021	841.51	219,426.64	17,611.38	970.62	3,635.89	242,486.04	—
Charge for the year	500.08	560,025.04	13,999.37	2,611.73	3,209.44	580,345.66
Disposals						—
Acquisition through business combination
As at March 31, 2022	1,341.59	779,451.68	31,610.75	3,582.35	6,845.33	822,831.70	—
Net block as at March 31, 2021	32,505.59	6,930,499.24	39,110.30	20,211.78	6,010.27	7,028,337.18	738,359.79
Net block as at March 31, 2022	32,005.51	7,349,465.20	25,110.93	17,600.05	4,199.23	7,428,380.92	837,495.64

____________

Notes:

a        Property plant and equipment pledged as security Refer note 31 for information on property, plant and equipment pledged as security by the Company.

b        Contractual commitments for Property, plant & equipment (Refer note 25 (B)).

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

12     Intangible assets

				(In USD)
Description	Commercial Rights	Softwares	Total	Intangible asset under development
Gross carrying value
As at March 31, 2020	—	178.04	178.04	—
Additions	246,350.33	—	246,350.33	—
Acquisation through business combination	—	—	—
Disposals			—	—
As at March 31, 2021	246,350.33	178.04	246,528.37	—
Additions	105,536.16	133.16	105,669.32
Disposals
Exchange differences	—		—
Acquisation through business combination
As at March 31, 2022	351,886.49	311.20	352,197.69	—
Accumulated amortisation
As at March 31, 2020	—	5.22	5.22	—
Charge for the period	—	32.57	32.57	—
Acquisation through business combination	—	—	—
Disposals	—	—	—	—
As at March 31, 2021	—	37.79	37.79	—
Charge for the period	12,608.57	56.70	12,665.27
Disposals
Acquisation through business combination

As at March 31, 2022	12,608.57	94.49	12,703.06	—
Net block as at March 31, 2021	246,350.33	140.25	246,490.58	—
Net block as at March 31, 2022	339,277.92	216.71	339,494.63	—

____________

Note:

The above intangible assets are other than internally generated

13     Other financial assets

Non Current
Deposits	—	—
Loans and advances to related parties	—	—
Other loans and advances	450,638.12	518,496.57
Interest receivable	—	—
Other receivables	—	—
Fixed deposits with banL with maturity more than twelve months	—	—
Total	450,638.12	518,496.57

____________

*        Refer note 26 and 27 — Financial instruments for disclosure of fair values in respect of financial assets measured at amortised cost and assessment of expected credit losses.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

14     Other non-current assets

	As at March 31, 2022	As at March 31, 2021
	(Rs. In USD)	(Rs. In USD)
Capital advances	105,066.70	170,553.96
Balances with statutory authorities
Prepaid expenses	—	—
Advances to vendors
	105,066.70	170,553.96

15     Borrowings

	As at March 31, 2022 (In USD)			As at March 31, 2021 (In USD)
Particulars	Current	Non current	Total	Current	Non current	Total
Secured
Term Loans from Financial Institutions	6,542.37	5,244.27	11,786.64	—	—	—
Total secured borrowings	6,542.37	5,244.27	11,786.64	—	—	—
Unsecured
Loan from Directors	—	—	—	61,472.48	—	61,472.48
Total unsecured borrowings	—	—	—	—	—	—
	—	—	—	61,472.48	—	61,472.48
Total borrowings	6,542.37	5,244.27	11,786.64	61,472.48	—	61,472.48

Terms and repayment schedule

Loan from directors is interest free and is repayable on demand.

16     Trade Payables

Trade payables due to related parties	3,421,396.43	442,714.64
Employee related payables	37,230.22	36,575.74
Others	3,288,938.72	8,307,174.40
	6,747,565,37	8,786,464.78

17     Other financial liabilities (Current)

	As at March 31, 2022	As at March 31, 2021
Current maturities of long-term borrowings	—	—
Interest accrued but not due on borrowings	—	—
Interest accrued and due on borrowings	—	—
Lease liabilities	6,388.69	17,579.49
Unpaid Bonus	—	—
Interest on tax payable	—	—
	6,388.69	17,579.49

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

18     Employee benefits obligations

The Company provides for gratuity for employees in India as per the Payment of Gratuity Act, 1972. Employees who are in continuous service for a period of 5 years are eligible for gratuity. The amount of gratuity payable on retirement/termination is the employees last drawn basic salary per month computed proportionately for 15 days salary multiplied for the number of years of service. For the funded plan the group makes contributions to recognised funds in India. The group does not fully fund the liability and maintains a target level of funding to be maintained over a period of time based on estimations of expected gratuity payments.

The weighted average duration of the defined benefit obligation as at March 31, 2022 is 14 years (March 31, 2021: 15 years; March 31, 2020: 16 years)

The amounts recognised in the Statement of Financial Position and the movements in the net defined benefit obligation over the year

(a)    The liabilities recognised in the standaloe statement of financial position are:

	As at March 31, 2022	As at March 31, 2021
	( In USD)	( In USD)
Funded Plans
Net value of defined benefit obligations
Current	119.53	55.11
Non current	44,657.07	27,496.67

(b)    The movement in defined benefit obligations for funded and unfunded plans is as follows:

Particulars	Defined benefit obligation
As at April 1, 2019	—
Included in profit and loss	—
Service cost	7,355.22
Past service credit	—
Interest cost (income)	—
Included in OCI
Actuarial gain/(loss)	—
Remeasurements	—
Benefits paid	—
Gain and loss on settlement	—
Exchange difference	(413.66)
Employer’s contribution	—
Benefits payment	—
As at March 31, 2020	6,941.56

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

18     Employee benefits obligations (cont.)

Particulars	Defined benefit obligation
As at April 1, 2020	6,941.56
Included in profit and loss
Service cost	19,280.64
Past service credit
Interest cost	478.30
26,700.50
Included in OCI
Actuarial gain/(loss)	383.34
Remeasurements
Benefits paid
Gain and loss on settlement
Exchange difference	467.94
Employer’s contribution
Benefits payment
As at March 31,2021	27,551.78
Particulars	Defined benefit obligation
As at April 1, 2021	27,551.78
Included in profit and loss
Service cost	23,542.88
Past service credit
Interest cost (income)	1,841.98
52,936.64
Included in OCI
Actuarial gain/(loss)	(6,809.68)
Remeasurements	—
Benefits paid	—
Gain and loss on settlement	—
Exchange difference	(1350.36)
Employer’s contribution	—
Benefits payment	—
As at March 31,2022	44,776.60

(c)     Plan assets for funded plan are comprised as follows:

Plan assets comprise the following.

Particulars	As at March 31, 2022	As at March 31, 2021
Debt instruments – unquoted
Cash and cash equivalents	—	—
Investment property	—	—
Fixed assets	—	—
Other assets	—	—
	—	—

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

18     Employee benefits obligations (cont.)

(d)    Actuarial assumptions

(i)     The following were the principal actuarial assumptions at the reporting date (expressed as weighted averages).

Particulars	As at March 31, 2022	As at March 31, 2021
Discount rate	7.25%	6.80%
Attrition rate	5.00%	5.00%
Future salary growth rate	10.00%	10.00%

(ii)    Assumptions regarding future longevity have been based on published statistics and mortality tables. The current longevities underlying the values of the defined benefit obligation at the reporting date were as follows.

Particulars	As at March 31, 2022	As at March 31, 2021
Longetivity at age of 65 for current members aged above 45
Males	0.258% – 2.406%	0.258% – 2.406%
Females	0.258% – 2.406%	0.258% – 2.406%
Longetivity at age of 65 for current members aged above 45 or below
Males	0.092% – 0.168%	0.092% – 0.168%
Females	0.092% – 0.168%	0.092% – 0.168%

(e)     Sensitivity Analysis

Reasonably possible changes at the reporting date to one of the relevant actuarial assumptions, holding other assumptions constant, would have affected the defined benefit obligation by the amounts shown below.

Particulars	As at March 31, 2022	As at March 31, 2021
Discount rate (1% movement)	(12,252.51)	(8,271.42)
Attrition rate (1% movement)	(10,742.03)	(8,505.71)
Future salary growth rate (1% movement)	11,923.24	8,013.46

19     Other current liabilities

Advances from customers	125,455.69	42,397.85
Income received in advance	—	—
Cheques Payable	1,250,772.68	1,420,114.51
Statutory liabilities	132,025.24	43,846.23
Others – capital creditors	560,059.06	1,283,603.36
	2,068,312.67	2,789,961.95

20     Other non-current financial liabilities

	As at March 31, 2022	As at March 31, 2021
	(In USD)	(In USD)
Lease liabilities	20,449.46	23,954.43
	20,449.46	23,954.43

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

21     Contingencies and commitments

(A)    Details of contingnecies

(B)    Capital and other commitments

a)      Estimated amount of contracts remaining to be executed on capital account, net of advances and not provided in the books are as follows:

Particulars	As at March 31, 2022	As at March 31, 2021
	(In USD)	(In USD)
Property, plant and equipment	1,527,600.37	478,166.14
b) Other commitments:	—	—

22     Share capital

	As at March 31, 2022	As at March 31, 2021
		(In USD)
(a) Authorised
i) 10,000 (PY 10,000) Equity shares of INR 10/- ( PY INR 10/-) each	67,274.56	1,430.21
Equity share capital
(b) Issued, subscribed & paid up
i) 10,000 (PY 10,000) Equity shares of INR 10/- ( PY INR 10/-) each	2,836.25	1,430.21
	2,836.25	1,430.21
(c) Reconciliation of number of equity shares	As at March 31, 2022		As at March 31, 2021
	No of shares	Amount	No of shares	Amount
Equity shares at the beginning of the year	10,000	1,430.21	10,000	1,430.21
Issued during the year	10,450	1,406.04	—	—
Changes during the year	—	—	—	—
Equity shares at the end of the year	20,450	2,836.25	10,000	1,430.21

23     Other equity*

	As at March 31, 2022	As at March 31, 2021
(i) Retained earnings	1,941,612.72	1,243,870.00
(iii) Securities premium reserve	1,747,565.00	—
(ii) Foreign currency transalations reserves	121,499.99	101,490.21
(iii) Others	8,141.02	(383.34)
Total	3,818,818.73	1,344,976.87

____________

*        For movement in balances, refer to statement of changes in equity

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

24     Earning per share

	As at March 31, 2022	As at March 31, 2021
	(In USD)	(In USD)
Profit/(Loss) attributable to shareholders	697,743	9,89,143
Weighted average number of equity shares	15,297.00	10,000.00
Nominal value per equity share in USD	0.15	0.15
Profit/(Loss) per equity share
Basic	45.61	98.91
Diluted	45.61	98.91

25     Financial risk management

Risk management framework

The Companys activities expose it to market risk, liquidity risk and credit risk. The management has the overall responsibility for the establishment and oversight of the Companys risk management framework. This note explains the sources of risk which the Company is exposed to and how the Company manages the risk and the related impact in the financial statements.

A.     Credit risk

Credit risk is the risk that a counterparty fails to discharge its obligation to the Company. The Companys exposure to credit risk is influenced mainly by cash and cash equivalents, trade receivables and financial assets measured at amortised cost. the Company continuously monitors defaults of customers and other counterparties and incorporates this information into its credit risk controls.

A.1   Credit risk management

the Company assesses and manages credit risk based on internal credit rating system. Internal credit rating is performed for each class of financial instruments with different characteristics. the Company assigns the following credit ratings to each class of financial assets based on the assumptions, inputs and factors specific to the class of financial assets.

A: Low credit risk on financial reporting date

B: Moderate credit risk

C: High credit risk

the Company provides for expected credit loss based on the following:

Asset Company’s	Basis of categorisation	Provision for expected credit loss
Low credit risk	Cash and cash equivalents, trade receivables and other financial assets	12 month expected credit loss
Moderate credit risk	Trade receivables and other financial	Life time expected credit loss or 12 month expected credit loss
High credit risk	Trade receivables and other financial	Life time expected credit loss or fully provided for

In respect of trade receivables, the Company recognises a provision for lifetime expected credit losses

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

25     Financial risk management (cont.)

Based on business environment in which the Company operates, a default on a financial asset is considered when the counter party fails to make payments within the agreed time period as per contract. Loss rates reflecting defaults are based on actual credit loss experience and considering differences between current and historical economic conditions.

Assets are written off when there is no reasonable expectation of recovery, such as a debtor declaring bankruptcy or a litigation decided against the Company. The Company continues to engage with parties whose balances are written off and attempts to enforce repayment. Recoveries made are recognised in statement of profit and loss.

Credit rating	Particulars	As at March 31, 2022	As at March 31, 2021
A: Low credit risk	Cash and cash equivalents BS	432,138.21	788,501.04
	Other financial assets	47,454.90	49,665.44
B: Medium credit risk	Trade receivables	2,260,501.75	3,085,823.12
C: High credit risk	Trade receivables	—	—

Cash & cash equivalents and bank deposits

Credit risk related to cash and cash equivalents and bank deposits is managed by only accepting highly rated banks and diversifying bank deposits and accounts in different banks across the country.

Trade receivables

Credit risk related to trade receivables are mitigated by taking bank guarantees/letter of credit, from customers where credit risk is high. the Company closely monitors the credit-worthiness of the debtors through internal systems that are configured to define credit limits of customers, thereby, limiting the credit risk to pre-calculated amounts. the Company assesses increase in credit risk on an ongoing basis for amounts receivable that become past due and default is considered to have occurred when amounts receivable become one year past due.

Other financial assets measured at amortised cost

Other financial assets measured at amortized cost includes loans and advances to related parties and employees, security deposits and others. Credit risk related to these other financial assets is managed by monitoring the recoverability of such amounts continuously.

A.2   Expected credit losses for financial assets other than trade receivables the Company provides for expected credit losses on loans and advances other than trade receivables by assessing individual financial instruments for expectation of any credit losses. Since the Company deals with only high-rated banks and financial institutions, credit risk in respect of cash and cash equivalents, other bank balances and bank deposits is evaluated as very low. In respect of loans, comprising of security deposits, credit risk is considered low because the Company is in possession of the underlying asset. However, in respect of loans comprising loans to related parties, credit risk is evaluated on the basis of credit worthiness of those parties and loss allowance is measured as lifetime expected credit losses. In respect of other financial assets, credit risk is evaluated based on Company’s knowledge of the credit worthiness of those parties and loss allowance is measured as lifetime expected credit losses. the Company does not have any expected loss based impairment recognised on such assets considering their low credit risk nature, though incurred loss provisions are disclosed under each sub-category of such financial assets.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

25     Financial risk management (cont.)

As at March 31, 2022

Particulars	Estimated gross carrying amount at default	Expected probability of default	Expected credit losses	Carrying amount net of impairment provision
Cash and cash equivalents	432,138.21	0.00%	—	432,138.21
Other financial asset	47,454.90	0.00%	—	47,454.90

As at March 31, 2021

Particulars	Estimated gross	Expected probability of	Expected credit	Carrying amount
Cash and cash equivalents	788,501.04	0.00%	—	788,501.04
Other financial asset	49,665.44	0.00%	—	49,665.44
Reconciliation of loss allowance
Loss allowance on March 31, 2020	—
Impairment loss recognised/(reversed) during the year	—
Amounts written off	—
Loss allowance on March 31, 2021	—
Impairment loss recognised/(reversed) during the year	—
Amounts written off	—
Loss allowance on March 31, 2022	—
—

A.3   Expected credit loss for trade receivables under simplified approach the Company recognizes lifetime expected credit losses on trade receivables using a simplified approach, wherein the Company has defined percentage of provision by analysing historical trend of default relevant to each category of customer based on the criteria defined above and such provision percentage determined have been considered to recognise life time expected credit losses on trade receivables (other than those where default criteria are met).

As at March 31, 2022

March 31, 2022	Not past due & <30	31 – 90	90 – 180	180 – 365	>365	Total
Expected credit loss rate	0%	0%	0%	12%	50%
Estimated total gross carrying amount at default	1,300,914.191	278,394.2492	247,169.9748	339,359.5374	285,213.0681	2,451,051.02
Lifetime ECL	—	0.41	359.34	47,582.99	142,606.5352	190,549.27

As at March 31, 2021

March 31, 2021	Not past due & <30	31 – 90	90 – 180	180 – 365	>365	Total
Expected credit loss rate	0%	0%	0%	0%	50%
Estimated total gross carrying amount at default	1,662,321.06	667,214.81	290,595.41	474,214.13	10,661.14325	3,105,006.55
Lifetime ECL	—	1.01	466.02	8,055.26	10,661.14325	19,183.43

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

25     Financial risk management (cont.)

Movement of allowance for trade receivables

Particulars	In USD
As at March 31, 2020	6,539.78
Loss recognised/(reversed) during the year	12,643.65
Amounts written off
As at March 31, 2021	19,183.43
Loss recognised/(reversed) during the year	171,365.85
Amounts written off
As at March 31, 2022	190,549.27

B      Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. the Companys approach to managing liquidity is to ensure as far as possible, that it will have sufficient liquidity to meet its liabilities when they are due. the Company manages its liquidity needs by carefully monitoring scheduled debt servicing payments for long-term financial liabilities as well as cash-outflows due in day-to-day business. Long-term liquidity needs for a 180-day and a 360-day lookout period are identified monthly.

Management monitors rolling forecasts of the liquidity position and cash and cash equivalents on the basis of expected cash flows. the Company takes into account the liquidity of the market in which the entity operates.

B.1   Contractual Maturities of financial liabilities

The tables below analyse the Company’s financial liabilities based on their contractual maturities. The amounts disclosed in the table are the contractual undiscounted cash flows.

As at March 31, 2022	Less than 1 year	1 – 2 years	2 – 3 years	More than 3 years	Total
(i) Borrowings	11,786.64	—	—	—	11,786.64
(ii) Trade payables	6,747,565.37	—	—	—	6,747,565.37
(iii) Other financial liabilities	6,388.69	20,449.46	—	—	26,838.15
Total	6,765,740.70	20,449.46	—	—	6,786,190.16
As at March 31, 2021	Less than 1 year	1 – 2 years	2 – 3 years	More than 3 years	Total
(i) Borrowings	61,472.48	—	—	—	61,472.48
(ii) Trade payables	8,786,464.78	—	—	—	8,786,464.78
(iii) Security deposits payable	—	—	—	—	—
(iii) Other financial liabilities	17,579.49	23,954.43	—	—	41,533.92
Total	8,865,516.75	23,954.43	—	—	8,889,471.18

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

25     Financial risk management (cont.)

C.     Market risk

(I)     Interest Rate risk

the Company’s policy is to minimise interest rate cash flow risk exposures on long-term financing. At March 31, 2020, the Company is exposed to changes in market interest rates through bank borrowings at variable interest rates. Other borrowings are at fixed interest rates. As such Company’s does not has any borrowings from outsiders except overdraft facility which is short term in the nature and repayble on demand, the interest rates on borrowings is around 9.5% to 8.5%. The other borrowings are from Directors who are promoters and shareholders also, the borrowings from them is short term in the nature interest free and repayable on demand.

Company’s exposure to interest rate risk on borrowings is as follows

Particulars	As at March 31, 2022	As at March 31, 2021
Variable rate	—	—
Fixed rate	11,786.64	—
Total	11,786.64	—

26     Fair value measurements

A      Financial assets and liabilities

The carrying amounts and fair values of financial instruments by class are as follows:

			(In USD)
As at March 31, 2022	Fair value through profit & loss	Fair value through other comprehensive income	Amortised cost
Financial Assets
(i) Investments	—	—	—
(ii) Trade receivables	2,260,501.75	—	—
(iii) Others financial assets	1,283,714.99	—	—
Total	3,544,216.74	—	—

Financial Liabilities
(i) Borrowings	—	—	11,786.64
(ii) Trade payables	6,747,565.37	—	—
(iii) Other financial liabilities	—	—	—
Total	6,747,565.37	—	11,786.64

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

26     Fair value measurements (cont.)

			(In USD)
As at March 31, 2021	Fair value through profit & loss	Fair value through other comprehensive income	Amortised cost
Financial Assets
(i) Investments	—	—	—
(ii) Trade receivables	3,085,823.12	—	—
(iii) Others financial assets	935,697.18	—	—
Total	4,021,520.30	—	—

Financial Liabilities
(i) Borrowings	—	—	61,472.48
(ii) Trade payables	8,786,464.78	—	—
(iii) Other financial liabilities	6,388.69	—	—
Total	8,792,853.47	—	61,472.48

Trade receivables comprise amounts receivable from the sale of goods and services.

The management consider that the carrying amount of trade and other receivables approximates their fair value.

Bank balances and cash comprise cash and short-term deposits held by the Company. The carrying amount of these assets approximates their fair value.

Trade and other payables principally comprise amounts outstanding for trade purchases and on-going costs. The management consider that the carrying amount of trade payables approximates to their fair value.

B      Fair values hierarchy

Financial assets and financial liabilities measured at fair value in the balance sheet are categorised into three levels of fair value hierarchy. The three levels are defined based on the observability of significant inputs to the measurement, as follows:

The different levels of fair value have been defined below:

Level 1:	Quoted prices for identical instruments in an active market;
Level 2:	Directly (i.e. as prices) or indirectly (i.e. derived from prices) observable market inputs, other than Level 1 inputs; and
Level 3:

Inputs which are not based on observable market data (unobservable inputs). Fair values are determined in whole or in part using a net asset value or valuation model based on assumptions that are neither supported by prices from observable current market transactions in the same instrument nor are they based on available market data.

B.1   Financial assets and liabilities measured at fair value — recurring fair value measurements

(In USD)
As at March 31, 2022	Note	Level 1	Level 2	Level 3
Investments		—	—	—
(In USD)
As at March 31, 2021	Note	Level 1	Level 2	Level 3
Investments		—	—	—

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

26     Fair value measurements (cont.)

Valuation process and technique used to determine fair value

In order to arrive at the fair value of unquoted investments, the Company obtains independent valuations. The techniques used by the valuer are as follows:

a)      Asset approach — Net assets value method

b)      Income approach — Discounted cash flows (“DCF”) method

c)      Market approach — Enterprise value/Sales multiple method

B.2   Fair value of instruments measured at amortised cost

				(In USD)
	As at March 31, 2022		As at March 31, 2021
	Carrying value	Fair Value	Carrying value	Fair Value
Borrowings	11,786.64	11,786.64	61,472.48	61,472.48
Liability portion of compound instruments

The management assessed that fair value of cash and cash equivalents, trade receivables, security deposits, loan to related parties, other financial assets, short term borrowings, trade payables and other current financial liabilities approximate their carrying amounts largely due to the short-term maturities of these instruments. The fair value of the financial assets and liabilities is included at the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The following methods and assumptions were used to estimate the fair values:

(i)     Long-term fixed-rate receivables are evaluated by the Company based on parameters such as interest rates, individual creditworthiness of the customer and other market risk factors. Based on this evaluation, allowances are taken into account for the expected credit losses of these receivables.

(ii)    The fair values of the Company’s fixed interest-bearing borrowings are determined by applying discounted cash flows (‘DCF’) method, using discount rate that reflects the issuer’s borrowing rate as at the end of the reporting period.

(iii)   All the other long term borrowing facilities availed by the Company are variable rate facilities which are subject to changes in underlying Interest rate indices. Further, the credit spread on these facilities are subject to change with changes in Company’s creditworthiness. The management believes that the current rate of interest on these loans are in close approximation from market rates applicable to the Company. Therefore, the management estimates that the fair value of these borrowings are approximate to their respective carrying values.

27     (II) Foreign currency risk

The Company is exposed to foreign exchange risk arising from foreign currency transactions, primarily with respect to the INR. Foreign exchange risk arises from recognised assets and liabilities denominated in a currency that is not the functional currency of the Company. The Company does not use any derivative instruments to manage its exposure. Also, the Company does not use forward contracts and swaps for speculative purposes.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

28     Capital management policies

The Company’s capital management objectives are to ensure the Company’s ability to continue as a going concern as well as to provide a an adequate return to shareholders by pricing products and services.

The Company monitors capital on the basis of the carrying amount of equity plus its subordinated loan, less cash and cash equivalents as presented on the face of the statement of financial position recognised in other.

The Company manages its capital structure and makes adjustments to it in the light of changes in economic conditions and the risk characteristics of the underlying assets. In order to maintain or adjust the capital structure, the Company may adjust the amount of dividends paid to shareholders, return capital to shareholders or issue new shares. The amounts managed as capital by the Company are summarised as follows:

Particulars	As at March 31, 2022	As at March 31, 2021
Non Current Borrowings	5,244.27	—
Current Borrowings	6,542.37	61,472.48
Cash and cash equivalents	432,138.21	788,501.04
Net debt	420,351.57	727,028.56
Total equity	3,821,654.98	1,346,407.08
Net debt to equity ratio	11.00%	54.00%

29     Related party disclosures

A.     Names of related parties and related party relationships

i)       Parties where control exists — None

B      Key Management Personnel (KMP):

Palle Srinivas	Director
Palle Sunitha	Director
Suman Madhavrapu	Director

C      Enterprise over which KMP has significant influences

ACHALAA COMMUNICATION	Partner in the firm
AYYAPPA DIGITAL	Partner in the firm
Bhuvanagiri Digital Communications	Partner in the firm
GODAVARIKHANI DIGITAL	Partner in the firm
HUSNABAD DIGITAL	Partner in the firm
JAMMIKUNTA DIGITAL	Partner in the firm
MARRIGUDA DIGITAL	Partner in the firm
SANGAREDDY DIGITAL	Partner in the firm
SIRCILLA DIGITAL	Partner in the firm
SRI SAI COMMUNICATIONS	Partner in the firm
SRI SAI DIGITAL	Partner in the firm
SSC KAMAREDDY	Partner in the firm
THANDUR DIGITAL	Partner in the firm
TS COMMUNICATIONS	Partner in the firm
VEMULAWADA DIGITAL	Partner in the firm

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

29     Related party disclosures (cont.)

Gayathri Digital Communications	Partner in the firm
Sri Sai Communication & Internet Pvt	Partner in the firm
SSC FIBER HOME NETWORKS	Partner in the firm
Achala Media Television Pvt Ltd	Director
Sri Sai Cable and Digital Networks Pvt	Partner in the firm
Kings Broadband Pvt Ltd	Director
Inygo Digital Networks Private Limited	Director

B.     Transactions with Subsidiaries and Key Management Personnel:

		KMP		Significant influenc Entity -KMP
S. No.	Particulars	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021
I	Transactions made during the year
1	Subscription income			(9,276,532.65)	(9,920,661.45)
2	Sale of materials			(148,511.63)	(262,893.24)
3	Stb installation charges			(354,563.54)	(947,158.62)
4	Placement fees				(8,089.19)
5	Interest on loan given			(2,352.02)	(394.31)
6	Commission expenses			1,714,965.41	1,566,593.23
7	Bawith charges			27,335.86
8	Purchase of materails			205,935.38
9	Rent paid/provided
10	Business Support Service
11	Sale/Outward Supply of Goods or Services or Capital Goods
12	Interest expenses on loans
13	Issue of Shares
12	Loan given				34,520.94
13	Loan repaid back
II	Year end balances
1	Trade receivable			581,393.00	1,276,330.45
2	Trade payable			3,421,396.43	442,714.64
3	Outstanding loan receivable			35,458.59	34,520.94
4	Interest accrued receivable
5	Interest accrued payable
6	Provision for doubtful loans
7	Outstanding receivable
8	Outstanding loan and advances, net
9	Provision for doubtful receivable
10	Outstanding payable

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
Standalone Notes to the financial statements for the year ended March 31, 2022

30     Assets pledged as security for borrowings are as under:

(In USD)
	As at March 31, 2022	As at March 31, 2021
Non Current
Property, plant & equipment	21,182.40	21,182.40
Intangible assets	—	—
Total non-current assets pledged as security	21,182.40	21,182.40
Current
Financial Assets	—	—
Trade receivables	—	—
Others financial assets	—	—
Non Financial Assets	—	—
Inventory	—	—
Other Current Assets	—	—
Total current assets pledged as security	—	—
Total assets pledged as security	—	—
	21,182.40	21,182.40

Vehicles are hypothicated against loans from the financial institutions till the period of repayments of loans

31     Segment information

Decision Maker, in deciding how to allocate resources and assessing performance. Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision maker. Based on the management approach as defined in IFRS 8, the Chief Operating Decision Maker evaluates the Group’s performance based on only one segment i.e. Cable Services.

STANDALONE CONDENSED FINANCIAL STATEMENTS
SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
STANDALONE CONDENSED STATEMENT OF FINANCIAL POSITION

	Note No.	As of September 30, 2022 (unaudited)	As of March 31, 2022 (unaudited)
		(US$)	(US$)
ASSETS
Current assets
Cash and cash equivalents	9	$91,649	$432,138
Other financial assets	10	46,169	47,455
Trade receivables	11	2,549,038	2,260,502
Other current assets	12	1,488,988	1,236,260
Total current assets		41,75,844	3,976,355
Non-current assets
Property and equipment, net	7	7,696,550	7,428,381
Capital work-in-process	7	977,727	837,496
Intangible assets	8	331,196	339,495
Other non-current financial assets	13	417,096	450,638
Other non-current assets	14	137,763	105,067
Total non-current assets		9,560,333	9,161,076
Total assets		$13,736,178	$13,137,431
LIABILITIES AND EQUITY
Current Liabilities
Borrowings	15	$328,670	$6,542
Trade payables	16	7,083,081	6,747,565
Other financial liabilities	17	4,043	6,389
Security deposits payable		—	—
Employee benefits obligation		173	120
Other current liabilities	18	1,169,085	2,068,313
Current tax liability	6	284,891	121,319
Total current liabilities		8,869,941	8,950,248
Non-current liabilities
Borrowings	15	13,907	5,244
Other financial liabilities	19	16,205	20,449
Employee benefits obligations		60,961	44,657
Deferred tax liability		359,156	295,177
Total non-current liabilities		450,229	365,528
Total liabilities		9,320,170	9,315,776
Commitments and contingencies	20	1,420,560	1,527,600
EQUITY
Equity share capital	21	2,836	2,836
Other equity		4,413,171	3,818,819
Equity attributable to equity holders of the Company		4,416,007	3,821,655
Total equity		4,416,007	3,821,655
Total liabilities and equity		$13,736,178	$13,137,431

The accompanying notes are an integral part of the financial statements

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
STANDALONE CONDENSED statement of PROFIT OR LOSS AND
OTHER COMPREHENSIVE INCOME
(Unaudited)

	Note No.	For the 6 month ended September 30, 2022 (Unaudited)	For the 6 month ended September 30, 2021 (Unaudited)
		(US$)	(US$)
Revenues:
Revenue from contract with customers	3	9,771,494	12,000,519
Other operating income		—	2,607
Total income		9,771,494	12,003,126
Expenses:
Cost of revenue	4	7,163,925	8,399,638
Amortization of intangible assets	8	8,299	6,190
Depreciation	7	293,076	284,490
Staffing expense	4	314,719	279,744
Other operating expenses	4	1,047,282	1,499,279
Total expenses		8,827,301	10,469,342

Finance Income		—	—
Finance cost	5	73,218	55,222

(Loss)/Income before income tax		870,975	1,478,561
Income tax expense	6	256,948	425,855
Net loss after tax available to common shareholders		$614,027	$1,052,706

Attributable to:
Controlling interest		$614,027	$1,052,706
Non-controlling interest		—	—

Other comprehensive income/(loss)
Items that will not be reclassified to profit or loss
Reclassification of defined benefit obligation		287	3,434
Income tax relating to items that will not be reclassified		72	864
Items that may be reclassified subsequently to income
Foreign currency translation reserves of subsidiaries, net of tax		19,315	32,241
Total comprehensive (loss)/income for the period		$594,352	$1,089,246

Attributable to:
Controlling interest		$594,352	$1,089,246
Non-controlling interest		$—	$—
Basic income per share of common share	22	$30	$104
Basic weighted average number of shares outstanding		20,450	10,115
Diluted income per share of common share	22	$30	$104
Diluted weighted average number of shares outstanding		20,450	10,115

The accompanying notes are an integral part of the financial statements

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
STANDALONE CONDENSED STATEMENT OF CHANGES IN EQUITY
(Unaudited)

	Shares (Nos.)	Share capital	Retained earnings	Share Premium reserves	Other comprehensive income	Total	Non- controlling interest	Total equity
Balance at March 31, 2021	10,000	$1,430	$1,243,870	—	$101,107	$1,346,407	$—	$1,346,407
Issue of shares	10,450	1,406		1,747,565		1,748,971	—	1,748,971
Profit for the period	—	—	10,52,706	—		1,052,706	—	1,052,706
Other comprehensive income for the year					36,540	36,540	—	36,540
Balance at September 30, 2021	20,450	$2,836	$2,296,576	1,747,565	137,647	$4,184,624	$—	$4,184,624
	Shares (Nos.)	Share capital	Retained earnings	Share Premium reserves	Other comprehensive income	Total	Non- controlling interest	Total equity
Balance at March 31, 2022	20,450	$2,836	$1,941,613	1,747,565	$129,641	$3,821,655	$—	$3,821,655
Issue of shares	—	—	—	—	—	—	—	—
Profit for the period	—	—	614,027	—		614,027	—	1,052,706
Other comprehensive income for the year	—	—	—	—	(19,675)	(19,675)	—	36,540
Balance at September 30, 2022	20,450	$2,836	$2,555,640	1,747,565	102,185	$4,416,007	$—	$4,416,007

The accompanying notes are an integral part of the financial statements

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
STANDALONE CONDENSED statement of CASH FLOWS
(Unaudited)

	For the 6 months period ended September 30, 2022	For the 6 months period ended September 30, 2021
	(US$)	(US$)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income after tax available to common shareholders	$6,14,027	$
Adjustment to reconcile net income to net cash used in operating activities:
Deferred Tax expenses	78,662
Current Tax expenses	1,78,286
Depreciation and Amortization of intangible assets	3,01,375
Fair value gain on warrant liability	—	—
Write back
Finance costs	73,218	—
Remeasurements of the net defined benefit plans	20,168
Expected credit loss allowances	51,242
Change in operating assets and liabilities:
Trade receivable	(5,13,606)
Other receivable	—	—
Other financial assets	(45,192)
Other assets	(3,58,743)	—
Trade payable	(2,36,149)	—
Other financial liabilities	(570,417)	—
Other current liabilities	1,219,181	—
Security Deposits	—	—
Tax (paid)/refund(net)	—	—
Net cash used in operating activities	(2,279,516)	—

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment		—
Interest received	—	—
Placement of fixed deposits above three months	—	—
Net cash used in investing activities	—	—

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from compulsory convertible debentures	—	—
Repayment of short term borrowings – Promissory notes net	—
Proceeds from short term borrowings – Director	—
Proceeds from issue of equity shares net of expenses	—
Interest, commission and other charges paid	—
Net cash provided by (used in) financing activities	—	—
Net increase (decrease) in cash and cash equivalents	—	—
CASH AND CASH EQUIVALENTS – beginning of period	—	—
Effects of exchange rate changes on cash and cash equivalents	—
CASH AND CASH EQUIVALENTS – end of period	$—	$—

____________

Supplemental non-cash disclosures: During the six months period ended September 30, 2022, GPL Ventures LLC has exercised its cashless share warrants to the extent of issue of 421,490 shares.

The accompanying notes are an integral part of the financial statements

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
NOTES TO STANDALONE CONDENSED FINANCIAL statementS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

Nature of Operations

Sri Sai Cable and Broadband Private Limited (the ‘Company’) is registered in India and incorporated on May 16 2018 with the main object of carrying on the business of providing services relating to Cable TV operator as MSO. The Company provides services to local cable operator in the form of subscription of set top box and activation fees. The Company also provides the services of many types of services to the various broadcaster in the form of placement fees. The Company has their branch offices in various state of India like Telangana, Andhra Pradesh, Kerala, etc.

SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

(a)    Basis of preparation, measurement and significant accounting policies

(i)     Compliance with International Financial Reporting Standards

The financial statements of the company have been prepared in accordance with International Financial Reporting Standards (IFRS) and interpretations issued by the IFRS Interpretations Committee (IFRS IC) applicable to companies reporting under IFRS. The financial statements comply with IFRS as issued by the International Accounting Standards Board (IASB).

(ii)    Basis of preparations

The functional currency of the Company is “Rupees”, however the financial statements has been prepared in “USD” which is The Company functional currency and reporting currency and all amounts, are rounded with two decimals, unless otherwise stated. The standalone financial statements have been prepared under the historical cost convention.

(iii)        Basis of Measurement

Historical cost convention

The financial statements have been prepared on a historical cost convention on accrual basis.

The financial statements have been prepared on a historical cost basis, except for the following assets and liabilities which have been measured at fair value:

•        Certain financial assets and liabilities measured at fair value (refer accounting policy regarding financial instruments)

•        Employee’s defined benefit plan as per actuarial valuation

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions, regardless of whether that price is directly observable or estimated using another valuation technique. In determining the fair value of an asset or a liability, the Company takes into account the characteristics of the asset or liability if market participants would take those characteristics into account when pricing the asset or liability at the measurement date.

(iv)   New and amended standards adopted by the Company

All applicable standards applicable is alrady implemented and applied by the Company

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
NOTES TO STANDALONE CONDENSED FINANCIAL statementS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

(v)    New standards and interpretations not yet adopted

The Company has not applied the following new and revised IFRSs that have been issued but are not yet effective:

Amendments to IAS 1 Classification of Liabilities

In January 2020, IASB issued the final amendments in Classification of Liabilities as Current or Non-Current, which affect only the presentation of liabilities in the statement of financial position. They clarify that classification of liabilities as current or non-current should be based on rights that are in existence at the end of the reporting period and align the wording in all affected paragraphs to refer to the “right” to defer settlement by at least twelve months. The classification is unaffected by expectations about whether an entity will exercise its right to defer settlement of a liability. They make clear that settlement refers to the transfer to the counterparty of cash, equity instruments, other assets or services. The Group does not expect the amendments to have any significant impact on its presentation of liabilities in its statement of financial position.

Amendments to IAS 1 and IFRS Practice Statement 2 Disclosure of Accounting Policies

In February 2021, IASB issued ‘Disclosure of Accounting Policies (Amendments to IAS 1 and IFRS Practice Statement 2)’ which is intended to help entities in deciding which accounting policies to disclose in their financial statements. The amendments to IAS 1 require entities to disclose their material accounting policies rather than their significant accounting policies. The amendments to IFRS Practice Statement 2 provide guidance on how to apply the concept of materiality to accounting policy disclosures. The Company does not expect this amendment to have any significant impact in its financial statements.

Amendments to IAS 8 Definition of Accounting Estimates

In February 2021, IASB issued ‘Definition of Accounting Estimates (Amendments to IAS 8)’ to help entities to distinguish between accounting policies and accounting estimates. The definition of a change in accounting estimates has been replaced with a definition of accounting estimates. Under the new definition, accounting estimates are “monetary amounts in financial statements that are subject to measurement uncertainty”. Entities develop accounting estimates if accounting policies require items in financial statements to be measured in a way that involves measurement uncertainty. The Company does not expect this amendment to have any significant impact in its financial statements.

Amendments to IAS 12 Deferred Tax related to Assets and Liabilities arising from a Single Transaction

In May 2021, IASB issued ‘Deferred Tax related to Assets and Liabilities arising from a Single Transaction (Amendments to IAS 12), which clarify how companies account for deferred tax on transactions such as leases and decommissioning obligations. The amendments narrowed the scope of the recognition exemption in paragraphs 15 and 24 of IAS 12 (recognition exemption) so that it no longer applies to transactions that, on initial recognition, give rise to equal taxable and deductible temporary differences. The Company is evaluating the impact, if any, in its financial statements.

Amendments to IFRS 16 Lease Liability in a sale and Leaseback

In September 2022, the IASB issued ‘Lease Liability in a Sale and Leaseback (Amendments to IFRS 16)’ with amendments that clarify how a seller-lessee subsequently measures sale and leaseback transactions that satisfy the requirements in IFRS 15 to be accounted for as a sale. The Company does not expect this amendment to have any significant impact in its financial statements.

Amendments to IAS 1 Non-current Liabilities with Covenants

In October 2022, IASB issued ‘Non-current Liabilities with Covenants (Amendments to IAS 1)’ to clarify how conditions with which an entity must comply within twelve months after the reporting period affect the classification of a liability. The Company does not expect the amendments to have any significant impact on its classification of non-current liabilities in its statement of financial position.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
NOTES TO STANDALONE CONDENSED FINANCIAL statementS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

(b)    Segment Reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision maker (CODM).

The board of directors of the Company has appointed the Chief Executive Officer (‘CEO’) to assess the financial performance and position of the Company, and makes strategic decisions. The CEO has been identified as being the Chief Operating Decision Maker for corporate planning.

(c)     Current versus non-current classifications

An asset is classified as current when: it is either expected to be realized or intended to be sold or consumed in normal operating cycle; it is held primarily for the purpose of trading; it is expected to be realized within 12 months after the reporting period; or the asset is cash or cash equivalent unless restricted from being exchanged or used to settle a liability for at least 12 months after the reporting period. All other assets are classified as non-current.

A liability is classified as current when: it is either expected to be settled in normal operating cycle; it is held primarily for the purpose of trading; it is due to be settled within 12 months after the reporting period; or there is no unconditional right to defer the settlement of the liability for at least 12 months after the reporting period. All other liabilities are classified as non-current.

The operating cycle is the time between the acquisition of assets for processing and their realization in cash and cash equivalents. The Company has identified twelve months as its operating cycle.

(d)    Revenue from contract with customers

Revenue is recognized based on the transfer of services to a customer for an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Revenue is measured at the fair value of consideration received or receivable taking into account the amount of discounts, rebates, outgoing taxes on sales.

To determine whether to recognize revenue, the Group follows a 5-step process:

1.      Identifying the contract with a customer

2.      Identifying the performance obligations

3.      Determining the transaction price

4.      Allocating the transaction price to the performance obligations

5.      Recognizing revenue when/as performance obligation(s) are satisfied

Accordingly, the revenue from operations would be recognized on the basis of the following:

—     Subscription income includes subscription from subscribers. Revenue from Operations is recognised on accrual basis based on underlying subscription plan or agreements with the concerned subscribers.

—     Carriage / Placement / Marketing Incentive is recognised on accrual basis based on agreements with the concerned broadcasters.

—     Leased Line revenue is recognised on accrual basis based on agreements with the concerned subscribers’/telecommunication companies.

—     Advertisement income is recognised when relevant advertisements get telecasted.

The Company collects Goods and Service Tax (GST) on behalf of the government and, therefore, it is not an economic benefit flowing to the Company. Hence, it is excluded from revenue.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
NOTES TO STANDALONE CONDENSED FINANCIAL statementS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

(e)     Foreign Currencies

Functional and presentation currency

Items included in the financial statements of the Company are measured using the currency of the primary economic environment in which the Company operates (‘the functional currency’). The financial statements are presented in USD, which is Company’s presentation currency.

Transactions and Balances

Foreign currency transactions are translated into the functional currency using the exchange rates at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at year end exchange rates are generally recognised in profit or loss. They are deferred in equity if they relate to qualifying cash flow hedges and qualifying net investment hedges or are attributable to part of the net investment in a foreign operation.

Foreign exchange gains and losses that relate to borrowings are presented in the statement of profit or loss, within finance costs. All other foreign exchange gains and losses are presented in the statement of profit or loss on a net basis within other gains/(losses).

Non-monetary items that are measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined. Translation differences on assets and liabilities carried at fair value are reported as part of the fair value gain or loss. For example, translation differences on non-monetary assets and liabilities such as equities held at fair value through profit or loss are recognised in profit or loss as part of the fair value gain or loss and translation differences on non-monetary assets such as equities classified as at fair value through other comprehensive income are recognised in other comprehensive income.

(f)     Financial Instruments

Financial Assets

(i)     Classification

From 1 April 2019, the Company classifies its financial assets in the following measurement categories:

—    those to be measured subsequently at fair value (either through OCI or through profit or loss), and

—    those to be measured at amortised cost.

The classification depends on the entity’s business model for managing the financial assets and the contractual terms of the cash flows. For assets measured at fair value, gains and losses will either be recorded in profit or loss or OCI. For investments in equity instruments that are not held for trading, this will depend on whether the Company has made an irrevocable election at the time of initial recognition to account for the equity investment at fair value through other comprehensive income (FVOCI).

The Company reclassifies debt investments when and only when its business model for managing those assets changes.

(ii)    Recognition and derecognition

Regular way purchases and sales of financial assets are recognised on trade-date, the date on which the Company commits to purchase or sell the asset. Financial assets are derecognised when the rights to receive cash flows from the financial assets have expired or have been transferred and the Company has transferred substantially all the risks and rewards of ownership.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
NOTES TO STANDALONE CONDENSED FINANCIAL statementS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

(iii)   Measurement

At initial recognition, the Company measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss (FVPL), transaction costs that are directly attributable to the acquisition of the financial asset. Transaction costs of financial assets carried at FVPL are expensed in profit or loss.

Financial assets with embedded derivatives are considered in their entirety when determining whether their cash flows are solely payment of principal and interest.

Debt instruments

Subsequent measurement of debt instruments depends on the Company’s business model for managing the asset and the cash flow characteristics of the asset. There are three measurement categories into which the Company classifies its debt instruments:

—

Amortized cost:    Assets that are held for collection of contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortized cost. Interest income from these financial assets is included in finance income using the effective interest rate method. Any gain or loss arising on derecognition is recognised directly in profit or loss and presented in other gains/(losses) together with foreign exchange gains and losses. Impairment losses are presented as separate line item in the statement of profit or loss.

—

FVOCI:    Assets that are held for collection of contractual cash flows and for selling the financial assets, where the assets’ cash flows represent solely payments of principal and interest, are measured at FVOCI. Movements in the carrying amount are taken through OCI, except for the recognition of impairment gains or losses, interest income and foreign exchange gains and losses which are recognised in profit or loss. When the financial asset is derecognised, the cumulative gain or loss previously recognised in OCI is reclassified from equity to profit or loss and recognised in other gains/(losses). Interest income from these financial assets is included in finance income using the effective interest rate method. Foreign exchange gains and losses are presented in other gains/(losses) and impairment expenses are presented as separate line item in the statement of profit or loss.

—

FVPL:    Assets that do not meet the criteria for amortized cost or FVOCI are measured at FVPL. A gain or loss on a debt investment that is subsequently measured at FVPL is recognised in profit or loss and presented net within other gains/(losses) in the period in which it arises.

Equity instruments

The Company subsequently measures all equity investments at fair value. Where the Company’s management has elected to present fair value gains and losses on equity investments in OCI, there is no subsequent reclassification of fair value gains and losses to profit or loss following the derecognition of the investment. Dividends from such investments continue to be recognised in profit or loss as other income when the Company’s right to receive payments is established.

Changes in the fair value of financial assets at FVPL are recognised in other gains/(losses) in the statement of profit or loss as applicable. Impairment losses (and reversal of impairment losses) on equity investments measured at FVOCI are not reported separately from other changes in fair value.

(iv)   Impairment

The Company assesses on a forward looking basis the expected credit losses associated with its debt instruments carried at amortized cost and FVOCI. The impairment methodology applied depends on whether there has been a significant increase in credit risk.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
NOTES TO STANDALONE CONDENSED FINANCIAL statementS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

For trade receivables only, the Company measures the expected credit loss associated with its trade receivables based on historical trend, industry practices and the business environment in which the entity operates or any other appropriate basis. The impairment methodology applied depends on whether there has been a significant increase in credit risk.

Financial Liabilities

Initial Recognition and Measurement

All financial liabilities are recognised initially at fair value and in the case of loans and borrowings and payables, net of directly attributable transaction costs. The Company’s financial liabilities include trade and other payables, loans and borrowings including bank overdrafts and derivative financial instruments.

Subsequent measurement

Financial liabilities at amortized cost: After initial measurement, such financial liabilities are subsequently measured at amortized cost using the effective interest rate (EIR) method. Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortization is included in finance costs in the Statement of Profit and Loss.

Borrowings

Borrowings are initially recognised at fair value, net of transaction costs incurred. Borrowings are subsequently measured at amortised cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognised in the Statement of Profit and Loss over the period of the borrowings using the EIR method.

Trade and Other Payables

These amounts represent liabilities for goods and services provided to the Company prior to the end of financial year which are unpaid. Trade and other payables are presented as current liabilities unless payment is not due within 12 months after the reporting period. They are recognised initially at their fair value and subsequently measured at amortised cost using the effective interest method.

Financial Guarantee Obligations

The fair value of financial guarantees is determined as the present value of the difference in net cash flows between the contractual payments under the debt instrument and the payments that would be required without the guarantee, or the estimated amount that would be payable to a third party for assuming the obligations. Where guarantees in relation to loans or other payables of subsidiaries, joint ventures or associates are provided for no compensation, the fair values as on the date of transition are accounted for as contributions and recognised as part of the cost of the equity investment.

Derecognition

Financial assets

The Company derecognises a financial asset when the contractual rights to the cash flows from the financial asset expire, or it transfers the rights to receive the contractual cash flows in a transaction in which substantially all of the risks and rewards of ownership of the financial asset are transferred or in which the Company neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset.

The Company enters into transactions whereby it transfers assets recognised in its statement of financial position, but retains either all or substantially all of the risks and rewards of the transferred assets. In these cases, the transferred assets are not derecognised.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
NOTES TO STANDALONE CONDENSED FINANCIAL statementS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Financial Liability

The Company derecognises a financial liability when its contractual obligations are discharged or cancelled, or expire. The Company also derecognises a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognised at fair value.

On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognised in profit or loss

(g)    Property, Plant and Equipment

Property, Plant and Equipment assets are carried at cost less accumulated depreciation and accumulated impairment losses, if any. Cost includes expenditure that is directly attributable to the acquisition of the items.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. The carrying amount of any component accounted for as a separate asset is derecognized when replaced. All other repairs and maintenance are charged to the Statement of Profit and Loss during the reporting period in which they are incurred.

Capital work in progress (CWIP) includes cost of property, plant and equipment under installation / under development, as at balance sheet date. All project related expenditure viz. civil works, machinery under erection, construction and erection materials, preoperative expenditure incidental / attributable to the construction of projects, borrowing cost incurred prior to the date of commercial operations and trial run expenditure are shown under CWIP. Property, Plant and Equipment are derecognised from the financial statements, either on disposal or when retired from active use. Gains and losses on disposal or retirement of Property, Plant and Equipment are determined by comparing proceeds with carrying amount. These are recognized in the Statement of Profit and Loss.

Depreciation methods, estimated useful lives and residual value

Depreciation is calculated to write off the cost of items of property, plant and equipment less their estimated residual values using the straight-line method over their estimated useful lives, and is generally recognised in profit or loss. Leased assets are depreciated over the shorter of the lease term and their useful lives unless it is reasonably certain that the Company will obtain ownership by the end of the lease term. Land is not depreciated.

The estimated useful lives of property, plant and equipment for current and comparative periods are as follows:

buildings	60 years
plant and equipment	3 – 13 years
computer and equimpents	3 years
vehicles	8 years

Depreciation methods, useful lives and residual values are reviewed at each reporting date andadjusted if appropriate.

(h)    Investment Property

Investment property is initially measured at cost and subsequently at fair value with any change therein recognised in profit or loss.

Any gain or loss on disposal of investment property (calculated as the difference between the net proceeds from disposal and the carrying amount of the item) is recognised in profit or loss. When investment property that was previously classified as property, plant and equipment is sold, any related amount included in the revaluation reserve is transferred to retained earnings.

Investment properties are depreciated on a straight-line basis over 60 years.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
NOTES TO STANDALONE CONDENSED FINANCIAL statementS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

(i)     Intangible Assets

Separately purchased intangible assets are initially measured at cost. Intangible assets acquired in a business combination are recognised at fair value at the acquisition date. Subsequently, intangible assets are carried at cost less any accumulated amortisation and accumulated impairment losses, if any.

The useful lives of intangible assets are assessed as either finite or indefinite. Finite-life intangible assets are amortised on a straight-line basis over the period of their expected useful lives. Estimated useful lives by major class of finite-life intangible assets are as follow:

commercial rights	10 – 20 Years
Trademark/Copy rights	5 Years
Computer Software	5 Years

The amortisation period and the amortisation method for finitelife intangible assets is reviewed at each financial year end and adjusted prospectively, if appropriate.

For indefinite life intangible assets, the assessment of indefinite life is reviewed annually to determine whether it continues, if not, it is impaired or changed prospectively basis revised estimates.

Goodwill is initially recognised based on the accounting policy for business combinations. These assets are not amortised but are tested for impairment annually.

(j)     Borrowing Costs

Borrowing costs directly attributable to the acquisition, construction or production of an asset that necessarily takes a substantial period of time to get ready for its intended use or sale are capitalised as part of the cost of the asset. All other borrowing costs are expensed in the period in which they occur. Borrowing costs consist of interest and other costs that an entity incurs in connection with the borrowing of funds.

(j)     Provisions

Provisions are recognised when the Company has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation and the amount can be reliably estimated. Provisions are not recognised for future operating losses.

Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognised even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be small.

Provisions are measured at the present value of management’s best estimate of the expenditure required to settle the present obligation at the end of the reporting period. The discount rate used to determine the present value is a pretax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the passage of time is recognised as finance cost.

(k)    Contingent Liabilities and Contingent Assets

Contingent liabilities are disclosed when there is a possible obligation as a result of past events, the existence of which will be confirmed only by the occurrence or non — occurrence of one or more uncertain future events not wholly within the control of the Company or when there is a present obligation that arises from past events where it is either not probable that an outflow of resources will be required to settle or a reliable estimate of amount cannot be made. Contingent assets are not recognized however disclosed in the financial statements.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
NOTES TO STANDALONE CONDENSED FINANCIAL statementS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

(l)     Leasing

A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of

Company as a lessee

Rentals payable under operating leases are charged to the statement of profit or loss on a straight-line basis over the term of the relevant lease. Benefits received and receivable as an incentive to enter into an operating lease are also spread on a straight-line basis over the lease term.

The Company accounts for each lease component within the contract as a lease separately from non-lease components of the contract and allocates the consideration in the contract to each lease component on the basis of the relative standalone price of the lease component and the aggregate standalone price of the non-lease components.

The Comany recognises right-of-use asset representing its right to use the underlying asset for the lease term at the lease commencement date. The cost of the right-of-use asset measured at inception shall comprise of the amount of the initial measurement of the lease liability adjusted for any lease payments made at or before the commencement date less any lease incentives received, plus any initial direct costs incurred and an estimate of costs to be incurred by the lessee in dismantling and removing the underlying asset or restoring the underlying asset or site on which it is located. The right-of-use asset is subsequently measured at cost less any accumulated depreciation, accumulated impairment losses, if any and adjusted for any remeasurement of the lease liability. The right-of-use asset is depreciated using the straight-line method from the commencement date over the shorter of lease term or useful life of right-of-use asset. The estimated useful lives of right-of-use assets are determined on the same basis as those of property, plant and equipment. Right-of-use assets are tested for impairment whenever there is any indication that their carrying amounts may not be recoverable. Impairment loss, if any, is recognised in profit or loss.

The Company measures the lease liability at the present value of the lease payments that are not paid at the commencement date of the lease. The lease payments are discounted using the interest rate implicit in the lease, if that rate can be readily determined. If that rate cannot be readily determined, the Company uses incremental borrowing rate. For leases with reasonably similar characteristics, the Company on a lease-by-lease basis, may adopt either the incremental borrowing rate specific to the lease or the incremental borrowing rate for the portfolio as a whole. The lease payments shall include fixed payments, variable lease payments, residual value guarantees, exercise price of a purchase option where The Company is reasonably certain to exercise that option and payments of penalties for terminating the lease, if the lease term reflects the lessee exercising an option to terminate the lease. The lease liability is subsequently remeasured by increasing the carrying amount to reflect interest on the lease liability, reducing the carrying amount to reflect the lease payments made and remeasuring the carrying amount to reflect any reassessment or lease modifications or to reflect revised in-substance fixed lease payments. The Company recognises the amount of the re-measurement of lease liability due to modification as an adjustment to the right-of-use asset and profit or loss depending upon the nature of modification. Where the carrying amount of the right-of-use asset is reduced to zero and there is a further reduction in the measurement of the lease The Company has elected not to apply the requirements of IFRS 16 Leases to short-term leases of all assets that have a lease term of 12 months or less and leases for which the underlying asset is of low value. The lease payments associated with these leases are recognised as an expense on a straight-line basis over the lease term.

Company as a lessor

At the inception of the lease, The Company classifies each of its leases as either an operating lease or a finance lease. The Company recognises lease payments received under operating leases as income on a straight-line basis over the lease term. In case of a finance lease, finance income is recognised over the lease term based on a pattern reflecting a constant periodic rate of return on the lessor’s net investment in the lease. When The Company is an intermediate lessor it accounts for its interests in the head lease and the sub-lease separately. It assesses the lease classification of a

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
NOTES TO STANDALONE CONDENSED FINANCIAL statementS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

sub-lease with reference to the right-of-use asset arising from the head lease, not with reference to the underlying asset. If a head lease is a short-term lease to which The Company applies the exemption described above, then it classifies the sub-lease as an operating lease.

If an arrangement contains lease and non-lease components, the Company applies IFRS 15 Revenue from contracts with customers to allocate the consideration in the contract.

(m)   Employee benefits

Payments to defined contribution schemes are charged as an expense as they fall due. Payments made to state-managed pension schemes are dealt with as payments to defined contribution schemes where the Company’s obligations under the schemes are equivalent to those arising in a defined contribution scheme.

Provision for employees’ end of service benefits for non-UAE nationals is made in accordance with the Projected Unit Cost method as per IAS 19 Employee Benefits taking into consideration the UAE Labour Laws. The provision is recognised based on the present value of the defined benefit obligations.

The present value of the defined benefit obligations is calculated using assumptions on the average annual rate of increase in salaries, average period of employment of non-UAE nationals and an appropriate discount rate. The assumptions used are calculated on a consistent basis for each period and reflect management’s best estimate. The discount rates are set in line with the best available estimate of market yields currently available at the reporting date with reference to high quality corporate bonds or other basis, if applicable.

(n)    Cash and cash equivalent

Cash and cash equivalents comprise cash on hand and demand deposits and other short-term highly liquid investments that are readily convertible to a known amount of cash and are subject to an insignificant risk of changes in value.

(o)    Dividends

Dividend distributions to the Company’s shareholders are recognised as a liability in the financial statements in the period in which the dividends are approved.

(p)    Disposal/Asset held for sale

Assets may be disposed of individually or as part of a disposal Company. Once the decision is made to dispose of an asset, it is classified as “Held for Sale” and shall no longer be depreciated. Assets that are classified as “Held for Sale” must be disclosed in the financial statements. • An asset is considered to be Held for Sale if its carrying amount will be recovered principally through a sale transaction, not through continuing use. The criteria for classifying an asset as Held for Sale are as follows:

—    It must be available for immediate sale in its present condition,

—    Its sale must be highly probable, and

—    It must be sold, not abandoned

(q)    Taxation

Income tax expense represents the sum of current and deferred tax (including minimum alternate tax). Tax is recognized in the Statement of Profit or Loss except to the extent that it relates to items recognized directly in equity or other comprehensive income, in such case the tax is also recognized directly in equity or in other comprehensive income. Any subsequent change in direct tax on items initially recognized in equity or other comprehensive income is also recognized in equity or other comprehensive income, such change could be for change in tax rate.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
NOTES TO STANDALONE CONDENSED FINANCIAL statementS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

The Group’s liability for current tax is based on taxable profit for the year, and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date.

Deferred tax assets and liabilities are recognised using the balance sheet liability method, providing for temporary differences between the carrying amounts of assets and liabilities in the balance sheet and the corresponding tax bases used in the computation of taxable profit.

Taxable temporary differences arising from goodwill and, except in a business combination, the initial recognition of assets or liabilities that affect neither accounting profit nor taxable profit are not provided for. Deferred tax liabilities are recognised for taxable temporary differences arising on investments in subsidiaries and associates, and interests in joint ventures, except where The Company is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of assets and liabilities, using tax rates that have been enacted or substantively enacted at the balance sheet date.

The carrying amount of deferred tax assets is reviewed at each balance sheet date and adjusted to reflect an amount that is probable to be realised based on the weight of all available evidence. Deferred tax is calculated at the rates that are expected to apply in the period when the liability is settled or the asset is realised. Deferred tax assets and liabilities are not discounted. Deferred tax is charged or credited in the income statement, except where it relates to items charged or credited directly to equity, in which case the deferred tax is also included within equity.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and The Company intends to settle its current tax assets and liabilities on a net basis.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and The Company intends to settle its current tax assets and liabilities on a net basis.

(r)     Business Combination and Goodwill

The Group applies the acquisition method in accounting for business combinations. The consideration transferred by the Company to obtain control of a business is calculated as the sum of the fair values of assets transferred, liabilities incurred and assumed and the equity interests issued by the Company as at the acquisition date i.e. date on which it obtains control of the acquiree which includes the fair value of any asset or liability arising from a contingent consideration arrangement. Acquisition-related costs are recognized in the Statement of Profit or Loss as incurred, except to the extent related to the issue of debt or equity securities.

Identifiable assets acquired and liabilities assumed in a business combination are measured initially at their fair values on acquisition date.

Intangible Assets acquired in a Business Combination and recognized separately from Goodwill are initially recognized at their fair value at the acquisition date (which is regarded as their cost).

Goodwill is measured as the excess of the aggregate of the consideration transferred and the amount recognized for non-controlling interests

Subsequent to initial recognition, intangible assets with definite useful life acquired in a Business Combination are reported at cost less accumulated amortization and accumulated impairment losses, on the same basis as intangible assets that are acquired separately.

Goodwill and Intangible assets with indefinite useful life, if any, are tested for impairment at the end of each annual reporting period.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
NOTES TO STANDALONE CONDENSED FINANCIAL statementS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

If the fair value of the net assets acquired is in excess of the aggregate consideration transferred, the excess is termed as gain on bargain purchase. In case of a bargain purchase, before recognizing a gain in respect thereof, the Company determines whether there exists clear evidence of the underlying reasons for classifying the business combination as a bargain purchase thereafter, the Company reassesses whether it has correctly identified all the assets acquired and liabilities assumed and recognizes any additional assets or liabilities that are so identified, any gain thereafter is recognized in the statement of profit or loss.

Contingent consideration is classified either as equity or financial liability. Amount classified as financial liability are subsequently re-measured to fair value with changes in fair value recognized in Statement of Profit or Loss.

(u)    Earnings per share

Basic earnings per share are calculated by dividing the net profit or loss for the year attributable to the owners of the Company by the weighted average number of equity shares outstanding during the year.

For the purpose of calculating diluted earnings per share, the net profit or loss for the year and the weighted average number of equity shares outstanding during the year are adjusted for the effects of all dilutive potential equity shares.

(v)    Critical accounting judgements and key sources of estimation uncertainty

(a)     Useful lives of property, plant and equipment:

The assessment of the useful economic lives and the method of amortising these assets require judgement. Depreciation and amortisation are charged to the income statement based on the useful economic life selected, which requires an estimation of the period and profile over which the Company expects to consume the future economic benefits embodied in the assets. The Company reviews its useful economic lives on at least an annual basis.

(b)    Estimation of provisions and contingent liabilities:

Management judgement is required for estimating the possible outflow of resources, if any, in respect of contingencies, claim, litigations etc against the Company as it is not possible to predict the outcome of pending matters with accuracy.

(c)     Estimation of provisions and contingent liabilities:

Life time expected credit loss allowance is computed based on historical credit loss experience.

NOTE 2 — CRITICAL ACCOUNTING JUDGEMENTS, ASSESSMENTS, AND ASSUMPTIONS

Under IFRS 1, the Group is required to make estimates and assumptions in presentation and preparation of the financial statements for the six months ending September 30, 2022 and for the year ended March 31, 2022.

Key estimates considered in preparation of the financial statement that were not required under the previous GAAP are listed below:

Fair Valuation of financial instruments carried at Fair Value Through Profit or Loss (“FVTPL”) and/or Fair Value Through Other Comprehensive Income (“FVOCI”).

Impairment of financial assets based on the expected credit loss model.

Determination of the discounted value for financial instruments carried at amortized cost.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
NOTES TO STANDALONE CONDENSED FINANCIAL statementS

NOTE 2 — CRITICAL ACCOUNTING JUDGEMENTS, ASSESSMENTS, AND ASSUMPTIONS (cont.)

Fair value estimation of share warrants.

Critical judgement over capitalisation of internally developed intangible assets and development cost in progress.

Assessment as to whether the trade receivables and other receivables from Reachnet are impaired

When measuring Expected Credit Loss (ECL) of receivables and other receivables related to Reachnet the Group uses reasonable and supportable information, which is based on assumptions for the future movement of different economic drivers and how these drivers will affect each other. Probability of default constitutes a key input in measuring ECL. Probability of default is an estimate of the likelihood of default over a given time horizon, the calculation of which includes historical data, assumptions and expectations of future conditions.

A widespread health crisis could adversely affect the global economy, resulting in an economic downturn that could impact demand for our services. The future impact of the outbreak is highly uncertain and cannot be predicted and there is no assurance that the outbreak will not have a material adverse impact on the future results of the Company. The extent of the impact, if any, will depend on future developments, including actions taken to contain the coronavirus.

•        Impairment of property and equipment and intangible assets excluding goodwill

At each reporting date, the Group reviews the carrying amounts of its property, plant and equipment and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated to determine the extent of the impairment loss (if any). Where the asset does not generate cash flows that are independent from other assets, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs. When a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest group of cash-generating units for which a reasonable and consistent allocation basis can be identified.

Intangible assets with an indefinite useful life are tested for impairment at least annually and whenever there is an indication at the end of a reporting period that the asset may be impaired.

Recoverable amount is the higher of fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease and to the extent that the impairment loss is greater than the related revaluation surplus, the excess impairment loss is recognized in profit or loss.

Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss to the extent that it eliminates the impairment loss which has been recognized for the asset in prior years. Any increase in excess of this amount is treated as a revaluation increase.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
NOTES TO STANDALONE CONDENSED FINANCIAL statementS

NOTE 3 — REVENUE FROM CONTRACT WITH CUSTOMERS

Revenue from contract with customers consist of the following for the 6 month ended September 30, 2022 and ended September 30, 2021:

Disaggregated revenue information	For the 6 months period ended September 30, 2022	For the 6 months period ended September 30, 2021
	(US$)	(US$)
Types of services:
Subscription income	$7,100,862	$7,844,450
Placement /carriage fees	827,517	2,132,156
Advertisement income	1,635,824	1,678,955
Activation charges (stb)	171,669	344,957
Others	35,623	—
Total Revenue from customers	$9,771,494	$12,000,519

Timing of revenue recognition
Product transferred at point in time	—	—
Services transferred over time	$9,771,494	$12,000,519
Total	$9,771,494	$12,000,519
	For the 6 months period ended September 30, 2022	For the 6 months period ended September 30, 2021
	(US$)	(US$)
External customer	$9,771,494	$12,000,519
Inter-segment	—	—
Total revenue from contract with customers	9,771,494	$12,000,519

Contract balances:

The following table provides information about receivables, contract assets and contract liabilities from contracts with customers:

	For the 6 months period ended September 30, 2022	For the year ended March 31, 2022
	(US$)	(US$)
Receivables, which are included in ‘trade receivables	$2,549,038	$2,260,502

Performance obligations:

Revenue is measured based on the consideration specified in a contract with a customer. The Company recognizes revenue when it transfers control over a good or service to a customer.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
NOTES TO STANDALONE CONDENSED FINANCIAL statementS

NOTE 3 — REVENUE FROM CONTRACT WITH CUSTOMERS (cont.)

NOTE 3A — OTHER OPERATING REVENUE

Other Operating Revenue	For the six month ended September 30, 2022	For the six month ended September 30, 2021
Miscellaneous Income	—	1,433
Sundry Balances written back	—	1,174
	—	2,607

NOTE 4 — EXPENSES

Expenses consist of the following

Cost of Revenue	For the 6 months period ended September 30, 2022	For the 6 months period ended September 30, 2021
	(US$)	(US$)
Broadcaster/subscription fees	$6,492,593	$6,561,483
STB installation and activation expenses	64,121	138,870
Cabling expenses	18,942	132,856
Bandwidth expenses	583,769	1,549,037
Lease charges of equipments	—	10,737
Programming expenses	4,499	6,655
Total expenses	$7,163,925	$8,399,638
Staffing Expenses	For the 6 months period ended September 30, 2022	For the 6 months period ended September 30, 2021
	(US$)	(US$)
Salaries and incentives	$269,564	$239,202
Contribution to provident funds	17,219	17,669
Grauity expenses	19,880	12,803
Staff welfare expenses	8,055	10,071
Total expenses	$314,719	$8,399,638

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
NOTES TO STANDALONE CONDENSED FINANCIAL statementS

NOTE 4 — EXPENSES (cont.)

Other operating expense	For the 6 months period ended September 30, 2022	For the 6 months period ended September 30, 2021
	(US$)	(US$)
Electricity charges	$32,234	$43,762
Repair & maintainence expenses	46,454	97,509
Business promotion expenses	—	2,557
Operating lease rentals	9,503	9,171
Regulatory expenses	1,304	2,235
Conveyance & traveling expenses	5,886	12,477
Commission charges	850,022	1,183,671
Expected credit loss allowances	51,242	88,528
Legal and professional expenses	5,494	45,490
Other operating expenses	45,143	13,879
Total expenses	$1,047,282	$1,499,279

NOTE 5 — FINANCE COSTS

Finance and other cost	For the 6 months period ended September 30, 2022	For the 6 months period ended September 30, 2021
	(US$)	(US$)
Interest on bank overdrafts, loans and other financial liabilities	$418	$661
Collection charges	66,870	44,514
Interest on lease libility	1,274	2,109
Others	4,656	7,938
Total expenses	$73,218	$55,222

Total borrowing costs	73,218	55,222
Total expenses	$73,218	$55,222

NOTE 6 — INCOME TAX

Income taxes consist of the following:

	For the 6 months period ended September 30, 2022	For the 6 months period ended September 30, 2021
	(US$)	(US$)
Current tax expenses	$178,286	$323,534
Deferred tax expense	78,662	102,321
Income tax expense	$256,948	$425,855

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
NOTES TO STANDALONE CONDENSED FINANCIAL statementS

NOTE 7 — PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

Description	Building	Plant & Equipment	Right of use of assets – office premises	Vehicles	Computer equipments	Total	Capital Work in Progress
As at March 31, 2021	33,347	7,149,926	56,722	21,182	9,646	7,270,823	738,360
Additions	—	671,257	—	—	1,346	672,603	358,437
Disposals	—	—	—	—	—	—	—
Adjustments	—	—	—	—	—	—	—
Exchange differences	—	—	—	—	—	—	—
Acquisition through business Combination	—	—	—	—	—	—	—
As at 30 September, 2021	33,347	7,821,183	56,722	21,182	10,992	7,943,426	1,096,797
Additions	—	978,991			1,398	980,389	99,136
Disposals	—	—	—	—	—	—	—
Adjustments	—	—	—	—	—	—	—
Exchange differences	—	—	—	—	—	—	—
Acquisition through business Combination	—	—	—	—	—	—	—
As at 31 March, 2022	33,347	8,128,917	56,722	21,182	11,045	8,251,213	837,496
Additions	—	540,982	—	19,970	294	561,246	140,232
Disposals	—	—	—	—	—	—	—
Adjustments	—	—	—	—	—	—	—
Exchange differences	—	—	—	—	—	—	—
Acquisition through business combination	—	—	—	—	—	—	—
As at 30 September, 2022	33,347	8,669,899	56,722	41,152	11,338	8,812,458	977,727
Accumulated depreciation and impairment loss
As at March 31, 2021	842	219,427	17,611	971	3,636	242,486	—
Charge for the year	253	274,305	7,061	1,321	1,551	284,490	—
Disposals	—	—	—	—	—	—	—
Acquisition through business combination	—	—	—	—	—	—	—
As at 30 September, 2021	1,094	493,731	24,672	2,291	5,187	526,976	—
Charge for the year	500	560,025	13,999	2,612	3,209	580,346
Disposals	—	—	—	—	—	—	—
Acquisition through business combination	—	—	—	—	—	—	—
As at 31 March, 2022	1,342	779,452	31,611	3,582	6,845	822,832	—
Charge for the year	236	284,981	4,863	1,397	1,598	293,076	—
Disposals	—	—	—	—	—	—	—
Acquisition through business combination	—	—	—	—	—	—	—
As at 30 September, 2022	1,578	1,064,333	36,474	4,980	8,444	1,115,908	—

Net block as at 30 September, 2021	32,253	7,327,452	32,050	18,891	5,805	7,416,450	1,096,797
Net block as at 31 March, 2022	32,006	7,349,465	25,111	17,600	4,199	7,428,381	837,496
Net block as at 30 September, 2022	31,769	7,605,466	20,248	36,173	2,895	7,696,550	977,727

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
NOTES TO STANDALONE CONDENSED FINANCIAL statementS

NOTE 8 — INTANGIBLE ASSETS AND GOODWILL

Intangible assets and Goodwill consist of the following:

Description	Commercial rights	Softwares	Total
As at March 31, 2021	246,350	178	246,528
Additions	105,536	133	105,669
Disposals	—	—	—
Exchange differences	—	—	—
Acquisition through business combination	—	—	—
As at September 30, 2021	351,886	311	352,198
Additions	105,536	133	105,669
Disposals	—	—	—
Exchange differences	—	—	—
Acquisition through business combination	—	—	—
As at 31 March, 2022	351,886	311	352,198
Additions	—	—	—
Derecognised on ‘Disposals of a subsidiary	—	—	—
Exchange differences	—	—	—
Acquisition through business combination	—	—	—
As at 30 September, 2022	351,886	311	352,198
Description	Commercial Rights	Softwares	Total
Accumulated amortisation
As at March 31, 2021	—	38	38
Charge for the year	6,162	28	6,190
Disposals		—	—
Acquisition through business combination		—	—
As at 30 September, 2021	6,162	66	6,228
Charge for the year	12,609	57	12,665
Disposals
Acquisition through business combination
As at 31 March, 2022	12,609	94	12,703
Charge for the year	8,271	27	8,299
Disposals		—	—
Acquisition through business combination
As at 30 September, 2022	20,880	122	21,002
Net block as at 30 September 2021	345,724	245	345,970
Net block as at 31 March, 2022	339,278	217	339,495
Net block as at 30 September 2022	331,007	189	331,196

The above intangible assets are other than internally generated. Refer Note 24 for goodwill on consolidation.

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
NOTES TO STANDALONE CONDENSED FINANCIAL statementS

NOTE 9 — CASH AND CASH EQUIVALENTS

	As of September 30, 2022	As of March 31, 2022
	(US$)	(US$)
Maintained locally	$91,649	$4,32,138
Cash and cash equivalents	91,649	4,32,138

NOTE 10 — OTHER FINANCIAL ASSETS (CURRENT)

	As of September 30, 2022	As of March 31, 2022
Deposits	11,156	11,996
Loans and advances to related parties	35,013	35,459
Total (B)	46,169	47,455

NOTE 11 — TRADE RECEIVABLES

Trade receivables (current balances) consist of the following:

	As of September 30, 2022	As of March 31, 2022
	(US$)	(US$)
Receivable from related parties	$—	$581,393
Receivable from others*	2,775,767	1,869,658
	2,775,767	2,451,051

Less: allowance for doubtful debts (expected credit loss)	226,729	190,549
	226,729	190,549
Total	2,549,038	2,260,502

Total receivables at the end of the year	2,549,038	2,260,502

NOTE 12 — OTHER CURRENT ASSETS

Other current assets consist of the following:

	As of September 30, 2022	As of March 31, 2022
	(US$)	(US$)
Balances with government authorities	465,050	470,605
Advance to suppliers	353,258	215,819
Advance to staff	1,923	—
TDS Receivables	652,494	549,836
Others	16,263	—
	$1,488,988	$1,236,260

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
NOTES TO STANDALONE CONDENSED FINANCIAL statementS

NOTE 13 — OTHER FINANCIAL ASSETS (NON-CURRENT)

	As of September 30, 2022	As of March 31, 2022
	(US$)	(US$)
	$	$
Other loans and advances	417,096	450,638
Total (A)	417,096	450,638

NOTE 14 — OTHER NON-CURRENT ASSETS

	As of September 30, 2022	As of March 31, 2022
	(US$)	(US$)
Capital advances	$137,763	$105,067
	137,763	105,067

NOTE 15 — BORROWINGS

Borrowings consist of the following:

	As of September 30, 2022	As of March 31, 2022
	(US$)	(US$)
Secured
Term Loans from Financial Institutions	$27,738	$11,787
Loan from directors	314,839	—
	342,577	11,787
	As at September 30, 2022			As at March 31, 2022
	ASSETS			(US$)
Particulars	Current	Non-current	Total	Current	Non-current	Total
Term Loans from Financial Institutions	13,830.56	13,907.35	27,737.91	6,542.37	5,244.27	11,786.64
Total secured borrowings	13,830.56	13,907.35	27,737.91	6,542.37	5,244.27	11,786.64

Unsecured
Loan from Directors	3,14,839.09		3,14,839.09			—
	3,14,839.09	—	3,14,839.09	—	—	—
Total borrowings	3,28,669.65	13,907.35	3,42,577.00	6,542.37	5,244.27	11,786.64

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
NOTES TO STANDALONE CONDENSED FINANCIAL statementS

NOTE 16 — TRADE PAYABLES

Trade payables consist of the following:

	As of September 30, 2022	As of March 31, 2022
	(US$)	(US$)
Trade payables due to related parties	—	3,421,396
Employee related payables	$51,315	$37,230
Others	7,031,766	3,288,939
	$7,083,081	$6,747,565

NOTE 17 — OTHER FINANCIAL LIABILITIES (CURRENT)

Other financial liabilities consist of the following:

	As of September 30, 2022	As of March 31, 2022
	(US$)	(US$)
Lease liabilities	4,042	6,388
	$4,042	$6,388

NOTE 18 — OTHER CURRENT LIABILITIES

Other current liabilities consist of the following:

	As of September 30, 2022	As of March 31, 2022
	(US$)	(US$)
Advances from customers	$221,514	$125,456
Cheques Payable	702,063	1,250,773
Statutory liabilities	41,969	132,025
Others – capital creditors	203,539	560,059
	$1,169,085	$2,068,313

NOTE 19 — OTHER NON-CURRENT FINANCIAL LIABILITIES

Other financial liabilities consist of the following:

	As of September 30, 2022	As of March 31, 2022
	(US$)	(US$)
Lease liabilities	16,205.32	20,449.46
	$16,205.32	$20,449.46

SRI SAI CABLE AND BROADBAND PRIVATE LIMITED
NOTES TO STANDALONE CONDENSED FINANCIAL statementS

NOTE 20 — COMMITMENTS AND CONTINGENCIES

Commitments and contingencies consist of the following:

	As of September 30, 2022	As of March 31, 2022
	(US$)	(US$)
Purchase contract remaining to be executed (subject to quality testing and approval)	$1,420,560	1,527,600

NOTE 21 — EQUITY

Common shares:

The total number of shares of common shares issued:	For the 6 months ended September 30, 2022	As of March 31, 2022
	(US$)	(US$)
Common shares	20,450	20,450

Movements in Common Shares:

	Shares	Amount
		(US$)
Balance as of March 31, 2021	10,000	$1,430
Shares issued	10,450	1,406
Balance as of March 31, 2022	20,450	$2,836
Balance as of September 30, 2022	20,450	2,836

NOTE 22 — EARNINGS PER SHARE

Earnings per share consist of the following:

	For the 6 months period ended September 30, 2022	For the 6 months period ended September 30, 2021
	(US$)	(US$)
(Loss)/Profit for the year available to common shareholders	$6,14,027	$10,52,706
Weighted average number of common shares	20,450.00	10,115.00
Par value	$0.15	$0.15
Earnings/(loss) per common share:
Basic earnings/(loss) per common share	$30	$104
Diluted earnings/(loss) per common share	$30	$104

The following unaudited pro forma condensed consolidated combined financial information has been prepared in accordance with Article 11 of Regulation S-X, and presents the combination of the historical financial information of Lytus and Sri Sai adjusted to give effect to the completion of the Business Combination.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022, combines the historical unaudited condensed balance sheet of Lytus as of September 30, 2022, and the historical unaudited condensed consolidated balance sheet of Sri Sai as of September 30, 2022, on a pro forma basis as if the Business Combination, and the other events contemplated by the Share Purchase Agreement, summarized below, had been consummated on September 30, 2022.

The unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2022 combines the historical unaudited condensed statement of operations of Lytus for the six months ended September 30, 2022 and the historical unaudited consolidated statement of operations of Sri Sai for the six months ended September 30, 2022 on a pro forma basis as if the Business Combination and the other events contemplated by the Share Purchase Agreement, as summarized below, had been consummated on April 1, 2021.

The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2022, combines the historical statement of operations of Lytus through March 31, 2022, and historical consolidated statement of operations of Sri Sai for the year ended March 31, 2022, on a pro forma basis as if the Business Combination and the other events contemplated by the Merger Agreement, as summarized below, had been consummated on April 1, 2021.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what New Sri Sai’s financial condition or results of operations would have been had the Business Combination and other events contemplated by the Share Purchase Agreement occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of Sri Sai. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The acquisition has been accounted for using the acquisition accounting method, as described in Note 1 to these unaudited pro forma condensed combined financial statements. The SRI SAI tangible and identifiable intangible assets acquired and liabilities assumed were recorded based upon their estimated fair values as of September 30, 2022, the closing date of the acquisition. The excess purchase price over the value of the net assets acquired was recorded as goodwill.

The functional and reporting currency of the SRI SAI and Lytus Group is “INR” and “USD”. The statements and notes were translated into U.S. Dollars for use in the pro forma condensed combined financial statements as follows: The financial position as of September 30, 2022 was translated at the exchange rate as of that date of 81.63 INR to the U.S. Dollar. The statement of operations for the period ended September 30, 2022, and March 31, 2022 were translated at the average exchange rate of 78.90, and 74.40 respectively INR to the U.S. Dollar. Note 1, which describes the terms of the acquisition, was translated at the exchange rate of 81.63 INR to the U.S. Dollar as of the date of the close of the transaction, September 30, 2022.

LYTUS TECHNOLOGIES HOLDINGS PRIVATE LIMITED
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED
STATEMENT OF OPERATIONS

For the year ended 31 March 2022

	Lytus Group historical	SRI SAI historical	Transaction accounting adjustments	Notes	Other Transaction accounting adjustments	Notes	Pro forma combined
Income
Revenue from contract with customers	$50,630.00	$21,806,002.54	—		—		$21,856,632.54
Other operating income	—	28,721.91	—		—		28,721.91
Other income	16,305,533.00	—	—		—		16,305,533
	16,356,163.00	21,834,724.45					38,190,887.45
Expenses
Operating expenses	3,197,249.00	20,059,773.35	—		—		23,257,021.35
Depreciation	—	580,345.66	—		—		580,345.66
Amortisation of intangible assets	11,894,518.00	12,665.27	—		—		11,907,183.27
	15,091,767.00	20,652,784.28	—		—		35,744,550.28

Finance income	—	2,352.03	—		—		2,352.03
Finance cost	1,087,485.00	140,385.08	—		—		1,227,870.08
Profit/(Loss) for the year before taxation	176,911.00	1,043,907.12	—		—		1,220,819.12
Taxation	579,946.00	346,164.40	—				926,110.4
Profit/(Loss) for the year after taxation	(403,034.00)	697,742.72	—		—		294,708.72

Attributable to :
Controlling interests	(390,066.00)	355,848.79	—		—		(34,217.21)
Non – controlling interests	(12,968.00)	341,893.93	—		—		328,925.93

Other comprehensive income
Items that will not be reclassified to profit or loss
Remeasurement of defined liability (net of tax)		8,524.36	—				8,524.36
Items that may reclassified to profit or loss
Foreign currency translation reserves	1,006,852.00	20,009.78	—		—		1,026,861.78
Income tax relating to above item	253,425.00	—	—		—		253,425.00

Total other comprehensive income	753,427.00	28,534.14	—		—		781,961.14
Total comprehensive income for the year	$350,393.00	$726,276.86	—		—		$1,076,669.86

Attributable to :
Owner of the Company	363,361.00	370,402.00	—		—		733,763.00
Non – controlling interests	(12,968.00)	355,874.86	—		—		342,906.86
Earning per equity share of face value of Cents 10/- each
– Basic earnings per equity share (in US $.)	(0.01)	45.61					(0.00)
– Diluted earnings per equity share (in US $.)	(0.01)	45.61					(0.00)

See accompanying notes to the unaudited pro forma Condensed Consolidated Combined Financial Statements are part of these statements.

LYTUS TECHNOLOGIES HOLDINGS PRIVATE LIMITED
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED
STATEMENT OF OPERATIONS

For the year ended 30 September 2022

	Lytus Group Historical		SRI SAI historical	Transaction accounting adjustments	Notes	Other Transaction accounting adjustments	Notes	Pro forma combined
Income
Revenue from contract with customers	$		9,771,491.18	—		—		$9,771,494.18
Other operating income		—	—	—		—		—
Other income		6,484,884.00	—	—		—		6,484,884.00
		6,484,884.00	9,771,494.18					16,256,378.18
Expenses
Operating expenses		1,866,375.00	8,525,926.56	—		—		10,392,301.56
Depreciation		—	293,076.06	—		—		293,076.06
Amortisation of intangible assets		5,623,417.00	8,298.58	—		—		5,631,715.58
		7,489,792.00	8,827,301.20	—				16,317,093.20

Finance income		—	—	—		—		—
Finance cost		164,583.00	73,217.69	—		—		237,800.69
Profit/(Loss) for the year before taxation		(1,169,491.00)	870,975.29	—		—		(298,515.71)
Taxation		550,606.00	256,948.49	—				807,554.49
Profit/(Loss) for the year after taxation		$(1,720,097.00)	614,026.80	—		—		(1,106,070.20)

Attributable to :
Owner of the Company		(1,720,097.00)	313,153.67	—		—		(1,406,943.33)
Non – controlling interests		—	300,873.13	—		—		300,873.13

Other comprehensive income
Items that will not be reclassified to profit or loss
Remeasurement of defined liability (net of tax)			359.62	—				359.62
Items that may reclassified to profit or loss
Foreign currency translation reserves		942,137.00	19,314.88	—		—		961,451.88
Income tax relating to above item				—		—
Total other comprehensive income		942,137.00	19,674.50	—		—		961,811.50
Total comprehensive income for the year		$(777,960.00)	594,352.30	—		—		$(144,258.70)

Attributable to :
Owner of the Company		(777,960.00)	303,119.68	—		—		(474,840.32)
Non – controlling interests		—	291,232.62	—		—		291,232.62
Earning per equity share of face value of Cents 10/- each
– Basic earnings per equity share (in US $.)		(0.05)	30.03					(0.04)
– Diluted earnings per equity share (in US $.)		(0.05)	30.03					(0.04)

See accompanying notes to the unaudited pro forma Condensed Consolidated Combined Financial Statements are part of these statements.

LYTUS TECHNOLOGIES HOLDINGS PRIVATE LIMITED
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED
STATEMENT OF FINANCIAL POSITIONS

For the year ended 30 September 2022

	Lytus Group Historical	SRI SAI Historical	Pro-Forma Adjustments	Note No.	Pro-Forma Combined
	$	$	$		$
ASSETS
Non-current assets
a) Property, plant and equipment		7,696,550.38	—		7,696,550.38
b) Capital work-in-progress		977,727.26			977,727.26
c) Intangible assets	29,635,771.00	331,196.05			29,966,967.05
d) Goodwill on consolidation	—		247,836.29	A	247,836.29
e) Intangible assets under development	3,836,627.00				3,836,627.00
f) Investments in subsidiaries	2,500,000.00		(2,500,000.00)	A	—
g) Financial assets		—	—		—
h) Other non current financial assets		—	—		—
i) Other non-current assets	1,347,561.00	417,096.30	—		1,764,657.30
j) Deferred tax assets	125,021.00	137,763.41			262,784.41
Total non-current assets	37,444,980.00	9,560,333.40	(2,252,163.71)		44,753,149.69

Current assets
a) Financial assets
(i) Other receivables	54,343,241.00		(54,343,241.00)	6	—
(ii) Trade receivables	—	2,549,037.88	—		2,549,037.88
(iii) Cash and cash equivalents	4,012,171.00	91,649.29	—		4,103,820.29
(iv) Others financial assets	307.00	46,168.88	—		46,475.88
b) Other current assets	240,177.00	1,488,988.16	—		1,729,165.16
Total current assets	58,595,896.00	4,175,844.21	(54,343,241.00)		8,428,499.22
Total assets	96,040,876.00	13,736,177.61	(56,595,404.71)		53,181,648.90

EQUITY AND LIABILITIES
Equity
a) Equity share capital	375,766.00	2,836.25	(2,836.25)	A	375,766.00
b) Other equity	23,562,309.00	4,413,171.03	(4,547,736.03)	A	23,427,744.00
Equity attributable to owners of the Company	23,938,076.00	4,416,007.28	(4,550,572.28)		23,803,510.00
Non Controlling interests	1,908.00		2,163,843.57	A	2,165,751.57
Total equity	23,939,983.00	4,416,007.28	(2,386,728.71)		25,969,261.57

LYTUS TECHNOLOGIES HOLDINGS PRIVATE LIMITED
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED
STATEMENT OF FINANCIAL POSITIONS — (Continued)

For the year ended 30 September 2022

	Lytus Group Historical	SRI SAI Historical	Pro-Forma Adjustments	Note No.	Pro-Forma Combined
	$	$	$		$
Liabilities
Non-current liabilities
a) Financial liabilities
(i) Borrowings	—	13,907.35	—		13,907.35
(ii) Other financial liabilities		16,205.32	—		16,205.32
b) Customer acquisition payable, net of current portions	27,104,338.00		(27,104,338.00)	6	—
c) Employee benefits obligations		60,960.85	—		60,960.85
d) Deferred tax liability	1,565,574.00	359,155.50	—		1,924,729.50
Total non-current liabilities	28,669,912.00	450,292.02	(27,104,338.00)		2,015,803.02

Current liabilities
a) Financial liabilities
(i) Borrowings	37,662.00	3,28,669.65			366,331.65
(ii) Trade payables	551,106.00	7,083,080.57			7,634,186.57
(iii) Other financial liabilities	803,925.00	4,042.69	—		807,967.69
(iv) Payable to promoters of Sri Sai	2,500,000.00		—	A	2,500,000.00
b) Customer acquisition payable	27,104,338.00		(27,104,338.00)	6	—
c) Employee benefits obligation		172.76	—		172.76
d) Other current liabilities	8,650,511.00	1,239,797.41			9,819,595.58
e) Current tax liability	3,783,439.00	284,891.06			4,068,330.06
Total current liabilities	43,430,981.00	8,869,941.31	(27,104,388.00)		25,196,584.31
Total liabilities	72,100,893.00	9,320,170.33	(54,208,676.00)		27,212,387.33
Total equity and liabilities	96,040,876.00	13,736,177.61	(56,595,404.71)		53,181,648.90

LYTUS TECHNOLOGIES HOLDINGS PRIVATE LIMITED
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
As of 30 Sept 2022

Note 1: Basis of Preparations

The unaudited pro forma condensed combined financial information has been adjusted to give effect to transaction accounting adjustments related to the Business Combination linking the effects of the Business Combination to the historical financial information.

The following unaudited pro forma condensed consolidated combined financial statements are based on our historical consolidated financial statements of the Group and Sri Sai’s historical financial statements as adjusted to give effect to the October 1, 2022, the effective acquisition date of Sri Sai. The unaudited proforma condensed consolidated combined statements of operations for the year ended 31 March 2022, and for the period ended 30 September 2022 to give effect to the acquisition as if it had occurred on 1 April 2021. The unaudited pro forma condensed combined balance sheet as of 30 September 2022 gives effect to the acquisition of Sri Sai India as if it had occurred on that day. The transaction accounting adjustments for the acquisition consist of those necessary to account for the acquisition. The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition and the related financing occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. Our actual financial condition and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Note 2: Acquisition of Sri Sai Cable and Broadband Private Limited

On December 11, 2022, the Company modified its arrangement from original customer acquisition agreement (to acquire 1.8 million subscriber connections) to acquisition of subsidiary that provides for approx. 1 million subscribers and related core assets. The Company shall have greater control over its subscribers, business, assets, and company policies.

Acquisition note:    The Company’s total commitment would only be towards Sri Sai i.e., $10 million. The $10 million shall be payable as under: $2.5 million for acquisition of 51% equity shareholding, the amount of which was paid on March 31, 2023 and the balance $7.5 million would be infused in Sri Sai for business and expansion purposes. Accordingly, on March 31, 2023, the Company has made the payment of $2,500,000 to the shareholders of Sri Sai and have received the 51% equity shareholding of Sri Sai. The preliminary effective acquisition date (where control is assumed) shall be October 1, 2022.

Post-acquisition, the modification agreement will be concluded, the original customer acquisition agreement will end; and the closing net balances vis-à-vis Reachnet shall be adjusted and netted off with inter-se balances and thereafter, would be adjusted with the opening retained earnings as of October 1, 2022.

Calculation of Goodwill on acquisition	In USD
Consideration transferred	2,500,000.00
Add: Non Controlling Interest – 49%	2,163,843.57
Less: Sri Sai net Assets – Refer working below	4,416,007.28
Goodwill	247,836.29

The Group held a 51% interest in Sri Sai., a Cable TV, Media and internet service provider company based in India. However, for pro forma accounts, it is assumed to be acquired on April 1, 2020.

LYTUS TECHNOLOGIES HOLDINGS PRIVATE LIMITED
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
As of 30 Sept 2022

Note 2: Acquisition of Sri Sai Cable and Broadband Private Limited (cont.)

With this acquisition, the Group expects to increase its market share in India in Cable TV, Media and Internet Services market. Details of the business combination are as follows:

PARTICULARS	USD	USD
Amount settled in cash		2,500,000.00
Proportionate value of non-controlling interest in Sri Sai		2,163,843.57
Total		4,663,843.57

Net identifiable assets and liabilities (refer proforma accounts)
Property plant and equipment	7,696,550.38
Intangible assets	331,196.05
Capital work in progress	977,727.26
Non-current loans and advances	554,859.71
Trade receivables	2,549,037.88
Cash and cash equivalents	91,649.29
Other current assets	1,535,157.04
Deferred tax liabilities	(359,155.50)
Borrowings	(342,577.00)
Other liabilities	(77,166.17)
Trade and other payables	(8,541,271.66)
Net identifiable assets and liabilities		4,416,007.28
Goodwill		247,836.29

Non-controlling interest in Sri Sai

The non-controlling interest in Sri Sai is measured at proportionate value of net assets at the acquisition date.

Goodwill

Goodwill recognized on the acquisition relates to the expected growth, cost synergies and the value of Sri Sai’s workforce which cannot be separately recognized as an intangible asset. This goodwill has been allocated to the Group’s wholesale segment and is not expected to be deductible for tax purposes.

Changes in Goodwill

The reconciliation of the carrying amount of goodwill is as follows

Gross Carry amount	September 30, 2022 In USD
Balance, at the beginning of the year	—
Acquired through business combination	247,836.29
Net exchange differences	—
Balance, at the end of the year	247,836.29

LYTUS TECHNOLOGIES HOLDINGS PRIVATE LIMITED
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
As of 30 Sept 2022

Note 3: Summary of Insignificant Accounting Policies

The unaudited pro forma condensed combined financial statements have been compiled in a manner consistent with the accounting policies adopted by the Group. The accounting policies of the Sri Sai was not deemed to be materially different to those adopted by the Group.

Note 4: Acquisition related costs

In conjunction with the acquisition, the Group incurred acquisition-related charges, related primarily to investment banking, legal, accounting and other professional services.

Note 5: Pro forma adjustments

The unaudited pro forma condensed combined financial statements are based upon the historical financial statements of the Company, Sri Sai and certain adjustments which the Company believes are reasonable to give effect to the acquisition of Sri Sai. These adjustments are based upon currently available information and certain assumptions, and therefore the actual impacts will likely differ from the pro forma adjustments.

The adjustments made in preparing the unaudited pro forma combined financial statements are as follows:

A. To eliminate the Target Common Stock, Accumulated Deficit and Non-controlling interest accounting as part of the acquisition.

Note 6: Modification of Reachnet Agreement

Post modification, the closing net balances shall be netted off with opening retained earnings

Other receivables		54,343,241.00
Customer acquisition payable		(27,104,338.00)
Customer acquisition payable, net of current portions		(27,104,338.00)

	Net off balance	134,565.00
	adjusted against
	Retained Earnings	(134,565.00)
	Net Balance	—

The Company’s management was earlier considering to acquire Sri Sai along with Reachnet. However, with the change in economic and other circumstances, the Company has modified its arrangement with Reachnet by ending it and has acquired 51% equity shareholding of Reachnet’s purported subsidiary (Sri Sai). The unaudited pro forma condensed consolidated combined statement of operation for six months ended September 30, 2022 is prepared on the basis of the original understanding of the arrangement (that is where the Company shall acquire subscribers of

LYTUS TECHNOLOGIES HOLDINGS PRIVATE LIMITED
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
As of 30 Sept 2022

Note 6: Modification of Reachnet Agreement (cont.)

Reachnet and its subsidiary). Hence, the transaction accounting adjustment does not take into account the modified arrangement. If the modified arrangement is assumed as if the arrangement has been modified on April 1, 2021 (that is where the pro forma is prepared as of the Business Combination and the other events contemplated by the Share Purchase Agreement, as summarized below, had been consummated on April 1, 2021), the adjustment shall be as under:

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED STATEMENT OF OPERATIONS

Particulars	For the year ended March 31, 2022		For the six months ended September 30, 2022
	Transaction accounting adjustments	Pro forma combined	Transaction accounting adjustments	Pro forma combined
Other Income	(16,305,533)	—	(6,484,884)	—
Amortisation of intangible assets	(11,907,183)	—	(5,636,082)	—

Note 7: Earnings Per Share

Earnings per share consist of the following as of 30 September 2022:

September 30, 2022 ($US)
Net income attributable to controlling interests	$(1,406,943.33)
Weighted average number of common shares	34,154,062.00
Par value	$0.01
Income per common share:
Basic income per common share	$(0.04)
Diluted income per common share	$(0.04)

Subject To Completion, Dated JUNE 26, 2023

20,911,474 Common Shares

_______________________________________

PROSPECTUS

_______________________________________

Lytus Technologies Holdings Ptv. Ltd.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Memorandum and Articles of Association, we may indemnify its directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the registrant and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

On November 9, 2022, the Company entered into a Securities Purchase Agreement (the “November 2022 Purchase Agreement”) with a certain accredited investor as purchaser, pursuant to which, the Company sold $3,333,333.33 in principal amount of unsecured senior convertible notes (the “November 2022 Notes”) and warrants (the “November 2022 Warrants”). The November 2022 Notes were issued with a conversion price at a 20% premium to the most recent closing price, an original issue discount of 10%, do not bear interest, and mature twelve months from the date of issuance. The November 2022 Notes are convertible into shares of the Company’s common shares, par value $0.01 per share (“Common Shares”), at a conversion price per share of $1.044, subject to adjustment under certain circumstances described in the Notes. The holder of November 2022 Notes has the option, at any time and for any amount of such November 2022 Notes, to convert November 2022 Notes at an Alternative Conversion Price that is the lower of the conversion price in effect, or at a 90% discount to the then-volume weighted average price of our common shares, but in no event less than the conversion floor price of $0.174. Pursuant to the terms of the Warrants, the exercise price of the Warrants will not be subject to adjustment if the Alternate Conversion Price of the Convertible Notes is lower than the exercise price of the Warrants. In light of the fact that the Alternative Conversion Price can be 90% of the then-market price of our VWAP, the Convertible Notes are considered “Future Priced Securities” under Nasdaq rules that relate to the continued listing qualification of companies. The November 2022 Warrants are exercisable for five years to purchase an aggregate of up to 1,754,386 Common Shares at an exercise price of $0.957, subject to adjustment under certain circumstances described in the November 2022 Warrants. The November 2022 Notes and November 2022 Warrants sold were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance upon the exemption from registration afforded by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

On July 1, 2021, the Company entered into a subscription agreement (the “Subscription Agreement”) with an institutional investor (the “Investor”), pursuant to which it sold to the Investor 100 units (each, a “Unit” and collectively, the “Units”) at a price of $8,800 per Unit, consists of (i) a six-month, 7% Senior Secured Promissory Note in the aggregate principal amount of $10,000 per Unit purchased, reflecting an original issue discount of 12% (the “July 2021 Note”), and (ii) one half of a three-year warrant (each, a “July 2021 Warrant” and collectively, the “July 2021 Warrants”) to purchase 10,000 shares of the Company’s common shares (the transaction, the “Bridge Financing”). The principal and accrued interest of the July 2021 Note will be due and payable on the date that is the earlier of (i) six (6) months anniversary of the July 2021 Note, or (ii) a firm commitment underwritten public offering that results in the common shares being traded on a U.S. national securities exchange (a “Qualified IPO”). On July 1, 2021, the shareholder from whom the Company purchased the GHSI shares (with consent form the Company) and the Investor entered into a pledge agreement (the “Pledge Agreement”), pursuant to which such shareholder (with approval and consent from the Company) agreed to pledge and grant the Investor a security interest in 75% of its equity interest in GHSI and all related Future Rights, and the Proceeds as such terms are defined in the Pledge Agreement. In addition, the Investor and GHSI entered into a Guaranty and Suretyship Agreement, pursuant to which it agrees to jointly and severally guarantees the payment of the July 2021 Note.

The Warrants issued in this Bridge Financing will be exercisable six months after the Qualified IPO and allow the Investor to purchase up to 500,000 common shares (the “Warrant Shares”) of the Company at a price of (i) the lesser of 110% of the of the price of the Qualified IPO and the lowest daily volume weighted average price during the ten trading days prior to exercise of the Warrant, if six months have elapsed since a Qualified IPO has occurred, or (ii) 110% of the price of the Qualified IPO if six months have not elapsed since a Qualified IPO; or (iii) $10.00 if a Qualified IPO has not occurred. The holder of the Warrants shall also have the purchase rights to acquire securities that the Company issues which the Holder would have acquired if the Holder had held the number of Warrant Shares acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the issuances. The Warrants Sharers shall be registered by the Company on a resale registration statement on Form F-1 promptly following the Qualified IPO. The Bridge Financing was closed on July 15, 2021, and the Company received proceeds of $880,000. The Company has issued the Units in reliance upon the exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act.

On February 3, 2022, the Company and an investor entered into a maturity date extension agreement (the “Extension Agreement”), pursuant to which the maturity date of the July 2021 Note was extended to the earlier of June 1, 2022 or a Qualified IPO. As cure for its maturity date default and in consideration for the extension of the maturity date of the July 2021 Note, the Company agreed to issue to the Investor $250,000 worth of its common shares or the equivalents at a price equal to the offering price in the Qualified IPO immediately prior to the closing of such Qualified IPO. The issuance of the Company’s securities shall be in reliance upon the exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed herewith or incorporated by reference in this prospectus:

Exhibit Number	Exhibit Description	Incorporation by Reference
		Form	Filing Date	Exhibit Number
3.1	Memorandum and Articles of Association of Lytus Technologies Holdings PTV. Ltd.	F-1	April 1, 2021	3.1
3.2	Extract of the Memorandum of Resolutions by the Directors	F-1	April 1, 2021	3.2
4.1	Specimen Stock Certificate evidencing common shares.	F-1/A	August 23, 2021	4.1
4.2	Form of Senior Secured Note, issued by the Company to the Investor	6-K	November 10, 2022	4.2
4.3	Form of Warrant to Purchase Common Shares, issued by the Company to the Investor	6-K	November 10, 2022	4.1
5.1	Opinion of McW Todman & Co.		***
5.2	Opinion of Pandya Juris LLP		*
10.1	Employment Agreement between the Registrant and its CEO†	F-1	April 1, 2021	10.1
10.2	Employment Agreement between the Registrant and its CFO†	F-1	April 1, 2021	10.2
10.3	Agreement to Acquire Customer List, dated June 20, 2019, by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†	F-1	April 1, 2021	10.3
10.4	Supplemental Agreement, dated December 6, 2019, to the Agreement to Acquire Customer List by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†	F-1	April 1, 2021	10.4
10.5	Secondary Supplemental Agreement, dated June 30, 2020, to the Agreement to Acquire Customer List by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†	F-1	April 1, 2021	10.5

Exhibit Number	Exhibit Description	Incorporation by Reference
		Form	Filing Date	Exhibit Number
10.6	Share Purchase Agreement, dated March 19, 2020, by and among Lytus Technologies Holdings PTV. Ltd., Lytus Technologies Private Limited and the shareholders of Lytus Technologies Private Limited†	F-1	April 1, 2021	10.6
10.7	Share Purchase Agreement, dated February 21, 2020, by and among Lituus Technologies Limited, DDC CATV Network Private Limited, and all of the shareholders of DDC CATV Network Private Limited†	F-1	April 1, 2021	10.7
10.8	Assignment of Contract dated March 20, 2020, by and between Lituus Technologies Limited and Lytus Technologies Holdings PTV. Ltd.†	F-1	April 1, 2021	10.8
10.9	Assignment of Contract dated March 20, 2020, by and between Jagjit Singh Kohli and Lytus Technologies Holdings PTV. Ltd.†	F-1	April 1, 2021	10.9
10.10	Share Purchase Agreement, dated October 30, 2020, by and between Lytus Technologies Holdings PTV. Ltd., Global Health Sciences, Inc. and its shareholder†	F-1	April 1, 2021	10.10
10.11	Agreement for Subscription of Debentures, dated December 30, 2020, by and between Lytus Technologies Private Limited and Veeta Legal Services Private Limited†	F-1	April 1, 2021	10.11
10.12	Third Supplemental Agreement, dated February 5, 2021, to the Agreement to Acquire Customer List by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†	F-1	April 1, 2021	10.12
10.13	Form of the underwriters’ warrant	F-1/A	June 15, 2021	10.13
10.14	Form of lockup agreement†	F-1/A	June 15, 2021	10.14
10.15	Form of the subscription agreement in connection with the Bridge Financing†	F-1/A	August 23, 2021	10.15
10.16	Form of the investor warrant in connection with the Bridge Financing†	F-1/A	August 23, 2021	10.16
10.17	Form of the secured promissory note in connection with the Bridge Financing†	F-1/A	August 23, 2021	10.17
10.18	Form of the pledge agreement in connection with the Bridge Financing†	F-1/A	August 23, 2021	10.18
10.19	Form of the Guaranty and Suretyship Agreement in connection with the Bridge Financing†	F-1/A	August 23, 2021	10.19
10.20	Management Service Agreement, dated March 1, 2020, by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†	F-1/A	December 6, 2021	10.20
10.21	Deed of Confirmation, dated November 19, 2021, by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†	F-1/A	December 6, 2021	10.21
10.22	Maturity Date Extension, Amendment To Loan Documents And Reaffirmation Agreement, dated February 3, 2022, by and between Lytus Technologies Holdings PTV. Ltd. and GPL Ventures, LLC†	F-1/A	February 9, 2022	10.22
10.23	Registration Rights Agreement dated February 3, 2022, by and between Lytus Technologies Holdings PTV. Ltd. and GPL Ventures, LLC†	F-1/A	February 9, 2022	10.23
10.24	Engagement Letter between OpulusBizserve Private Limited and Lytus Technologies Holdings PTV Ltd. dated December 10, 2020†	F-1/A	March 9, 2022	10.24
10.25	Maturity Date Extension, Amendment No. 2 To Loan Documents And Reaffirmation Agreement, dated June 6, 2022, by and between Lytus Technologies Holdings PTV. Ltd. and GPL Ventures, LLC	POS AM	June 8, 2022	10.25

Exhibit Number	Exhibit Description	Incorporation by Reference
		Form	Filing Date	Exhibit Number
10.26	Form of Registration Rights Agreement, between the Company and the Investor	6-K	November 10, 2022	10.2
10.27	Form of Securities Purchase Agreement, between the Company and the Investor	6-K	November 10, 2022	10.1
10.28	Modification Agreement, dated December 11, 2022, between the Company and Reachnet Cable Services Pvt. Ltd.	6-K	January 23, 2023	10.1
10.29	Deed of Assignment, dated December 12, 2022, between the Company and Reachnet Cable Services Pvt. Ltd.	6-K	January 23, 2023	10.2
10.30	Agreement for Acquisition, by and between Sri Sai and Reachnet, dated August 11, 2022.	6-K	January 23, 2023	10.3
10.31	Share Purchase Agreement dated March 27, 2023, by and among the Company and the shareholders of Sri Sai.		*
10.32	Share Purchase Agreement dated March 1, 2023, by and among the Company, Dharmesh Pandya, and Lytus Technologies, Inc.		*
14.1	Code of Conduct and Ethics	20-F	September 28, 2022	14.1
21.1	List of Subsidiaries of Lytus Technologies Holdings PTV. Ltd.		*
23.1	Consent of Kreit & Chiu CPA LLP (formerly Paris, Kreit & Chiu CPA LLP)		**
23.2	Consent of McW Todman & Co. (included in Exhibit 5.1)		***
23.3	Consent of Pandya Juris LLP (included in Exhibit 5.2)		*
23.4	Consent of Pipara & Co LLP related to the audited financial statements of Sri Sai Cable and Broadband Private Limited		**
99.1	Charter of the Audit Committee	20-F	September 28, 2022	99.1
99.2	Charter of the Compensation Committee	20-F	September 28, 2022	99.2
99.3	Charter of the Nominating and Corporate Governance Committee	20-F	September 28, 2022	99.3
101.INS	Inline XBRL Instance Document.		**
101.SCH	Inline XBRL Taxonomy Extension Schema Document.		**
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.		**
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.		**
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.		**
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.		**
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).		**
107	Filing Fee Table		*

____________

*        Previously filed.

**      Filed herewith.

***    To be filed by amendment.

#        Portions of this exhibit have been redacted in compliance with Item 601(b)(10) of Regulation S-K. Schedules, exhibits and similar supporting attachments to this exhibit are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

(b) Financial Statement Schedules

None.

Item 9. Undertakings

The undersigned registrant, hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida, United States on June 26, 2023.

Lytus Technologies Holdings PTV. Ltd.
By:	/s/ Dharmesh Pandya
Name:	Dharmesh Pandya
Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Dharmesh Pandya	Director and Chief Executive Officer	June 26, 2023
Dharmesh Pandya	(Principal Executive Officer)
/s/ Shreyas Shah	Chief Financial Officer and Director	June 26, 2023
Shreyas Shah	(Principal Accounting and Financial Officer)
/s/ Rajeev Kheror	Director	June 26, 2023
Rajeev Kheror

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Company has signed this registration statement or amendment thereto in the State of Florida, United States on June 26, 2023.

Authorized U.S. Representative
Dharmesh Pandya
By:	/s/ Dharmesh Pandya
Name: Dharmesh Pandya
Title: Chief Executive Officer